       Daniel C. Stewart, SBT #19206500
       Josiah M. Daniel, III, SBT #05358500
       WINSTEAD SECHREST & MINICK P.C.
       5400 Renaissance Tower, 1201 Elm Street
       Dallas, Texas 75270
       (214) 745-5400
       ATTORNEYS FOR THE DEBTORS

       Michael A. Rosenthal, SBT #17281490
       I. Richard Levy, SBT #12265020
       GIBSON, DUNN & CRUTCHER
       1717 Main Street, Suite 5400
       Dallas, Texas 75201
       (214) 698-3100
       ATTORNEYS FOR THE OFFICIAL COMMITTEE
       OF UNSECURED CREDITORS

       Peter D. Wolfson
       John A. Bicks
       PRYOR, CASHMAN, SHERMAN & FLYNN
       410 Park Avenue
       New York, New York 10022
       (212) 421-4100
       ATTORNEYS FOR THE OFFICIAL COMMITTEE
       OF EQUITY SECURITY HOLDERS

                                     IN THE
                         UNITED STATES BANKRUPTCY COURT
                                    FOR THE
                           NORTHERN DISTRICT OF TEXAS
                                DALLAS DIVISION

IN RE:

I.C.H. CORPORATION,                     CASE NO. 395-36351
  A DELAWARE CORPORATION, F/K/A            (CHAPTER 11)
  SOUTHWESTERN LIFE CORPORATION,
  F/K/A I.C.H. CORPORATION,

SWL HOLDING CORPORATION,                CASE NO. 395-36352
  A DELAWARE CORPORATION, F/K/A            (CHAPTER 11)
  LIFE INTERESTS CORPORATION, AND

CARE FINANCIAL CORPORATION,             CASE NO. 395-36354
  A DELAWARE CORPORATION, F/K/A            (CHAPTER 11)
  HEALTH INTERESTS CORPORATION,

    DEBTORS.                        JOINTLY ADMINISTERED
                                    CASE NO. 395-36351-RCM-11

       FIRST AMENDED DISCLOSURE STATEMENT FOR THE FIRST
       AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11
       DATED: NOVEMBER 15, 1996

                               TABLE OF CONTENTS

                                                                                                                   PAGE
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
INTRODUCTION.....................................................................................................    1

I.      SUMMARY..................................................................................................    3
        A.   Business of Debtors.................................................................................    3
        B.   Joint Plan Implementation...........................................................................    5
        C.   Classes and Treatment by Class......................................................................    6
        D.   Risk Factors........................................................................................    7
        E.   Legally Binding Effect of Joint Plan Confirmation...................................................    7
        F.   Voting Procedures and Requirements..................................................................    7
             1.  Persons Entitled to Vote........................................................................    7
             2.  Vote Required for Class Acceptance and Confirmation.............................................    8
             3.  Voting Instructions.............................................................................    8
             4.  Assistance in Voting............................................................................    8
        G.   Confirmation of the Joint Plan......................................................................    9
        H.   Liquidating Trust...................................................................................    9
        I.   Reorganized ICH.....................................................................................    9
        J.   Recommendations.....................................................................................   10

II.     PURPOSE OF CHAPTER 11....................................................................................   10

III.    CERTAIN RISK FACTORS TO BE CONSIDERED....................................................................   10
        A.   Factors Relating to Chapter 11 and the Joint Plan...................................................   10
             1.  Insufficient Acceptances........................................................................   10
             2.  Confirmation Risks..............................................................................   10
        B.   Factors Relating to the Liquidating Trust...........................................................   11
             1.  Projected Recovery..............................................................................   11
             2.  Profits Interest in CFSB Corporation............................................................   11
             3.  Unknown and Contested Claims....................................................................   12
             4.  Lack of Established Market for Trust Interests..................................................   12
             5.  Availability of PennCorp Sales Transaction Escrow Amount........................................   12
             6.  Modern American/Western and Philadelphia American Indemnification Obligations...................   13
             7.  Tenneco Settlement..............................................................................   13
             8.  Potential Tax Liabilities.......................................................................   13
        C.   Factors Relating to Reorganized ICH.................................................................   13
             1.  Business Risks..................................................................................   13
             2.  Future Leverage.................................................................................   14
             3.  Future Dilution.................................................................................   14
             4.  Potential Investment Company Status.............................................................   14
             5.  Lack of Established Market for Reorganized ICH Common Stock.....................................   14
             6.  Dividends.......................................................................................   15
             7.  Possible Issuance of Preferred Stock............................................................   15

IV.     BUSINESS OF DEBTORS......................................................................................   15
        A.   General.............................................................................................   15
        B.   Employees...........................................................................................   16
        C.   Assets..............................................................................................   16
        D.   Market for ICH's Equity Securities and Related Stockholder Matters..................................   17

V.      THE CHAPTER 11 CASE......................................................................................   17
        A.   Factors Precipitating the Chapter 11 Case...........................................................   17
        B.   Notice of the Chapter 11 Case.......................................................................   18
        C.   First Day Administration............................................................................   18
             1.  Payment of Employee Claims......................................................................   19
             2.  Cash Management.................................................................................   19
             3.  Trade Claims and Utilities......................................................................   19
             4.  Retention of Professionals......................................................................   19

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                                                                                                                   ----
        D.   Continued Administration Under Chapter 11...........................................................   19
             1.  Claims Bar Dates and Objections.................................................................   19
             2.  Compensation of Professionals...................................................................   21
             3.  Debtors' Management.............................................................................   21
             4.  The Committees..................................................................................   22
             5.  Executory Contracts and Unexpired Leases........................................................   23
             6.  Extensions of Exclusivity.......................................................................   23
             7.  Automatic Stay Litigation.......................................................................   23
             8.  Sales of Property...............................................................................   24
             9.  Preferences.....................................................................................   24
             10. Fraudulent Transfers............................................................................   24
             11. Tax Settlement..................................................................................   24
             12. Tenneco Settlement..............................................................................   25

VI.     FINANCIAL STATEMENTS OF THE DEBTORS......................................................................   26
        A.   Projected Consolidated Balance Sheet of the Debtors at December 31, 1996............................   26
             Notes to Projected Consolidated December 31, 1996, Unaudited Balance Sheet..........................   26
        B.   Unaudited Consolidated Financial Statements for 1995................................................   27

VII.    DISCUSSION OF THE JOINT PLAN.............................................................................   27
        A.   Purpose of the Joint Plan; General Joint Plan Requirements..........................................   28
        B.   Treatment of Classes of Claims and Interests........................................................   28
             1.  Summary of Joint Plan...........................................................................   28
             2.  Orderly Liquidation of Trust Assets.............................................................   29
             3.  Classes of Claims...............................................................................   29
             4.  Treatment of Claims.............................................................................   30
        C.   Treatment of Non-Classified Claims..................................................................   32
             1.  Administrative Claims...........................................................................   32
             2.  Administrative and Priority Tax Claims..........................................................   33
             3.  Other Priority Claims...........................................................................   33
             4.  Preservation of Retiree Benefits................................................................   33
             5.  U.S. Trustee Fees...............................................................................   33
        D.   Provisions Relating to Securities...................................................................   34
             1.  Distribution Record Date........................................................................   34
             2.  Cancellation of Securities......................................................................   34
             3.  Tender of Securities............................................................................   34
             4.  Unsurrendered Outstanding Securities............................................................   34
             5.  Treasury Securities.............................................................................   34
             6.  Cash-Out Election...............................................................................   35
        E.   Distributions.......................................................................................   35
             1.  Delivery........................................................................................   35
             2.  Distribution Agent..............................................................................   35
             3.  No Distributions Pending Allowance..............................................................   36
             4.  Reserve for Certain Distributions...............................................................   36
             5.  Distributions After Disallowance................................................................   36
             6.  Unclaimed Property..............................................................................   36
             7.  Treatment of Contingent or Unliquidated Claims..................................................   36
             8.  De Minimis Distributions and Fractional Shares..................................................   36
             9.  Form of Payments................................................................................   37
        F.   Shaw Settlement.....................................................................................   37
             1.  Background of the Settlement....................................................................   37
             2.  The Settlement..................................................................................   37
             3.  Release of Shaw Group...........................................................................   37
        G.   Provisions Regarding BML............................................................................   37
        H.   Executory Contracts and Unexpired Leases............................................................   38
        I.   Claims for Rejected Executory Contracts and Unexpired Leases........................................   38

                                                                                                                   PAGE
                                                                                                                   ----
        J.   Stipulation and Agreement with the Indenture Trustee................................................   38
        K.   Tenneco Settlement..................................................................................   38
        L.   Property of Estates.................................................................................   38
        M.   Securities-Related Claims...........................................................................   39
        N.   Release of Certain Officers.........................................................................   40

VIII.   MANAGEMENT OF THE DEBTORS................................................................................   40
        A.   Management..........................................................................................   40
        B.   Compensation of Officers............................................................................   40
        C.   Limitation of Liability.............................................................................   41

IX.     THE TRUST................................................................................................   41
        A.   Creation of the Trust...............................................................................   41
        B.   Management of the Trust.............................................................................   41
        C.   Trust Assets and Liquidation of the Trust Assets....................................................   42
        D.   Termination of the Trust............................................................................   42
        E.   Trust Interests.....................................................................................   43
        F.   Records and Reports.................................................................................   43

X.      REORGANIZED ICH..........................................................................................   44
        A.   Assets of Reorganized ICH...........................................................................   44
        B.   Proposed Operating Activities.......................................................................   45
        C.   Charter Amendments..................................................................................   45
        D.   Management..........................................................................................   46
             1.  Board of Directors..............................................................................   46
             2.  Officers........................................................................................   46
        E.   Stock Option Plans..................................................................................   46
XI.     ALTERNATIVES TO THE JOINT PLAN...........................................................................   47
        A.   Analysis of Liquidation under Chapter 7.............................................................   47
        B.   Alternatives under Chapter 11.......................................................................   48

XII.    CERTAIN REGULATORY AND LEGAL MATTERS.....................................................................   48
        A.   Environmental Matters...............................................................................   48
        B.   Reporting Obligations Under Federal Securities Laws.................................................   48
        C.   Legal Proceedings...................................................................................   48

XIII.   VOTING PROCEDURES........................................................................................   50
        A.   Classes Entitled to Vote on the Joint Plan..........................................................   50
        B.   Persons Entitled to Vote on the Joint Plan..........................................................   50
        C.   Vote Required for Class Acceptance..................................................................   51
        D.   Voting Instructions.................................................................................   51
             1.  Ballots and Voting..............................................................................   51
             2.  Returning Ballots and Voting Deadline...........................................................   51
             3.  Special Instructions For Holders of Securities..................................................   52
             4.  Incomplete or Irregular Ballots.................................................................   53
             5.  Changing Votes..................................................................................   53
             6.  Single Vote for Each Class of Securities........................................................   53
        E.   Contested and Unliquidated Claims...................................................................   53
        F.   Possible Reclassification of Creditors and Interest Holders.........................................   53

XIV.    CONFIRMATION OF THE JOINT PLAN...........................................................................   53
        A.   Confirmation Hearing................................................................................   53
        B.   Requirements for Confirmation of the Joint Plan.....................................................   54
             1.  Best Interests Test.............................................................................   54
             2.  No Subsequent Liquidation.......................................................................   54
             3.  Acceptance by Impaired Classes..................................................................   54
             4.  Fair and Equitable Test; "Cram-Down"............................................................   54
        C.   Conditions Precedent to Confirmation................................................................   55
        D.   Effect of Confirmation; Discharge of Debtors; Releases; Settlement and Adjustment of Claims.........   55

                                                                                                                   PAGE
                                                                                                                   ----
             1.  Legal Binding Effect; Discharge of Claims and Interests.........................................   55
             2.  Retention and Enforcement of the Debtors' Causes of Action......................................   55
             3.  Releases........................................................................................   56
             4.  Further Releases and Settlements................................................................   57
             5.  Permanent Injunction............................................................................   57
             6.  Survival of the Debtors' Corporate Indemnities..................................................   57
             7.  Further Assurances and Authorizations...........................................................   57
             8.  Right to Resolve Claims.........................................................................   57
             9.  Rights Regarding Books and Records..............................................................   57
             10. Termination of the Committees...................................................................   57

XV.     SECURITIES LAW CONSIDERATIONS............................................................................   58
        A.   General.............................................................................................   58
        B.   Limited Restrictions on Transferability.............................................................   58
        C.   Effects on the Trust................................................................................   59
        D.   Effects on Reorganized ICH..........................................................................   59
XVI.    CERTAIN FEDERAL INCOME TAX CONSEQUENCES..................................................................   60
        A.   Generally...........................................................................................   60
        B.   Federal Income Tax Consequences to the Debtors......................................................   61
             1.  Discharge of Indebtedness Income of the Debtors.................................................   61
             2.  Gain or Loss on Transfer of Assets to the Trust.................................................   61
             3.  Liquidations and Mergers........................................................................   61
        C.   Federal Income Tax Consequences to Holders of Administrative Claims, Priority Claims, ICH Secured
             Claims, SWL Secured Claims and Care Secured Claims..................................................   61
        D.   Federal Income Tax Consequences of the Trust........................................................   62
             1.  Characterization of the Trust...................................................................   62
             2.  Establishment of the Trust......................................................................   62
             3.  Taxation of the Trust and Interest Holders......................................................   62
             4.  Tax Reporting...................................................................................   62
        E.   Federal Income Tax Consequences to the Holders of Allowed ICH Class 5 Claims........................   62
             1.  Tax Characterization of Exchanges to Creditors Holding Allowed Class 5 ICH Claims on the
                 Effective Date..................................................................................   63
             2.  Character and Timing of Gain or Loss............................................................   63
             3.  Basis and Holding Period of Property............................................................   63
             4.  Receipt of Interest.............................................................................   63
             5.  Miscellaneous...................................................................................   64
        F.   Tax Consequences to Holders of Interests in ICH.....................................................   64
             1.  General Rule....................................................................................   64
             2.  Tax Consequences to Holders of Existing Preferred Stock.........................................   64
             3.  Tax Consequences to Holders of Existing Common Stock............................................   64
        G.   Importance of Obtaining Professional Assistance.....................................................   64

XVII.   OTHER EFFECTIVE DATE TRANSACTIONS........................................................................   65
        A.   Termination of Indentures...........................................................................   65
        B.   Payment of Indenture Trustees' Fees and Expenses....................................................   65

XVIII.  SOURCES OF INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT............................................   65

XIX.    RECOMMENDATION OF THE PLAN PROPONENTS AND SOLICITATION OF ACCEPTANCES....................................   65

Exhibit A      --      Order (i) Approving the Disclosure Statement, (ii) Setting Hearing on Confirmation of the Joint
                       Plan of Reorganization and (iii) Granting Other Relief Relating to Joint Plan Solicitation and the
                       Confirmation Hearing..............................................................................       A -1
Exhibit B      --      First Amended Joint Plan of Reorganization Under Chapter 11.......................................       B -1
Exhibit C      --      Unaudited Consolidated Balance Sheets of the Debtors..............................................       C -1
Exhibit D      --      ICH Corporation Projected Consolidated Balance Sheet..............................................        D-1
Exhibit E      --      ICH Corporation Liquidation Analysis..............................................................       E -1
Exhibit F      --      Reorganized ICH Corporation Statements of Financial Condition and Statements of Operations........       F -1

                       FIRST AMENDED DISCLOSURE STATEMENT
                                WITH RESPECT TO
          FIRST AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11
                                      FOR
                               I.C.H. CORPORATION
                            SWL HOLDING CORPORATION
                           CARE FINANCIAL CORPORATION

                                  INTRODUCTION

    This First Amended Disclosure Statement ("Disclosure Statement") and the accompanying Ballots are being furnished by I.C.H. Corporation ("ICH"), Care Financial Corporation ("Care") and SWL Holding Corporation ("SWL Holding") (collectively, the "Debtors"), the Official Committee of Unsecured Creditors (the "Creditors Committee") and the Official Committee of Equity Security Holders (the "Equity Committee") (collectively, the "Plan Proponents") to the Debtors' Claimants and Interest holders pursuant to Section 1125 of the United States Bankruptcy Code in connection with the solicitation of ballots for the acceptance of the First Amended Joint Plan of Reorganization (the "Joint Plan") under Chapter 11 ("Chapter 11") of Title 11 of the United States Code (the "Bankruptcy Code") filed by the Plan Proponents. Capitalized terms used in this Disclosure Statement and not defined herein shall have their respective meanings set forth in the Joint Plan or, if not defined in the Joint Plan, as defined in the Bankruptcy Code.

    On October 10, 1995, the Debtors, whose principal address is 500 North Akard Street, Dallas, Texas 75201, filed their Voluntary Petitions for Relief under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court, Northern District of Texas, Dallas Division (the "Bankruptcy Court"). On October 10, 1996, the Plan Proponents filed the plan of reorganization which has subsequently been amended. On November 15, 1996, the Joint Plan was filed with the Bankruptcy Court. On November 15, 1996, after notice and hearing, the Bankruptcy Court approved this Disclosure Statement and authorized the Plan Proponents to solicit votes with respect to the Joint Plan.

    The purpose of this Disclosure Statement is to enable those persons whose Claims against or Interests in the Debtors are Impaired under the Joint Plan to make an informed decision with respect to the Joint Plan before exercising their rights to vote to accept or reject the Joint Plan. On November 15, 1996, after notice and a hearing, this Disclosure Statement was approved by the Bankruptcy Court as containing information, of a kind and in sufficient detail, to enable persons whose votes are being solicited to make an informed judgment with respect to acceptance or rejection of the Joint Plan. A copy of the Bankruptcy Court's order approving this Disclosure Statement and establishing procedures for voting on the Joint Plan (the "Approval Order") is attached as EXHIBIT A to this Disclosure Statement. The Bankruptcy Court's approval of this Disclosure Statement does not constitute either a guarantee of the accuracy or completeness of the information contained herein or an endorsement of any of the information contained in this Disclosure Statement or the Joint Plan.

    Claimants and Interest holders should read this Disclosure Statement in its entirety before voting on the Joint Plan. No solicitation of votes with respect to the Joint Plan may be made except pursuant to this Disclosure Statement. No statement or information concerning the Debtors (particularly as to results of operations or financial condition, or with respect to distributions to be made under the Joint Plan) or any of the respective assets, properties or businesses of the Debtors that is given for the purpose of soliciting acceptances or rejections of the Joint Plan is authorized, other than as set forth in this Disclosure Statement. Claimants and Interest holders should not rely on any information relating to the Debtors or their business other than that contained in this Disclosure Statement and the exhibits and schedules attached hereto. In the event of any inconsistencies between the provisions of the Joint Plan and this Disclosure Statement, the provisions of the Joint Plan shall control. A copy of the Joint Plan is attached hereto as EXHIBIT B to this Disclosure Statement.

    After carefully reviewing this Disclosure Statement and all exhibits and schedules attached hereto, please indicate your acceptance or rejection of the Joint Plan by voting in favor of or against the Joint Plan on the enclosed Ballot. Then, except as provided below, RETURN THE BALLOT TO HILL AND KNOWLTON, THE SOLICITATION AGENT, IN THE ENCLOSED, POSTAGE-PAID, RETURN ENVELOPE IN SUFFICIENT TIME TO BE RECEIVED NO LATER THAN 4:00 P.M., EASTERN STANDARD TIME, ON JANUARY 24, 1997 (THE "VOTING DEADLINE"). IF YOU ARE A HOLDER OF A SECURITY OF ICH, AND HOLD SUCH SECURITY IN STREET NAME THROUGH A BROKER OR NOMINEE RECORD HOLDER, YOU MAY RECEIVE INSTRUCTIONS FROM SUCH BROKER OR NOMINEE RECORD HOLDER TO RETURN YOUR BALLOT DIRECTLY TO SUCH BROKER OR NOMINEE RECORD HOLDER. IN SUCH EVENT, YOU SHOULD RETURN YOUR BALLOT AS SO INSTRUCTED SUFFICIENTLY IN ADVANCE OF THE VOTING DEADLINE IN ORDER TO PERMIT THE BROKER OR NOMINEE RECORD HOLDER TO FORWARD THE RESULTS OF YOUR BALLOT TO HILL AND KNOWLTON PRIOR TO THE VOTING DEADLINE. See "Voting Procedures--Voting Instructions--Special Instructions For Holders of Securities."

    THE PLAN PROPONENTS BELIEVE THAT ACCEPTANCE OF THE JOINT PLAN IS IN THE BEST INTERESTS OF ALL CREDITORS AND INTEREST HOLDERS OF THE DEBTORS AND, CONSEQUENTLY, THE PLAN PROPONENTS URGE ALL CLAIMANTS AND INTEREST HOLDERS TO VOTE TO ACCEPT THE JOINT PLAN. THE MEMBERS OF THE CREDITORS COMMITTEE AND OF THE EQUITY COMMITTEE, WHO HOLD, IN THE AGGREGATE, SUBSTANTIAL AMOUNTS OF THE CLAIMS AGAINST AND INTERESTS IN THE DEBTORS, HAVE INDICATED THAT THEY INTEND TO CAST THEIR VOTES IN FAVOR OF THE JOINT PLAN.

    Any Ballots received after the Voting Deadline will not be counted (unless otherwise ordered by the Bankruptcy Court). Ballots that are received after the Voting Deadline may not be used in connection with the Plan Proponents' request for confirmation of the Joint Plan or any modification thereof, except to the extent allowed by the Bankruptcy Court. See "Voting Procedures--Voting Instructions--Returning Ballots and Voting Deadline."

    The statements and information about the Debtors and the historical financial information of the Debtors and information regarding Claims or Interests contained herein have been prepared from documents and information prepared by the Debtors or provided to the Debtors' professionals by the Debtors and exclude contingent and unliquidated liabilities of the Debtors. Neither the Equity Committee nor the Creditors Committee nor their respective professionals assume any responsibility for the accuracy of the information concerning the Debtors' historical operations, business, or financial information contained herein. Similarly, all financial information, statements or other information concerning the future business operations or financial projections regarding Reorganized ICH have been prepared by the Equity Committee or its professionals. Neither the Debtors nor the Creditors Committee, nor their respective professionals assume any responsibility for any of the information regarding the business plan or projected financial condition of Reorganized ICH.

    The statements contained in this Disclosure Statement are made as of the date hereof unless another time is specified herein, and neither delivery of this Disclosure Statement nor any exercise of rights granted in connection with the Joint Plan shall, under any circumstances, create an implication that there has been no change in the information set forth herein since the date of this Disclosure Statement.

    This Disclosure Statement may not be relied on for any purpose other than to determine whether to vote in favor of or against the Joint Plan (and, in the case of holders of ICH Common Stock and ICH Preferred Stock, whether to elect the cash-out option discussed herein), and nothing contained herein shall constitute an admission of any fact or liability by any party, or be admissible in any proceeding involving the Debtors or any other party, or be deemed conclusive evidence of the tax or other legal effects of the reorganization of the Debtors on holders of Claims against or Interests in the Debtors. Certain of the information contained in this Disclosure Statement, by its nature, is forward looking, contains estimates and assumptions which may prove to be inaccurate, and contains projections which may prove to be wrong, or which may be materially different from actual future results. See "Certain Risk Factors to be Considered," "Financial Statements of the Debtors" and "Discussion of the Joint Plan--Provisions Relating to Securities--Cash-Out Election."

    Each Claimant and Interest holder should consult its individual attorney and accountant as to the effect of the Joint Plan on such individual Claimant or Interest holder.

    IT IS OF THE UTMOST IMPORTANCE TO THE PLAN PROPONENTS THAT YOU VOTE PROMPTLY TO ACCEPT THE JOINT PLAN BY COMPLETING AND SIGNING THE BALLOT ENCLOSED HEREWITH AND RETURNING IT TO HILL AND KNOWLTON, THE SOLICITATION AGENT, AT THE ADDRESS SET FORTH IN THE BALLOT INSTRUCTIONS THAT ACCOMPANY SUCH BALLOT OR RETURNING THE BALLOT AS OTHERWISE INSTRUCTED BY A NOMINEE RECORD HOLDER OF A SECURITY. SHOULD YOU HAVE ANY QUESTIONS REGARDING THE VOTING PROCEDURES, YOUR BALLOT, OR THE BALLOT INSTRUCTIONS, OR IF YOUR BALLOT IS DAMAGED OR LOST, CALL HILL AND KNOWLTON AT THE TELEPHONE NUMBER SPECIFIED ON YOUR BALLOT INSTRUCTIONS OR (212) 855-0555.

    The Approval Order fixes January 31, 1997, at 9:00 Central Standard Time, in the Courtroom of the Honorable Robert C. McGuire, Room 14B5, 14th Floor, U.S. Courthouse, 1100 Commerce Street, Dallas, Texas 75242-1496, as the date, time, and place for the hearing on Confirmation of the Joint Plan, and fixes January 17, 1997, as the date by which all objections to Confirmation of the Joint Plan must be filed with the Bankruptcy Court and received by the respective counsel for each of the Debtors, the Creditors Committee, the Equity Committee and certain other persons identified in the Approval Order. See EXHIBIT A to this Disclosure Statement. The Plan Proponents will request Confirmation of the Joint Plan at the Confirmation Hearing.

    THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

            The date of this Disclosure Statement is November 15, 1996.

1.  SUMMARY

    THE FOLLOWING SUMMARY OF THIS DISCLOSURE STATEMENT AND THE JOINT PLAN IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS DISCLOSURE STATEMENT AND THE JOINT PLAN. THE FOLLOWING SUMMARY OF THIS DISCLOSURE STATEMENT DOES NOT FULLY DESCRIBE ALL MATERIAL TERMS OF THE JOINT PLAN. A REVIEW OF THIS SUMMARY OF THE DISCLOSURE STATEMENT DOES NOT SERVE AS A SUBSTITUTE FOR A CAREFUL REVIEW OF THE ENTIRE DISCLOSURE STATEMENT AND JOINT PLAN. YOU ARE URGED TO STUDY THIS DISCLOSURE STATEMENT AND THE JOINT PLAN IN FULL AND CONSULT WITH YOUR LEGAL AND FINANCIAL ADVISORS ABOUT THE JOINT PLAN AND ITS IMPACT UPON YOUR LEGAL RIGHTS.

    A.  BUSINESS OF DEBTORS

    ICH, a Delaware corporation formerly known as Southwestern Life Corporation, is an insurance holding company that formerly marketed through its insurance subsidiaries a broad range of life insurance, accident insurance, health insurance, and annuity products to individuals and groups in more than forty states and the District of Columbia. ICH also owns certain non-insurance subsidiaries, including SWL Holding and Care.

    ICH was built on a strategy of pursuing growth through leveraged acquisitions. As of December 31, 1989, as a result of such acquisitions, ICH had outstanding debt of approximately $1.18 billion. Between 1989 and the Petition Date, ICH sold a number of subsidiaries in transactions designed to reduce leverage. By year-end 1994, ICH had reduced the amount of its debt to $369 million. Over that same five-year period, ICH's total consolidated assets declined from $8.6 billion to $3.1 billion.

    Historically, the primary sources of liquidity for ICH were dividends from its insurance subsidiaries and earnings on invested assets. However, by late 1994, ICH's primary insurance subsidiaries had agreed with their respective state insurance regulatory authorities that they would not pay dividends without prior regulatory approval. Therefore, sources of cash in 1995 were limited to a moderate amount of investment income, dividends from non-insurance subsidiaries and amounts generated from the sale of assets.

    As a result of its limited sources of cash, ICH projected a significant cash deficiency for 1995, primarily due to the following payments coming due in 1995:
(1) approximately $60 million of sinking fund payments and principal payments due to unaffiliated third parties under ICH's 11 1/4% Senior Subordinated Notes due 1996 (the "1996 Notes"), (2) $47 million in interest requirements primarily related to the 1996 Notes and the 11 1/4% Senior Subordinated Notes due 2003 (together with the 1996 Notes, the "Notes") and (3) a $68 million settlement of an IRS tax audit of ICH's insurance subsidiaries for the years 1986-1989 (the final settlement increased to $71.6 million with the addition of accrued interest and taxes due for ICH).

    On January 27, 1995, ICH initiated a long-range process to address its financial problems, including suspension of dividend payments on its Convertible Exchangeable $1.75 Series 1986-A Preferred Stock (the "Preferred Stock"), the hiring of Donaldson, Lufkin and Jenrette Securities Corporation ("DLJ") as a financial advisor to assist ICH in developing a plan of capital restructuring, and a review of certain accounting policies, including primarily the accounting treatment for intangible assets.

    After consideration of alternative courses of action, and in consultation with DLJ, ICH determined that it was advisable and prudent to seek to sell some or all of its core insurance subsidiaries in a manner designed to avoid a decrease in their value resulting from ICH's financial difficulties and to produce the maximum value for its creditors and stockholders. DLJ assisted ICH's management in developing a number of sale transaction alternatives, including the identification of the insurance subsidiaries to be sold and retained and potential transaction structures. In addition, DLJ prepared offering materials containing selected financial information relating to ICH and its subsidiaries, identified and contacted potentially interested parties regarding the purchase of some or all of the insurance subsidiaries, assisted interested parties in conducting due diligence investigations, and advised and assisted ICH in negotiating with the interested parties and in evaluating proposals received.

    On October 9, 1995, the Debtors entered into a definitive agreement (the "Shinnecock Agreement") to sell certain of their insurance subsidiaries, consisting of Southwestern Life Insurance Company ("Southwestern Life"), Union Bankers Insurance Company ("Union Bankers"), Constitution Life Insurance Company ("Constitution"), and Marquette National Life Insurance Company ("Marquette"), to Shinnecock Holdings Inc. ("Shinnecock"), and to sell to an affiliate of Shinnecock substantially all of the assets of Facilities Management Installation, Inc. ("FMI"), a subsidiary of ICH that provided management, data processing and other support services to ICH's insurance subsidiaries (the "Proposed Sales Transaction"). Net proceeds from the Proposed Sales Transaction were estimated to be $202 million cash, subject to adjustment under certain circumstances. The consummation of the Proposed Sales Transaction was subject to, among other conditions, receipt of regulatory and other approvals. The Shinnecock Agreement contained provisions for presenting the proposed sale to the Bankruptcy Court in a Chapter 11 Case to be commenced by the Debtors, and, at the insistence of the Debtors, for the establishment of a competitive sales procedure to be conducted as part of such Chapter 11 Case.

    CHAPTER 11 PROCEEDINGS. On October 10, 1995 (the "Petition Date"), the Debtors and FMI filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code. Since the Petition Date, the Debtors and FMI have continued to operate and manage their assets and businesses as debtors in possession as authorized by the Bankruptcy Code. Seven of ICH's eight insurance subsidiaries have now been sold and, through a reinsurance transaction, all of the remaining health insurance business of the remaining insurance subsidiary has also been sold, as discussed below. Additionally, the Debtors' activities have included complying with reporting and information requirements under Chapter 11, meeting with the Creditors Committee and the Equity Committee (collectively, the "Committees") appointed by the United States Trustee ("U.S. Trustee"), addressing various business and legal issues and assessing Chapter 11 reorganization strategies.

    Following the filing of ICH's Chapter 11 petition, the American Stock Exchange and Chicago Stock Exchange suspended all trading in the listed securities of ICH. All such securities were delisted from the American Stock Exchange and Chicago Stock Exchange on November 15, 1995, and February 9, 1996, respectively. See "Business of the Debtors-- Market for ICH's Equity Securities and Related Stockholder Matters."

    SALE OF PRINCIPAL INSURANCE SUBSIDIARIES. On the Petition Date, ICH requested expedited approval from the Bankruptcy Court for an orderly and competitive sales procedure and for approval of the Proposed Sales Transaction. On October 20, 1995, the Bankruptcy Court approved ICH's proposed procedure, with certain modifications, by which interested parties could submit offers to compete with the offer of Shinnecock for the Proposed Sales Transaction. The Bankruptcy Court scheduled a hearing beginning November 28, 1995 (the "Sale Approval Hearing"), to consider additional offers and approval of the Proposed Sales Transaction. In accordance with the sales procedure order, PennCorp Financial Group, Inc. ("PennCorp"), Southwestern Financial Corporation ("SFC"), a corporation newly formed by PennCorp and Knightsbridge Capital Fund I, L.P ("KCF"), and Southwestern Financial Services Corporation ("SFSC", and together with PennCorp and SFC, the "Bidders") presented a competing offer. During the days prior to the Sale Approval Hearing, the Debtors received several improved bids from each of Shinnecock and the Bidders. At the Sale Approval Hearing, a final round of bidding occurred, resulting in the Debtors' acceptance of Bidders' final offer of $260 million, consisting of $210 million of cash and $50 million of securities (the "PennCorp Sales Transaction"). As part of the PennCorp Sales Transaction, the Bidders also agreed to provide ICH the right (the "KCF Put"), exercisable on or before June 15, 1996, to sell to KCF the four remaining insurance subsidiaries that were not included in the PennCorp Sales Transaction--Bankers Multiple Line Insurance Company ("BML") and each of its subsidiaries, Philadelphia American Life Insurance Company ("Philadelphia American"), Modern American Life Insurance Company ("Modern American") and Western Pioneer Life Insurance Company ("Western," and together with BML, Philadelphia American, and Modern American, the "Remaining Insurance Subsidiaries")--for an aggregate purchase price of $50 million, consisting of $25 million of cash and $25 million of KCF notes. The PennCorp Sales Transaction was approved by the Bankruptcy Court on December 5, 1995, and was completed in December 1995.

    SALE OF REMAINING INSURANCE SUBSIDIARIES. Following the closing of the PennCorp Sales Transaction, ICH engaged in discussions and negotiations with potential purchasers regarding the disposition of the Remaining Insurance Subsidiaries.

    On June 28, 1996, BML, a wholly-owned subsidiary of ICH, consummated the sale of Modern American and Western to Reassure America Life Insurance Company ("Reassure America"), an indirect subsidiary of Life Reassurance Corporation. Net proceeds to BML from the sale of Modern American and Western were approximately $27 million, including the estimated value of certain real estate and mineral interests distributed to BML by Modern American and Western in connection with the sale. BML also received an assignment of any federal income tax refunds payable to Modern American for periods prior to January 1, 1996.

    Also on June 28, 1996, BML consummated the sale of Philadelphia American to New Era Life Insurance Company, a wholly-owned subsidiary of New Era Enterprises, Inc. ("New Era"). BML utilized approximately $6 million of the proceeds from the sale to purchase certain securities, real estate, limited partnership interests and reinsurance recoverables from Philadelphia American at the closing, as required under the purchase agreement with New Era. ICH estimates the net proceeds from the sale of Philadelphia American, the liquidation of the securities, real estate, limited partnership interests purchased by BML from Philadelphia American and the settlement of reinsurance recoverables assigned to BML by Philadelphia American will total approximately $11 million.

    BML has also sold, through a reinsurance transaction effective as of March 31, 1996, all of its remaining health insurance business and related agent debit balance for $5.75 million cash.

    After taking into account the current assets of BML, including the proceeds from the sales of Modern American, Western, Philadelphia American and the health insurance business of BML, ICH expects ultimately to realize approximately $89 million from BML, net of reserves for pending policyholder litigation and contingent liabilities due under indemnification agreements related to the sales of Modern American, Western and Philadelphia American, as compared to the $50 million offered under the KCF Put. See "The Trust--Trust Assets and Liquidation of the Trust Assets." As a result, the KCF Put was not exercised.

    TAX SETTLEMENT. On August 23, 1996, a Joint Motion for Approval of Agreement for Compromise and Settlement of Tax Claims and Certain Tax-Related Liabilities of the Debtors (the "Tax Settlement Motion") was filed in the Bankruptcy Court by ICH, SWL Holding, Care, FMI, Southwestern Life, Constitution, Union Bankers, Marquette, BML, SFC, PennCorp, and the United States of America, on behalf of the IRS (collectively, the "Movants"). Consolidated National Corporation ("CNC"), Robert T. Shaw ("Shaw"), C. Fred Rice ("Rice" and together with CNC and Shaw, the "Shaw Group"), and Edward J. Carlisle ("Carlisle") filed with the Bankruptcy Court their statement supporting the relief requested in the Tax Settlement Motion and an undertaking to perform their portion of the settlement.

    On September 13, 1996, the Court approved the Tax Settlement Motion and authorized the Debtors, on behalf of themselves and their consolidated subsidiaries, to consummate the Tax Settlement Motion. The Tax Settlement Motion resolved all federal income tax liabilities of the Debtors for periods prior to January 1, 1996, with no taxes due, and entitles the Debtors to receive a tax refund of $3.4 million from the IRS and a total payment of $550,000 from the Shaw Group and Carlisle. As part of the Tax Settlement Motion, the Debtors have waived any tax attributes (but not tax basis in assets) arising on or before January 1, 1996. See "The Chapter 11 Case--Continued Administration Under Chapter 11--Tax Settlement" and EXHIBIT D to this Disclosure Statement.

    B.  JOINT PLAN IMPLEMENTATION

    The Joint Plan was developed as an alternative to the more severe measures available to the Debtors to resolve their financial distress, including conversion of the Chapter 11 Case to a case under Chapter 7 of the Bankruptcy Code. The Joint Plan was prepared after extensive negotiations among the Debtors, the Creditors Committee, the Equity Committee, and the Shaw Group, and incorporates a number of compromises and settlements. The Plan Proponents believe the allocation and distribution of the Debtors' property in the manner set forth in the Joint Plan will provide to the Claimants and the Interest holders distributions equal to or greater than the distributions that such persons would receive if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code and, therefore, permit the maximum recovery possible for such persons. Set forth below is a brief description of the proposed treatment of Claimants and Interest holders under the Joint Plan.

    FOR THE CLAIMANTS: Under the Joint Plan, substantially all of the assets of the Debtors' Estates will be transferred to a liquidating trust (the "Trust") for the benefit of creditors. The Trust will be formed to liquidate the assets of the Debtors' Estates transferred to it and distribute the proceeds thereof to the Claimants as described under "Discussion of the Joint Plan--Treatment of Classes of Claims and Interests." The Trust will be established pursuant to, and will be governed by, a trust agreement (the "Trust Agreement"), a preliminary form of which is attached as Exhibit A to the Joint Plan and the final form of which will be filed with the Bankruptcy Court prior to the Confirmation Hearing. For a discussion of the assets of the Debtors' Estates that will be transferred to the Trust, see "The Trust--Trust Assets and Liquidation of the Trust Assets."

    FOR THE INTEREST HOLDERS: Reorganized ICH will retain certain designated assets, receive a $500,000 contribution pursuant to a settlement with the Shaw Group, and exit Chapter 11 as a reorganized corporation owned by its existing preferred and common stockholders. Pursuant to the Joint Plan, existing shares of Preferred Stock and Common Stock will be cancelled, and Reorganized ICH will issue new common stock to members of ICH Classes 6 and 7 following the Effective Date. See "Summary--Classes and Treatment by Class" and "Discussion of the Joint Plan--Treatment of Classes of Claims and Interests." For a discussion of the assets of the Debtors' Estates that will be retained by Reorganized ICH, see "Reorganized ICH--Assets of Reorganized ICH."

    CASH-OUT OPTION FOR CERTAIN HOLDERS OF ICH PREFERRED STOCK AND ICH COMMON STOCK. Each holder of ICH's outstanding Preferred Stock who holds between 14 and 650 shares of Preferred Stock on the Effective Date (which date will also be the record date for distributions under the Joint Plan to holders of the Securities) may elect to receive a single cash payment of $.36 per share of Preferred Stock in lieu of receiving shares of Reorganized ICH Common Stock. In addition, any holder of ICH's outstanding Preferred Stock who holds more than 650 shares of Preferred Stock may elect to reduce its Class 6 Interest to 650 shares of Preferred Stock and receive a single cash payment of $234 ($.36 X 650 shares) in lieu of receiving shares of Reorganized ICH Common Stock.

    Each holder of ICH's outstanding Common Stock who holds between 101 and 5,000 shares of Common Stock on the Effective Date may elect to receive a single cash payment of $.05 per share of Common Stock in lieu of receiving shares of Reorganized ICH Common Stock. In addition, any holder of ICH's outstanding Common Stock who holds more than 5,000 shares of Common Stock may agree to reduce its ICH Class 7 Interest to 5,000 shares of Common Stock and receive a single cash payment of $250 ($.05 per share X 5,000 shares) in lieu of receiving shares of Reorganized ICH Common Stock.

    Letters of Transmittal distributed to holders of Preferred Stock and Common Stock will contain a provision allowing such holders to make the election described above, and will be accompanied by updated information regarding the anticipated business operations of Reorganized ICH to the extent any material developments with respect thereto have occurred since the date of this Disclosure Statement.

    The per share cash-out allocations referred to above represent approximately 50% of the expected per share book value of Reorganized ICH's Common Stock immediately following the Effective Date. If a cash-out election as described herein is made with respect to any portion of an Interest within ICH Class 6-Preferred Stock or ICH Class 7-Common Stock, the election will apply to such holder's entire Interest within such Class. See "Discussion of the Joint Plan-- Treatment of Classes of Claims and Interests--Treatment of Claims" and "Discussion of the Joint Plan--Provisions Relating to Securities--Cash-Out Election."

    C.  CLASSES AND TREATMENT BY CLASS.

    The following table lists the Classes of Claims and Interests designated under the Joint Plan, the types of Claims or Interests contained in each Class, the estimated amount of Claims within each Class of Claims and the proposed treatment of the Claims or Interests under the Joint Plan.

                                                                               ESTIMATED AMOUNT
                                                                                   OF CLAIMS                  PROPOSED
          CLASS                            CLAIMS OR INTERESTS                  (IN THOUSANDS)                TREATMENT
--------------------------  -------------------------------------------------  -----------------  ---------------------------------
Post-petition Liabilities                                                         $     5,216     Paid in full
Priority Tax Claims                                                                        69     Paid in full
Retiree Benefit Claims                                                                  5,565     Paid in full
ICH Class 1                 Secured Claim of Ozark                                        368     Paid in full
ICH Class 2                 Secured Claim of Sayyah                                    27,000(1)  Subject to Offset
ICH Class 3                 Claim of Tenneco                                           21,952(2)  Subject to settlement/offset
ICH Class 4                 Any other Secured Claims                                      -0-     Paid in full or delivery of
                                                                                                    collateral
ICH Class 5                 All general unsecured claims, including Claims of         380,085     Prorated distributions to total
                              Holders of Notes(4)                                                   $.9603 per dollar(3)
ICH Class 6                 Holders of Preferred Stock and Securities-Related             N/A     Retain equity ownership of
                              Claims related to Preferred Stock(5)                                  approximately 55% of
                                                                                                    Reorganized ICH
ICH Class 7                 Holders of Common Stock and Securities-Related                N/A     Retain equity ownership of
                              Claims related to Common Stock(5)                                     approximately 45% of
                                                                                                    Reorganized ICH
SWL Holding Class 1         Holders of Secured Claims Against SWL Holding                 -0-     Paid in full or delivery of
                                                                                                    collateral
SWL Holding Class 2         Holders of General Unsecured Claims Against SWL               -0-     Paid in full
                              Holding
SWL Holding Class 3         Holders of SWL Holding Common Stock                           N/A     Retained by Reorganized ICH(6)
Care Class 1                Holders of Secured Claims Against Care                        -0-     Paid in full or delivery of
                                                                                                    collateral
Care Class 2                Holders of General Unsecured Claims Against Care              -0-     Paid in full
Care Class 3                Holders of Care Common Stock                                  N/A     Retained by Reorganized ICH(6)

------------------------------

(1) The Secured Claim of Sayyah is subject to offset against a debt owed by Sayyah to ICH.

(2) The Claim of Tenneco is subject to offset against a debt owed by Tenneco to ICH, and is subject to compromise through a negotiated settlement between Tenneco and ICH. See "Discussion of the Joint Plan--Tenneco Settlement."

(3) The Allowed Claims of Note holders include principal and accrued interest to the Petition Date. The estimated distribution to Note holders against the principal amount of the Notes, EXCLUDING ACCRUED INTEREST, is estimated to be $.9990 per dollar.

(4) Securities-Related Claims related to Notes, if any, will receive distributions only to the extent that they are Allowed and in accordance with the provisions of the Joint Plan. See "Discussion of the Joint Plan--Securities-Related Claims."

(5) Securities-Related Claims related to Preferred Stock and Common Stock, if any, will receive distributions only to the extent that they are Allowed and in accordance with the provisions of the Joint Plan.

(6) After such Debtors transfer their assets to the Trust and to Reorganized ICH, as applicable, pursuant to the Joint Plan.

    The estimated amounts for Claims set out above for the various Classes of ICH, SWL Holding and Care Claims are based on the Debtors' financial statements and the schedules filed in the Chapter 11 Case, and do not include contingent and unliquidated claims. For a more detailed discussion of the classification of Claims and Interests and their treatment, see "Discussion of the Joint Plan--Treatment of Classes of Claims and Interests" and EXHIBIT D to this Disclosure Statement.

    The projected recovery set out above with respect to ICH Class 5 Claims is based on the estimated amounts for Claims identified above and the estimated value of assets available to the Trust. The Equity Committee assumes no responsibility for that projection. The projected recovery is forward-looking, and is based on assumptions described in "Financial Statements of the Debtors." The actual recovery may be more or less than, and may differ materially from, the amounts set forth above. For additional information regarding the assets that will be available to the Trust and certain factors that may affect recoveries from the Trust, see "Certain Risk Factors to be Considered--Factors Relating to Chapter 11 and the Joint Plan" and "--Factors Relating to the Liquidating Trust," "Business of Debtors--Assets," "The Trust--Trust Assets and Liquidation of the Trust Assets" and EXHIBIT D to this Disclosure Statement.

    The amounts ultimately realized by holders of Interests in ICH Classes 6 and 7 will depend on the future business operations of Reorganized ICH or, if Reorganized ICH does not develop further business operations, on the amounts realized by Reorganized ICH for the assets retained by Reorganized ICH, as well as the resolutions of Securities-Related Claims. See "Certain Risk Factors to be Considered--Factors Relating to Reorganized ICH," "Discussion of the Joint Plan--Securities-Related Claims" and "Reorganized ICH."

    D.  RISK FACTORS

    The Chapter 11 Case and the Joint Plan are subject to certain risks relating to the Debtors, bankruptcy law, the business of Reorganized ICH, and the overall economy in general. See "Certain Risk Factors to be Considered."

    E.  LEGALLY BINDING EFFECT OF JOINT PLAN CONFIRMATION

    If confirmed, the provisions of the Joint Plan will (1) bind all holders of Claims and Interests, whether or not they accept the Joint Plan and (2) discharge the Debtors from all debts that arose before the Confirmation Date, except as otherwise provided in the Joint Plan.

    The distributions provided for in the Joint Plan will be in exchange for and in complete satisfaction, discharge, and release of all Claims against and Interests in the Debtors or any of their assets or properties, including any Claim or Interest arising after the Petition Date and before the Confirmation Date. Following confirmation of the Joint Plan, all holders of Claims or Interests will be precluded from asserting any claims against the Debtors or their assets or properties or other interests in the Debtors based on any transaction or other activity of any kind that occurred before the Confirmation Date. Furthermore, pursuant to the Joint Plan, certain persons will be released from claims which the Debtors may have against them. See "Confirmation of the Joint Plan--Effect of Confirmation; Discharge of Debtors; Releases; Settlement and Adjustment Claims--Legal Binding Effect; Discharge of Claims."

    F.  VOTING PROCEDURES AND REQUIREMENTS

       1.  PERSONS ENTITLED TO VOTE

    For purposes of Joint Plan solicitation, all Classes of ICH Claims and Interests are deemed to be impaired, as that term is defined in Section 1124 of the Bankruptcy Code, and, therefore, entitled to vote to accept or reject the Joint Plan. All Classes of Claims of SWL Holding and Care are unimpaired and, therefore, are not entitled to vote on the Joint Plan. Any holder of an Allowed Claim against or Allowed Interest in ICH at the close of business on November 15, 1996 (the "Voting Record Date"), is entitled to vote to accept or reject the Joint Plan (except as discussed below). Any holder of a Claim or Interest as to which an objection has been filed is not entitled to vote unless the Bankruptcy Court, upon application by such holder, temporarily allows the Claim or Interest in an amount that it deems proper for the purpose of voting on the Joint Plan. See "Voting Procedures--Contested and Unliquidated Claims."

    IF YOU ARE A MEMBER OF A CLASS ENTITLED TO VOTE ON THE JOINT PLAN AND DID NOT RECEIVE A BALLOT FOR SUCH CLASS, OR IF A BALLOT IS DAMAGED OR LOST, OR IF YOU HAVE ANY QUESTIONS REGARDING THE PROCEDURES FOR VOTING ON THE JOINT PLAN, PLEASE CONTACT:

          Hill and Knowlton, Inc.
          466 Lexington Avenue, 3rd Floor
          New York, NY 10017
          Telephone: (212) 885-0555

       2.  VOTE REQUIRED FOR CLASS ACCEPTANCE AND CONFIRMATION

    As a condition to confirmation, the Bankruptcy Code requires acceptance of a plan of reorganization by all impaired classes, except as discussed below. As described above, and for purposes of Joint Plan solicitation, all ICH Classes are deemed to be impaired and are entitled to vote on the Joint Plan, and all Classes of Claims of SWL Holding and Care are unimpaired. An Impaired Class of Claims will be determined to have accepted the Joint Plan if the holders of Allowed Claims in the class casting votes in favor of the Joint Plan (1) hold at least two-thirds of the total amount of the Allowed Claims of the holders of such Class who vote and (2) constitute more than one-half in number of all holders of Allowed Claims in such Class who vote on the Joint Plan. A Class of Interests will be determined to have accepted the Joint Plan if the holders of Allowed Interests in the Class casting votes in favor of the Joint Plan constitute at least two-thirds of all Allowed Interests of the holders of such Class who vote on the Joint Plan. A vote by any holder of a Claim or Interest may be disregarded if the Bankruptcy Court determines that it was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

    Notwithstanding the requirement of class acceptance, a plan may be confirmed even if one or more impaired classes does not accept the plan, as long as at least one impaired class of claims has accepted the plan and the Bankruptcy Court determines that the plan does not discriminate unfairly against and is fair and equitable, with respect to each class that is impaired and has not accepted the plan. See "Summary--Confirmation of the Joint Plan" and "Confirmation of the Joint Plan--Requirements for Confirmation of the Joint Plan."

       3.  VOTING INSTRUCTIONS

    A Ballot to be used to vote for or against the Joint Plan, together with a postage-paid return envelope, is enclosed with this Disclosure Statement. BEFORE COMPLETING YOUR BALLOT, PLEASE READ CAREFULLY THE INSTRUCTIONS THEREON.

    As indicated above, the Bankruptcy Court has directed that, in order to be counted for voting purposes, Ballots must be received by Hill and Knowlton, no later than 4:00 p.m., Eastern Standard Time, on January 24, 1997, at the following address:

          IF RETURNED BY MAIL:

          Hill and Knowlton, Inc.
          Attn: ICH Ballot Tabulation Group
          P. O. Box 5508
          Grand Central Station
          New York, New York 10164-0825

          IF RETURNED BY HAND OR OVERNIGHT COURIER:

          Hill and Knowlton, Inc.
          Attn: ICH Ballot Tabulation Group
          466 Lexington Avenue, 3rd Floor
          New York, New York 10017

EXCEPT AS OTHERWISE PROVIDED HEREIN, YOUR BALLOT WILL NOT BE COUNTED IF IT IS RECEIVED BY HILL AND KNOWLTON AFTER 4:00 P.M., EASTERN STANDARD TIME, ON JANUARY 24, 1997. You may be contacted by the Debtors or the Solicitation Agent with regard to your vote on the Joint Plan. Votes cast by holders of Claims and Interests will be irrevocable after the Voting Deadline, unless the Bankruptcy Court, after application, notice and hearing, permits a change of vote.

    Bank and broker nominees of holders of Securities will transmit a copy of this Disclosure Statement to each Beneficial Holder of Securities held in the name of such nominees, together with a request for voting instructions or instructions to forward Ballots directly to Hill and Knowlton. BENEFICIAL HOLDERS OF SUCH SECURITIES SHOULD FOLLOW THE INSTRUCTIONS OF THEIR BANKS OR BROKERAGE FIRMS WITH RESPECT TO THE RETURN OF BALLOTS OR REQUESTS FOR VOTING INSTRUCTIONS. Record Holders authorized to vote on behalf of any Beneficial Holders will be required to follow certain procedures including those set forth in the Approval Order attached as EXHIBIT A to this Disclosure Statement. See "Voting Procedures--Voting Instructions--Special Instructions for Holders of Securities."

       4.  ASSISTANCE IN VOTING

    If you require assistance in voting, you should contact Hill and Knowlton at
(212) 885-0555.

    G.  CONFIRMATION OF THE JOINT PLAN

    In order for the Joint Plan to be confirmed, the Bankruptcy Code requires that the Bankruptcy Court determine that the Joint Plan complies with the technical requirements of Chapter 11 of the Bankruptcy Code and that the Debtors' disclosures concerning the Joint Plan have been adequate and have included information concerning all payments made or promised by the Debtors in connection with the Joint Plan and the Chapter 11 Case.

    Among the requirements for confirmation set forth in the Bankruptcy Code as applicable to the Joint Plan are the following: (i) the Joint Plan must be accepted by the requisite vote of holders and amounts of Claims in at least one Class, (ii) the Joint Plan must be feasible (I.E., there is a reasonable possibility that the obligations under the Joint Plan will be performed without need for further financial reorganization), (iii) with respect to each Class that does not accept the Joint Plan, the Bankruptcy Court determines (a) that the Joint Plan does not discriminate unfairly against, and is fair and equitable with respect to each holder of a Claim or Interest in such Class, and (b) that each holder of an Allowed Claim against or Allowed Interest in the Debtors within such Class will receive at least as much pursuant to the Joint Plan as such holder would receive in a liquidation under Chapter 7 of the Bankruptcy Code. Even if all Classes accept the Joint Plan by the requisite vote, the Bankruptcy Court must make independent findings respecting the conformity of the Joint Plan with the requirements of the Bankruptcy Code before confirming the Joint Plan. See "Confirmation of the Joint Plan-- Requirements for Confirmation of the Joint Plan."

    As described above, for purposes of Joint Plan solicitation all ICH Classes are deemed to be impaired and are entitled to vote on the Joint Plan, and all Classes of Claims of SWL Holding and Care are unimpaired and will be deemed to accept the Joint Plan. Accordingly, provided that any ICH Class other than ICH Classes 6 or 7 accepts the Joint Plan, the Joint Plan may be confirmed if the Bankruptcy Court determines that the Joint Plan is fair and equitable with respect to, and does not discriminate unfairly against, the holders of Allowed Claims or Allowed Interests within each Class that rejects the Plan. See "Confirmation of the Joint Plan--Requirements for Confirmation of the Joint Plan." If the Plan is confirmed, all holders of Claims against and Interests in the Debtors, whether voting or non-voting and, if voting, whether accepting or rejecting the Joint Plan, will be bound by the terms of the Joint Plan.

    H.  LIQUIDATING TRUST

    The Joint Plan provides that the assets of the Debtors, except the assets to be retained by Reorganized ICH, will be transferred on the Effective Date to the Trust for liquidation and distribution to ICH Class 5 Claimants, subsequent to distributions to administrative and priority Classes of Claims under the Joint Plan. The Trust Agreement will govern the Trust and provide for a Managing Trustee who will manage the Trust subject to approval on certain issues by three supervisory trustees. The form of Trust Agreement included as Exhibit A to the Joint Plan may be amended prior to the Confirmation Hearing. Therefore, provisions of the Trust Agreement may be subject to significant changes prior to Confirmation. Beneficial interests in the Trust ("Trust Interests") are expected to be transferrable upon the issuance of Trust Certificates. The Managing Trustee will maintain a register of Trust Interests. The ability to transfer Trust Interests and the manner in which Trust Interests may be transferred may be affected by certain securities laws issues as discussed further in "Securities Law Considerations." The Managing Trustee is expected to be Susan A. Brown, presently Co-Chief Executive Officer and a Director of the Debtors. The initial supervisory trustees are expected to be persons who currently serve as members of the Creditors Committee. Claimants are referred to a discussion of certain risk factors related to the Trust in "Certain Risk Factors to be Considered--Factors Relating to the Liquidating Trust" and to "The Trust" for additional information on the Trust and the Trust Assets.

    I.  REORGANIZED ICH

    The Joint Plan provides that, following the Effective Date, ICH will emerge from Chapter 11 as a reorganized corporation (referred to herein as "Reorganized ICH"), owned by the existing holders of Preferred and Common Stock. See "Discussion of the Joint Plan--Treatment of Classes of Claims and Interests." Reorganized ICH will own the Retained Assets, free and clear of any and all liens, claims and encumbrances. Pursuant to the terms of the Joint Plan, immediately following the Effective Date the Retained Assets of Reorganized ICH likely will consist principally of cash, Perry Park, the corporate shell of BML, a property and casualty insurer licensed in fifty states (the "BML Shell"), and certain retained causes of action. The Initial Board of Reorganized ICH (which will consist of persons who currently serve as members of the Equity Committee) will direct the business activities and investments of Reorganized ICH following the Effective Date. Because Reorganized ICH's only operating asset following the Effective Date may well be Perry Park, the Initial Board may determine to use all or a substantial portion of Reorganized ICH's cash and other assets to make acquisitions of the assets or stock of other operating businesses to expand the scope of Reorganized ICH's business operations. However, no final determination has yet been made as to the nature of the other business operations, if any, which will be conducted or acquired by Reorganized ICH following the Effective Date. See "Reorganized ICH."

    THE DEBTORS AND THEIR PROFESSIONALS HAVE PLAYED NO PART IN THE DEVELOPMENT OF THE PROSPECTIVE BUSINESS OR FINANCIAL PLAN OF REORGANIZED ICH AND DO NOT ASSUME ANY RESPONSIBILITY FOR THE PROPOSED BUSINESS OR FINANCIAL ACTIVITIES OF REORGANIZED ICH.

    J.  RECOMMENDATIONS

    THE DEBTORS, THE CREDITORS COMMITTEE, AND THE EQUITY COMMITTEE RECOMMEND THAT YOU CAST YOUR BALLOT TO ACCEPT THE JOINT PLAN.

II.  PURPOSE OF CHAPTER 11

    Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. The commencement of a Chapter 11 case creates an "estate" comprised of all the legal and equitable interests of the debtor. Sections 1101, 1107, and 1108 of the Bankruptcy Code provide that a debtor may remain in possession of its property and continue to operate its business as a "debtor in possession." The Chapter 11 Case was commenced with the filing of voluntary petitions under Chapter 11 by the Debtors on October 10, 1995. Since the filing of the Chapter 11 Case, the Debtors have been authorized to operate and manage their business as debtors in possession.

    Formulation of a plan of reorganization is the principal purpose of a Chapter 11 case. The plan is the vehicle for satisfying the holders of claims against and equity interests in a debtor. The Joint Plan was developed by the Plan Proponents as a result of negotiations among the Plan Proponents and certain other persons. See "Summary--Joint Plan Implementation" and "Discussion of the Joint Plan."

    Under the Bankruptcy Code, when soliciting acceptance or rejection of a plan of reorganization, a debtor must transmit to the holders of claims or interests a disclosure statement approved by the court as containing "adequate information." On November 15, 1996 the Bankruptcy Court found that this Disclosure Statement contained information that is in compliance with the adequate information requirement of the Bankruptcy Code. The Disclosure Statement describes various transactions contemplated under the Joint Plan and is supplied to you for purposes of assisting in your evaluation of, and your decision of how to vote on, the Joint Plan.

III.  CERTAIN RISK FACTORS TO BE CONSIDERED

    A.  FACTORS RELATING TO CHAPTER 11 AND THE JOINT PLAN

    The following is intended as a summary of certain risks associated with the Joint Plan, but is not exhaustive and must be supplemented by the analysis and evaluation made by each Claimant and Interest holder of the Joint Plan and this Disclosure Statement as a whole in consultation with such Claimant's or Interest holder's own advisors.

       1.  INSUFFICIENT ACCEPTANCES

    The Joint Plan may not be confirmed without sufficient accepting votes. Each impaired Class of Claims and Interests is given the opportunity to vote to accept or reject the Joint Plan. The Joint Plan will be accepted by a Class of impaired Claims if the Joint Plan is accepted by Claimants in such Class actually voting on the Joint Plan who hold AT LEAST two-thirds ( 2/3) in amount and MORE THAN one-half ( 1/2) in number of the total Allowed Claims of that Class which actually vote. The Joint Plan will be accepted by a Class of impaired Interests if it is accepted by holders of Interests in such Class actually voting on the Joint Plan who hold AT LEAST two-thirds ( 2/3) in amount of the total Allowed Interests of the Class which actually vote. Only those members of a Class who vote to accept or reject the Joint Plan will be counted for voting purposes.

    If any impaired Class of Claims or Interests under the Joint Plan fails to provide acceptance levels sufficient to meet the minimum Class vote requirements but at least one impaired Class of Claims accepts the Joint Plan, then, subject to the provisions of the Joint Plan, the Plan Proponents intend to request confirmation of the Joint Plan under Section 1129(b) of the Bankruptcy Code. Pursuant to the Joint Plan, the Plan Proponents' request that the Joint Plan be confirmed under Section 1129(b) shall not, however, adversely affect the treatment afforded to ICH Classes 6 and 7, collectively. By accepting the Joint Plan ICH Class 5 relinquishes, to any extent necessary, its entitlement to receive further distributions in order to assure that the ICH Classes 6 and 7, collectively, receive the treatment provided in Article IV of the Joint Plan as described in "Discussion of the Joint Plan--Treatment of Classes of Claims and Interests--Treatment of Claims."

       2.  CONFIRMATION RISKS

    Any objection to the Joint Plan filed in the Chapter 11 Case by a Claimant or Interest holder could either prevent Confirmation of the Joint Plan or delay such Confirmation for a significant period of time.

    B.  FACTORS RELATING TO THE LIQUIDATING TRUST

    ALL STATEMENTS, PROJECTIONS, FINANCIAL INFORMATION OR OTHER INFORMATION CONCERNING THE TRUST HAVE BEEN PREPARED BY THE DEBTORS. NEITHER THE EQUITY COMMITTEE NOR ITS PROFESSIONALS HAVE CONTRIBUTED IN ANY WAY TO ANY OF SUCH INFORMATION CONCERNING THE TRUST.

       1.  PROJECTED RECOVERY

    The projected recovery described in this Disclosure Statement with respect to ICH Class 5 Claims is based on the estimated amount of Claims identified by the Debtors as of the date of this Disclosure Statement and the estimated value of assets available to the Trust. The projected recovery is forward-looking, and is based on assumptions described in "Financial Statements of the Debtors." The actual recovery may be more or less than, and may differ materially from, the amounts described in this Disclosure Statement, and ultimately will depend upon the value realized by the Debtors (or the Trust) for the assets of the Debtors' estates which, in turn, will depend on, among other factors, general market and economic conditions that may affect the value of such assets, the resolution of certain pending litigation and the resolution of Contested Claims. See "Summary--Classes and Treatment by Class," "Business of Debtors--Assets" and EXHIBIT D to this Disclosure Statement.

    As discussed below, the resolution of claims against the PennCorp Escrow and Contested Claims will affect the timing, amount and availability of proceeds for distribution by the Trust. The resolution of Contested Claims also will affect the amount of initial and ultimate distributions to ICH Class 5 Claimants because the Joint Plan provides for the reserve of distributions for Contested Claims. See "Discussion of the Joint Plan--Distributions--Reserve for Certain Distributions."

       2.  PROFITS INTEREST IN CFSB CORPORATION

    The Trust will hold the CFSB Interest (DEFINED BELOW) upon its creation on the Effective Date. That interest arises from the agreement of CNC to share with ICH certain economic benefits it receives in relation to CFSB Corporation ("CFSB"), a holding company organized by James M. Fail ("Fail") to organize and charter its wholly owned subsidiary, Bluebonnet Savings Bank, FSB ("Bluebonnet"). Bluebonnet was formed in 1988 to acquire 15 insolvent Texas savings and loan associations as part of the Federal Home Loan Bank Board government assisted "Southwest Plan." Historically, ICH and CNC loaned monies to Fail, CFSB, or Bluebonnet for the purpose of capitalizing Bluebonnet. In connection with its loans, CNC negotiated for, and received, a 49% interest in
(i) dividends or other distributions to or for the benefit of Fail from CFSB, excluding amounts used for (a) interest and principal payments on certain debt,
(b) amounts specified for certain litigation settlements and (c) certain dividend payments from Bluebonnet, (ii) certain proceeds from the sale or transfer of CFSB common stock and (iii) benefits from CFSB's tax attributes (collectively, the "CFSB Proceeds"). CNC agreed to share the CFSB Proceeds with ICH based on the proportionate amount of loans granted by ICH as compared to the total amount of the loans by ICH and CNC. Based on such agreement, ICH is entitled to receive 27.7% of the payments CNC receives under CNC's agreement with CFSB and Fail. Therefore, ICH is entitled to 13.57% of the CFSB Proceeds (such interest referred to herein as the "CFSB Interest"). The CFSB Interest does not entitle ICH to any voting rights or any other rights of ownership with respect to CFSB and, therefore, ICH is unable to control or direct the timing or amount of any distributions that may be declared or paid by CFSB.

    The value of the CFSB Interest is subject to considerable uncertainty and, historically, no value for the CFSB Interest has been reflected in ICH's GAAP financial statements. For the purpose of calculating the projected recovery by ICH Class 5 Claimants set forth in "Summary--Classes and Treatment by Class," the Debtors have assigned a value of $18 million to the CFSB Interest based on
(a) prior valuations by the Debtors of the CFSB Interest, (b) consideration of the financial condition of CFSB at the Petition Date and (c) certain risk factors associated with the CFSB Interest, which include the timing and amount of dividends that may (or may not) be declared by CFSB, certain restrictions which may limit the transferability of the CFSB Interest, and the outcome of certain litigation as described below. The amount ultimately realized by the Trust for the CFSB Interest may differ materially from the $18 million value assigned to such interest for purposes of this Disclosure Statement and will depend, in part, on the effect of the risk factors referred to above, which factors are (or will be) outside the control of the Debtors (or the Trust). For a discussion of the restrictions on the transferability of the CFSB Interest, see "Discussion of the Joint Plan--Shaw Settlement," "Alternatives to the Joint Plan-- Analysis of Liquidation Under Chapter 7" and Section 6.2(c) of the Joint Plan.

    ARIZONA LITIGATION. Fail and certain of his affiliated entities are defendants in litigation filed by the State of Arizona as receiver of Farm and Home Life Insurance Company. Fail and certain other entities and the State of Arizona have reached a settlement of this and related litigation pursuant to a settlement agreement dated January 31, 1995, to which CFSB is a party (the "Arizona Settlement Agreement"). The settlement has been approved by the Superior Court of the State of Arizona but appealed by certain of the non-settling respondents. The settlement will be consummated upon the satisfaction of the conditions set forth in the Arizona Settlement Agreement, including, among other things, certain settlement orders becoming final and non-appealable. If the settlement should occur, ICH expects to receive approximately $2.9 million in 1996 from its agreement with CNC. This estimate is based on the distributions CFSB has indicated it will make in accordance with the Arizona Settlement Agreement. If the settlement does not occur, the ultimate outcome of this litigation or the impact on CFSB and on the value of the CFSB Interest cannot presently be determined.

    INDIANA LITIGATION. CFSB, Fail and certain other parties also are defendants in litigation filed in November 1994 by the Indiana Department of Insurance, as liquidator of Mutual Security Life Insurance Company ("MSL"), in U.S. District Court for the Southern District of Indiana alleging constructive fraud and other wrongs in connection with MSL's 1988 purchase of a $35 million subordinated note issued by Bluebonnet. Based on those allegations, MSL seeks to acquire ownership, through a constructive trust, of 100% of the equity of Bluebonnet. Cross-motions for summary judgment are pending. There can be no assurance that CFSB and Fail will be successful in defending this litigation or what relief might be granted if CFSB and Fail are unsuccessful.

    During 1995 and 1994, ICH received cash payments totaling $133,000 and $277,000, respectively, on account of the CFSB Interest.

       3.  UNKNOWN AND CONTESTED CLAIMS

    The Debtors believe that no Claims exist in ICH Class 4 or in any Class of Care or SWL Holding. However, if any such Claims are determined to exist, distributions that may be required to be made with respect to such Claims will reduce the amount of cash available to the Trust for distribution to the ICH Class 5 Claims.

    In addition, objections have been filed with respect to certain proofs of claim. If such objections are unsuccessful, distributions that may be required to be made with respect to such Claims will reduce the amount available to the Trust for distribution to ICH Class 5 Claims. See "The Chapter 11
Case--Continued Administration Under Chapter 11--Claims Bar Dates and
Objections."

       4.  LACK OF ESTABLISHED MARKET FOR TRUST INTERESTS

    There will be no established public trading market for the Trust Interests as of the Effective Date. No application for listing or quotation of the Trust Interests has been made to any national securities exchange, and there can be no assurance that an active trading market will develop or, if a market develops, that it will be maintained. Therefore, there may be substantial restrictions on the ability of the holders of the Trust Interests to sell, transfer, or otherwise dispose of the Trust Interests. Certain persons receiving Trust Interests pursuant to the Joint Plan also may be subject to certain restrictions on the transferability of their Trust Interests under applicable securities laws. See "The Trust--Trust Interests" and "Securities Law Considerations."

       5.  AVAILABILITY OF PENNCORP SALES TRANSACTION ESCROW AMOUNT

    As part of the PennCorp Sales Transaction, the Debtors placed approximately $167 million of the cash proceeds in an interest bearing escrow account (the "PennCorp Escrow") to satisfy ICH's obligations, if any, arising under certain tax, environmental, legal and other indemnification agreements provided to the Bidders by ICH. At September 30, 1996, the remaining funds held in the PennCorp Escrow totaled approximately $103 million. Under the terms of the PennCorp Escrow, all funds remaining in the PennCorp Escrow in excess of $35 million will be made available for distribution under the Joint Plan upon the resolution of tax liabilities of the Debtors and their consolidated subsidiaries for periods prior to the closing of the PennCorp Sales Transaction (see "The Chapter 11 Case--Continued Administration Under Chapter 11--Tax Settlement"). On August 31, 1997, the unclaimed balance of the PennCorp Escrow will become available for distribution. Although the Bidders have not made any claims against ICH for which the Bidders would be entitled to receive any of the PennCorp Escrow amount, they have notified the Debtors that Southwestern Life has been named as a defendant in a policyholder class action lawsuit filed in Louisiana. If Southwestern Life incurs any liability with respect to such matter, Bidders may assert a claim for indemnification with respect to which they would seek recovery from the PennCorp Escrow. The Debtors are not aware of any other circumstances that would give rise to any claims by the Bidders against the PennCorp Escrow.

    There can be no assurance that the Bidders will not assert any claims pursuant to which the Bidders may be entitled to recover from the PennCorp Escrow prior to the time that amounts are scheduled to be released from the PennCorp Escrow or that, if any such claims are asserted, that such claims will not be material. To the extent any such claims are asserted by the Bidders, amounts to which the Bidders may be entitled will be required to be retained in the PennCorp Escrow until the resolution of such claims. Therefore, to the extent the Bidders assert claims for which they may be entitled to recovery from the PennCorp Escrow prior to the date the escrow amount is released to the Trust, the availability of the PennCorp Escrow amount to the Trust for distribution to ICH Class 5 Claims may be delayed until the resolution of such claims. Furthermore, if the Bidders ultimately are entitled to recover from the PennCorp Escrow, the amount of cash available to the Trust for distribution to ICH Class 5 Claims will be reduced.

    In addition, any claims asserted by the Bidders with respect to the indemnification provided by ICH with respect to the PennCorp Sales Transaction after the release of the PennCorp Escrow or in amounts in excess of the PennCorp Escrow, to the extent the Bidders ultimately are entitled to recovery thereon, would be an administrative priority claim in the Chapter 11 Case and, therefore, would further reduce the amounts available for distribution by the Trust.

       6. MODERN AMERICAN/WESTERN AND PHILADELPHIA AMERICAN INDEMNIFICATION OBLIGATIONS.

    In connection with the sale of Modern American and Western to Reassure America and the sale of Philadelphia American to New Era, BML agreed to provide indemnification to the buyers in such transactions for liabilities, if any, that may arise with respect to certain tax, environmental, litigation and other matters. In addition, BML contributed $3.5 million of the proceeds from the Modern American and Western transaction to an escrow account to be maintained to satisfy obligations that may arise with respect to BML's environmental indemnification obligations to Reassure America, including matters associated with a property currently owned by Modern American. All amounts remaining in the escrow account referred to above will be released upon the resolution of known environmental matters or upon the disposition by Modern American of the properties to which such environmental matters relate.

    Although the buyers in such transactions have not made any claims against BML for which such buyers would be entitled to receive indemnification from BML and the Debtors are not aware of any circumstances that would give rise to any such claims (other than pending environmental matters referred to above), there can be no assurance that such buyers will not assert any claims pursuant to which they may be entitled to indemnification from BML or that, if any such claims are asserted, that such claims will not be material. Furthermore, although the Debtors believe that the known environmental matters to which the $3.5 million escrow may be subject will be resolved without any material liability being incurred by BML or by Reassure America, there can be no assurance that such environmental matters will be resolved without material costs or expense. Under the Joint Plan, the Trust will assume BML's indemnification obligations under the Modern American/Western purchase agreement and the Philadelphia America purchase agreement, and any claims for indemnification will be administrative priority claims under the Joint Plan. Therefore, to the extent Reassure American or New Era are entitled to indemnification under such agreements, the amount of cash available to the Trust for distribution to the ICH Class 5 Claims will be reduced. See "Certain Regulatory and Legal Matters--Legal Proceedings-- Environmental Claims and Litigation."

       7.  TENNECO SETTLEMENT

    If the Tenneco Settlement is not approved by the Bankruptcy Court prior to the Confirmation Hearing or as a part of the Confirmation of the Joint Plan, ICH would not be entitled to receive the $18.5 million from Tenneco, and Tenneco would not withdraw its proof of claim for $21,952,012. As a result, ICH would retain its right to seek indemnification from Tenneco for the full amount of ICH's damages, which could be as great as $37,500,000, and the Debtors would have the ability to object to the proof of claim filed by Tenneco. See "Discussion of the Joint Plan--Tenneco Settlement."

       8.  POTENTIAL TAX LIABILITIES

    The transfer of Trust Assets to the Trust is expected to be a taxable transfer. The Debtors do not anticipate that any tax liability will be incurred by the Trust on such transfer. However, if the Debtors are not able to offset losses against gains recognized on the transfer of the Trust Assets to the Trust or, alternatively, are not able to establish a tax basis in the CFSB Interest (see "Certain Risk Factors to be Considered--Factors Relating to the Liquidating Trust--Profits Interest in CFSB Corporation"), the Debtors could incur tax liability on the transfer. Any such tax liabilities would be administrative priority claims payable by the Trust out of Trust Assets, thereby reducing the Trust Assets available for distribution to ICH Class 5 Claims. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences to the Debtors--Gain or Loss on Transfer of Assets to the Trust."

    C.  FACTORS RELATING TO REORGANIZED ICH

ALL STATEMENTS, PROJECTIONS, FINANCIAL INFORMATION OR OTHER INFORMATION CONCERNING THE FUTURE BUSINESS OPERATIONS OR FINANCIAL CONDITION OF REORGANIZED ICH HAVE BEEN PREPARED BY THE EQUITY COMMITTEE OR THEIR PROFESSIONALS. NEITHER THE DEBTORS NOR THEIR PROFESSIONALS HAVE CONTRIBUTED IN ANY WAY TO ANY OF SUCH INFORMATION AND DO NOT ASSUME ANY RESPONSIBILITY FOR ANY OF SUCH INFORMATION.

       1.  BUSINESS RISKS

    As described in "Summary--Reorganized ICH" and "Reorganized ICH," the scope and nature of Reorganized ICH's business operations following the Effective Date have yet to be determined. Depending on the nature of the business operations that are undertaken by Reorganized ICH following the Effective Date, there will be various risks to Reorganized

ICH's ability to maintain ongoing, profitable business operations, including risk factors related to the specific business or industry of those operations, the overall economy in general and the ability of Reorganized ICH to attract and retain experienced management personnel. No assurance can be given that Reorganized ICH will develop or implement a business plan or commence further business operations or, to the extent further business operations are commenced, that Reorganized ICH will be profitable.

       2.  FUTURE LEVERAGE

    While Reorganized ICH should emerge from the Chapter 11 Case on the Effective Date with no significant debt and with assets estimated to have a value of approximately $11 million (See "Reorganized ICH--Assets of Reorganized ICH"), it is possible that Reorganized ICH could incur debt in the future to finance the start-up of new business operations, the expansion of ongoing business operations, the acquisition of other businesses or assets, to provide working capital for Reorganized ICH, or for other purposes. Should Reorganized ICH elect to incur debt, Reorganized ICH may be unable to meet the costs of the related debt-service obligations. Furthermore, there can be no assurance that future debt financing, if any, will be available to Reorganized ICH on terms acceptable to Reorganized ICH, and the inability of Reorganized ICH to obtain any necessary financing might adversely affect or prevent the implementation of any business plan related to Reorganized ICH's operations. Notwithstanding the foregoing, the Equity Committee believes that Reorganized ICH will have sufficient income and cash flow (principally in the form of interest income on its invested cash) to meet its currently-anticipated operating expenses immediately following the Effective Date, including costs associated with its general and administrative expenses, reporting requirements, anticipated professional expenses and the continued operation of Perry Park.

       3.  FUTURE DILUTION

    The interests of Reorganized ICH's stockholders immediately following the Effective Date could be subject to significant dilution in the future through the issuance of authorized but unissued shares of Reorganized ICH Common Stock to (i) holders of Securities-Related Claims pursuant to the terms of the Joint Plan, (ii) directors or employees of Reorganized ICH, or to other individuals, pursuant to stock option plans or (iii) to other entities or individuals in connection with any public or private offering, acquisition, refinancing or other transaction entered into by Reorganized ICH. See "Discussion of the Joint Plan--Securities-Related Claims" and "Reorganized ICH--Stock Option Plans."

       4.  POTENTIAL INVESTMENT COMPANY STATUS

    Reorganized ICH will emerge from the Chapter 11 Case with the bulk of its assets in the form of cash, and the persons who will constitute the initial board of directors for Reorganized ICH have not yet determined what business operations, if any, Reorganized ICH will pursue. Therefore, depending upon the nature of investments and operating activities by Reorganized ICH, Reorganized ICH could be deemed to be an "Investment Company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"). The regulatory scope of the Investment Company Act, which was enacted principally for the purpose of regulating vehicles for pooled investments in securities, extends generally to companies engaged primarily in the business of investing, reinvesting, owning, holding or trading in securities. The Investment Company Act may, however, also be deemed to be applicable to a company which does not intend to be characterized as an investment company but which, nevertheless, engages in activities which may be deemed to be within the definitional scope of certain provisions of the Investment Company Act. While it is not the present intention of the Equity Committee or of the Initial Board that Reorganized ICH will function in such a manner following the Effective Date that it may be considered an "Investment Company," there can be no assurance that Reorganized ICH will not be deemed to be an Investment Company, particularly during the period following the Effective Date during which Reorganized ICH expects that the bulk of its assets will be in the form of cash. If Reorganized ICH is deemed to be an investment company, it may become subject to certain restrictions relating to its activities, including restrictions on the nature of its investments and the issuance of securities. In addition, the Investment Company Act imposes certain requirements on companies deemed to be within its regulatory scope, including registration as an investment company, adoption of a specific form of corporate structure and compliance with certain burdensome reporting, record keeping, voting, proxy, disclosure and other rules and regulations. Reorganized ICH might well be unable to comply with such requirements and, therefore, could be subject to, among other things, fines and penalties from the SEC or other regulatory agencies. Thus, in the event of the characterization of Reorganized ICH as an investment company, the failure by Reorganized ICH to satisfy such regulatory requirements, whether on a timely basis or at all, could, under certain circumstances, have a material adverse effect on Reorganized ICH.

       5.  LACK OF ESTABLISHED MARKET FOR REORGANIZED ICH COMMON STOCK

    There will be no established public trading market for the Reorganized ICH Common Stock as of the Effective Date. No application for listing or quotation of the Reorganized ICH Common Stock has been made to any national securities exchange and there can be no assurance that an active trading market will develop or, if a market develops, that it will be maintained. Therefore, there may be substantial restrictions on the ability of the holders of Reorganized ICH Common Stock to sell, transfer or otherwise dispose of their Reorganized ICH Common Stock. Certain persons who receive Reorganized ICH Common Stock pursuant to the Joint Plan also may be subject to certain restrictions on the transferability of their Reorganized ICH Common Stock under applicable securities laws. See "Securities Laws Considerations."

       6.  DIVIDENDS

    Reorganized ICH currently does not intend to pay any dividends or distributions with respect to the Reorganized ICH Common Stock. In addition, the Delaware General Corporation Law, to which Reorganized ICH initially will be subject, permits payment of dividends only out of capital surplus (the excess of net assets over the aggregate par value of all outstanding shares of capital stock) or out of net profits for the fiscal year in which the dividend is declared or the preceding fiscal year. There can be no assurance that any dividends ever will be paid with respect to the Reorganized ICH Common Stock.

       7.  POSSIBLE ISSUANCE OF PREFERRED STOCK

    Pursuant to Reorganized ICH's Certificate of Incorporation, the board of directors of Reorganized ICH will have the authority, without any further vote or action by the stockholders of Reorganized ICH, to provide for the issuance of preferred stock of Reorganized ICH from time to time upon such terms and conditions, and having such rights, privileges and preferences, as such board of directors may determine. The rights of the holders of Reorganized ICH Common Stock will be subject to, and may be adversely affected by, the rights of the holders of preferred stock that may be issued in the future. Additionally, any such issuance could have the effect of delaying, deferring or preventing a change in control of Reorganized ICH and could make the removal of management of Reorganized ICH more difficult. Any such issuance of preferred stock, as well as the availability of authorized and unissued shares of preferred stock, also could adversely affect the market price of Reorganized ICH Common Stock.

IV.  BUSINESS OF DEBTORS

    A.  GENERAL

    ICH was organized in 1966 as a Missouri corporation and was reincorporated in Delaware in 1977. Following the sales during the Chapter 11 Case of its primary insurance subsidiaries in December 1995 and the sale of three of its four remaining insurance subsidiaries in June 1996, and as of the date of this Disclosure Statement, the relationship among the Debtors, FMI and BML (the remaining insurance subsidiary) is as shown in the chart below:

                                 [CHART]

------------------------
SLC Financial Services, Inc., BML Agency, Inc., and REO Holding Corporation are also direct or indirect subsidiaries of ICH, but do not have any significant operations. ICH also has an indirect minority interest in ICH Funding Corp., which also has no significant operations.

    SWL Holding is an intermediate holding company. Its former wholly-owned subsidiary, Southwestern Life, was sold on December 14, 1995, as part of the PennCorp Sales Transaction. All cash and securities received from the Bidders as consideration for Southwestern Life were distributed by SWL Holding to ICH as a dividend. SWL Holding has no ongoing business.

    Care is an intermediate holding company which owned Union Bankers prior to its sale in the PennCorp Sales Transaction, which closed on December 14, 1995. All cash and securities received from the Bidders as consideration for Union Bankers were distributed by Care to ICH as a dividend. Care's only remaining subsidiary is BML, which has no ongoing business operations.

    FMI is a management and services company which, prior to the PennCorp Sales Transaction, employed substantially all of the employees of ICH and its indirect and direct subsidiaries and provided substantially all of the personnel, investment advisory, management, data processing, administrative, and facilities management services to ICH and ICH's insurance subsidiaries. In the PennCorp Sales Transaction, substantially all assets of FMI were sold to SFSC, and all but one of FMI's Dallas, Texas based employees accepted positions with SFSC. Since the PennCorp Sales Transaction, SFSC has provided substantially all of the data processing services, policyholder and claims services, accounting and tax services, and facilities management services to ICH and its remaining subsidiaries through employee leasing and data processing agreements.

    B.  EMPLOYEES

    FMI has approximately 40 employees, substantially all of whom are employed at ICH's Perry Park real estate development in Owen County, Kentucky. For a discussion of management of the Debtors, see "Management of the Debtors."

    C.  ASSETS

    ICH's assets as of September 30, 1996, are described below:

    1.  Cash and short-term investments of $88,320,000 (see item 11 below).

    2. Restricted cash and investments of $104,255,000, related primarily to the PennCorp Escrow. See "Certain Risk Factors to be Considered Factors--Relating to the Liquidating Trust--Availability of PennCorp Sales Transaction Escrow Amount."

    3. Investments in subsidiaries of $100,270,000, reflecting ICH's interest in BML, BML Agency, Inc. and SLC. The assets of BML, BML Agency, Inc. and SLC include cash and short-term investments, corporate bonds and structured securities, limited partnership interests and real estate. ICH believes the value of these assets is approximately $11 million less than the carrying value shown in ICH's September 30, 1996, balance sheet. See EXHIBIT D to this Disclosure Statement.

    4. Investment in FMI of $9,572,000. FMI's assets consist principally of $6 million of cash and short-term investments and a $6 million receivable from ICH. FMI's liabilities of $3 million relate to employment-related obligations.

    5.  Note from SFC of $40 million received in the PennCorp Sales Transaction.

    6. Profits interests in CFSB with an assigned value of $18 million. The value of the CFSB Interest is subject to considerable uncertainty and, historically, no value for the CFSB Interest has been reflected in ICH's GAAP financial statements. The actual amount realized for the CFSB Interest could vary significantly from the assigned value of $18 million. See "Certain Risk Factors to be Considered--Factors Relating to the Liquidating Trust-- Profits Interest in CFSB Corporation."

    7. Recoverable of $7,849,000 from SFC related to contractual amounts due under the PennCorp Sales Transaction.

    8. Real estate consisting of a 2,600-acre residential and recreational real estate development in Owen County, Kentucky, an office building and undeveloped land in Baton Rouge, Louisiana, and an inn and golf course in Burley, Idaho.

    9.  Notes and accounts receivable of $1,191,000.

    10. Estimated amount due from Tenneco, Inc., of $24.6 million related to indemnification on the 1986 purchase by ICH of certain former subsidiaries of Tenneco. As reflected on EXHIBIT D to this Disclosure Statement, the consummation of the Tenneco Settlement will result in payment to $18.5 million to ICH and the elimination of Tenneco's claim of $21.952 million against the Debtors and of ICH's $24.6 million recoverable from Tenneco. See "The Chapter 11 Case--Continued Administration Under Chapter 11--Tenneco Settlement."

    11. Federal income tax refund of $786,000. As reflected on EXHIBIT D to this Disclosure Statement, the consummation of the Tax Settlement eliminates this federal income tax refund and the federal tax liability of $11.1 million, and results in an aggregate of $3.4 million in tax refunds being due ICH and $550,000 due ICH from Shaw, Rice, Carlisle, and CNC collectively. See "The Chapter 11 Case--Continued Administration Under Chapter 11--Tax Settlement."

    12. Miscellaneous other assets, including a common stock portfolio, of $2,624,000.

    D.  MARKET FOR ICH'S EQUITY SECURITIES AND RELATED STOCKHOLDER MATTERS

    Until November 15, 1995, ICH's Common Stock and Preferred Stock were listed and traded on the American Stock Exchange. The Common Stock also was listed and traded on the Chicago Stock Exchange prior to February 9, 1996. The American Stock Exchange halted trading in the Common and Preferred Stocks as of September 26, 1995, and the Chicago Stock Exchange suspended trading in the Common Stock on November 20, 1995. Following the commencement of the Chapter 11 Case, the American Stock Exchange and the Chicago Stock Exchange also each made applications to the Securities and Exchange Commission (the "SEC") for removal of ICH's securities from continued listing and registration.

    Effective as of November 15, 1995, the SEC granted the application of the American Stock Exchange for removal of the Common and Preferred stock of ICH from listing thereon and registration under Section 12 of the Securities Exchange Act of 1934. Effective February 9, 1996, the SEC granted the application of the Chicago Stock Exchange for removal of the Common Stock of ICH from listing thereon and continued registration. Since these securities were delisted, prices and trading volumes for the Common and Preferred Stock have been reported in the OTC Bulletin Board and both securities have continued to be traded thereon.

    There are approximately 50,000 record holders of Common Stock and 1,300 record holders of Preferred Stock of ICH. Such numbers are based upon the actual number of holders registered on the books of ICH and do not include the holders of shares held in "street names." ICH believes that the actual number of Beneficial Holders of Common Stock may be as high as 75,000.

V.  THE CHAPTER 11 CASE

    A.  FACTORS PRECIPITATING THE CHAPTER 11 CASE

    ICH was built on a strategy of pursuing growth through leveraged acquisitions. As of December 31, 1989, as a result of such acquisitions, ICH had debt outstanding of approximately $1.18 billion. Between 1989 and the Petition Date, ICH sold a number of subsidiaries in transactions designed to reduce leverage. By year-end 1994, ICH had reduced the amount of its debt to $369 million. Over that same five year period, ICH's total consolidated assets declined from $8.6 billion to $3.1 billion.

    Historically, the primary sources of liquidity for ICH were dividends from its insurance subsidiaries and earnings on invested assets. Generally, the net assets of ICH's insurance subsidiaries available for transfer to ICH were limited to the greater of the subsidiaries' net gain from operations during the preceding year or 10% of the subsidiaries' net surplus as of the preceding year determined in accordance with accounting practices prescribed or permitted by insurance regulatory authorities. At December 31, 1994, approximately $15 million would have been available under existing laws for the payment of dividends by insurance subsidiaries to ICH; however, ICH's primary insurance subsidiaries had previously agreed with their respective state regulators that they would not pay dividends without prior regulatory approval. Due to its financial condition ICH believed that it was unlikely that these insurance regulatory authorities would have approved payment of dividends in 1995. Therefore, ICH's sources of cash in 1995 were effectively limited to a moderate amount of investment income, dividends from non-insurance subsidiaries and amounts generated from the sale of assets.

    As a result of its limited sources of cash, ICH projected a significant cash deficiency for 1995, primarily due to the following payments coming due in 1995;
(1) approximately $60 million of sinking fund and principal payments due to unaffiliated third parties under the 1996 Notes, (2) $47 million in interest requirements primarily related to the Notes, and (3) a $68 million settlement of an IRS tax audit of ICH's insurance subsidiaries for the years 1986-1989 (the final settlement amount grew to $71.6 million with the addition of accrued interest and taxes due for ICH). In addition, ICH had $222 million of indebtedness due in late 1996, primarily related to the scheduled maturity of its 1996 Notes.

    Anticipating a cash deficiency for 1995, ICH attempted to develop a plan to improve its capital structure by increasing common equity to debt, reducing its debt and fixed charges, and extending the maturities on its remaining debt. In January 1995, ICH engaged DLJ as its financial advisor to assist in the development of a plan to address ICH's anticipated liquidity problems. In addition, ICH announced a series of initial actions as part of a long-term process designed to address the financial problems of ICH and to preserve its financial flexibility. These actions included the suspension of dividend payments on the Preferred Stock and the initiation of a review of certain of ICH's accounting policies, including primarily the accounting treatment for intangible assets.

    Beginning in January 1995, ICH also began soliciting offers to sell several of its subsidiaries in order to generate additional liquidity. Prior to the Petition Date, only two such sales, the sale of Bankers Life Insurance Company of New York ("Bankers") for $35 million and the sale of Integrity National Life Insurance Company for $9 million, were consummated in 1995. The proceeds from the sale of Bankers were not readily available to ICH because Bankers was directly owned by Southwestern Life, and distribution of any portion of those sale proceeds required regulatory approval. Because ICH had been unable to develop plans for dealing with the $222 million in indebtedness coming due in late 1996, ICH believed that regulatory approval for such distribution was not likely.

    On October 9, 1995, the Debtors and FMI entered into the Shinnecock Agreement to sell to Shinnecock Southwestern Life, Union Bankers, Constitution, and Marquette, and to sell to an affiliate of Shinnecock substantially all of the assets of FMI. Net proceeds from the Proposed Sales Transaction were estimated at $202 million in cash, subject to adjustment under certain circumstances. The Shinnecock Agreement contained provisions for presenting the Proposed Sales Transaction to the Bankruptcy Court in a Chapter 11 Case to be commenced by Debtors, and the Debtors required, as a condition of the agreement, the establishment of a competitive sales procedure to be conducted as part of such Chapter 11 Case.

    On the Petition Date, the Debtors and FMI filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code. The Bankruptcy Court ordered that the cases of the Debtors and FMI be jointly administered. On October 20, 1995, the Bankruptcy Court approved, with certain modifications, the requested procedure by which interested parties could submit offers to compete with the offer of Shinnecock. In accordance with the sales procedure order, the Bidders presented a competing offer. During the days prior to the Sale Approval Hearing, the Debtors received several improved bids from each of Shinnecock and the Bidders. At the Sale Approval Hearing, another round of bidding occurred which resulted in the Debtors' acceptance of Bidders' final offer of $260 million, consisting of $210 million in cash, a $40 million SFC 7.0% convertible subordinated note due December 15, 2005, and PennCorp common stock which has subsequently been sold for $10 million in cash. The PennCorp Sales Transaction was approved by the Bankruptcy Court on December 5, 1995, and was closed in December 1995.

    Approximately $167 million of the cash proceeds of the PennCorp Sales Transaction were required to be and were placed in the PennCorp Escrow to satisfy ICH's obligations, if any, relative to certain tax, environmental, legal and other indemnifications. On December 30, 1995, ICH and Modern American paid, in full, amounts due to the IRS for additional taxes and interest for the tax years 1986 through 1989. Sixty-seven million dollars of the funds held in the PennCorp Escrow were released to ICH for such purpose. At September 30, 1996, remaining funds held in the PennCorp Escrow totaled in excess of $103 million. As discussed in "The Chapter 11 Case--Continued Administration Under Chapter 11--Tax Settlement," amounts in the PennCorp Escrow in excess of $35 million will be released upon resolution of certain tax liabilities of the Debtors and their consolidated subsidiaries, with the remaining balance of the escrow amount to be released at August 31, 1997, subject to any reserves that may be required to be retained in the PennCorp Escrow pending the final resolution of any outstanding claims that may have been asserted by the Bidders for which they may be entitled to recovery from the PennCorp Escrow. See "Certain Risk Factors to be Considered--Factors Relating to the Liquidating Trust--Availability of PennCorp Sales Transaction Escrow Amount."

    B.  NOTICE OF THE CHAPTER 11 CASE

    The Debtors filed their schedules and statements of financial affairs on the Petition Date. Included therewith was a "mailing matrix" listing the names and addresses of creditors and other parties in interest. Also on the Petition Date, the Clerk of the Bankruptcy Court issued a notice concerning the filing of the Chapter 11 Case and concerning the meeting of creditors required under Section 341 of the Bankruptcy Code. The Debtors served such notice by mail and by publication in the National Edition of THE WALL STREET JOURNAL and THE DALLAS MORNING NEWS.

    On the Petition Date, the Bankruptcy Court also fixed February 7, 1996, as the Bar Date with respect to claims against the Debtors, which date was applicable to all creditors, excluding governmental units.

    Also on the Petition Date, the Debtors filed a motion to establish notice procedures, seeking to determine appropriate notice procedures during the Chapter 11 Case. That motion sought authority to establish a master service list which would include and limit notice of all but certain specified major events to the United States Trustee, the Debtors, counsel for the Debtors, the Debtors' twenty (20) largest unsecured creditors, the members of any official committee and its counsel, any party whose interest was directly affected by a specific pleading, and parties or entities who might formally appear and request service pursuant to Bankruptcy Rule 2002. On the Petition Date, the Bankruptcy Court approved the Debtors' utilization of such master service list and the Debtors' proposed notice procedures.

    C.  FIRST DAY ADMINISTRATION

    Immediately after the filing of Chapter 11 cases, debtors frequently experience difficulties resulting from the restrictions imposed by the Bankruptcy Code on their normal business activities. The Debtors prepared, and upon the commencement of this case, filed motions seeking Bankruptcy Court orders overriding or limiting certain of such restrictions. The Bankruptcy Court orders granting these motions have had the effect of significantly limiting adverse consequences of the bankruptcy filings, as described more fully below.

       1.  PAYMENT OF EMPLOYEE CLAIMS

    To insure a continued productive and efficient relationship with employees, the Debtors sought authority from the Bankruptcy Court for FMI to pay substantially all prepetition wages, salaries, incentives, benefits, and reimbursements to current employees. This request was approved by the Bankruptcy Court on October 13, 1995.

       2.  CASH MANAGEMENT

    Prior to the Petition Date, the Debtors had managed their cash collections and disbursements through a banking and cash management system (the "Cash Management System"), involving several bank accounts (the "Bank Accounts"). On a daily basis, the Debtors customarily deposited revenues received into one of the Bank Accounts. The Cash Management System was utilized by the Debtors in the ordinary course of business to maximize, through short-term investments, the benefit of daily cash flows. The Debtors requested approval to continue to utilize the Bank Accounts and Cash Management System consistent with the terms and conditions applicable prior to the commencement of the Chapter 11 Case, including, but not limited to, treating current accounts for all purposes as debtor in possession accounts, using, in the present form, checks and other documents related to the accounts, permitting short-term investments of cash, and allowing clearance of checks in transit. On October 10, 1995, the Court authorized the Debtors to maintain the Bank Accounts and Cash Management System.

       3.  TRADE CLAIMS AND UTILITIES

    Prior to the Petition Date, the Debtors generally experienced excellent relations with trade creditors who historically provided in the aggregate a substantial amount of short-term financing for the Debtors' operations. On October 13, 1995, the Bankruptcy Court approved the Debtors' Emergency Motion for Authority to Pay Prepetition Trade Claims, and on December 14, 1995, the Bankruptcy Court approved an amended order authorizing the Debtors to pay other trade claims (collectively the "Trade Claims"). Substantially all of the Trade Claims of the Debtors have been paid in full.

    Also on October 13, 1995, the Court granted the Debtors' Application for Order Determining Adequate Assurance of Payment to Utilities Pursuant to 11 U.S.C. Section 366 and Allowing Continued Payments to Utilities by ICH Corporation. Such order allowed the Debtors continued and uninterrupted utility service notwithstanding the bankruptcy filing.

       4.  RETENTION OF PROFESSIONALS

    The Debtors have employed certain law firms, accounting firms, and financial advisors since the Petition Date. Winstead Sechrest & Minick P.C. has been employed as Debtors' general bankruptcy counsel in the Chapter 11 Case and has acted in such capacity. The Debtors obtained authority to engage the law firm of Vinson & Elkins as Special Counsel for the limited purpose of conducting certain investigations relating to potential claims of the Debtors against certain third parties. The Debtors also obtained authority to retain as accountants Coopers & Lybrand, who had served as Debtors' auditors prior to the Petition Date. In addition, the Bankruptcy Court authorized the Debtors to employ DLJ as financial advisor in connection with the PennCorp Sales Transaction. Since the closing of the PennCorp Sales Transaction, the Debtors have not utilized the services of DLJ.

    D.  CONTINUED ADMINISTRATION UNDER CHAPTER 11

       1.  CLAIMS BAR DATES AND OBJECTIONS

    The Bankruptcy Court fixed February 7, 1996, as the Bar Date by which all creditors other than governmental units were required to file proofs of claim under Section 502 of the Bankruptcy Code. April 9, 1996, the date 180 days from the Petition Date, was set as the Bar Date for filing proofs of claim of governmental units. With respect to the IRS, the Bar Date was further extended by the Bankruptcy Court to October 31, 1996. Pursuant to the Tax Settlement, however, all prepetition federal income tax claims have been fully and finally resolved and the IRS has not and will not file a Proof of Claim.

    The Bar Date has passed for filing proofs of claims for all creditors, and the Debtors have reviewed and analyzed the possibility of objecting to various claims. The Debtors have filed Omnibus Objections to Certain Claims (the "Omnibus Objection"). The first Omnibus Objection objected to in excess of 200 proofs of claim filed with the Bankruptcy Court based upon one or more of the following grounds: (1) the claims were duplicative of claims filed by a representative party; (2) the claims were superseded by an amended claim; (3) the claims provided no supporting documentation; (4) an entity other than the Debtors has exclusive liability for the claim; or (5) the purported claims state equity interests and not claims.

The Debtors also have filed a Second Omnibus Objections to Certain Claims based on grounds similar to those discussed above.

    In addition to the First and Second Omnibus Objections, the Debtors have also filed specific objections to several proofs of claim. Pursuant to Bankruptcy Code Section 502, proofs of claim that are objected to are not and will not become Allowed Claims unless and until the Bankruptcy Court allows such Claims and determines their proper amount. Under the Joint Plan, Claims to which Debtors have filed an objection are treated as Contested Claims that are not entitled to vote and will receive no distribution pursuant to the Joint Plan's treatment of the relevant Class to which such Contested Claims are classified, unless and until such Claims become Allowed Claims. The following are the Proofs of Claim and motions relating to proofs of claims to which the Debtors have filed specific objections or as to which the Debtors intend to object:

    (a) On January 30, 1996, Perry Park Resort Owners Association, Inc. (the "Perry Park Association") filed Proof of Claim No. 170 alleging a secured claim in the amount of $2,695,000.00. As a basis for its proof of claim, the Perry Park Association alleged that services and work had not been performed and that amenities were not turned over by ICH as required by a certain contract. On November 13, 1996, the Debtors filed an objection to Proof of Claim No. 170 on the grounds that such proof of claim did not set forth an enforceable claim against the Debtors, was not in proper form, and failed to include any supporting documents. No hearing has been conducted on such proof of claim or the Debtors' objection.

    (b) Certain representatives of an alleged class of plaintiffs filed proofs of claim asserting as bankruptcy claims the Securities-Related Claims based upon the same facts as those alleged in the Shareholder Suits. On October 11, 1996, the Debtors filed an objection to the proofs of claim filed by the representatives of Securities-Related Claims and an alternative request for such claims to be estimated at zero by the Bankruptcy Court pursuant to Bankruptcy Code Section 502(c). No hearing has been conducted on such proofs of claim or the Debtors' objection and alternative request for estimation. For a more detailed discussion of the Securities-Related Claims and the Shareholder Suits, see "Discussion of the Joint Plan--Securities-Related Claims" and "Certain Regulatory and Legal Matters--Legal Proceedings--Securities Litigation."

    (c) On February 7, 1996, Proof of Claim No. 220 was filed asserting a claim in the amount of $30 million, but did not list any entity as the Claimant, instead referencing a non-existent Exhibit A. The basis for the proof of claim listed "other" and stated: "purchase of ICH 11.25% debt securities between 4-9-93 and 1-27-95. Our claim is one for damages to purchasers of ICH 11.25% Debt Securities from 4-9-93 to 1-27-95, inclusive." On April 16, 1996, the Debtors received service of the Motion for Leave to File Amended Proof of Claim filed by Raymond Schulman and Monique Day V. Schulman asserting a claim in the same amount as Proof of Claim No. 220 and seeking to amend such proof of claim. On October 16, 1996, the Debtors filed their Response to Motion for Leave to File Amended Proof of Claim and Objection to Claim, requesting that the Bankruptcy Court deny the Motion to Amend and also objecting to the substance and merits of such proof of claim. No hearing has been conducted on the Motion to Amend or the Debtors' objection.

    (d) Since the expiration of the Bar Date, several other persons have filed late-filed proofs of claims. On February 27, 1996, Proofs of Claim Nos. 242 through 247 were filed by Chase National Life Insurance, Philadelphia Life Insurance Company, Life Partners Group, Inc., All American Life Insurance Company, Wabash Life Insurance Company, and Massachusetts General Life Insurance Company (the "Life Partners Claims"). The Life Partners Claims alleged unliquidated and contingent indemnification claims against the Debtors. On October 11, 1996, the Debtors filed their First Objection to Late Filed Claims requesting that the Bankruptcy Court disallow the Life Partners Proofs of Claims because such claims were not timely filed. No hearing has been conducted on the Life Partners Claims or the Debtors' objections.

    (e) On September 26, 1996, Great Southern Life Insurance Company filed its Motion and Supporting Memorandum to Ratify and Allow the Filing of Proof of Claim After Bar Date (the "Great Southern Motion"). The Great Southern Motion requested the Court to allow Great Southern Life Insurance Company ("Great Southern") to file a proof of claim and have such proof of claim treated as timely even though the Bar Date had passed based upon the concept of excusable neglect. In their proof of claim, Great Southern states that it has been named as a defendant in a Louisiana class action styled SHARON K. SELF AND JOHNNY W. SELF, ET AL V. GREAT SOUTHERN LIFE INSURANCE COMPANY, Case No. 30,801-D, pending in the 18th Judicial District Court of the Parish of Pointe Coupee, State of Louisiana, and asserts that the Debtors are liable for certain damages that might be suffered by Great Southern through this litigation under alleged theories of direct liability, contribution, and indemnity. On October 16, 1996, the Debtors and the Creditors Committee filed their respective objections to the Great Southern Motion requesting that the Bankruptcy Court deny the Great Southern Motion and also objecting to the substantive allegations made in the Great Southern Motion. No hearing has been conducted on the Great Southern Motion or the objections.

    (f) Regarding the Claim of Sayyah, see "Discussion of Joint Plan--Treatment of Classes of Claims and Interests-- Classes of Claims."

    The Debtors anticipate that further objections to certain claims may be filed by the Debtors or, after Confirmation of the Joint Plan, by the Trust or Reorganized ICH.

       2.  COMPENSATION OF PROFESSIONALS

    On December 11, 1995, the Debtors filed a Motion For Order Establishing Interim Procedures and Guidelines For Compensation of Professional Persons (the "Fee Procedure Motion"). Under the Fee Procedure Motion, any professional requesting interim payment of fees is required to submit monthly statements to the Debtors, Debtors' Counsel, the U.S. Trustee, the Committees, and the Court, and the Debtors are authorized to pay 80% of fees so requested and 100% of expenses invoiced to the Debtors. On December 14, 1995, the Bankruptcy Court entered the Order Establishing Procedures and Guidelines For Compensation of Professional Persons (the "Fee Procedure Order") approving the procedures outlined in the Fee Procedure Motion.

    The procedures approved by the Fee Procedure Order further provided for interim approval by the Bankruptcy Court of the fees and expenses of professional persons. On May 6, 1996, the following professionals filed their respective first applications requesting interim approval of fees: (1) Winstead Sechrest & Minick P.C., counsel for the Debtors; (2) Coopers & Lybrand L.L.P., accountants for the Debtors; (3) Gibson, Dunn & Crutcher, counsel for the Creditors Committee; and (4) Houlihan Lokey Howard & Zukin, Inc., financial advisor for the Creditors' Committee. The Bankruptcy Court held a hearing on May 28, 1996, and granted such first interim applications with certain adjustments. On September 6, 1996, the above professionals filed their second interim applications, and Pryor, Cashman, Sherman & Flynn, counsel for the Equity Committee, Southwest Securities, Inc., financial advisors for the Equity Committee and Lightfoot, Guest, Wagner & Co., accountants for the Equity Committee, filed their respective first interim fee applications. The Bankruptcy Court held a hearing on September 30, 1996, and granted such interim applications with certain adjustments in some cases. On a combined basis, the fees of all professionals have totaled approximately $6 million through September 30, 1996. The Debtors estimate that additional professional fees through the Effective Date will aggregate $2 million.

       3.  DEBTORS' MANAGEMENT

    At the Petition Date, the following persons were employed as executive officers of the Debtors (collectively, the "Petition Date Officers"): (1) Glenn
H. Gettier, Jr., Chief Executive Officer and Chairman of the Board of Directors;
(2) James R. Kerber, Chief Operating Officer and President; (3) Daniel B. Gail, Executive Vice President, General Counsel, and Secretary; (4) Robert C. Greving, Executive Vice President and Chief Actuary; (5) John T. Hull, Executive Vice President, Chief Financial Officer, and Treasurer; (6) H. Don Rutherford, Executive Vice President--Marketing; (7) Robert J. Bruce, Senior Vice President--Administration; (8) Steven R. Cartwright, Senior Vice President--Corporate Taxes; and (9) W. Hubert Mathis, Vice President--Corporate Services. Also, at the Petition Date the following persons were serving as directors of ICH (collectively, the "Petition Date Directors"): (1) Glenn H. Gettier, Jr.; (2) James R. Kerber; (3) Keith A. Tucker; (4) S. Leroy Stegner;
(5) Vernon K. Zimmerman; and (6) Jon E. Jacoby. Mr. Jacoby resigned from the Board of Directors on October 18, 1995, and Mr. Tucker resigned from the Board of Directors as of January 1, 1996.

    On November 16, 1995, the Debtors filed their Motion for Order Approving Continuation of Certain Indemnification of Officers and Directors of the Debtors. The Creditors Committee agreed to the relief requested, and, on that date, the Bankruptcy Court entered the Interim Order Approving Continuation of Certain Indemnification of Officers and Directors of the Debtors providing indemnification to officers and directors extending to (a) events occurring from and after the Petition Date and (b) for prepetition events, to the extent of "Expenses" (as defined in ICH's Bylaws) with a limit of $500,000 (the "Indemnification Fund").

    As a result of the closing of the PennCorp Sales Transaction, all of the senior managers and officers of the Debtors resigned their employment, and substantially all of the senior managers and officers accepted employment with SFSC. In connection with the PennCorp Sales Transaction, the Debtors' Board of Directors awarded and the Creditors Committee approved the granting of bonuses to certain management personnel. In accordance with the agreement with the Creditors Committee, one-half of the bonuses were paid and the remaining one-half reserved for payment from FMI upon Confirmation of the Joint Plan. After consultation with the Creditors Committee, the Debtors selected the following successor officers: (1) Susan A. Brown, Co-Chief Executive Officer, Chief Financial Officer, and Treasurer; (2) Rodney D. Moore, Co-Chief Executive Officer, President, and Secretary; and (3) Steven R. Cartwright, Assistant Vice President and Assistant Secretary. On January 3, 1996, Glenn H. Gettier, Jr., resigned from the board of directors and the following persons were elected to serve as new directors: (1) Susan A. Brown, Director and Chairman of the Board of Directors; and (2) Rodney D. Moore, Director. Messrs. Kerber, Stegner, and Zimmerman continue to serve the Debtors as directors. Effective July 5, 1996, Steven R. Cartwright resigned his position with ICH.

    On February 13, 1996, the Court entered the Order Regarding Employment of New Officers of the Debtors, ratifying and approving the employment of Susan A. Brown and Rodney D. Moore. Also on February 13, 1996, the Court entered the Order Regarding Indemnification of Officers and Directors of Debtors, approving by final order the previous indemnifications granted and adding indemnifications for Ms. Brown and Mr. Moore on and after January 1, 1996.

       4.  THE COMMITTEES

    On October 11, 1995, the U.S. Trustee formed an Interim Official Unsecured Creditors Committee (the "Interim Committee"). The following day, the U.S. Trustee filed an Emergency Appointment of Interim Official Unsecured Creditors Committee. The current members of the Creditors Committee are:

       1.  John M. Tobin
          BEA Associates
          One Citicorp Center
          153 East 53rd Street
          New York, NY 10022

       2.  Craig S. Johnson
          Andereck, Evans, Milne, Peace, & Baumhoer L.L.C.
          301 East McCarty Street
          P.O. Box 1438
          Jefferson City, MO 65102-1438

       3.  Greg Lathrop
          Lathrop Investment Mgt. Corp.
          10 Corporate Hill Dr., Suite 225
          Little Rock, AR 72205

       4.  Dr. Jeff Schultz
          Schultz Investments
          c/o Christian Brothers University
          650 E. Parkway S.
          Memphis, TN 38139

       5.  John T. Rippy or Orson Oliver
          Bank of Louisville, Indenture Trustee
          500 West Broadway
          P.O. Box 1101
          Louisville, KY 40201

       6.  Alex Lagetko
          CS First Boston Corporation
          55 East 52nd Street, 6th Floor
          New York, NY 10055

    Since the Petition Date, Gibson, Dunn & Crutcher has served as counsel for the Creditors Committee. The Creditors Committee engaged Houlihan, Lokey, Howard & Zukin, Inc. to provide valuation, financial advisory, and investment banking services.

    On March 27, 1996, the United States Trustee appointed the Equity Committee. The members of the Equity Committee are:

       1.  Trilon Dominion Partners, L.L.C.
          250 Park Avenue, Suite 2020
          New York, NY 10017

       2.  Harold Korslin
          Perlick Company
          18665 Rolling Meadow Court
          Brookfield, WI 53045

       3.  James Morris
          40 Halkin Lane
          Berkeley, CA 94708

       4.  Carl D. Robinson
          Southwestern Insurance Marketing
          18800 South Washington
          Suite 312
          Amarillo, TX 79102

       5.  James R. Arabia
          9404 Genesee Avenue, Suite 330
          La Jolla, CA 92037

       6.  Michael Dunn
          2409 Weiler Blvd.
          Fort Worth, TX 76112

       7.  Kenneth Giddens
          555 Republic Drive
          Plano, TX 75074

    The Equity Committee retained Pryor, Cashman, Sherman & Flynn as its counsel, Southwest Securities, Inc., as its financial advisor, and Lightfoot Guest Wagner & Co. as its accountants.

       5.  EXECUTORY CONTRACTS AND UNEXPIRED LEASES

    As part of the PennCorp Sales Transaction, the Debtors requested Bankruptcy Court approval of the assumption of substantially all of their executory contracts and unexpired leases and the assignment thereof to PennCorp pursuant to Section 365 of the Bankruptcy Code. As part of the Order Approving the PennCorp Sales Transaction, the Bankruptcy Court approved the assumption and assignment of the designated executory contracts. The Debtors have also filed other motions to either assume or reject various executory contracts and unexpired leases during the Chapter 11 Case.

    The Debtors also filed the Motion for Approval of the Rejection of the Executory Contract with C. Fred Rice and the Motion for Approval of the Rejection of the Executory Contract with Robert T. Shaw. The Debtors, Shaw and Rice agreed to an order on March 26, 1996 to terminate such contracts without resolution of the issue as to whether such contracts were executory.

    Any executory contract not expressly assumed on or before the Confirmation Date of the Joint Plan shall be deemed rejected. The Debtors do not believe that any material unassumed executory contracts exist at the present time.

       6.  EXTENSIONS OF EXCLUSIVITY

    Pursuant to Section 1121(b) of the Bankruptcy Code, the Debtors' exclusive period for filing a plan would have ended on February 7, 1996; and, pursuant to
Section 1121(c), the Debtors' exclusive period for soliciting acceptances of a plan by impaired classes would have ended on or about April 7, 1996. On February 2, 1996, the Debtors filed their Motion to Extend the Debtors' Exclusivity Periods Pursuant to 11 U.S.C. Section 1121(d) (the "First Exclusivity Motion"), requesting that the Bankruptcy Court extend the Section 1121(b) and (c) exclusivity periods. On February 6, 1996, the Bankruptcy Court granted the Debtors' First Exclusivity Motion.

    The Debtors requested a second extension of their exclusivity periods on March 3, 1996. The Bankruptcy Court granted the second extension on March 26, 1996, allowing the Debtors until May 31, 1996, to file a plan and 90 days thereafter for soliciting acceptances of such plan by impaired classes. On May 31, 1996, the Debtors filed a plan which, with the filing of the Joint Plan, has been effectively withdrawn.

    Following the Bankruptcy Court's approval of the second extension motion, the Equity Committee, the Creditors Committee and the Shaw Group filed motions seeking the termination of the Debtors' exclusive periods, and on July 2, 1996, the Court entered the Agreed Order Granting Continuance of Hearings (the "Agreed Continuance Order") with respect to such motions. Pursuant to the terms of the Agreed Continuance Order, the Debtors retained the exclusive right to file a plan of reorganization until August 16, 1996, and the Debtors further agreed not to seek a further extension of the exclusive period beyond August 16, 1996. On August 26, 1996, the Creditors Committee filed a plan which, with the filing of the Joint Plan, has been effectively withdrawn.

       7.  AUTOMATIC STAY LITIGATION

    As of the date hereof, no motion for relief from the automatic stay has been filed by any party in interest.

       8.  SALES OF PROPERTY

    Except with respect to the PennCorp Sales Transaction, as of the date of this Disclosure Statement, the Debtors have not requested Bankruptcy Court authority for any sales of property of the estate outside the ordinary course of business.

       9.  PREFERENCES

    Under federal bankruptcy law, a debtor in possession may avoid prepetition transfers of assets of a debtor as "preferential transfers." To constitute a preferential transfer, the transfer must be (1) of the debtor's property; (2) to or for antecedent debt; (3) made while the debtor was insolvent; (4) made within 90 days before the filing of a bankruptcy petition or made within one year if to an "insider"; and (5) a transfer that enables the creditor to receive more than it would receive under Chapter 7 liquidation of the debtor's assets. For this purpose, the Bankruptcy Code creates a rebuttable presumption that the debtor was insolvent during the 90 days immediately before the filing of the bankruptcy petition. The Debtors have conducted an initial review of payments made within 90 days of the filing of the petitions, and believe any potential preference recoveries within such period to be immaterial.

       10.  FRAUDULENT TRANSFERS

    Fraudulent transfer law generally is designed to avoid two types of transactions: (i) conveyances that constitute "actual fraud" upon creditors, and
(ii) conveyances that constitute "constructive fraud" upon creditors. In the bankruptcy context, fraudulent transfer liability arises under Section 548 and 544 of the Bankruptcy Code. Section 548 permits the debtor in possession to "reach back" for a period of one year to avoid fraudulent transfers made by the debtors or fraudulent obligations incurred by the debtors, and Section 544 permits the debtor in possession to apply applicable state fraudulent transfer law to any such action. Assuming that Texas state law were to apply, the debtor in possession could challenge conveyances, transfers or obligations made or incurred by the Debtors within the past four years if a number of technical requirements are met. The Debtors have conducted an initial review of payments made within one year of the filing of the petition, and believe any potential fraudulent transfer recoveries within such period to be immaterial.

       11.  TAX SETTLEMENT

    On August 23, 1996, a Joint Motion for Approval of Agreement for Compromise and Settlement of Tax Claims and Certain Tax-Related Liabilities of the Debtors (the "Tax Settlement Motion") was filed in the Bankruptcy Court by ICH, SWL Holding, Care, FMI, Southwestern Life, Constitution, Union Bankers, Marquette, BML, SFC, PennCorp, and the United States of America, on behalf of its agency, the IRS (collectively, the "Movants"). CNC, Shaw, Rice and Carlisle subsequently filed with the Bankruptcy Court their statement supporting the relief requested in the Tax Settlement Motion and undertaking to perform their respective portions of the settlement.

    The Tax Settlement Motion reflected the fact that the IRS had originally asserted that the Movants might owe as much as $200 million in taxes for the years 1990-1995. Following a lengthy and detailed review, information gathering and negotiations, the Movants sought the Bankruptcy Court's approval of a global and final compromise and settlement of those liabilities with the IRS. Under the terms of the Tax Settlement Motion, generally, (i) the federal income tax liabilities of ICH, Southwestern Life, Constitution, Union Bankers, Marquette, ICH Funding Corporation, Modern American, Western, BML, and Philadelphia American for all tax periods ended on or before December 31, 1995, were determined with no additional taxes due; (ii) the federal income tax liabilities of CFLIC, Shaw, Rice, and Carlisle for all tax periods ended on or before December 31, 1994, were resolved; (iii) the federal income tax liabilities of each corporation listed on Exhibit A attached to the Tax Settlement Motion (other than ICH, Southwestern Life, Constitution, Union Bankers, Marquette, ICH Funding, Modern American, Western Pioneer, BML, or Philadelphia American), for all tax periods ended on or before December 31, 1995, in which such corporation was included in a consolidated federal income tax return filed by Modern American, ICH, or a subsidiary of ICH as set forth on such Exhibit A were finally determined with no additional tax due; and (iv) ICH's federal income tax indemnification obligations to certain indemnified parties were also resolved through the Tax Settlement. In addition, ICH will receive approximately $3.4 million from the IRS. Shaw, Rice, Carlisle, and CNC, collectively, are also required to pay $550,000 to ICH. The Debtors will retain no net operating losses, general business credits or other tax credits or capital loss carryovers and will have no earnings and profits accounts remaining from tax years ending prior to January 1, 1996.

    On September 13, 1996, the Bankruptcy Court approved the Tax Settlement Motion and authorized the Debtors, on behalf of themselves and their consolidated subsidiaries, to consummate the terms of the Tax Settlement Motion as described above. The Order approving the Tax Settlement Motion became a Final Order on September 23, 1996.

    After consummation of the Tax Settlement Motion, provided that there is no showing of fraud or malfeasance or misrepresentation of a material fact (as required to challenge agreements made pursuant to Section 7121 of the Internal Revenue Code), the IRS will not assess any taxes, interest, or penalties or propose any adjustments to or with respect to

(a) the Debtors or any entity identified on Exhibit A to the Tax Settlement Motion for any tax period ended on or before December 31, 1995, or (b) CNC, Shaw, Rice, or Carlisle for any tax period ended on or before December 31, 1994.

    PennCorp and SFC have agreed that, at such time as (i) the Order approving the Tax Settlement Motion becomes final; (ii) all tax liabilities of the Debtors and their consolidated subsidiaries for periods prior to the closing of the PennCorp Sales Transaction have been disposed of, adjudicated, or settled or provision has been made for the payment thereof in a manner reasonably acceptable to PennCorp and SFC; and (iii) PennCorp and SFC are satisfied in their reasonable discretion that none of the companies acquired, directly or indirectly, from the Debtors has any liability for any such tax liabilities, all funds in the PennCorp Escrow in excess of $35 million will be returned to ICH and, therefore, made available for distribution in accordance with the Joint Plan. See "Certain Risk Factors to be Considered--Factors Relating to the Liquidating Trust-- Availability of PennCorp Sales Transaction Escrow Amount."

    As reflected on EXHIBIT D to this Disclosure Statement, the Tax Settlement will result in the receipt by the Debtors of the $3.95 million described above, the release of a substantial amount of the PennCorp Escrow in excess of $35 million and the elimination of the Debtors' tax liability of approximately $11.1 million.

       12.  TENNECO SETTLEMENT

    In 1986, ICH acquired several insurance companies from Tenneco Inc. ("Tenneco") and issued a promissory note in payment of the purchase price (the "Promissory Note"). A portion of the Promissory Note remains due and owing by ICH, and Tenneco has filed a proof of claim in the amount of $21,952,012 based upon the Promissory Note.

    In connection with the acquisition, Tenneco provided indemnification to ICH with respect of certain federal income taxes. ICH maintains it is entitled to indemnification payments of approximately $37,500,000 pursuant to such indemnification, and Tenneco maintains that its indemnification liability is for less than such amount.

    The controversy regarding the validity and extent of the claims of ICH and Tenneco is highly complex. Resolution of such controversy would likely require a judicial determination of complex issues involving several different entities over extended periods of time. Such litigation would likely last for a lengthy period of time and entail substantial expense. Since the outcome cannot be predicted with certainty and involves risks of adverse consequences to both parties, the Debtors and Tenneco have reached a compromise and settlement of all Claims between them. Pursuant to the settlement with Tenneco, Tenneco will pay ICH $18.5 million and ICH and Tenneco will exchange mutual releases.

    As reflected on EXHIBIT D to this Disclosure Statement, the Tenneco Settlement will result in the receipt of $18.5 million by ICH, the write-off of the recoverable on tax indemnification of $24.6 million and elimination of Tenneco's Claim of $21.952 million.

VI.  FINANCIAL STATEMENTS OF THE DEBTORS

    A.  PROJECTED CONSOLIDATED BALANCE SHEET OF THE DEBTORS AT DECEMBER 31,
     1996:

                                     ASSETS
                                 (IN THOUSANDS)

Cash and short-term investments....................................................  $ 186,078
Restricted cash and short-term investments.........................................     35,000
Investments in subsidiaries held for sale..........................................     89,409
Investment in FMI, debtor in possession............................................      9,260
Debt securities, at amortized cost (SFC Note)......................................     40,000
CFSB Interest......................................................................     18,000(1)
Real estate, at lower of cost or fair market value.................................      2,585
Other assets.......................................................................        469
                                                                                     ---------
  TOTAL ASSETS.....................................................................  $ 380,805
                                                                                     ---------
                                                                                     ---------

                               LIABILITIES/CLAIMS
                                 (IN THOUSANDS)

Post petition liabilities not subject to compromise................................  $   5,216
Priority Tax Claims: Kentucky Tax Claim............................................         69
Retiree Benefits...................................................................      5,565
Liabilities subject to compromise:
  Secured-Ozark (Class 1)..........................................................        368
  Secured-Sayyah (Class 2).........................................................         --
  Tenneco (Class 3)................................................................         --
  Unsecured (Class 5):
    11 1/4 due 1996................................................................    266,425
    11 1/4 due 2003................................................................     94,836
    Advances from FMI..............................................................      6,305
    Shaw/Rice Contract (Disputed)..................................................      5,775
    Sayyah (Disputed)..............................................................      3,244
    Castle.........................................................................      3,039
    Other..........................................................................        461
                                                                                     ---------
    Total Class 5..................................................................    380,085
                                                                                     ---------
TOTAL LIABILITIES/CLAIMS...........................................................  $ 391,303
                                                                                     ---------
                                                                                     ---------
STOCKHOLDERS' DEFICIT..............................................................  $  10,498

------------------------------

(1) The value of the CFSB Interest is subject to considerable uncertainty and, historically, no value for the CFSB Interest has been reflected in ICH's GAAP financial statements. At the Petition Date, ICH assigned a value of $18 million for the CFSB Interest, based on prior valuations by the Debtors of the CFSB Interest, CFSB's financial condition at the Petition Date, and consideration of current uncertainties regarding the CFSB Interests. The actual amount ultimately realized for the CFSB Interest could vary significantly from the assigned value of $18 million. See "Certain Risk Factors to be Considered--Factors Relating to the Liquidating Trust--Profits Interest in CFSB Corporation."

     NOTES TO PROJECTED CONSOLIDATED DECEMBER 31, 1996, UNAUDITED BALANCE SHEET

    The projected consolidated balance sheet of the Debtors has been prepared by the Debtors as of December 31, 1996. The Projected Consolidated Balance Sheet includes adjustments to the December 31, 1995, balance sheet, which was prepared according to GAAP on a going concern basis as shown on EXHIBIT C to this Disclosure Statement, to reflect the actual operations of ICH and its subsidiaries from January 1, 1996, to September 30, 1996, and the projected operations from September 30, 1996, to December 31, 1996. The projected consolidated balance sheet is not necessarily prepared according to GAAP, but includes management's best estimates as to the market values of the Debtors' assets. The assumptions used to project balance sheet information of the Debtors as of December 31, 1996, are described below and shown in detail in EXHIBIT D to this Disclosure Statement.

    The Projected Consolidated Balance Sheet and EXHIBIT D have been prepared to satisfy certain requirements of the Bankruptcy Code. These statements were not prepared with a view toward compliance with published guidelines of the American Institute of Certified Public Accountants regarding forecasts. Also, these statements do not include all of the necessary disclosures in order to conform with GAAP. The Debtors did not make all the disclosures required by GAAP, as the Debtors believe that such disclosures are not required for the proposed Joint Plan transactions under
Section 1125 of the Bankruptcy Code. The Debtors believe that if the Projected Consolidated Balance Sheet at December 31, 1996, and EXHIBIT D contained all of the disclosures required by GAAP they would not materially change. The Debtors' independent auditors and financial advisors have not examined, reviewed or compiled these financial statements and, accordingly, assume no responsibility for them.

    Adjustments taken into account to roll forward the December 31, 1995, balance sheet to September 30, 1996, which reflect the actual consolidated operating results of the Debtors from January 1, 1996, through September 30, 1996, include the collection of the $10 million receivable due from the PennCorp Sales Transaction and recognition of the CFSB Interest at an assigned value of $18,000,000. The actual amount ultimately realized for the CFSB Interest could vary significantly from the assigned value of $18 million. See "Certain Risk Factors to be Considered--Factors Relating to the Liquidating Trust--Profits Interest in CFSB Corporation."

    Adjustments from September 30, 1996, through December 31, 1996, include:

    - a $10.8 million reduction to Investment in Subsidiaries to reflect the market value of ICH's remaining subsidiaries, primarily BML. At September 30, 1996, at market value BML had the following: approximately $28 million in short-term investments ($3.5 million of which is subject to the Modern American/Western escrow discussed under "Certain Risk Factors to be Considered--Factors Relating to the Liquidating Trust--Modern American/Western and Philadelphia American Indemnification Obligations"), $23 million in corporate bonds and structured securities, $15 million in limited partnership interests, $14 million in real estate, insurance licenses valued at $5 million and miscellaneous other assets. Substantially all of the short-term investments and corporate bonds and structured securities portfolio are investment grade and highly liquid. Excluding reserves for pending policyholder litigation and potential indemnification claims, liabilities, net of reinsurance, are immaterial;

    - the impact of the Tax Settlement described herein under "The Chapter 11 Case--Continued Administration Under Chapter 11--Tax Settlement;"

    - the impact of the Tenneco Settlement described herein under the caption "Discussion of the Joint Plan--Tenneco Settlement;" and

    - the projected operating results of ICH from September 30, 1996, through December 31, 1996, including the projected collection of $7.8 million from a former subsidiary, payment of tax liabilities of former subsidiaries, accruals for management bonuses and adjustment of a contingent Kentucky tax liability to the amount filed in a proof of claim. The ultimate amount owed for the Kentucky tax liability could be substantially greater than the amount reflected on EXHIBIT D to this Disclosure Statement.

    The projected consolidated balance sheet of the Debtors as of December 31, 1996, and the financial information set forth on EXHIBIT D to this Disclosure Statement are forward-looking, and the values reflected therein are based on management's estimates of value as of December 31, 1996, and do not include any reserves for contingent and unliquidated liabilities of the Debtors. In addition, the projected balance sheet does not include an accrual for any taxes which may be due upon the transfer of assets to the Trust. See "Certain Risk Factors to be Considered--Factors Relating to the Liquidating Trust--Potential Tax Liabilities." There can be no assurance that such values will be achieved, and the values are subject to significant change if the assumptions and estimates described above and reflected on EXHIBIT D prove to be incorrect. Actual values as of December 31, 1996, may differ materially from those reflected in this Disclosure Statement. See "Summary--Classes and Treatment by Class" and "Certain Risk Factors to be Considered--Factors Relating to the Liquidating Trust--Projected Recovery."

    B.  UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR 1995

    The unaudited consolidated financial statements of the Debtors for the fiscal year ending December 31, 1995, are attached as EXHIBIT C of this Disclosure Statement. For purposes of comparison, the audited consolidated balance sheet of the Debtors for the fiscal year ending December 31, 1994, and the audited consolidated statements of earnings of the Debtors for the years ended December 31, 1994 and 1993, are also attached as EXHIBIT C. As these financial statements have been prepared on a going concern basis, the values assigned to the asset categories contained therein do not represent management's opinions as to the value of those assets in liquidation.

VII.  DISCUSSION OF THE JOINT PLAN

    A summary of the principal provisions of the Joint Plan and the treatment of Classes of Claims and Interests is set forth below. The following discussion is qualified in its entirety by reference to the Joint Plan attached as EXHIBIT B to this Disclosure Statement.

    A.  PURPOSE OF THE JOINT PLAN; GENERAL JOINT PLAN REQUIREMENTS

    The Joint Plan represents a highly negotiated compromise agreed to among the Debtors, the Creditors Committee, the Equity Committee and certain other parties.

    The Joint Plan divides Claims and Interests into Classes and sets forth the treatment afforded to each Class, as provided in Section 1123 of the Bankruptcy Code. Under the Bankruptcy Code, a class of claims or interests is impaired under a plan, unless a plan (i) leaves unaltered the legal, equitable, and contractual rights of the holder of such claims or interests, or (ii) notwithstanding any contractual provision or law that entitles the holder of the claim or interest to demand or receive accelerated payment after the occurrence of a default, cures any such default, reinstates the maturity of the claim or interest as it exists before the default, and compensates the holder of the claim or interest for any damages incurred as a result of any reasonable reliance by such holder upon any provision or law that entitles the holder of such claim or interest to demand accelerated payment. For purposes of solicitation of the Joint Plan, all Classes of Claims against and Interests in ICH are deemed to be Impaired.

    Section 1122 of the Bankruptcy Code requires that, except for certain unsecured claims that may be classified for administrative convenience, a plan of reorganization may place a claim or interest in a particular class only if such claim or interest is substantially similar to the other claims or interests of such class. The Plan Proponents believe that the Joint Plan classifies all Claims or Interests in compliance with the provisions of Section 1122. If the Bankruptcy Court finds that a different classification is required in order for the Joint Plan to be confirmed, it is the present intent of the Plan Proponents to modify the Joint Plan, consistent with the overall settlement of the Plan Proponents evidenced by the Joint Plan, to provide any reasonable classification required by the Bankruptcy Court for confirmation and to use the acceptances received from any creditor or interest holder pursuant to this solicitation for the purpose of obtaining the approval of the Class or Classes of which such creditor or interest holder ultimately is deemed to be a member. Any such reclassification of Claims or Interests could affect the Class in which the creditor or interest holder was initially a member, or any other Class under the Joint Plan, by changing the composition of such class and the required vote thereof for approval of the Joint Plan.

    Section 1123(a)(4) of the Bankruptcy Code provides that a plan of reorganization must provide the same treatment for each claim or interest of a particular class, unless the holder of a particular claim or interest agrees to a less favorable treatment of its claim or interest. While the Plan Proponents believe that the Joint Plan complies with Section 1123(a)(4), if the Bankruptcy Court finds that the Joint Plan violates Section 1123(a)(4) and the creditors or interest holders affected do not consent to the treatment afforded them under the Joint Plan, the Bankruptcy Court could deny confirmation of the Joint Plan. To the extent permitted by the Bankruptcy Code and the Bankruptcy Court, acceptance of the Joint Plan by any Claimant or Interest holder pursuant to this solicitation will be deemed to be a consent to the Joint Plan's treatment of such Claimant or Interest holder, regardless of the identity of the Class within which such Claimant or Interest holder is ultimately classified by the Bankruptcy Court.

    In order for the holder of a Claim or Interest to participate in the Joint Plan and receive the treatment afforded to the applicable Class, such holder's Claim or Interest must be Allowed. The requirements for a Claim or Interest to be Allowed are described under "Voting Procedures--Persons Entitled to Vote on the Joint Plan."

    B.  TREATMENT OF CLASSES OF CLAIMS AND INTERESTS

          1.  SUMMARY OF JOINT PLAN

    The Joint Plan proposes the combined reorganization of ICH and the liquidation and distribution of the Debtors' assets which are not being retained by Reorganized ICH.

    As is more fully detailed below, on the Effective Date, certain of the Debtors' remaining assets (the "Retained Assets") will be retained by Reorganized ICH free and clear of all liens, claims and encumbrances. All other assets of the Debtors will be transferred to the Trust (the "Trust Assets"). Title to the Trust Assets will vest in the Trust free and clear of all liens, claims, encumbrances, and Interests, except the right of the holders of ICH Classes 1, 2, 3, 4 and 5, Care Classes 1 and 2, and SWL Holding Classes 1 and 2 to receive payment from the Trust under the Joint Plan. The Debtors will execute all documents or other instruments as may be necessary or requested by the Managing Trustee to convey and to confirm title to the Trust Assets to the Trust. In addition, the Managing Trustee will promptly disburse from the Trust when due: (i) contractual bonus payments to Susan A. Brown and Rodney D. Moore, in accordance with their Bankruptcy Court approved employment contracts; (ii) all Allowed Administrative Claims; and (iii) all other Claims required to be paid under the Joint Plan.

    The compensation of the Trustee(s) will be established in the Trust Agreement and will be paid from the Trust Assets. The expenses of the Trustee(s) will also be reimbursed from the Trust Assets.

    For a discussion of the assets of the Debtors' Estates that will be transferred to the liquidating trust, see "The Trust-- Trust Assets and Liquidation of the Trust Assets," and for discussions of the assets of the Debtors' Estates that will be retained by Reorganized ICH, see "Reorganized ICH--Assets of Reorganized ICH."

          2.  ORDERLY LIQUIDATION OF TRUST ASSETS

    The Trust will manage, liquidate, and distribute the assets of the Trust in accordance with the applicable provisions of the Joint Plan and the Trust Agreement. The Trust will be governed by the Trust Agreement, and will be managed by a Managing Trustee and three Supervisory Trustees. A form of Trust Agreement is attached as Exhibit A to the Joint Plan, and is subject to amendment prior to the Confirmation Hearing. See "The Trust."

          3.  CLASSES OF CLAIMS

    ICH CLASSES.

    All of the Claims against and Interests in ICH are classified within seven classes.

    ICH CLASS 1 consists of the Claim of Ozark National Life Insurance Company which is based on a mortgage loan secured by a lien on Perry Park.

    ICH CLASS 2 consists of the Claim of Victor A. Sayyah, which claim is based on a promissory note made by a predecessor of ICH with a current outstanding balance of approximately $30 million. The Debtors intend to file an objection to the Claim of Sayyah, and such claim is also subject to offset against an ICH loan to Sayyah with a current outstanding balance of approximately $27 million. The Debtors believe that, based upon their objection and the offset of Debtors' debt, no balance should be found by the Bankruptcy Court to be due to Sayyah. However, if any balance is found by the Bankruptcy Court to be due to Sayyah after giving effect to the offset, such balance shall be treated as an ICH Class 5 Claim.

    ICH CLASS 3 consists of the Claim of Tenneco. Tenneco's Claim against ICH is based upon an unsecured note of ICH due in 1996. However, Tenneco's Claim against ICH is subject to offset against a debt owed by Tenneco to ICH. ICH and Tenneco have negotiated a settlement of Tenneco's Claim, which will be approved by the Bankruptcy Court under the Joint Plan. For a discussion of the terms of settlement with Tenneco, see "Discussion of the Joint Plan--Tenneco Settlement."

    ICH CLASS 4 consists of all other Secured Claims against ICH, if any. The Debtors do not know of any such other Secured Claims and believe no such Claims exist.

    ICH CLASS 5 consists of all Unsecured Claims against ICH, including the Claims of holders of the ICH 11 1/4% Senior Subordinated Notes due 1996 and the ICH 11 1/4% Senior Subordinated Notes due 2003. ICH Class 5 also includes Allowed Securities-Related Claims, if any, related to Notes.

    ICH CLASS 6 consists of the equity interests represented by the duly authorized, validly issued, and outstanding 8,000,000 shares of the $1.75 Convertible Exchangeable Preferred Stock Series 1986-A, issued by ICH, and Allowed Securities-Related Claims, if any, related to Preferred Stock.

    ICH CLASS 7 consists of the equity interests represented by the duly authorized, validly issued, and outstanding 48,644,112 shares of common stock, $1.00 par value per share, issued by ICH, and Allowed Securities-Related Claims, if any, related to Common Stock.

    SWL CLASSES.

    All of the Claims against and Interests in SWL Holding are classified within three classes.

    SWL CLASS 1 consists of all Secured Claims against SWL Holding, if any. The Debtors do not know of any Secured Claims against SWL Holding and believe that no such Claims exist.

    SWL CLASS 2 consists of all Unsecured Claims against SWL Holding, if any. The Debtors do not know of any Unsecured Claims against SWL Holding and believe that no such Claims exist.

    SWL CLASS 3 consists of the outstanding common stock of SWL Holding held by ICH.

    CARE CLASSES

    All of the Claims against and Interests in Care are classified within three classes.

    CARE CLASS 1 consists of all Secured Claims against Care, if any. The Debtors do not know of any Secured Claims against Care and believe that no such Claims exist.

    CARE CLASS 2 consists of all Unsecured Claims against Care, if any. The Debtors do not know of any Unsecured Claims against Care and believe that no such Claims exist.

    CARE CLASS 3 consists of the outstanding common stock of Care held by ICH.

    For a discussion of the amount of Claims within each of the above described Classes, see "Summary--Classes and Treatment by Class."

       4.  TREATMENT OF CLAIMS

    TREATMENT OF CLASSIFIED CLAIMS AGAINST AND INTERESTS IN ICH.

    All classified Claims against and Interests in ICH, except Administrative and Priority Claims, will be treated as follows:

    Secured Claims.

    ICH CLASS 1--SECURED CLAIM OF OZARK. On the Initial Distribution Date, the Allowed Amount of the Secured Claim of Ozark will be paid in cash in full by the Trust. The Allowed Amount of such Claim is the sum of (a) the outstanding balance of the promissory note from ICH to Ozark, which is $323,863.19, (b) accrued but unpaid prepetition interest of $9,804.62, (c) post-petition interest from the Petition Date until such Claim is paid in full, calculated at the contract rate set forth in such promissory note, and (d) reasonable fees and expenses, if any, incurred by Ozark as provided in Section 506(b) of the Bankruptcy Code. Ozark will retain its lien on the collateral securing such Claim until such Claim has been paid in full hereunder, at which time Ozark will release its lien.

    ICH CLASS 2--SECURED CLAIM OF SAYYAH. On the Initial Distribution Date, the Allowed Secured Claim of Sayyah will be satisfied by an offset of the Allowed Amount of Sayyah's Claim against the amount of Sayyah's obligation to ICH.

    ICH CLASS 3--TENNECO. The Tenneco Claim is the subject of the Tenneco Settlement anticipated by the Debtors to be presented to the Bankruptcy Court in the Tenneco Settlement Motion prior to the Confirmation Hearing. If the Tenneco Settlement Motion has been granted by Order of the Bankruptcy Court on or before the Confirmation Date, then this Class will be moot and the Tenneco Settlement will be in exchange for and in full satisfaction of all Claims of Tenneco. If the Tenneco Settlement has not been approved prior to Confirmation, Confirmation of the Plan will constitute the Bankruptcy Court's approval of the Tenneco Settlement. If the Tenneco Settlement Motion has been disapproved by the Bankruptcy Court prior to Confirmation, the Allowed Secured Claim of Tenneco will be satisfied by an offset of the Allowed Amount of Tenneco's Claim against the amount of Tenneco's obligation to ICH. See "Discussion of the Joint Plan--Tenneco Settlement."

    ICH CLASS 4--OTHER SECURED CLAIMS. Each ICH Class 4 Claim will be satisfied by payment in cash in full from the Trust in the Allowed Amount of such Secured Claim or by delivery to the holder of an Allowed ICH Class 4 Claim of the property securing such Claim, at the election of the Trustee, on the later of
(i) the Initial Distribution Date or (ii) the date such payment is due under applicable law.

    Unsecured Claims.

    ICH CLASS 5--GENERAL UNSECURED CLAIMS. In exchange for and in full settlement of all ICH Class 5 Claims, the holders of Allowed ICH Class 5 Claims will receive a beneficial interest in the proceeds of all Trust Assets, which, following payment of or provision for all other Claims as provided in Article II and Section 4.1(a) of the Joint Plan, will be distributed to the ICH Class 5 Claimants according to the following procedures:

        (a) on the Initial Distribution Date, a Pro Rata distribution of Available Cash determined as of the Effective Date; and

        (b) subsequent to the Initial Distribution Date, Pro Rata distributions of Available Cash as and when from time to time determined and declared by the Trustee in accordance with the provisions of the Trust Agreement.

    ICH Interests.

    ICH CLASS 6--PREFERRED STOCK. In exchange for and in full satisfaction of all Interests related to Preferred Stock, Record Holders of Allowed ICH Class 6 Interests on the Effective Date will be entitled to receive, for each share of Preferred Stock held, 0.2 shares of Reorganized ICH Common Stock, rounded to the nearest whole number of shares; PROVIDED, HOWEVER, that:

        (a) no distribution of Reorganized ICH Common Stock will be made with respect to any shares of Preferred Stock held by any Beneficial Holder who holds less than 14 shares of Preferred Stock and the ICH Class 6 Interest of

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    such Beneficial Holders will be reduced to zero (and Record Holders who are nominee holders for more than one such Beneficial Holder will not aggregate holdings of such Beneficial Holders for purposes of determining the distribution to which such Record Holder may be entitled);

        (b) any Beneficial Holder of an Allowed ICH Class 6 Interest that holds, in the aggregate, between 14 and 650 shares of Preferred Stock (or that agrees to voluntarily reduce its Class 6 Interest to 650 shares of Preferred Stock), or any Record Holder specifically authorized by that Beneficial Holder, may elect at the time it transmits its Securities pursuant to a Letter of Transmittal to receive a single cash payment of $.36 per share of Preferred Stock in lieu of receiving shares of Reorganized ICH Common Stock; and

        (c) any Beneficial Holder of an ICH Class 6 Interest, or any Record Holder specifically authorized by that Beneficial Holder, may agree in writing with the Equity Committee prior to the Effective Date, or with Reorganized ICH on or after the Effective Date, to accept any lesser amounts of cash or Reorganized ICH Common Stock in full satisfaction of its ICH Class 6 Interest.

    Holders of Allowed Securities-Related Claims related to Preferred Stock, if any, will receive no distributions except as provided in Section 11.4 of the Joint Plan.

    ICH CLASS 7--COMMON STOCK. In exchange for and in full satisfaction of all Interests related to Common Stock, Record Holders of Allowed ICH Class 7 Interests on the Effective Date will be entitled to receive, for each share of Common Stock held, 0.0269 shares of Reorganized ICH Common Stock, rounded to the nearest whole number of shares; PROVIDED, HOWEVER, that:

        (a) no distribution of Reorganized ICH Common Stock will be made with respect to any shares of Common Stock held by any Beneficial Holder who holds less than 101 shares of Common Stock and the ICH Class 7 Interest of such Beneficial Holders will be reduced to zero (and Record Holders who are nominee holders for more than one such Beneficial Holder will not aggregate holdings of such Beneficial Holders for purposes of determining the distribution to which such Record Holder may be entitled);

        (b) any Beneficial Holder of an Allowed ICH Class 7 Interest that holds, in the aggregate, between 101 and 5,000 shares of Common Stock (or that agrees to voluntarily reduce its ICH Class 7 Interest to 5,000 shares of Common Stock), or any Record Holder specifically authorized by that Beneficial Holder, may elect at the time it transmits its Securities pursuant to a Letter of Transmittal to receive a single cash payment of $.05 per share of Common Stock in lieu of receiving shares of Reorganized ICH Common Stock;

        (c) any Beneficial Holder of an ICH Class 7 Interest, or any Record Holder specifically authorized by that Beneficial Holder, may agree in writing with the Equity Committee prior to the Effective Date, or with Reorganized ICH on or after the Effective Date, to accept any lesser amounts of cash or Reorganized ICH Common Stock in full satisfaction of its Class 7 Interest.

    Holders of Allowed Securities-Related Claims related to Common Stock, if any, will receive shares of Reorganized ICH Common Stock calculated in accordance with Section 11.5 of the Joint Plan.

    TREATMENT OF CLASSIFIED CLAIMS AGAINST AND INTERESTS IN SWL HOLDING.

    All classified Claims against and Interests in SWL Holding, except Administrative and Priority Claims, will be treated as follows:

    SWL HOLDING CLASS 1--SECURED CLAIMS. Each SWL Holding Class 1 Claim will be satisfied by payment in cash in full by the Trust in the Allowed Amount of such Secured Claim or by delivery to the holder of an Allowed SWL Holding Class 1 Claim of the property securing such Claim, at the election of the Trustee, on the later of (i) the Initial Distribution Date or (ii) the date such payment is due under applicable law.

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
    SWL HOLDING CLASS 2--GENERAL UNSECURED CLAIMS. In exchange for and in full settlement of all SWL Holding Class 2 Claims, the holders of SWL Holding Class 2 Claims will be paid in cash by the Trust from assets originating in the Estate of SWL Holding the Allowed Amount of such Claim on the later of (i) the Initial Distribution Date or (ii) the date such payment is due under applicable law.

    SWL HOLDING CLASS 3--COMMON STOCK. On the Effective Date, Reorganized ICH will retain the common stock in SWL Holding after the transfer of all assets of SWL Holding to the Trust.

    TREATMENT OF CLASSIFIED CLAIMS AGAINST AND INTERESTS IN CARE.

    All classified Claims against and Interests in Care, except Administrative and Priority Claims, will be treated as follows:

    CARE CLASS 1--SECURED CLAIMS. Each Care Class 1 Claim will be satisfied by payment in full in cash by the Trust in the Allowed Amount of such Secured Claim or by delivery to the holder of an Allowed Care Class 1 Claim of the property securing such Claim, at the election of the Trustee, on the later of (i) the Initial Distribution Date or (ii) the date such payment is due under applicable law.

    CARE CLASS 2--GENERAL UNSECURED CLAIMS. In exchange for and in full settlement of all Care Class 2 Claims, the holders of Care Class 2 Claims will be paid in cash by the Trust from assets originating in the Estate of Care in the Allowed Amount of such Claim on the later of (i) the Initial Distribution Date or (ii) the date such payment is due under applicable law.

    CARE CLASS 3--COMMON STOCK. On the Effective Date, Reorganized ICH will retain all of the common stock in Care after the transfer of all non-Retained Assets of Care to the Trust.

    C.  TREATMENT OF NON-CLASSIFIED CLAIMS

    In accordance with Section 1123 of the Bankruptcy Code, the Joint Plan does not classify Administrative Claims, wage related claims (if any), employee benefit plan claims (if any), and Claims held by governmental units for taxes.

       1.  ADMINISTRATIVE CLAIMS

    Each holder of an Administrative Claim except as otherwise set forth in
Article II of the Joint Plan (and specifically excluding Administrative Tax Claims) shall receive from the Trust either (i) with respect to Administrative Claims which are Allowed Claims on the Effective Date, the amount of such holder's Allowed Claim in one cash payment on the Initial Distribution Date,
(ii) with respect to Administrative Claims that become Allowed Claims after the Effective Date, the amount of such holder's Allowed Claim in one cash payment on the applicable Distribution Date, or (iii) such other treatment agreed upon in writing by the Debtors and such holder; PROVIDED, HOWEVER, that any such Administrative Claim representing a liability incurred in the ordinary course of business by any of the Debtors shall be paid by the Trust in accordance with the terms and conditions of the particular transaction giving rise to such liability and any agreements relating thereto. In connection herewith, the estimated amounts of such Administrative Claims shall on the Effective Date be reserved by the Trust with respect to payment of such Allowed Administrative Claims and shall not be treated as Available Cash.

    FEE CLAIMS. Each professional person whose retention with respect to the Debtors' cases has been approved by the Bankruptcy Court and who holds, or asserts, an Administrative Claim that is a Fee Claim will be required to file with the Bankruptcy Court a final fee application within sixty days after the Effective Date and to serve notice thereof on all parties entitled to such notice pursuant to the Order Establishing Interim Procedures and Guidelines for Compensation of Professional Persons. The failure to file timely the fee application as required under Section 2.1(b) of the Joint Plan will result in the Fee Claim being forever barred and discharged. A Fee Claim, with respect to which a Fee Application has been properly Filed pursuant to Section 2.1(b) of the Joint Plan, will be an Administrative Claim only to the extent allowed by Final Order. Not later than 15 days following the Effective Date, each such professional person will file an estimate of its final Fee Claim on all parties entitled to such notice pursuant to the Order Establishing Interim Procedures and Guidelines for Compensation of Professional Persons. The estimated amounts of such Fee Claims will on the Effective Date be reserved by the Trust for payment of such Fee Claims and will not be treated as Available Cash.

    Notwithstanding the above, it is anticipated that there will be miscellaneous legal work, following the Effective Date, which will need to be completed by the Debtors' counsel in an orderly winding up of the affairs of the Debtors and their estates. All such fees will be submitted directly to the Trustee(s) for review and payment under the same billing guidelines utilized throughout the Chapter 11 Case.

    EMPLOYMENT AGREEMENTS. All amounts due to Susan A. Brown and Rodney D. Moore pursuant to their respective Employment Agreements entered into with ICH as of January 1, 1996, will be paid by the Trust on the Initial Distribution

Date to the extent then owed. Any additional amounts that become thereafter payable under such Employment Agreements will be paid by the Trust within thirty days after such amounts are determined.

    OTHER ADMINISTRATIVE CLAIMS. Any Administrative Claim must be filed with the Court within sixty days after the Effective Date and notice thereof served on all parties entitled to such notice. The failure to file a timely application as required under Section 2.1(d) of the Joint Plan will result in the Claim being forever barred and discharged. An Administrative Claim with respect to which an application has been properly Filed pursuant to Section 2.1(d) of the Joint Plan, will become an Allowed Administrative Claim to the extent such claim is allowed by Final Order.

    REGARDING CERTAIN INDEMNIFICATIONS. The provisions of the Order Regarding Indemnification of Officers and Directors of the Debtors entered on February 14, 1996 will be obligations of the Trust, subject to any and all defenses thereto of the Debtors, the Estates or the Trust, including that such claims are subordinated pursuant to the provisions of the Bankruptcy Code PROVIDED, HOWEVER, that such obligations will not be obligations of Reorganized ICH. The balance of the Indemnification Fund will be utilized as provided in such order. Upon resolution of all claims against the Indemnification Fund, any remaining funds in the Indemnification Fund will become Available Cash.

       2.  ADMINISTRATIVE AND PRIORITY TAX CLAIMS

    TAX SETTLEMENT. The Tax Settlement resolves and satisfies all Priority Claims for federal income taxes for which the Debtors are responsible for tax years 1990-1995. See "The Chapter 11 Case--Continued Administration Under Chapter 11--Tax Settlement."

    ADMINISTRATIVE TAX CLAIMS. Each holder of an Allowed Administrative Claim for (a) taxes shown on the Federal income tax returns in which the Debtors are includible for the period from and after January 1, 1996, and ending on the Effective Date, and (b) State income tax returns in which the Debtors are includible for the period during which the Debtors' Chapter 11 Case is being administered and any other taxes of the Debtors payable pursuant to Section 507(a)(1) of the Bankruptcy Code (collectively, the "Allowed Administrative Tax Claims"), if any, will be paid in cash in full from the Trust on the later of
(i) the Initial Distribution Date or (ii) the date such payment is due under applicable law. Payment of Allowed Administrative Tax Claims will be the responsibility of the Trust, and the estimated amounts of such tax liabilities as of the Effective Date will be reserved and will not be treated as Available Cash. The amount of Allowed Administrative Tax Claims will be determined after giving effect to the terms of the Tax Settlement by a deemed closing of the books of the Debtors as of the close of the Effective Date, and will be determined where appropriate on a consolidated or combined basis consistent with the manner in which the Debtors have previously filed tax returns. If the Effective Date occurs in a taxable year subsequent to the taxable year including January 1, 1996, the amount of Allowed Administrative Tax Claims will be determined by carrying forward all available net operating losses, capital losses, alternative minimum tax net operating losses, and other tax attributes of the Debtors and members of their consolidated or combined groups, where applicable, for full use in the period of such subsequent taxable year deemed for these purposes to end on the Effective Date.

    PRIORITY TAX CLAIMS. Each Allowed Claim for State taxes entitled to priority in accordance with Section 507(a)(8) of the Bankruptcy Code, will be paid in cash in full by the Trust on the later of (i) the Initial Distribution Date or (ii) the date such payment is due under applicable law.

       3.  OTHER PRIORITY CLAIMS

    Each Priority Claim, if any, will be paid in cash in full by the Trust on the Initial Distribution Date, or such later date as provided in any agreement or employment policy governing such Claims.

       4.  PRESERVATION OF RETIREE BENEFITS

    On the Effective Date, the Trust will provide for the continuation of the payment of any applicable retiree benefits, as that term is defined in Section 1114 of the Bankruptcy Code, at the level established by the Debtors prior to Confirmation pursuant to the terms of the applicable retiree benefit documents in accordance with Section 1114 of the Bankruptcy Code, for the duration of the period the Debtors have obligated themselves to provide such benefits. Amendments may be made, where possible, to the benefits and benefit plans of the Debtors to the extent permitted under the provisions of the benefit plans, and it is anticipated that a commercial provider(s) of benefits will be retained to provide such retiree benefits on behalf of the Trust.

       5.  U.S. TRUSTEE FEES

    All fees payable under 28 U.S.C. Section 1930 will be paid in cash in full by the Trust on the Effective Date and thereafter by the Trust in accordance with such statute.

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
    D.  PROVISIONS RELATING TO SECURITIES

       1.  DISTRIBUTION RECORD DATE

    The Effective Date will be the date for determining the Entities holding Securities who are entitled to receive distributions pursuant to Article IV of the Joint Plan. As of the close of business on the Effective Date, the transfer ledgers in respect of the Securities will be closed and no transfer of Securities occurring after the Effective Date will be recognized. Reorganized ICH, the Trustee(s), the Transfer Agent, the Distribution Agent, the Indenture Trustee, and their respective agents will be entitled to recognize and deal for all purposes of the Joint Plan with only those holders of record stated on their respective transfer ledgers for the Securities as of the close of business on the Effective Date.

       2.  CANCELLATION OF SECURITIES

    On the Effective Date, all outstanding Securities (and the rights of the Claimants and Interest Holders therein) together with any options, rights or warrants to purchase Securities from the Debtors will be terminated, cancelled, and extinguished. Notwithstanding the foregoing, cancellation of the Securities will not impair the rights of Record Holders of the Securities as of the Effective Date to receive distributions on account of such Securities pursuant to the Joint Plan.

       3.  TENDER OF SECURITIES

        (a) Each Record Holder of a Security as of the Effective Date will be provided with a Letter of Transmittal for each class of Securities held by such holder, pursuant to which such holder may transmit its Securities to the Bank of Louisville and Trust Company, who will act as the Distribution Agent (the "Distribution Agent"). Each Letter of Transmittal will be accompanied by instructions for transmitting a holder's Securities to the Distribution Agent. Beneficial holders of Securities who hold their Securities through a broker or other nominee holder will receive appropriate Letters of Transmittal from their broker or other nominee holder, together with instructions for tendering their Securities. Letters of Transmittal must be completed and duly executed in accordance with the instructions accompanying such Letters of Transmittal.

        (b) As a condition to the receipt by any holder of Securities of any distribution under the Joint Plan to be made on account of such Securities, such holder of the Securities must deliver to the Distribution Agent the Securities giving rise to such holder's Allowed Claim or Interest, together with the Letter of Transmittal, properly completed and executed by such holder of the Securities, and any documents required by the Letter of Transmittal, on or before the second anniversary of the Effective Date. The method of delivery of the Securities to the Distribution Agent is at the election and risk of the holder of the Securities, but if such delivery is by mail, it is recommended that the holder use properly insured, registered mail, return receipt requested. The Letter of Transmittal and the Securities will be sent to the Distribution Agent and will not be sent to the Trustee or to Reorganized ICH. Upon receipt of Securities, the Distribution Agent will mark the Securities as "cancelled" or "paid." In the event of any lost or destroyed Securities, the holder thereof must deliver an affidavit of loss or destruction to the Distribution Agent (and, if required, the Transfer Agent or Indenture Trustee, as applicable), as well as an agreement to indemnify Reorganized ICH, the Distribution Agent, and the Trust (and, if required, the Transfer Agent or Indenture Trustee, as applicable), in form and substance reasonably acceptable to Reorganized ICH, the Distribution Agent, the Trust and, if required, the Transfer Agent or Indenture Trustee, as applicable, including, if requested, an appropriate bond, in order to receive any distribution under the Joint Plan on account of such Securities.

        (c) All questions as to the validity, form, or eligibility of the tendered Securities will be resolved by the Bankruptcy Court. The Distribution Agent will be under no duty to give notification of defects in such tenders, and will not incur liabilities for failure to give notification of such defects. Any Securities received by the Distribution Agent that are not properly tendered and as to which the irregularities have not been cured or waived, will be returned by the Distribution Agent to the appropriate tendering holder as soon as practicable.

       4.  UNSURRENDERED OUTSTANDING SECURITIES

    Two years after the Effective Date, any holder of an Allowed Claim or Allowed Interest arising on account of outstanding Securities (excluding Securities-Related Claims) who has not surrendered such holder's Securities as described above will forfeit, to the extent permitted by law, such holder's right to receive any distribution under the Joint Plan with respect to such Allowed Claim or Allowed Interest.

       5.  TREASURY SECURITIES

    All Securities held in treasury by ICH immediately before the Effective Date will be cancelled and extinguished as of the Effective Date without any action on the part of ICH and no payment or distribution will be made with respect thereto.

       6.  CASH-OUT ELECTION

    Each holder of ICH's outstanding Preferred Stock who holds between 14 and 650 shares of Preferred Stock on the Effective Date (which date also will be the record date for distributions under the Joint Plan to holders of Securities) may elect at the time it transmits its Securities pursuant to a Letter of Transmittal to receive a single cash payment of $.36 per share of Preferred Stock in lieu of receiving shares of Reorganized ICH Common Stock. In addition, any holder of ICH's outstanding Preferred Stock who holds more than 650 shares of Preferred Stock may elect to reduce its Class 6 Interest to 650 shares of Preferred Stock and receive a single cash payment of $234 ($.36 X 650 shares) in lieu of receiving shares of Reorganized ICH Common Stock.

    Each holder of ICH's outstanding Common Stock who holds between 101 and 5,000 shares of Common Stock on the Effective Date may elect at the time it transmits its Securities pursuant to a Letter of Transmittal to receive a single cash payment of $.05 per share of Common Stock in lieu of receiving shares of Reorganized ICH Common Stock. In addition, any holder of ICH's outstanding Common Stock who holds more than 5,000 shares of Common Stock may elect to reduce its ICH Class 7 Interest to 5,000 shares of Common Stock and receive a single cash payment of $250 ($.05 per share X 5,000) in lieu of receiving shares of Reorganized ICH Common Stock.

    Letters of Transmittal distributed to holders of Preferred Stock and Common Stock will contain a provision allowing holders of Preferred Stock and/or Common Stock, as applicable, to make the election described above and will be accompanied by updated information regarding the anticipated business operations of Reorganized ICH to the extent any material developments with respect thereto have occurred since the date of this Disclosure Statement.

    The per share cash-out allocations referred to above represent approximately fifty percent of the expected per share book value of Reorganized ICH's Common Stock immediately following the Effective Date. If a cash-out election as described herein is made with respect to any portion of an Interest within ICH Class 6--Preferred Stock or ICH Class 7-- Common Stock, the election will apply to such holder's entire Interest within such Class. See "Discussion of the Joint Plan--Treatment of Classes of Claims and Interests--Treatment of Claims."

    E.  DISTRIBUTIONS

       1.  DELIVERY

    Distributions and deliveries called for by the Joint Plan, other than distributions with respect to non-classified claims, will be made (i) to the holders of Allowed Claims in ICH Classes 1, 2, 3, 4 and 5 (except as provided in clause (ii) below), ICH Classes 6 and 7 (to the extent, if any, related to Securities-Related Claims within those Classes), SWL Holding Classes 1 and 2, and Care Classes 1 and 2, at the addresses set forth on the proofs of claim filed by such holders (or at the last known addresses of such holders if no proof of claim is filed or if the Debtors have been notified of a change of address), (ii) to Record Holders of Notes on account of their Class 5 Claims, at the addresses contained in the records of the Indenture Trustee as of the Effective Date and (iii) to the Record Holders of Preferred Stock and Common Stock, at the addresses contained in the records of the appropriate Transfer Agent as of the Effective Date. No distribution will be mailed to any holder of an Allowed Claim or Allowed Interest if any mailing to such holder's last known address has been returned as undeliverable, unless and until the Debtors or the Distribution Agent are notified of such holder's then-current address, at which time all returned distributions then due will be made to such holder without interest. All claims for undeliverable distributions will be made on or before the later of (a) two years after the Effective Date or (b) 120 calendar days after an order of the Bankruptcy Court allowing such holders' Claim or Interest becomes a Final Order, after which period the Claim or Interest of any holder with respect to such property or with respect to any undeliverable distribution will be deemed abandoned, discharged, and forever barred as of the second anniversary of the Effective Date.

    Notwithstanding the above, if any Trust Interest is transferred after the Effective Date, distributions to be made with respect to any such Trust Interest will be made to the record holder of such Trust Interest on the applicable Distribution Date. See "The Trust--Trust Interests."

       2.  DISTRIBUTION AGENT

    The Distribution Agent will make distributions of Reorganized ICH Common Stock and cash as required in the Joint Plan to be distributed to holders of Allowed ICH Class 6 or 7 Interests, except as provided in Section 11.1(b) of the Joint Plan. The Managing Trustee or such agent as the Trust may employ in its sole discretion will make all other distributions of cash as are required to be made under the Joint Plan; provided that distributions to be made to Record Holders of the Notes as of the Effective Date may be made by the Trust, such other agent as the Trust may employ in its sole discretion, the Distribution Agent, or the Indenture Trustee.

       3.  NO DISTRIBUTIONS PENDING ALLOWANCE

    No payments or distributions will be made with respect to all or any portion of a Contested Claim or Contested Interest unless and until such Claim or Interest becomes an Allowed Claim or Allowed Interest as determined by Final Order.

       4.  RESERVE FOR CERTAIN DISTRIBUTIONS

    On and after the Effective Date, the Trust will withhold from the property to be distributed under the Joint Plan, and will reserve, an amount sufficient to be distributed on account of Contested Claims as of the Initial Distribution Date. As to any Contested Claim, upon a request for estimation by the party in interest, the Bankruptcy Court will determine what amount is sufficient to withhold as the reserved distribution amount (the "Reserved Distribution Amount"). In the event that no party in interest elects to request such an estimation from the Bankruptcy Court with respect to a Contested Claim, the Debtors or, after the Effective Date, the Trust will withhold as the reserved distribution amount the amount which, in the discretion of the Trustee, such Claimant would have received under the Joint Plan, if any, if the proof of claim filed by or on behalf of that Claimant were Allowed. Reorganized ICH will reserve sufficient authorized but unissued shares of Reorganized ICH Common Stock to allow for distributions to holders of Allowed Securities-Related Claims, if any, related to the Common Stock or Preferred Stock.

    Payments and distributions to each holder of a Contested Claim or Contested Interest, to the extent that it ultimately becomes an Allowed Claim or Allowed Interest, will be made in accordance with the provisions of the Joint Plan governing the respective Class of Claims or Interests of which such Contested Claim or Contested Interest is a part. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing a Claim becomes a Final Order, any property in the Reserved Distribution Amount that would have been distributed to the holder of such Claim had such Claim been an Allowed Claim on the Effective Date, to the extent of the Allowed Amount of such Claim, will be distributed to the holder of such Claim.

       5.  DISTRIBUTIONS AFTER DISALLOWANCE

    In the event that any of the property withheld in the Reserved Distribution Amount remains after all objections to Contested Claims of a particular Class have been resolved, such remaining property attributable to such Contested Claims of that particular Class will be returned to the Trust for distribution pursuant to the Joint Plan.

       6.  UNCLAIMED PROPERTY

    Any assets and property to be distributed by the Trust under the Joint Plan which remain unclaimed or otherwise not deliverable to the person entitled thereto on the later of (a) two years after the Effective Date or (b) 120 calendar days after an Order allowing such person's Claim or Interest becomes a Final Order, will become vested in, and will be transferred and delivered to, the Trust for distribution pursuant to the Joint Plan. In such event, such person's Claim or Interest will no longer be deemed to be Allowed and such Entity will be deemed to have no further claim or interest in respect of such distribution and will not participate in any further distributions under the Joint Plan.

       7.  TREATMENT OF CONTINGENT OR UNLIQUIDATED CLAIMS

    Until such time as a contingent or unliquidated Claim becomes fixed and Allowed, such Claim will be treated as a Contested Claim for purposes related to voting, allowance, and distributions under the Joint Plan. The Bankruptcy Court upon request by the Debtors or, after the Effective Date, by the Trust or Reorganized ICH, will in a summary proceeding on each such contingent Claim or unliquidated Claim, by estimation determine the allowability of each such contingent or unliquidated Claim.

       8.  DE MINIMIS DISTRIBUTIONS AND FRACTIONAL SHARES

        (a) The Trust will disregard, and will not make distributions in respect of, Allowed Claims whose Pro Rata share of a proposed distribution would be less than $5.00. In such case, the Allowed Amount of such Claims for purposes of such distribution will be reduced to zero.

        (b) Distributions of Reorganized ICH Common Stock will be made only in whole share amounts, and no fractional shares of Reorganized ICH Common Stock will be distributed pursuant to the Joint Plan. Fractional shares of Reorganized ICH Common Stock to which any Beneficial or Record Holder of Preferred Stock or Common Stock as of the Effective Date may be entitled pursuant to the Joint Plan, or to which any holder of an Allowed Securities-Related Claim related to Common Stock or Preferred Stock may be entitled pursuant to the Joint Plan, will be rounded to the nearest whole share. Beneficial holders of fewer than 14 shares of Preferred Stock and Beneficial holders of fewer than 101 shares of Common Stock will not be entitled to any distribution of Reorganized ICH

    Common Stock on account of their respective Interests, and in each such case, the Allowed Amount of such Interests for purposes of such distribution will be reduced to zero.

       9.  FORM OF PAYMENTS

    Payments to be made by the Trust or by Reorganized ICH pursuant to the Joint Plan will be made by check drawn on a domestic bank or by wire transfer from a domestic bank.

    F.  SHAW SETTLEMENT

       1.  BACKGROUND OF THE SETTLEMENT

    At all material times prior to 1992, Robert T. Shaw and C. Fred Rice served on the board of directors of ICH and owned, directly and/or beneficially (through their ownership of CNC), interests in ICH. Shaw resigned from the board in 1992. In 1994, when Shaw and Rice sold substantially all of their individual and beneficial equity interests in ICH, Rice was a director of ICH, and both Shaw and Rice beneficially held consulting contracts payable by ICH. In 1994, in connection with the sale of substantially all of their equity interests in ICH, Shaw and Rice each became parties to consulting contracts directly with ICH (the "Consulting Contracts").

    After commencement of the Chapter 11 Case, both Shaw and Rice filed proofs of claim seeking approximately $5.775 million under the Consulting Contracts, contractual indemnification for certain tax claims asserted by the IRS, and other relief. ICH disputed its liability under the Consulting Contracts, challenged the asserted indemnification liability, affirmatively sought the joinder of the Shaw Group in a proposed tax settlement, and sought a partial release by the Shaw Group of certain restrictions on the transferability of the CFSB Interest. After extensive negotiations and discussions with the Plan Proponents, the Shaw Group agreed to a compromise and settlement of their issues as part of the Joint Plan.

       2.  THE SETTLEMENT

    The material terms of the settlement with the Shaw Group are as follows:

    WITHDRAWAL OF PROOFS OF CLAIMS. On the Effective Date, the Shaw Group will withdraw the Claims that the Shaw Group, and the members thereof, Filed;

    TRANSFERABILITY OF CFSB INTEREST. Pursuant to the Shaw Settlement, the Shaw Group has agreed to waive certain contractual restrictions on the transferability of the CFSB Interests as described in Section 6.2(c) of the Joint Plan; for a discussion of the CFSB Interest, see "Certain Risk Factors to be Considered--Factors Relating to the Liquidating Trust-- Profits Interest in CFSB Corporation;"

    PERFORMANCE OF TAX SETTLEMENT. The Shaw Group and Carlisle will perform their obligations under the Tax Settlement; and

    CASH CONTRIBUTION. On the Effective Date, the Shaw Group will pay $500,000 in cash to Reorganized ICH.

       3.  RELEASE OF SHAW GROUP

    On the Effective Date, the Debtors will execute a release in favor of the Shaw Group pursuant to Section 10.3 of the Joint Plan.

    Absent a settlement with the Shaw Group, asserted claims by the Shaw Group against the Debtors, as well as potential claims by the Debtors against the Shaw Group, would need to be resolved. The resolution of such claims could involve litigation, and, in all likelihood, would be difficult, costly and time consuming. Furthermore, there would be no assurance as to the outcome of any such resolution or the amounts of any recoveries for either party. In particular, the asserted Claims of the Shaw Group ultimately could be determined to be liabilities of ICH, thereby reducing the value available for ICH's other creditors. Accordingly, the Plan Proponents and the Shaw Group believe that the benefits to be gained from entering into the proposed settlement with the Shaw Group outweigh the costs and uncertainty associated with proceeding without such a settlement.

    G.  PROVISIONS REGARDING BML

    On the Effective Date, BML will transfer to Reorganized ICH all of its right, title and interest in and to Perry Park, free and clear of all liens, claims and encumbrances. As a portion of Perry Park is currently owned solely by BML, with the other portion being owned by ICH, this conveyance will have the effect of consolidating the ownership of Perry Park entirely within Reorganized ICH.

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    Also on the Effective Date, and following the transfer of Perry Park described above, the Trust will assume all of BML's non-reinsured liabilities, including BML's indemnification obligations under the Modern/Western Agreement and the Philadelphia American Agreement (See "Certain Risk Factors to be Considered--Factors Relating to the Liquidating Trust--Modern American/Western and Philadelphia American Indemnification Obligations"), and BML will transfer to the Trust all of its assets, other than the BML Licenses and the assets representing the capital and surplus required by state insurance regulatory authorities (the "Capital and Surplus Assets").

    Within 90 days after the Effective Date, Reorganized ICH will either cause BML to transfer all of the Capital and Surplus Assets to the Trust (in which case Reorganized ICH would retain the BML Shell, which owns the BML Licenses) or sell all of the outstanding capital stock of BML, including the Capital and Surplus Assets, to the Trust for $5 million cash. No change may be made in the officers and directors of BML prior to the earlier of the expiration of the 90-day period or the date on which the assets are transferred by Reorganized ICH, and the Trust will have sole control over the management of the Capital and Surplus Assets during such period.

    If BML is sold prior to the Effective Date, the proceeds of the sale in excess of the value of the Capital and Surplus Assets that remain with BML will be retained by Reorganized ICH and the balance of the proceeds will be transferred to the Trust.

    H.  EXECUTORY CONTRACTS AND UNEXPIRED LEASES

    Unless the Debtors expressly assume, as provided by Section 365(a) of the Bankruptcy Code, an executory contract or an unexpired lease on or before the Confirmation Date, each executory contract and unexpired lease will be deemed rejected.

    I.  CLAIMS FOR REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

    Any Claims made on account of executory contracts or unexpired leases that are deemed rejected pursuant to Section 8.1 of the Joint Plan must be Filed within 30 days after the Confirmation Date or such Claims will be forever barred and discharged. To the extent all or a part of the damages asserted in such a rejection claim are Allowed by Final Order, such Claim will be treated as an ICH Class 5 Claim.

    J.  STIPULATION AND AGREEMENT WITH THE INDENTURE TRUSTEE

    The Debtors and the Indenture Trustee agree and stipulate that the Indenture Trustee shall hold an Allowed Claim on behalf of holders of the 11 1/4% Senior Subordinated Notes due 1996 in the amount of $266,425,072 and on behalf of the holders of the 11 1/4% Senior Subordinated Notes due 2003 in the amount of $94,835,928.

    K.  TENNECO SETTLEMENT

    Pursuant to the Tenneco Settlement, upon the earlier of the granting by the Bankruptcy Court of the Tenneco Settlement Motion by Final Order or the Effective Date of this Joint Plan, ICH and Tenneco will mutually release all Claims against each other as more fully set forth in the Tenneco Settlement, and Tenneco will pay to ICH, or to the Trust and Reorganized ICH, as applicable, the sum of $18.5 million and deliver to ICH the 9 1/2% unsecured note of ICH due 1996 marked "cancelled," and Proof of Claim No. 226 Filed by Tenneco will be deemed disallowed with prejudice to refiling. Pursuant to the terms of the Joint Plan, $500,000 of the proceeds of the Tenneco Settlement will be retained by Reorganized ICH. See "The Chapter 11 Case--Continued Administration Under Chapter 11--Tenneco Settlement."

    L.  PROPERTY OF ESTATES

       1.  SWL HOLDING AND CARE

    On the Effective Date:

        (a) SWL Holding and Care will distribute to Reorganized ICH all of their respective assets that constitute Retained Assets, free and clear of all liens, claims and encumbrances;

        (b) Either SWL Holding and Care or, if distributed to ICH, ICH will distribute to the Trust all assets of, or originating in the estate of, SWL Holding and Care other than Retained Assets, free and clear of all liens, claims and encumbrances; and

        (c) Subsequently, Reorganized ICH will retain all of the common stock of SWL Holding and Care.

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
       2.  RETENTION OF THE RETAINED ASSETS BY REORGANIZED ICH

    On the Effective Date, the Retained Assets will revest in Reorganized ICH, together with their respective bases for federal income tax purposes, free and clear of all liens, claims and encumbrances.

       3.  TRANSFER OF THE TRUST ASSETS BY ICH TO THE TRUST

    On the Effective Date, the Trust Assets owned by ICH will be conveyed to the Trust by ICH, free and clear of all liens, claims, and encumbrances except as provided in the Joint Plan.

    For a discussion of the assets of the Debtors' Estates that will be transferred to the liquidating trust, see "The Trust-- Trust Assets and Liquidation of the Trust Assets," and for a discussion of the assets of the Debtors' Estates that will be retained by Reorganized ICH See "Reorganized ICH--Assets of Reorganized ICH."

    M.  SECURITIES-RELATED CLAIMS

       1.  THE SHAREHOLDER SUITS

    ICH and a number of its present and former officers and directors have been named as defendants in several purported class action suits brought by alleged purchasers of ICH's Common Stock and Preferred Stock. The plaintiffs in those suits, defined in the Joint Plan as the "Shareholder Suits," generally allege, among other things, that ICH and the individual defendants made misleading and untrue statements and omissions in ICH's public disclosures and press releases relative to the financial performance and condition of the company's investment portfolio, and seek recovery for damages relating to their purchase or sale of the securities.

       2.  SECTION 510(B)

    Section 510(b) of the Bankruptcy Code provides that claims arising from the rescission of the purchase or sale of a security, or for damages arising from the purchase or sale of a security, are subordinated to claims or interests relating to the ownership of such securities, except in the case of claims related to common stock, in which case the securities-related claims have the same priority as the interests in the common stock itself. These types of claims are defined in the Joint Plan as "Securities-Related Claims" and include the claims, if any, arising from the Shareholder Suits described above.

       3.  TREATMENT

    In accordance with Section 510(b), the Joint Plan provides that Securities-Related Claims, if any, related to the Notes or to the Preferred Stock are, in each case, subordinated in right of payment to the Claims of holders of those Securities. The Joint Plan provides further that Allowed Securities-Related Claims, if any, related to the Common Stock have the same priority as Interests in the Common Stock.

    Because any Allowed Securities-Related Claims relating to Common Stock would be expressed in dollar amounts while Allowed Interests of holders of Common Stock are expressed in share amounts, the Joint Plan provides a formula to reconcile those different measurements and provide a pro rata distribution of the Reorganized ICH Common Stock available to ICH Class 7 as a whole. Pursuant to the formula set out in Section 11.5 of the Joint Plan, Allowed Securities-Related Claims related to Common Stock, if any, are converted into a corresponding number of shares of Reorganized ICH Common Stock by reference to the average market capitalization of the Common Stock (the average outstanding shares of Common Stock multiplied by the average price per share of Common Stock) during the period of time that the plaintiffs in the Shareholder Suits allege that they sustained economic damages. Holders of Securities-Related Claims and Claims and Interests should review carefully Section 11.5 of the Joint Plan for the precise terms of the formula.

    The Plan Proponents believe that this formula equitably distributes the Reorganized ICH Common Stock as between holders of Interests in Common Stock and holders of Allowed Securities-Related Claims, if any, related to Common Stock.

    Furthermore, and as set out more fully in "Certain Regulatory and Legal Matters--Legal Proceedings," the Bankruptcy Court entered an Order on October 1, 1996, holding that the original complaint filed by the plaintiffs in the Shareholder Suits failed to adequately plead their alleged causes of action, and granting the plaintiffs twenty (20) days to either amend their complaint or have it dismissed by the Bankruptcy Court. Although the plaintiffs in the Shareholder Suits timely filed an amended complaint, the Plan Proponents do not believe that the substantive allegations in the amended complaint are materially different from those in the original complaint. Currently, the Plan Proponents are not aware of any other action which likely would result in Securities-Related Claims. Therefore, although there can be no assurance, the Plan Proponents do not believe that there ultimately will be any Allowed Securities-Related Claims relating to the Preferred Stock or the Common Stock.

    N.  RELEASE OF CERTAIN OFFICERS

    In consideration for their agreement to provide advice and information to Reorganized ICH's effort to reorganize and their agreement to assist and cooperate with Reorganized ICH's pursuit of the retained Causes of Action, certain former officers of the Debtors (the "Released Officers") will be granted releases in accordance with the releases discussed in "Confirmation of the Joint Plan--Effect of Confirmation; Discharge of Debtors; Releases; Settlement and Adjustment of Claims." The Plan Proponents believe that the consideration being provided by the Released Officers, as set forth above, taken together with the lack of any apparent claim or cause of action against the Released Officers, is sufficient consideration for the releases being provided.

VIII.  MANAGEMENT OF THE DEBTORS

    A.  MANAGEMENT

    Effective January 3, 1996, Susan A. Brown was elected as Chairman of the Board of Directors, Co-Chief Executive Officer, Chief Financial Officer and Treasurer of ICH, and Rodney D. Moore was elected as a member of the Board of Directors, President, Co-Chief Executive Officer and Secretary of ICH. Ms. Brown and Mr. Moore replaced the previously elected executive officers of ICH, substantially all of whom became officers of SWL after the PennCorp Sales Transaction.

    Set forth below is certain information regarding the current executive officers and directors of ICH.

    SUSAN A. BROWN, age 41. Ms. Brown has been Chairman of the Board, Co-Chief Executive Officer, Chief Financial Officer and Treasurer since January 1, 1996. Ms. Brown also serves as an executive officer of ICH's subsidiaries. Prior to joining ICH, Ms. Brown served as the trustee of the FRBC Trust from September 1994 to January 1996. From September 1991 to September 1994, Ms. Brown served as the chief executive officer of First RepublicBank Corporation. From August 1990 to August 1991, Ms. Brown served as the chairman and chief executive officer of First RepublicBank Corporation.

    RODNEY D. MOORE, age 55. Mr. Moore has been Co-Chief Executive Officer, President, Secretary and a member of the Board of Directors since January 1, 1996. Mr. Moore also serves as an executive officer of ICH's subsidiaries. From September 1995 to January 1, 1996, Mr. Moore served ICH as a special consultant in connection with, among other things, the Proposed Sales Transaction and the PennCorp Sales Transaction. From 1989 to September 1995, Mr. Moore was self-employed as an attorney and insurance regulatory consultant and was of counsel to the law firm of Winstead Sechrest & Minick P.C. Mr. Moore served as a director of Western National Corporation, an insurance holding company, from 1994 to 1995.

    JAMES R. KERBER, age 62. Mr. Kerber has been a director since October 10, 1994, and has served as Vice-Chairman of the Board since January 1, 1995. Mr. Kerber was the President and Chief Operating Officer of ICH from January 18, 1995, to December 12, 1995. Mr. Kerber also served as the interim Chief Executive Officer from October 10, 1994, to January 18, 1995. Mr. Kerber was also Chief Executive Officer, President and Chairman of the Board of a majority of ICH's subsidiaries from October 1994 to December 1995. From 1990 to 1994, Mr. Kerber served as the senior executive vice president-- insurance operations of Life Partners Group, Inc., an insurance holding company located in Denver, Colorado. From 1981 through March 1990, Mr. Kerber had been previously employed by ICH as its Executive Vice President, Insurance Operations--Denver.

    S. LEROY STEGNER, age 71. Mr. Stegner has been a director of ICH since 1970. Mr. Stegner has been an investor and farmer in Pilot Grove, Missouri since 1945.

    VERNON K. ZIMMERMAN, age 66. Dr. Zimmerman has been a director of ICH since 1986. Dr. Zimmerman has been employed since 1965 as director of the Center for International Education and Research in Accounting for the University of Illinois, Champaign, Illinois. From 1971 to 1985, he also served as dean of the Business School at the University of Illinois and from 1956 to 1992 as a professor of accountancy at the University of Illinois. Dr. Zimmerman also serves as a director of Illinois Power Company, a public utility company, and First Busey Corporation, a bank holding company.

    B.  COMPENSATION OF OFFICERS

    Ms. Brown, ICH's Chairman and Co-Chief Executive Officer as of January 1, 1996, and Mr. Moore, ICH's President and Co-Chief Executive Officer as of January 1, 1996 (the "Executives"), each have employment agreements with the Debtors which have been approved by the Bankruptcy Court. The agreements provide each of the Executives with a base salary of $250,000 per year and benefits under any employee benefit plan traditionally made available by ICH to its senior executives (excluding ICH's executive severance plan). In addition to salary and benefits, the Executives will receive an incentive bonus which is dependent upon the amount of distributions in excess of $260 million paid to non-priority unsecured claimants of the Debtors.

    On the Effective Date, Susan A. Brown and Rodney D. Moore each will receive bonus payments in the event the amount distributed to Claimants holding general unsecured Claims exceeds $260 million, as follows:

    (1) 1% of any amount in excess of $260 million and less than or equal to $280 million;

    (2) 2% of any amount in excess of $280 million and less than or equal to $310 million; and

    (3) 2.5% of any amount over $310 million distributed.

The estate's expenses related to bonus payments are estimated on the December 31, 1996, Projected Consolidated Balance Sheet and will be accrued as of the Effective Date. See "Financial Statements of the Debtors--Projected Consolidated Balance Sheet of the Debtors at December 31, 1996."

    C.  LIMITATION OF LIABILITY

    As permitted by the Delaware General Corporation Law ("DGCL"), the Debtors' Certificate of Incorporation provides that directors of the Debtors shall not be personally liable to the Debtors or their stockholders for monetary damages for breach of a fiduciary duty as a director, including gross negligence, except to the extent such exemption from liability is not permitted by the DGCL. This includes liability for (i) any breach of the director's duty of loyalty to the Debtors or their stockholders, (ii) any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law, (iii) any transaction from which the director derived any improper personal benefit, or
(iv) any act or omission where the liability of the director is expressly provided by statute.

    As a result of this provision, the Debtors believe that Debtors and their stockholders may be unable to obtain monetary damages from a director for breach of the duty of care, if any. Although stockholders may continue to seek injunctive or other equitable relief for an alleged breach of fiduciary duty by a director, stockholders may not have any effective remedy against the challenged conduct if equitable remedies are unavailable.

    ICH has entered into indemnification agreements with each of Glenn H. Gettier, James R. Kerber, Daniel B. Gail, Robert C. Greving, John T. Hull, H. Don Rutherford, Robert J. Bruce, Steven R. Cartwright, W. Hubert Mathis, Keith
A. Tucker, S. Leroy Stegner, Vernon K. Zimmerman, Jon Jacoby, Ms. Brown, and Mr. Moore pursuant to which ICH has agreed to indemnify such persons against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any action brought against them by reason of the fact that they are or were directors or officers of ICH or its subsidiaries or assumed certain responsibilities at the direction of ICH. The Bankruptcy Court, by orders dated November 16, 1995, and February 14, 1996, has approved the continuation of portions of such indemnification agreements. In addition, the Debtors' Certificates of Incorporation and their By-laws provide certain rights of indemnification for all current and former officers and directors for which they may have Claims.

    Any claims based on these indemnities will be satisfied by the Trust.

IX.  THE TRUST

    The following description of the terms of the Trust Agreement is based on its form as of the date of this Disclosure Statement. The Creditors Committee anticipates that the Trust Agreement will be amended prior to the Confirmation Hearing, which may affect the following descriptions.

    A.  CREATION OF THE TRUST

    On the Effective Date, the Trust will be established to hold and liquidate of all the assets of the Debtors and their estates, except the Retained Assets. The Trust will be administered and its assets liquidated for the benefit of the holders of Allowed ICH Class 5 Claims as provided in the Joint Plan and to further provide for distributions of certain property or cash required by the Joint Plan to be made to Claimants in ICH Classes 1, 2, 3 and 4, SWL Holding Classes 1 and 2 and Care Classes 1 and 2. Thereafter, the Trust will distribute Available Cash from time-to-time to Trust Beneficiaries as set forth in the Trust Agreement.

    B.  MANAGEMENT OF THE TRUST

    The Trust will be managed by a Managing Trustee, expected to be Susan A. Brown, the present Co-CEO and a Director of ICH who will have the responsibility for administration of the Trust, the Trust Assets and distributions. Three Supervisory Trustees, expected to be persons presently serving as members of the Creditors' Committee, will be appointed. The Managing Trustee will need the consent of the Supervisory Trustees to take certain actions as specified in section 5.5 of the Trust Agreement, including but not limited to: (i) early termination of the Trust or its further extension, (ii) entering into contracts obligating the Trust to expend funds in an amount greater than $50,000, or to enter into agreements with an affiliate or former affiliate of the Debtors,
(iii) the borrowing of any funds, (iv) investment of Trust Assets and proceeds except for Permitted Investments (defined in the Trust Agreement), (v) approving the establishment of reserves, (vi) hiring certain agents and consultants, (vii) approving distributions from the Trust,
(viii) the commencement or defense of any actions on behalf of or against the Trust, and (ix) any changes to the form of Trust certificates (if issued). The Trustees will serve subject to possible removal for fraud or willful misconduct. The Trustees will be indemnified for actions taken in good faith, and upon termination of the Trust, the Trust will satisfy any possible indemnification obligations that may arise by the purchase of a sufficient insurance policy. No bond will be required of any of the Trustees. The Managing Trustee may, subject to the approval of the Supervisory Trustee if necessary, select and employ brokers, banks, custodians, investments advisors, attorneys, accountants, auditors and other agents on behalf of the Trust. The Trust will be entitled to compensate such parties as approved by the Supervisory Trustees. The Trust will be able to hire as consultants parties with knowledge of the Debtors' affairs, including former officers or directors of the Debtors and entities owned by the Debtors as necessary. The Trust will also be able to employ professionals formerly employed by the Creditors' Committee, if appropriate.

    C.  TRUST ASSETS AND LIQUIDATION OF THE TRUST ASSETS

    The assets of the Trust ("Trust Assets") will consist of all of the assets of the Debtors and their estates except for the Retained Assets. The Retained Assets are described more fully in "Reorganized ICH--Assets of Reorganized ICH." The assets expected to be transferred to the Trust on the Effective Date include:

    (i) Cash and short-term investments of $183 million;

    (ii) Restricted cash of $35 million in the PennCorp Escrow;

   (iii) All assets of BML, excluding Capital and Surplus Assets and BML's real estate interest in Perry Park. BML's assets, prior to satisfying estimated liabilities of $6 million for pending policy holder litigation and potential indemnification Claims and other liabilities, are projected to consist of approximately:

        (a) $33 million in cash and short-term investments (in addition to ICH's cash and short-term investments), including restricted cash of $3.5 million subject to the Modern American/Western Escrow,

        (b) $23 million in bonds and structured securities, substantially all of which is investment grade and highly liquid,

        (c) $12 million in limited partnership interests,

        (d) $12 million in real estate, and

        (e) $8 million in miscellaneous other assets;

    (iv) ICH's investment in FMI of approximately $9 million. FMI's assets consist principally of $6 million in cash and short-term investments and a $6 million receivable from ICH. Liabilities of $3 million relate to employment-related obligations;

    (v) Note from SFC of $40 million;

    (vi) CFSB Interest with an assigned value of $18 million; for a discussion of the CFSB Interest, see "Certain Risk Factors to be Considered--Factors Relating to the Liquidating Trust--Profits Interest in CFSB Corporation;"

   (vii) Real estate of $1 million; and

  (viii) Common stock portfolio of $469,000.

    The Trustee(s) will collect and reduce to cash the Trust Assets as expeditiously as is compatible with the best interest of the beneficiaries of the Trust in accordance with the Trust Agreement. Within approximately 90 days following the Effective Date the Capital and Surplus Assets of BML will be transferred to the Trust (either by direct transfer or delivery of the BML Stock). See "Discussion of the Joint Plan--Provisions Regarding BML."

    Pursuant to section 10.2 of the Joint Plan, the Trust will own causes of action or rights related to the Trust Assets, but specifically excluding all claims related to any asset which has been fully and finally converted into cash which has been transferred to the Trust as of the Effective Date. Otherwise, litigation, except where available as defenses or offsets to claims asserted against the Trust, will be Retained Assets held by Reorganized ICH.

    D.  TERMINATION OF THE TRUST

    The Trust will terminate on the earlier to occur of the fulfillment of the Trust's purpose by liquidation of all of the Trust assets and the distribution of the proceeds thereof, or three years after the Effective Date. In order to terminate prior to three years after the Effective Date, the Managing Trustee, after receiving the approval of the Supervisory Trustees, must deliver a notice to all Trust beneficiaries setting forth the date on which the Trust will terminate. If no beneficiary files an objection with the Bankruptcy Court within 45 days after the date of such notice, the Trust will terminate as provided. In addition, the Managing Trustee may request, upon the approval of the Supervisory Trustees, an extension of the term of the

Trust if circumstances require. Such an application, if any, must be made to the Bankruptcy Court and approved within six months of the beginning of what would be the extended term. In no event will the termination of the Trust occur later than the tenth anniversary of the Effective Date.

    E.  TRUST INTERESTS

    Each holder of an Allowed ICH Class 5 Claim shall have a percentage interest in the Trust ("Trust Interest") equal to (i) the Allowed Amount of such Claimant's ICH Class 5 Claim divided by (ii) the sum of the total of the Allowed Amounts of all Class 5 Claims as of the Effective Date and the total amount of all Contested Claims as of the Effective Date; provided that such percentage automatically will be adjusted in accordance with the above formula upon and as of the date of the disallowance of any such Contested Claims or the allowance of any such Contested Claim in an amount other than the amount of such Contested Claim as of the Effective Date.

    Trust Interests may be represented by certificate(s) ("Trust Certificates"). Trust Certificates, if issued, will require the signature of the Managing Trustee and will be issued in amounts solely related to each ICH Class 5 Allowed Claim or portion thereof that the Trust Certificate represents. Trust Certificates will be transferable by beneficiaries, but the Trust will not recognize any transfer unless it is duly registered as provided in the Trust Agreement on the Trust register. The Trust register will be kept by the Managing Trustee or by the appropriate transfer agent.

    Prior to the distribution, if any, of Trust Certificates, Trust Interests may not be transferred and no purported transfer of any Trust Interest will be registered on the Trust register. After any such distribution of Trust Certificates, any Trust Interest may be transferred upon the Trust register. In order to register the transfer, a beneficiary wishing to transfer its or part of its Trust Interest must present its Trust Certificate to the registrar for cancellation, accompanied by the delivery of a duly executed written instrument of transfer in an approved form, as well as payment for reasonable transfer charges, including any tax or other governmental charge related thereto and evidence satisfactory to the Managing Trustee that such transfer is in accordance with all applicable federal and state securities laws. Upon transfer of any Trust Interest, the Managing Trustee will effect the change to the Trust register and will instruct the transfer agent to issue, authenticate and deliver new Trust Certificate(s) in respect to the Trust Interests which the transferee, and if any Trust Interest is retained, the transferor, will be entitled to receive. The Trust register may be inspected upon reasonable prior written notice. Provisions are also made in the Trust Agreement for mutilated, lost, stolen or destroyed certificates, and for resolution of conflicting claims to Trust Interests.

    Notwithstanding the above, no Trust Interest may be transferred unless such transfer is made (i) pursuant to a registration statement effective under the Securities Act of 1933, as amended ("Securities Act"), or pursuant to an available exemption from the registration requirements of the Securities Act and
(ii) in accordance with all applicable state securities laws. See "Securities Law Considerations--Limited Restrictions on Transferability."

    F.  RECORDS AND REPORTS

    The Managing Trustee will be required to maintain books and records of account relating to the Trust assets, the proceeds thereof, reserves and other matters concerning the Trust, as well as the expenses incurred on behalf of the Trust, and such other matters as the Supervisory Trustees may from time-to-time direct.

    The Managing Trustee will also be responsible for the preparation of the following reports:

        MONTHLY. On a monthly basis, within two (2) weeks after the end of each month, a report of the receipts and disbursements of the Trust and the Cash position of the Trust; and

        QUARTERLY. On a quarterly basis beginning with the first full calendar quarter ending after the Effective Date, within forty-five (45) days of the end of the subject quarter, a report of the activities of the Trust detailing for the preceding quarterly period the activities of the Trust including:

            (i) an operating statement (prepared on a cash basis) showing all revenues received by the Trust and all expenses of operations of the Trust (including all expenses associated with the sale of any Trust Assets paid by the Trust);

            (ii) an unaudited written report and accounting showing (a) the assets and liabilities of the Trust at the end of such period, (b) any changes in the Trust Assets, (c) the amount of any reserves or escrows of the Trust, (d) any material action taken by the Managing Trustee or the Supervisory Trustees in the performance of their duties under the Plan and this Agreement; and

           (iii) an overall status report for the next quarterly period.

    Quarterly reports for the fourth quarter of each calendar year may be included within the annual reports described below, if such annual reports are prepared.

    ANNUALLY. To the extent required by the Bankruptcy Court or by applicable law (or to gain an exemption from applicable law), within 90 days after the end of each calendar year, beginning with the first year end occurring after the Effective Date, the Trust will prepare reports for the prior year as described in clauses (i) and (ii) above, except that such reports shall be for a full year (or portion thereof in which the Trust has been in existence) and shall be audited.

    The reports will be distributed to each Supervisory Trustee and each Trust beneficiary who requests a copy in writing. The quarterly and, if prepared, annual reports also will be filed with the Bankruptcy Court and, if required, with the SEC. In addition, the Managing Trustee will furnish to Trust beneficiaries such information and returns with respect to any federal or state tax as may be required by law.

X.  REORGANIZED ICH

    A.  ASSETS OF REORGANIZED ICH

    The Joint Plan provides that, following the Effective Date, ICH will emerge from Chapter 11 as a reorganized corporation, owned by the existing holders of Preferred and Common Stock. Reorganized ICH will own the Retained Assets, free and clear of any and all liens, claims and encumbrances. In addition, Reorganized ICH will receive the Shaw Settlement Proceeds. See "Discussion of the Joint Plan--Shaw Settlement."

    Immediately following the Effective Date, the assets of Reorganized ICH will consist principally of:

    RETAINED ASSETS

    (i) the capital stock of BML (after the Trust has assumed BML's non-reinsured liabilities, including indemnification obligations to Reassure America Life Insurance Co. and to New Era Enterprises, Inc., in exchange for all of BML's capital and surplus and other tangible property), together with all BML Licenses and all books and records of BML,

    (ii) Perry Park, together with all books and records of Perry Park,

   (iii) $2.5 million cash,

    (iv) the Retained Causes of Action,

    (v) the Tenneco Equity Settlement Proceeds of $500,000,

    (vi) any tax attributes remaining after the determination of the Debtors' tax liability through the Effective Date,

   (vii) the Common Stock of SWL Holding and Care, and

  (viii) all books and records of ICH.

    SHAW SETTLEMENT PROCEEDS

    (i) $500,000 cash.

    BML. If BML is sold prior to the Effective Date, Reorganized ICH will receive the proceeds of such sale in excess of the value of the Capital and Surplus Assets. If BML is not sold prior to the Effective Date, Reorganized ICH will retain the capital stock of BML with the option for 90 days following the Effective Date to either sell BML (including the Capital and Surplus Assets) to the Trust for $5 million cash or transfer all remaining assets of BML to the Trust and retain the BML Shell (which owns the BML Licenses).

    PERRY PARK. The Perry Park development is a residential and recreational real estate development which covers approximately 2,600 acres of land situated in Owen County, Kentucky, approximately 50 miles from each of Cincinnati, Ohio and Louisville, Kentucky. The developed recreational amenities of Perry Park include an irrigated 18-hole golf course, a country club with a restaurant and pro shop, an Olympic size swimming pool, hard surfaced tennis courts and a camping area. Perry Park also has its own water and sewer plants, maintenance equipment and an air strip.

    Roughly half of the acreage of Perry Park is platted for residential development, consisting of a total of approximately 1,100 lots. Of those lots, approximately 600 have been sold, and there are currently about 220 residences on the property. Listed prices for existing residences in Perry Park range from about $70,000 up to $350,000. Access to the residential property is controlled through a 24-hour manned gatehouse. Certain undeveloped portions of Perry Park are also leased out to local farmers under profit sharing agreements for growing corn and tobacco. Those leasing arrangements have occasionally, although not consistently, resulted in moderate profits for Perry Park.

    Perry Park employs approximately 35 people, including security personnel, golf course maintenance personnel and a resident golf pro, waiters, cooks and management personnel connected with the restaurant, and a project manager.

    There have been essentially no active marketing efforts for undeveloped lots at Perry Park and limited material capital improvements to the property in the last several years. The capacity of the property's current water and sewer systems also require expansion in order to permit any further substantial residential development of the property. A neighboring city has agreed to sponsor the construction of a new water line that will adjoin Perry Park, and currently the Carroll County Water District is in the final stages of completing a preconstruction survey with respect to the construction of that water line. Once completed, that water line will permit Perry Park to obtain ample water service to support the residential development of the balance of the platted property, at a total initial cost to Perry Park of approximately $100,000.

    Projected financial operating results for Perry Park for the year ending December 31, 1996, indicate that the property is likely to incur operating losses for the year in excess of $250,000. The Equity Committee believes that, with improved marketing efforts for the remaining undeveloped lots, capital expenditures for further development and improvement of the property's amenities and infrastructure, and improvements in operational and management efficiency, Perry Park could be a profitable enterprise, with value in excess of the $2.5 million currently reflected on ICH's books. The pro forma financial statement for Reorganized ICH which is attached as EXHIBIT F to this Disclosure Statement assumes that the operating losses for Perry Park are reduced to $75,000 in the first year following the Effective Date, and to $20,000 in the second year. While there can be no guarantee that Perry Park will generate profits in the future, the Equity Committee and the Initial Board currently intend to devote necessary capital resources of Reorganized ICH to optimize Perry Park's operating profitability and to maximize the value of the property. In addition, Reorganized ICH may sell all or a part of the property if a favorable offer or offers are received.

    RETAINED CAUSES OF ACTION. In addition to Perry Park, BML and the cash assets described above, the principal remaining assets of Reorganized ICH following the Effective Date will be various causes of action of the Debtors which are being retained by Reorganized ICH, defined in the Joint Plan as the "Retained Causes of Action," including, among others, potential claims against certain current and former officers, directors, advisors and shareholders of the Debtors, who are not Released Entities on the Effective Date, and claims based upon preferences or fraudulent transfers. Any recoveries derived from Reorganized ICH's pursuit of any of the Retained Causes of Action would become the property of Reorganized ICH.

    The Equity Committee has begun the process of evaluating those potential claims, and the Initial Board expects to continue that process, as necessary and appropriate, following the Effective Date. As that claims evaluation process continues, the Equity Committee, or following the Effective Date the Initial Board, will determine whether to pursue any of the Retained Causes of Action. There can be no assurance that Reorganized ICH will ultimately elect to pursue any of the Retained Causes of Action, or, if any are pursued, what value, if any, will be recognized by Reorganized ICH as a result. No value has been attributed to the Retained Causes of Action in the attached pro forma financial statements for Reorganized ICH.

    B.  PROPOSED OPERATING ACTIVITIES

    In addition to operating Perry Park, as described above, Reorganized ICH expects to have approximately $8.5 million in cash following the Effective Date (assuming that Reorganized ICH exercises its right to sell BML to the Trust for $5 million). Reorganized ICH intends to invest such cash and to operate its business in such a manner that it will not be required to register as an "Investment Company" under the Investment Company Act of 1940. While neither the Equity Committee nor the prospective members of the Initial Board (defined below) has currently formed a plan as to the specific use of the cash assets of Reorganized ICH, such funds will be available for general corporate purposes as determined by the board of directors, including investments, joint ventures and other business opportunities. Pending such uses, the cash will be invested in a manner determined by the Initial Board to be in the best interests of Reorganized ICH's shareholders, and calculated to minimize the possibility of Reorganized ICH's being classified as an "Investment Company." See "Certain Risk Factors to be Considered--Factors Relating to Reorganized ICH--Potential Investment Company Status." It is the current intention of the Equity Committee and of the Initial Board to actively pursue appropriate potential business opportunities to expand the scope of the business operations of Reorganized ICH.

    Reorganized ICH also could elect to retain BML, either because Reorganized ICH obtains a purchase offer of more than $5 million for BML from another party, or because Reorganized ICH determines to remain in the insurance business and to use some or all of the existing BML Licenses for that purpose.

    C.  CHARTER AMENDMENTS

    The Restated Certificate of Incorporation and the By-laws of Reorganized ICH shall be adopted substantially in the form filed with the Bankruptcy Court not less than ten (10) Business Days prior to Confirmation and may be amended as necessary to satisfy any provisions of the Joint Plan and Section 1123(a)(6) of the Bankruptcy Code. All such amendments to the Certificate of Incorporation of Reorganized ICH will be filed with the Delaware Secretary of State on the Effective Date or as soon thereafter as is reasonably practicable and shall become effective on the date so filed.

    D.  MANAGEMENT

       1.  BOARD OF DIRECTORS

    Upon the Effective Date, the By-laws of Reorganized ICH shall provide that Reorganized ICH shall have a board of directors consisting of between four (4) and nine (9) members. The initial board of directors (the "Initial Board") will be selected by the Equity Committee, and will consist of James R. Arabia, Michael D. Dunn, Kenneth P. Giddens, and Carl D. Robinson, all of whom have served as members of the Equity Committee. The Equity Committee may identify additional directors to serve on the Initial Board at least ten (10) days prior to the Confirmation Hearing. From and after the Effective Date, the Board will be selected in accordance with the By-Laws of Reorganized ICH. Brief biographies of the members of the Initial Board are as follows:

    JAMES R. ARABIA, age 40. Mr. Arabia is a member and co-chairman of the Equity Committee. Mr. Arabia has been a stock broker in San Diego County, California since 1985.

    MICHAEL D. DUNN, age 52. Mr. Dunn is a member of the Equity Committee, and is employed as the President of Wadco Services Inns, Inc., a privately held corporation which owns and operates an 85-room full service hotel located in Henryetta, Oklahoma. Mr. Dunn also serves on the boards of several publicly-held companies, including PharmaKinetics Laboratories, Inc. (director from 1985 to date), Transcend, Inc. (director from 1986 to 1993), and Westworld Community Healthcare, Inc. (director and Chief Executive Officer from 1982 to 1986). Mr. Dunn is also a director of several privately-held companies, including ARS Enterprises, Inc. (director since 1989), Horizon Medical, Inc. (director since
1989), LifePort, Inc. (director since 1990), and InnerSet, Inc. (director since
1989).

    KENNETH P. GIDDENS, age 44. Mr. Giddens is a member of the Equity Committee. Mr. Giddens is a Certified Public Accountant and a Certified Valuation Analyst, and has maintained a public accounting practice located in Plano, Texas since 1987. In addition, between 1990 and 1994, Mr. Giddens served as a director and Chief Financial Officer for Saber Software Corporation. Prior to opening his own public accounting practice, Mr. Giddens was employed as Controller of the Jim Coker Companies from 1982 through 1985, and as Chief Financial Officer of Cityplace Development Corporation, a subsidiary of the Southland Corporation, from 1985 through 1987.

    CARL D. ROBINSON, age 39. Mr. Robinson is a member of the Equity Committee. Mr. Robinson is the owner of Southwestern Insurance Marketing, a life insurance and annuity brokerage firm located in Amarillo, Texas, with 120 licensed insurance agents throughout Texas, Oklahoma, New Mexico, and Colorado. From 1987 to 1994, Mr. Robinson was a Regional Director of Southwestern Life Insurance Company, a former affiliate of the Debtors. Since 1994, he has been a Managing General Agent for Southwestern Life Insurance Company. Mr. Robinson is a Chartered Financial Consultant and a Certified Life Underwriter. Mr. Robinson has also served as President and as a member of the board of directors of the Amarillo Area CLU Association.

       2.  OFFICERS

    On the Effective Date, James R. Arabia shall serve as president and Chief Executive Officer of Reorganized ICH, pursuant to the terms of a two-year employment agreement, at the pleasure of the board of directors. Under the expected terms of Mr. Arabia's employment agreement, he will receive a salary of $90,000 per year, a bonus in an amount to be determined by the board of directors, be entitled to reimbursement of his reasonable out-of-pocket expenses and to certain benefits including health insurance and other typical employee benefits. Mr. Arabia will also receive options, priced at fair market value, for the purchase of up to 176,000 shares of Reorganized ICH Common Stock.

    To the extent then known, the Equity Committee may identify any further officers of Reorganized ICH not less than ten (10) days prior to the Confirmation Hearing.

    E.  STOCK OPTION PLANS

    Following the Effective Date, Reorganized ICH will adopt both an Employee Stock Option Plan ("Employee Stock Option Plan") and a Director Stock Option Plan ("Director Stock Option Plan").

    Initially, the Board of Directors, or a designated committee of the Board, ("Option Committee") will administer both the Employee and Director Stock Option Plans. Although the Option Committee may amend or terminate the Employee or Director Plan at any time, the Committee may not adopt any amendment that would adversely affect an outstanding award without the option holder's consent. Brief descriptions of the Employee Option Plan and the Director Option Plan are as follows:

    EMPLOYEE STOCK OPTION PLAN. The Employee Stock Option Plan provides for the grant to eligible ICH officers and employees of incentive stock options, referred to as "ISOs," intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended ("Code") and for the grant of non-qualifying options referred to as "NISOs." An aggregate of 1,000,000 shares of Reorganized ICH Common Stock has been reserved for the issuance of options under the Employee Option Plan. Plan awards may be made from authorized but unissued shares or treasury shares. The Option Committee will select the employees eligible for option grants and determine the conditions of all plan awards. All option grants will be evidenced by a written agreement between ICH and the optionee. An option may only be granted under the Employee Plan with an exercise price that is no less than the fair market value of a share of stock, determined as of the date of grant, and no option may be granted that has a term in excess of ten years. Options under the Employee Plan are expected to vest in annual installments, based on continuous employment, subject to accelerated vesting upon certain events.

    DIRECTOR STOCK OPTION PLAN. The Director Stock Option Plan will cover eligible outside directors of ICH and others deemed eligible for awards by the Option Committee. The Director Option Plan authorizes annual grants of 5,000 options to eligible directors, subject to an individual maximum of 40,000 options and an aggregate maximum to all directors of 280,000 options. A total of 400,000 shares of Reorganized ICH Common Stock has been reserved for the issuance of awards under the Director Stock Option Plan. Only NISOs may be granted under the Director Plan and every option must be granted with a fair market value exercise price, determined on the grant date. No option granted under the Director Plan may have a term in excess of ten years. Options will vest in annual installments, based on continuous service to the Board. The terms of all Plan awards will be determined by the Option Committee, subject to the terms of the Plan documents. All option grants will be memorialized in a written grant agreement.

XI.  ALTERNATIVES TO THE JOINT PLAN

    The Plan Proponents believe that the Joint Plan affords Claimants and holders of Interests the potential for the greatest realization from the Debtors' assets, and, therefore, is in the best interests of creditors and shareholders. The Debtors have considered alternatives to the Joint Plan, such as alternative Chapter 11 plans and a liquidation in the context of a Chapter 7 case. In the opinion of the Plan Proponents, such alternatives would not afford creditors or shareholders a return as great as may be achieved under the Joint Plan.

    A.  ANALYSIS OF LIQUIDATION UNDER CHAPTER 7

    The Debtors could convert the Chapter 11 Case to a case under Chapter 7 (liquidation) of the Bankruptcy Code. In the event of a Chapter 7 case for the Debtors, a Chapter 7 trustee would be appointed from the panel of standing Chapter 7 trustees for the Northern District of Texas. There is a strong probability that such Chapter 7 trustee would not possess any particular knowledge of the property owned by the Debtors.

    Section 704 of the Bankruptcy Code requires a Chapter 7 trustee to "collect and reduce to money the property of the estate for which such trustee serves, and close such estate as expeditiously as is compatible with the best interest of the parties in interest." A Chapter 7 trustee appointed for the Debtors would face a difficult task in liquidating some of the Debtors' remaining property, especially ICH's unique interest in CFSB.

    Assuming that the Chapter 7 trustee was successful in liquidating the remaining property, Chapter 7 of the Bankruptcy Code establishes various priorities for distributions among the creditor and stockholder groups. For example, unsecured general creditors would have to be paid in full before any distributions could be made to preferred or common holders. In addition, the estate would have to honor the Employment Agreements between the Debtors and each of the Co-Chief Executive Officers as well as incur additional fees and expenses related to the trustee.

    In evaluating their current business operation, the Debtors have considered the alternative of immediately liquidating their assets without benefit of a consensual plan with the Equity Committee, the Creditors Committee, and the Shaw Group. Assumptions made for the Liquidation Analysis include:

    (1) The Debtors do not benefit from the Shaw Settlement, and consequently:

       (a) the CFSB Interest is subject to the transfer restriction contained in the Letter Agreement between CNC and ICH dated March 29, 1993 which says "this agreement is not now and has never been assignable or transferrable by ICH." Due to the lack of liquidity, the trustee is forced to sell to one of the principals of CFSB and is able to realize only $9 million for its interest.

       (b) the $500,000 Shaw contribution to Reorganized ICH is eliminated.

       (c) Shaw and Rice do not withdraw their respective claims aggregating $5.775 million, and those claims are paid by the estate.

    (2) In addition to paying amounts owed under the Employment Agreements, the Debtors pay the Chapter 7 trustee 3% of all distributions after initial cash distributions of $250 million.

    Based on these assumptions, after payment of administrative and priority expenses in full, the Debtors estimate that the unsecured creditors of ICH Class 5 would receive distributions of approximately 94.00% of their Allowed Claims in

Chapter 7 liquidation as compared to approximately 96.03% in Chapter 11. In a Chapter 7 case, holders of Preferred Stock and Common Stock would receive nothing as compared to a total of approximately $11,085,000 estimated by the Debtors under the proposed Joint Plan. For additional details on these projections, see EXHIBIT E to this Disclosure Statement.

              COMPARISON OF CHAPTER 7 AND CHAPTER 11 DISTRIBUTIONS

                                                        CHAPTER 7    CHAPTER 11
                                                       -----------  ------------
Unsecured Creditors                                         94.00%         96.03%
Preferred Shareholder Class                                --       $  6,097,000
Common Shareholder Class                                   --       $  4,988,000

    B.  ALTERNATIVES UNDER CHAPTER 11

    The Debtors or other parties in interest could attempt to formulate different plans. Such plans might involve either reorganization or continuation of some or all of the Debtors' businesses or an orderly liquidation of some assets. The Plan Proponents believe that the Joint Plan represents the better alternative.

    THE PLAN PROPONENTS BELIEVE THAT CONFIRMATION AND IMPLEMENTATION OF THE JOINT PLAN IS PREFERABLE TO ANY OF THE ALTERNATIVES DESCRIBED HEREIN BECAUSE IT SHOULD PROVIDE GREATER RECOVERIES THAN THOSE AVAILABLE IN LIQUIDATION TO THE HOLDERS OF THE NOTES, PREFERRED STOCK, AND COMMON STOCK, WHO WOULD LIKELY RECEIVE LESS IN AN IMMEDIATE LIQUIDATION. IN ADDITION, OTHER ALTERNATIVES WOULD INVOLVE DELAY, UNCERTAINTY, AND SUBSTANTIAL ADMINISTRATIVE COSTS.

XII.  CERTAIN REGULATORY AND LEGAL MATTERS

    A.  ENVIRONMENTAL MATTERS

    The Debtors believe that they are currently in compliance in all material respects with applicable state and federal environmental laws and regulations.

    B.  REPORTING OBLIGATIONS UNDER FEDERAL SECURITIES LAWS

    ICH is the only Debtor that historically has had reporting obligations under the Securities Exchange Act of 1934 (as amended, the "Exchange Act"). The last Annual Report on Form 10-K filed by ICH pursuant to the Exchange Act was for the year ended December 31, 1994, and the last Quarterly Report on Form 10-Q filed by ICH was for the quarter ended September 30, 1995. By letter dated April 2, 1996, ICH requested that the SEC not require ICH to continue to file annual and periodic reports as required under the Exchange Act as a result of the Chapter 11 Case, the divestiture of substantially all of ICH's business operations and the significant hardship and burdens in terms of expense and effort that such continued reporting requirements would place on ICH and its management, particularly in light of the resignation of substantially all of ICH's management as of December 31, 1995, and the other duties required of existing management in connection with the Debtors' Chapter 11 Case. In lieu of filing such periodic reports, ICH agreed to file with the SEC, under cover of current reports on Form 8-K, copies of the periodic financial reports required to be filed by ICH with the Bankruptcy Court. The SEC granted ICH's request by letter dated May 10, 1996, and ICH has filed (and will continue to file until the conclusion of these cases) on Form 8-K current financial reports, as well as reports with respect to material events.

    C.  LEGAL PROCEEDINGS

    AUTOMATIC STAY. As a result of the filing of the Chapter 11 Case, all litigation actions against the Debtors have been automatically stayed by operation of law under Section 362 of the Bankruptcy Code.

    SECURITIES LITIGATION. In March and April 1995, prior to the filing of the Chapter 11 Case, several purchasers of Common and Preferred Stock filed derivative lawsuits against ICH and certain of its present and former officers and directors in the United States District Court for the Northern District of Texas (the "District Court") for: (i) alleged violations of Section 10(b) of the Securities Exchange Act of 1934 and SEC Rule 10(b)-5 (17 C.F.R. 240. 10(b)-5),
(ii) alleged fraud under state common law, and (iii) alleged breaches of fiduciary duty under state common law. The lawsuits (collectively, the "Shareholder Suits") were styled as follows:

    (i) Civil Action No. 3:90CV-0516-G; CHARLES OPITZ, ET AL. V. CHARLES DUNCAN;

    (ii) Civil Action No. 3:95CV-0626-H; DAVID GOLDE, ET AL. V. DANIEL B. GAIL, ET AL.;

    (iii) Civil Action No. 3:95CV-06270-H; MICHAEL AND MARILYN SHENIAK, ET AL.
       V. SOUTHWESTERN LIFE CORPORATION, ET AL.; and

    (iv) Civil Action No. 3:95CV-0696-G; MARION ANTONICELLO V. ROBERT L. BEISENHERZ,ET AL.

    In the Shareholder Suits, the plaintiffs generally alleged that ICH and the individual defendants made misleading and untrue statements and omissions in ICH's public disclosures and press releases relative to the financial performance and condition of its investment portfolio, in particular, ICH's investments in collateralized mortgage obligations ("CMOs") and so-called "derivative" CMOs. The plaintiffs contended that the alleged misstatements and omissions misled the securities markets and fraudulently inflated the share prices of the Common Stock and Preferred Stock over a 22-month period from April 9, 1993, the date on which ICH made public its 1992 Annual Report to Stockholders, to and including January 25, 1995, the date ICH publicly announced certain strategic initiatives. The plaintiffs in the Shareholder Suits are seeking unspecified amounts of actual and punitive damages.

    On August 24, 1995, the District Court consolidated each of the Shareholder Suits into IN RE: SOUTHWESTERN LIFE CORPORATION SECURITIES LITIGATION, Master File No. 3-95CV-0516-G, for all purposes, including pretrial proceedings and trial (the "Consolidated Action"). On October 6, 1995, the plaintiffs in the Consolidated Action filed a Derivative and Consolidated Amended Complaint ("Consolidated Amended Complaint") against ICH and the individual defendants and generally realleged the same allegations as described above.

    On November 20, 1995, ICH and certain of the individual defendants removed the Consolidated Action to the Bankruptcy Court, as IN RE: SOUTHWESTERN LIFE CORPORATION SECURITIES LITIGATION, Adversary Proceeding No. 395-3589 ("Adversary Proceeding"). On that same date, ICH and the individual defendants moved to dismiss the Consolidated Amended Complaint for failure to state a claim pursuant to Fed. R. Civ. P. 12(b)(6) and for failure to allege fraud with particularity pursuant to Fed. R. Civ. P. 9(b) (the "Motions to Dismiss"). Prior to removal to the Bankruptcy Court, the plaintiffs had moved to certify the Consolidated Action as a class action. ICH and the individual defendants have not initiated discovery with respect to the existence of a class of the plaintiffs under Fed.
R. Civ. P. 23, and no response to the plaintiffs' class certification motion is due at this time.

    The Bankruptcy Court signed two Stipulations and Agreed Orders abating the Adversary Proceeding to and including May 15, 1996. On June 17, 1996, the Plaintiffs filed their Motion to Stay Adversary Proceeding Pending the Resolution of a Motion to Withdraw the Reference in the District Court and in the Alternative to Strike the Notice of Remand (the "Motion to Stay"). Hearings were held upon the Motion to Stay on July 19 and August 9, 1996, at the conclusion of which the Court found the removal of the Adversary Proceeding to be proper but remanded back to the District Court the claims against the individual non-debtor Defendants. On August 20, 1996, the Bankruptcy Court heard arguments on the Motions to Dismiss, and on October 1, 1996, the Bankruptcy Court entered an order holding, INTER ALIA, that the plaintiffs had failed to adequately plead their alleged causes of action.

    Historically, ICH had provided indemnification to its current and former officers and directors, some of whom are individual defendants in the Adversary Proceeding. On November 16, 1995, and February 14, 1996, the Bankruptcy Court entered orders regarding indemnification of officers and directors of the Debtors that, INTER ALIA, approve the payment by ICH of a limited amount of defense costs incurred by certain of the individual defendants subject to certain terms and conditions set forth in the orders and on the terms and condition set forth in Article IX of ICH's Bylaws. Accordingly, ICH at this time continues to provide a defense on behalf of certain of the individual defendants in the District Court.

    ENVIRONMENTAL CLAIMS AND LITIGATION. Modern American, a former subsidiary of ICH sold in July 1996, together with six other parties, was notified by the Texas Water Commission ("TWC") (now known as the Texas Natural Resource Conservation Commission ("TNRCC")) that it is a potentially responsible party ("PRP") under Texas environmental law with respect to certain property located in East Texas (the "Site") owned by Modern American because the property allegedly has been contaminated with creosote. In 1992, the TWC entered an agreed order requiring the six entities to conduct a remedial investigation at the Site and to submit to the agency an investigative report, a feasibility study (analyzing the feasibility of available clean-up technologies), and a Baseline Risk Assessment Report. Five of these named PRPs and another company, Wal-Mart, entered into an agreement to undertake this work. As part of that agreement, the participants have agreed to an interim cost sharing arrangement. Modern American has agreed to pay 6% of the cost of the required work, and Great Southern (also a former ICH subsidiary, which ICH has agreed to indemnify) has also agreed to pay 6% of the costs. There is no agreement among the PRPs with regard to any responsibility for or the allocation of costs of any remedial action which may ultimately be determined to be necessary at the Site. As part of the sale of Modern American,

BML agreed to indemnify Modern American for certain environmental liabilities related to the Site, and placed $3.5 million of the proceeds of the sale into escrow to secure such indemnification obligations. See "Certain Risk Factors to be Considered--Factors Relating to the Liquidating Trust--Modern
American/Western and Philadelphia American Indemnification Obligations."

    Various environmental consulting firms have been retained to conduct a phased investigation to define the extent of the contamination at the Site. The Phase I Remedial Investigation was completed during the first half of 1993, and the Phase I Remedial Investigation Technical Memorandum (Phase I Report) was finalized by the end of 1993. Phase II of the Remedial Investigation was subsequently completed during 1994 and submitted to the TNRCC in August 1995. The final Phase III report was submitted to the TNRCC in June of 1996. The parties are now proceeding to contract for the feasibility study and risk assessment. Once these are completed, a remediation plan will be developed and costs of cleanup for the Site can be estimated.

    A potentially responsible party brought an action with respect to the Site, styled TOWNE SQUARE ASSOCIATES AND MILLENNIUM III REAL ESTATE V. GSV PROPERTIES, ET AL., Cause No. 91-15951, filed November 1991 in the 250th Judicial District, Travis County, Texas, naming the other potentially responsible parties as defendants, including Modern American and Great Southern. Modern American and Great Southern asserted a counterclaim against the plaintiff as well as the other defendants, contesting their status as potentially responsible parties and seeking contribution and/or indemnity.

    POLICYHOLDER LITIGATION. ICH and Robert L. Beisenherz, former Chairman and Chief Executive Officer of ICH, as well as Robert T. Shaw, former Chairman of ICH, and certain former affiliates of ICH, were added by an Amended Complaint, filed December 3, 1993, as defendants in a lawsuit pending in Marion Circuit Court in Indianapolis, Indiana, styled MUTUAL SECURITY LIFE INSURANCE COMPANY, BY ITS LIQUIDATOR, JOHN F. MORTELL V. JAMES M. FAIL, EMILY S. FAIL, JACK A. GOCHENAUR, ALVIN R. TOWNSEND, SR., JANICE T. TOWNSEND, CHARLES D. CASPER, HARRY
T. CARNEAL, CLIFFORD G. SMITH, KATHERYN F. SMITH, THOMAS K. PENNINGTON, MICHAEL BOEDEKER, MELVIN R. SCHOCK, LIFESHARES GROUP, INC., LPC-MARKETING, INC., LIFESHARES SERVICES COMPANY, MICHAEL S. LANG, LANG ASSOCIATES, INC., BETA FINANCIAL CORPORATION, THE OKLAHOMA BANK, ROBERT T. SHAW, CONSOLIDATED NATIONAL CORPORATION, I.C.H. CORPORATION, BANKERS LIFE AND CASUALTY COMPANY, MARQUETTE NATIONAL LIFE INSURANCE COMPANY, ROBERT L. BEISENHERZ, MARILYN BEISENHERZ, THEODORE L. KESSNER, AND CROSBY, GUENZEL, DAVIS, KESSNER & KUESTER (THE "MUTUAL SECURITY CASE"). On January 3, 1994, the suit was removed to the United States District Court, the Southern District of Indiana at Indianapolis, Case No. IP94-0001 C. A motion to remand the MUTUAL SECURITY case back to state court, filed by the plaintiff liquidator, is currently pending. The plaintiff, the Commissioner of Insurance, who had been appointed Liquidator of Mutual Security Life Insurance Company ("MSL") pursuant to a Final Order of Liquidation entered on December 6, 1991, alleges in the amended complaint that James M. Fail and others acquired control of MSL through a series of transactions and misused assets of MSL to acquire control of Bluebonnet Savings Bank, FSB, thereby contributing to the insolvency of MSL. The allegations against ICH arise primarily from a loan that was made to James M. Fail in 1989 by Bankers Life and Casualty Company, at that time a subsidiary of ICH. The plaintiff alleges that ICH and others are liable for the acts of James M. Fail under doctrines of joint venture and conspiracy, including alleged violations of the Racketeer Influenced & Corrupt Organizations Act ("RICO"), 18 U.S.C. Section 1961, ET SEQ. The complaint seeks unspecified compensatory damages, treble damages, costs, attorneys' fees and various other relief. ICH believes it has meritorious defenses to the MUTUAL SECURITY case and intends to defend the suit vigorously.

XIII.  VOTING PROCEDURES

    ACCEPTANCE OR REJECTION OF THE JOINT PLAN WILL BE DETERMINED, PURSUANT TO THE BANKRUPTCY CODE, BASED UPON THE ALLOWED CLAIMS AND ALLOWED INTERESTS THAT ACTUALLY VOTE ON THE JOINT PLAN. THEREFORE, IT IS IMPORTANT THAT CLAIMANTS AND INTEREST HOLDERS EXERCISE THEIR RIGHT TO VOTE TO ACCEPT OR REJECT THE JOINT PLAN.

    A.  CLASSES ENTITLED TO VOTE ON THE JOINT PLAN

    All members of Impaired Classes are entitled to vote to accept or reject the Joint Plan. Section 1124 of the Bankruptcy Code generally provides that a class of claims or interests is considered to be Impaired under a plan unless the plan does not alter the legal, equitable and contractual rights of the holders of such claims or interest. As discussed in "Discussion of the Joint Plan--Purpose of the Joint Plan; General Joint Plan Requirements," for purposes of the Joint Plan solicitation all of the ICH Classes of Claims and Interests are deemed to be Impaired under the Joint Plan and are, therefore, entitled to vote on the Joint Plan. All SWL Holding and Care Classes of Claims are unimpaired and, therefore, not entitled to vote.

    B.  PERSONS ENTITLED TO VOTE ON THE JOINT PLAN

    Any holder of an Impaired or deemed Impaired Claim or Interest which is an Allowed Claim against or Allowed Interest in the Debtors on November 15, 1996, the Voting Record Date established by the Bankruptcy Court, is entitled to vote to accept or reject the Joint Plan. Generally, a Claim or Interest will be Allowed if either (i) such Claim or Interest has

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been scheduled by the Debtors (and such Claim or Interest is not scheduled as disputed, contingent or unliquidated) or, in the case of Interests, is reflected on the Debtors' records or (ii) such holder has filed a proof of Claim or proof of Interest on or before February 7, 1996, the last date set by the Bankruptcy Court for such filings and, in the case of both (i) and (ii), no objection to the allowance thereof has been timely filed or, if timely filed, such Claim is allowed by order of the Bankruptcy Court or (iii) such Claims or Interests are deemed allowed by the terms of the Joint Plan. See "Discussion of the Joint Plan--Purpose of the Joint Plan; General Joint Plan Requirements" and the definition of "Allowed" in the Joint Plan. Any Claim or Interest which has previously been disallowed by the Bankruptcy Court or as to which an objection has been filed is not entitled to vote unless the Bankruptcy Court, upon application of the holder to whose Claim or Interest an objection has been made, temporarily allows such Claim or Interest in an amount that it deems proper for the purpose of voting on the Joint Plan. A vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that such vote was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

    C.  VOTE REQUIRED FOR CLASS ACCEPTANCE

    During the Confirmation Hearing, the Bankruptcy Court will determine whether the Classes voting on the Joint Plan have accepted the Joint Plan by determining whether sufficient acceptances have been received from the holders of Allowed Claims and Allowed Interests actually voting in such Classes. A Class of Claims will be determined to have accepted the Joint Plan if the holders of Allowed Claims in the Class casting votes in favor of the Joint Plan (i) hold at least two-thirds of the total amount of the Allowed Claims of the holders in such Class who actually vote and (ii) constitute more than one-half in number of holders of the Allowed Claims in such Class who actually vote on the Joint Plan. A Class of Interests will be determined to have accepted the Joint Plan if the holders of such Interests casting votes in favor of the Joint Plan hold at least two-thirds of the amount of the Interests of such Class as to which votes are cast.

    In the event any ICH Class shall fail to accept the Joint Plan and so long as ICH Class 5 votes to accept the Joint Plan, in accordance with Section 1129(a) of the Bankruptcy Code, the Plan Proponents will request that the Bankruptcy Court confirm the Joint Plan in accordance with the provisions of
Section 1129(b) of the Bankruptcy Code so that and provided that the treatment afforded to ICH Classes 6 and 7, collectively, is not adversely affected. By accepting the Joint Plan, ICH Class 5 relinquishes, to any extent necessary, its entitlement to receive further distributions in order to ensure that the ICH Classes 6 and 7, collectively, receive the treatment provided in Article IV of the Joint Plan.

    D.  VOTING INSTRUCTIONS

       1.  BALLOTS AND VOTING

    Holders of Allowed Claims and Allowed Interests entitled to vote on the Joint Plan have been sent a Ballot, together with instructions for voting, with this Disclosure Statement. Claimants and Interest holders should read the Ballot carefully and follow the instructions contained therein. In voting for or against the Joint Plan, please use only the Ballot(s) that accompanies this Disclosure Statement.

    If you have Claims or Interests in more than one Class, you will receive multiple Ballots. IF YOU RECEIVE MORE THAN ONE BALLOT, YOU SHOULD ASSUME THAT EACH BALLOT IS FOR A SEPARATE CLAIM OR INTEREST AND SHOULD COMPLETE AND RETURN EACH BALLOT.

    The Debtors have engaged Hill and Knowlton (the "Solicitation Agent") to assist in the solicitation and tabulation of votes with respect to the Joint Plan. IF YOU ARE A MEMBER OF A CLASS ENTITLED TO VOTE ON THE JOINT PLAN AND DID NOT RECEIVE A BALLOT FOR SUCH CLASS, OR IF YOUR BALLOT IS DAMAGED OR LOST, OR IF YOU HAVE ANY QUESTIONS CONCERNING VOTING PROCEDURES, YOU SHOULD CONTACT THE SOLICITATION AGENT AT:

          Hill and Knowlton, Inc.
          466 Lexington Avenue, 3rd Floor
          New York, NY 10017
          Telephone: (212) 885-0555

    BALLOTS OF CLAIMANTS OR INTEREST HOLDERS THAT ARE SIGNED AND RETURNED, BUT NOT EXPRESSLY VOTED EITHER FOR ACCEPTANCE OR REJECTION OF THE JOINT PLAN, SHALL BE COUNTED AS BALLOTS FOR THE ACCEPTANCE OF THE JOINT PLAN IF PERMITTED BY THE BANKRUPTCY COURT.

       2.  RETURNING BALLOTS AND VOTING DEADLINE

    You should complete and sign each Ballot that you receive and return it in the pre-addressed envelope enclosed with each Ballot to the Solicitation Agent by the Voting Deadline (as hereinafter defined). All Ballots will be tabulated by the Soliciting Agent. If you hold Securities in nominee name and are instructed to return your Ballot to your bank or broker, or the agent of either, you must return your Ballot to them in sufficient time for them to process your Ballot and return it to the Solicitation Agent by the Voting Deadline. See "Special Instructions For Holders of Securities" below.

    THE VOTING DEADLINE IS 4:00 P.M., EASTERN STANDARD TIME, ON JANUARY 24, 1997. IN ORDER TO BE COUNTED, BALLOTS MUST BE ACTUALLY RECEIVED BY THE SOLICITATION AGENT ON OR BEFORE 4:00 P.M., EASTERN STANDARD TIME, ON THE VOTING DEADLINE AT THE ADDRESS SET FORTH IN THE BALLOT INSTRUCTIONS WHICH ACCOMPANY THE ENCLOSED BALLOT. EXCEPT TO THE EXTENT ALLOWED BY THE BANKRUPTCY COURT, BALLOTS RECEIVED AFTER THE VOTING DEADLINE MAY NOT BE ACCEPTED OR USED IN CONNECTION WITH THE PLAN PROPONENTS' REQUEST FOR CONFIRMATION OF THE JOINT PLAN OR ANY MODIFICATION THEREOF.

       3.  SPECIAL INSTRUCTIONS FOR HOLDERS OF SECURITIES

    The record date for determining which holders of Interests in ICH and which holders of the Notes are entitled to vote on the Joint Plan is November 15, 1996, the Voting Record Date established by the Bankruptcy Court. Persons who acquire such Securities after such date will not be entitled to vote on the Joint Plan; but if they are holding such Securities on the Distribution Record Date they will be entitled to receive any distribution under the Joint Plan made in respect of such Securities.

    RECORD HOLDERS OTHER THAN NOMINEE RECORD HOLDERS

    Except as otherwise provided herein in the case of Ballots to be returned to the Solicitation Agent directly by Beneficial Holders, Record Holders of Securities should return their Ballots in the pre-addressed envelope provided for this purpose. The assumptions that will be made about Ballots submitted by Record Holders other than Nominee Record Holders (as hereinafter defined) are that each Ballot is for a single class of Securities and that such Record Holder was the record and beneficial owner of the Securities voted pursuant to such Ballot as of the Voting Record Date.

    NOMINEE RECORD HOLDERS

    Bank and broker nominees ("Nominee Record Holders") who hold Securities as Record Holders for Beneficial Holders of Securities will transmit a copy of this Disclosure Statement to each Beneficial Holder of Securities held in the name of such nominees, together with a request for voting instructions. Beneficial Holders of such Securities should follow the instructions of their Nominee Record Holders with respect to the return of Ballots or requests for voting instructions, and should return their Ballots as promptly as possible in accordance with such instructions in order to provide sufficient time to process and tally such Ballots.

    Some Beneficial Holders will receive from their Nominee Record Holders pre-validated Ballots requiring only that the Beneficial Holder vote to accept or reject the Joint Plan and forward the Ballots directly to the Solicitation Agent. The assumptions that will be made about these direct votes are that (i) each Ballot is for a single Beneficial Holder of a class of Securities who was the Beneficial Holder of the Securities voted pursuant to such Ballot as of the Voting Record Date and (ii) each vote is a separate vote and not duplicative of any other votes cast by other Beneficial Holders represented by that Nominee Record Holder with respect to such Securities (unless specific evidence exists that indicates that one vote is for the identical account number and amount of another vote).

    Some Beneficial Holders will receive from their Nominee Record Holder Ballots that are to be forwarded back to their Nominee Record Holder in order to be counted. Such Nominee Record Holders (or their agents) will, in turn, cast Ballots on behalf of any Beneficial Holders who have returned Ballots to them. Nominee Record Holders authorized to vote on behalf of any Beneficial Holder will be required to indicate on each Ballot (i) the number of Beneficial Holders of Claims or Interests, as applicable, to which the Ballot relates, (ii) the principal amount and/or number of Securities voted in favor of the Joint Plan and the principal amount and/or number of Claims or Interests, as applicable, voted against the Joint Plan, and (iii) such other information as may be requested on such Ballot or in the Ballot instructions. By submitting Ballots, Nominee Record Holders acting on behalf of Beneficial Holders represent (and the Ballot so provides) that they possess authority to vote on behalf of such Beneficial Holder and are acting pursuant to instructions validly received from the Beneficial Holders whom they represent, and Nominee Record Holders may be required to submit evidence of such authority to the Bankruptcy Court. Nominee Record Holders who vote Interests on behalf of Beneficial Holders will be required to maintain accurate and complete records of the voting instructions given to them by their clients and to provide copies of such records to the Debtors upon request.

    THE INDENTURE TRUSTEE FOR THE NOTES WILL NOT VOTE ON BEHALF OF THE HOLDERS OF THE NOTES AND CONSEQUENTLY THE HOLDERS OF THE NOTES MUST SUBMIT THEIR OWN BALLOTS IN ACCORDANCE WITH THE PROCEDURES DESCRIBED ABOVE.

    DO NOT RETURN YOUR SECURITIES WITH YOUR BALLOT. ANY PERSON HOLDING A SECURITY WHO DOES NOT RECEIVE A BALLOT AND VOTING INSTRUCTIONS SHOULD CONTACT THE SOLICITATION AGENT AT THE ADDRESS AND TELEPHONE NUMBER SET FORTH ABOVE.

    IF YOU HAVE A QUESTION CONCERNING THE VOTING PROCEDURE FOR BENEFICIAL OWNERS, CONTACT YOUR BANK OR BROKER, OR HILL AND KNOWLTON AT THE ADDRESS AND TELEPHONE NUMBER SET FORTH ABOVE.

       4.  INCOMPLETE OR IRREGULAR BALLOTS

    Ballots which fail to designate the Class to which they apply shall be counted in the appropriate Class as determined by the Debtors, subject only to contrary determinations by the Bankruptcy Court.

BALLOTS OF CLAIMANTS OR INTEREST HOLDERS THAT ARE SIGNED AND RETURNED, BUT DO NOT INDICATE A VOTE EITHER FOR ACCEPTANCE OR REJECTION OF THE JOINT PLAN SHALL BE COUNTED AS BALLOTS FOR THE ACCEPTANCE OF THE JOINT PLAN IF PERMITTED BY THE BANKRUPTCY COURT.

       5.  CHANGING VOTES

    Bankruptcy Rule 3018(a) permits a Claimant or Interest holder, for cause, to move the Bankruptcy Court to permit such Claimant or Interest holder to change or withdraw its acceptance or rejection of a plan of reorganization.

       6.  SINGLE VOTE FOR EACH CLASS OF SECURITIES

    Holders of Securities (other than Nominee Record Holders) may not split their vote on the Joint Plan with respect to any class of Securities held by such holder. Therefore, if you are submitting a vote with respect to any class of Securities which you beneficially own, you must vote all of your Securities of the same class in the same way (I.E., all "accept" or all "reject"). Beneficial Holders may receive multiple mailings containing Ballot(s) for the same class of Securities, especially if they own Securities through more than one broker, bank or other intermediary. You should complete each Ballot that you receive for each class of Securities which you beneficially own, including such certifications as may be required by such Ballot(s).

    E.  CONTESTED AND UNLIQUIDATED CLAIMS

    Contested Claims are not entitled to vote to accept or reject the Joint Plan. See "Voting Procedures--Persons Entitled to Vote on the Joint Plan." If you are the holder of a Contested Claim, you may ask the Bankruptcy Court pursuant to Bankruptcy Rule 3018 to have your Claim or Interest Allowed for the purpose of voting.

    F.  POSSIBLE RECLASSIFICATION OF CREDITORS AND INTEREST HOLDERS

    The Plan Proponents are required pursuant to Section 1122 of the Bankruptcy Code to place Claims and Interests into Classes that contain Claims or Interests that are substantially similar to each other. While the Plan Proponents believe they have classified all Claims and Interests in compliance with Section 1122, it is possible that a Claimant or Interest holder may challenge the classification of its Claim or Interest. If the Plan Proponents are required to reclassify any Claims or Interests of any Claimants or Interest holders under the Joint Plan, the Plan Proponents, to the extent permitted by the Bankruptcy Court, intend to continue to use the acceptances received from such Claimants or Interest holders pursuant to the solicitation of acceptances using this Disclosure Statement for the purpose of obtaining the approval of the Class or Classes of which such Claimants or Interest holders are ultimately deemed to be a member. Any reclassification of Claimants or Interest holders could affect the Class in which such Claimants or Interest holders were initially a member, or any other Class under the Joint Plan, by changing the composition of such Class and the required vote thereof for approval of the Joint Plan.

XIV.  CONFIRMATION OF THE JOINT PLAN

    A.  CONFIRMATION HEARING

    The Bankruptcy Code requires that, after notice, the Bankruptcy Court hold a Confirmation Hearing with respect to the Joint Plan. The Confirmation Hearing for the Joint Plan is scheduled to commence on January 31, 1997, at 9:00 a.m. Central Standard Time, before the Honorable Robert C. McGuire, in Courtroom 14B5, U.S. Courthouse, 1100 Commerce Street, Dallas, Texas 75240. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement made at the Confirmation Hearing.

    B.  REQUIREMENTS FOR CONFIRMATION OF THE JOINT PLAN

    At the Confirmation hearing, the Bankruptcy Court will determine whether the Joint Plan satisfies the requirements of Section 1129 of the Bankruptcy Code. If the Bankruptcy Court determines that the Joint Plan does satisfy the requirements of Section 1129 of the Bankruptcy Code, the Bankruptcy Court will enter an order confirming the Joint Plan.

       1.  BEST INTERESTS TEST

    Section 1129(a)(7) of the Bankruptcy Code provides that, with respect to each Impaired Class of Claims and Interests, each holder of an Allowed Claim or Allowed Interest in such Class, must either (i) accept the Joint Plan or (ii) receive or retain under the Joint Plan on account of its Claim or Interest property of a value, as of the Effective Date, that is not less than the amount that such holder would have received on account of such claim or interest in a chapter 7 liquidation.

       2.  NO SUBSEQUENT LIQUIDATION

    In order for the Joint Plan to be confirmed, the Bankruptcy Court must also determine that a need for further reorganization or a subsequent liquidation of the Debtors is not likely to result following confirmation of the Joint Plan. This is also known as the "feasibility test." As the Joint Plan provides for Reorganized ICH to emerge from the Chapter 11 Case with various assets and without any significant indebtedness as of the Effective Date, and as more fully set out on the Projected Statement of Operations for Reorganized ICH which is attached as EXHIBIT F to this Disclosure Statement, the Equity Committee believes that Reorganized ICH will have sufficient income and cash flow (principally in the form of interest on its invested funds) to meet its currently-anticipated operating expenses immediately following the Effective Date, including costs associated with its general and administrative expenses, reporting requirements, anticipated professional expenses and with the continued operation of Perry Park. Moreover, the Joint Plan provides that Claims will be satisfied by distributions of cash from the Trust established to liquidate the Assets which are not Retained Assets of ICH. Thus, the Plan Proponents believe that confirmation of the Joint Plan is not likely to be followed by a need for subsequent reorganization or liquidation of the Debtors, and, thus, that the Joint Plan is feasible.

       3.  ACCEPTANCE BY IMPAIRED CLASSES

    Section 1129(a)(8) of the Bankruptcy Code requires that each Impaired Class accept the Joint Plan by the requisite vote in order for confirmation to occur without resort to the "cram-down" provisions of Section 1129(b) as discussed below. As more fully described herein, a Class of Impaired Claims will have accepted the Joint Plan if holders of at least two-thirds in dollar amount and more than one-half in number of Allowed Claims in such Class actually voting on the Joint Plan have voted in favor of acceptance. A class of Interests will have accepted the Joint Plan if holders of at least two-thirds in amount of each Class of Interests actually voting on the Joint Plan have voted in favor of acceptance.

    It is important to recognize that the majorities required by Section 1129(b) of the Bankruptcy Code apply to those creditors or interest holders in a Class that actually vote on a plan. For example, if there are 1,200 holders of ICH Class 5 Claims, and only five holders of ICH Class 5 Claims return Ballots accepting or rejecting the plan, such five holders could determine the acceptance or rejection of the plan for the entire ICH Class 5. Therefor, it is important that each holder of a Claim or Interest actually cast its Ballot to accept or reject the Joint Plan.

       4.  FAIR AND EQUITABLE TEST; "CRAM-DOWN"

    If any Impaired Class of Claims or Interests does not accept the Joint Plan or is deemed to have rejected the Joint Plan, the Bankruptcy Court still may confirm the Joint Plan at the request of the Plan Proponents in what is commonly referred to as a "cram-down." Cram-down may occur if at least one impaired Class of Claims accepts the Joint Plan, and, as to all non-accepting Impaired Classes, the Joint Plan "does not discriminate unfairly" and is "fair and equitable" with respect to such remaining Classes. A plan of reorganization does not "discriminate unfairly" if no class receives more than it is legally entitled to receive on account of its claims or equity interests.

    "Fair and equitable" has different meanings for Secured Claims, Unsecured Claims and Interests. With respect to an Unsecured Claim, "fair and equitable" means either (i) each Impaired Unsecured Claim receives or retains property of a value equal to the amount of its Allowed Claim, or (ii) the holders of Claims or Interests that are junior in priority to the Claims of the dissenting Class will not receive or retain any property under the Joint Plan. With respect to an Interest, "fair and equitable" means either (i) each holder of an Impaired Interest of such Class receives property of a value equal to the greatest of the allowed amount of any fixed liquidation preference to which such holder is entitled, any fixed redemption price to which such holder is entitled, or the value of such Interest, or (ii) the holders of all Interests that are junior in priority to the Interests of the dissenting Class will not receive or retain any property under the Joint Plan.

    The Plan Proponents intend to use the cram-down provisions of the Bankruptcy Code, if an Impaired Class of Claims or Interests rejects the Joint Plan, and if the Plan Proponents determine that a basis nevertheless exists to request confirmation under the cram-down provisions. The ability to obtain confirmation of the Joint Plan pursuant to the cram-down provisions of the Bankruptcy Code, however, will be subject to the Bankruptcy Court determining, among other things, that the Joint Plan is fair and equitable and that it does not discriminate unfairly against any Impaired Class of Claims or Interests.

    In the event that ICH Class 6 does not vote to accept this Joint Plan, and this Joint Plan is confirmed pursuant to the cram-down provisions of Bankruptcy Code Section 1129(b), the portion of Reorganized ICH Common Stock allocated to ICH Class 7 in this Joint Plan, together with cash sufficient to fund payments to Holders of Allowed ICH Class 7 Interests who elect the cash payment option, shall be distributed to the Trust on the Effective Date, and the Trust shall, in that event, distribute as soon as practicable after the Effective Date, through the Distribution Agent, such Reorganized ICH Common Stock and cash to the Holders of Allowed ICH Class 7 Interests in accordance with the terms of this Joint Plan, with any such distribution to Holders of Allowed ICH Class 7 Interests being made in exchange for the release by Holders of such Allowed Class 7 Interests of any and all claims, if any, against the Trust; PROVIDED, HOWEVER, the Trust shall have no obligations to distribute cash or stock to such holders of Allowed Class 7 Interests other than that which is received from the Estate and/or Reorganized ICH expressly for that purpose.

    C.  CONDITIONS PRECEDENT TO CONFIRMATION

    At the Confirmation hearing, the Bankruptcy Court will determine whether the Joint Plan meets all the requirements of Section 1129 of the Bankruptcy Code governing the confirmation of plans of reorganization. Among the conditions precedent to the Bankruptcy Court's Confirmation of the Joint Plan are: (i) a finding that the Joint Plan was solicited upon disclosure of adequate information as described in Section 1125(a) of the Bankruptcy Code; and (ii) a finding that at least one of the Impaired Classes of Claims that is voting in the Chapter 11 Case has accepted the Joint Plan by the affirmative vote of Claimants that hold at least two-thirds in dollar amount and not less than one-half in number of the total Allowed Claims of such Classes that have voted on the Joint Plan, excluding votes of any Claimants designated under Section 1126(e) of the Bankruptcy Code.

    D. EFFECT OF CONFIRMATION; DISCHARGE OF DEBTORS; RELEASES; SETTLEMENT AND ADJUSTMENT OF CLAIMS

       1.  LEGAL BINDING EFFECT; DISCHARGE OF CLAIMS AND INTERESTS

    The provisions of the Joint Plan shall (i) bind all Claimants and Interest holders, whether or not they accept the Joint Plan, and (ii) discharge the Debtors, jointly and severally, from all debts that arose before the Petition Date, and from any liability, including, without limitation, any liability of a kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, that arose, or has been asserted against, the Debtors, jointly or severally, at any time before the entry of the Confirmation Order or that arises from any pre-Confirmation conduct of the Debtors, jointly or severally, whether or not the Claim is known or knowable as of the date of Confirmation. In addition, the distributions provided for under the Joint Plan shall be in exchange for and in complete satisfaction, discharge, and release of all Claims against and Interests in the Debtors or any of their assets or properties, including any Claim or Interest accruing after the Petition Date and prior to the Effective Date. Without limiting the generality of the foregoing, Confirmation discharges all Unsecured Claims, all Securities-Related Claims, all Claims, if any, relating to ICH's 1986 retirement of its Class B preferred stock, and all Claims relating to the escheat of securities or funds attributable to Securities of ICH. On and after the Effective Date, all holders of Claims or Interests shall be precluded from asserting any Claim or Interest against the Trust or Reorganized ICH or their assets or properties based on any transaction or other activity of any kind that occurred prior to the Confirmation Date except as expressly provided in the Joint Plan.

       2.  RETENTION AND ENFORCEMENT OF THE DEBTORS' CAUSES OF ACTION

    RETENTION OF CAUSES OF ACTION

        (i) All claims recoverable against third parties on account of an indebtedness, and all other claims held by or in favor of the Debtors or their Estates pursuant to any federal or state statute, common law, or any theory of action whatsoever including without limitation claims for preferences and fraudulent transfers, to the extent not specifically compromised and released pursuant to this Joint Plan or an agreement referred to and incorporated herein, are hereby preserved and retained for enforcement by Reorganized ICH;

        (ii) Subject to the provisions of section 10.2 of the Joint Plan, Reorganized ICH is the successor and designated representative of the Debtors and their Estates appointed for the purpose of retention and enforcement of all claims owned or held by the Debtors or their Estates against third parties;

       (iii) Subject to the provisions of section 10.2 of the Joint Plan, the Trust is the appointed successor and designated representative of the Debtors and their Estates appointed for the purpose of retention and enforcement of claims specifically relating to or arising from Trust Assets, but specifically excluding all claims related to any asset which has been fully and finally converted into cash which has been transferred to the Trust as of the Effective Date;

        (iv) Reorganized ICH or the Trust, as applicable, shall be the only party authorized to pursue actions to recover their respective claims, and shall have the sole right to waive or assert any attorney-client or other privilege of the Debtors, and no other party shall have the right or obligation to pursue any such actions or to waive, raise, or assert any claim or privilege related thereto.

    JUDGMENT REDUCTION AND HOLD HARMLESS. To the extent a claim, cause of action, right or remedy, whether legal or equitable, including, but not limited to, any claim, cause of action, right or remedy of apportionment, reimbursement, contribution, indemnification or offset, is asserted or commenced against the Trust that results directly from Reorganized ICH's pursuit of a Retained Cause of Action or any other right or remedy against an Entity, (a "Contribution Claim"), the following conditions shall apply:

        (i) with respect to any judgment, settlement, payment or compromise in favor of Reorganized ICH (an "Underlying Judgment") against an Entity which gives rise to a Contribution Claim by that Entity, Reorganized ICH shall reduce the amount of its Underlying Judgment against that Entity by the full amount of that Entity's Contribution Claim, and Reorganized ICH shall indemnify and hold the Trust harmless from any and all Contribution Claims arising from the Underlying Judgment; PROVIDED, HOWEVER, that Reorganized ICH shall have the right to contest the claim of entitlement of any Entity to a Contribution Claim in which case: (a) Reorganized ICH shall have no obligation to reduce the amount of the Underlying Judgment unless and until the entitlement of that Entity to the Contribution Claim has been determined, either judicially or otherwise with the consent of Reorganized ICH; and (b) Reorganized ICH's obligation to hold harmless and indemnify the Trust against such Contribution Claim shall be unaffected;

        (ii) with respect to any present or former officer, director, employee, agent or representative of the Debtors or the Estate who is named as a defendant by Reorganized ICH in its pursuit of any Retained Cause of Action, and who is entitled to a right of payment from the Trust for an ongoing defense prior to any final judgment in that action, Reorganized ICH shall, at its option, either (a) assume the obligation to pay for such ongoing costs of defense or (b) discontinue the action against that defendant, in which case Reorganized ICH shall have no further obligation with respect to defense costs for that defendant; PROVIDED, HOWEVER, that Reorganized ICH shall have the right to contest the claimed entitlement of any Entity to receive ongoing costs of defense from the Trust, and PROVIDED FURTHER that Reorganized ICH shall have no obligation to fund any such defense costs or to discontinue such an action unless and until the Indemnification Fund, as set forth in Section 2.1(e) of the Joint Plan, if available therefore, has first been applied to such obligations.

    THE RIGHT OF TRUST TO ASSERT OFFSET CLAIMS. Notwithstanding any other provision in the Joint Plan regarding the Retained Causes of Action, the Trust shall be entitled to assert as an offset, objection, or defense with respect to any Claim Filed or asserted against the Estate, or against the Trust as successor to the Estate, any Retained Cause of Action conveyed to Reorganized ICH under the Joint Plan, PROVIDED, HOWEVER, that the obligations of Reorganized ICH as set out in section 10.2(b) of the Joint Plan shall not apply to any such Retained Cause of Action so asserted by the Trust. This provision shall be deemed to be an assignment of such Retained Cause of Action to the Trust solely for the limited purpose of, and only to the extent necessary to permit the Trust to fully assert such offset, objection or defense. Any recovery obtained through such assertion of a Retained Cause of Action in excess of the amount of the Claim asserted against the Estate or the Trust, as the case may be, shall be the property of Reorganized ICH.

       3.  RELEASES

    Except with respect to Claims, if any, pursuant to Chapter 5 of the Bankruptcy Code, the Joint Plan resolves all disputes between and among the Debtors and the Released Entities. With respect to all claims that the Debtors ever had, now have, or may claim to have or hereafter have, or which the Debtors could have asserted or could assert, jointly or severally, including without limitation claims held in their corporate capacity and claims that third parties may assert derivatively on behalf of the Debtors absent bankruptcy, but excluding claims, if any, arising in or under Chapter 5 of the Bankruptcy Code, Confirmation of the Joint Plan releases each Released Entity from all such claims, counterclaims, demands, controversies, costs, contracts, debts, sums of money, accounts, reckonings, bonds, bills, damages, obligations, liabilities, objections, actions and causes of action of any nature, type or description, whether in law or in equity, in contract, tort, or otherwise, known or unknown, suspected or unsuspected, including claims for negligence, gross negligence, or otherwise. On the Effective Date, the Debtors shall be authorized to execute a general release consistent with Section 10.3 of the Joint Plan. In addition, under the Joint Plan, the Debtors will execute a release of the claims described in Section 10.3 of this Joint Plan against the Released Officers.

       4.  FURTHER RELEASES AND SETTLEMENTS

    After the Effective Date, the compromise and settlement by Reorganized ICH of any Retained Cause of Action may be effected without the necessity of Bankruptcy Court proceedings under Bankruptcy Rule 9019 or otherwise. To the extent the Trust is entitled to assert a Retained Cause of Action pursuant to
Section 10.2(c) of the Joint Plan, the Trust may compromise and settle any such Retained Cause of Action with the consent of Reorganized ICH.

       5.  PERMANENT INJUNCTION

    Confirmation of the Joint Plan shall result in the issuance of a permanent injunction against the: (i) commencement or continuation of any judicial, administrative, or other action or proceeding against the Debtors, the Trust, or Reorganized ICH on account of Claims against or Interests in the Debtors or on account of claims released pursuant to Sections 10.3 and 10.4 of the Joint Plan against the Released Entities and the Released Officers; (ii) enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree, or order against the Debtors, the Trust or Reorganized ICH; and
(iii) creation, perfection or enforcement of any encumbrance of any kind against the Debtors, the Trust or Reorganized ICH arising from a Claim.

       6.  SURVIVAL OF THE DEBTORS' CORPORATE INDEMNITIES

    Any obligations of the Debtors, pursuant to the Order Regarding Indemnification of Officers and Directors of Debtors entered February 14, 1996 shall not be discharged or impaired by Confirmation or Consummation of the Joint Plan; accordingly, such indemnification obligations shall survive unaffected by the reorganization contemplated by the Joint Plan and shall be performed and honored by the Trust regardless of the Confirmation of the Joint Plan PROVIDED, HOWEVER, that such obligations shall not be obligations of Reorganized ICH. All other obligations of the Debtors with respect to indemnification of officers and directors, or agents, representatives, successors or assigns thereof, shall be treated as executory contracts rejected under Section 8.1 of the Joint Plan, and all Claims arising from or related thereto shall be treated and classified as provided by Section 8.2 of the Joint Plan, subject to any and all defenses thereto, including but not limited to any subordination under application provisions of the Bankruptcy Code.

       7.  FURTHER ASSURANCES AND AUTHORIZATIONS

    The Trust or Reorganized ICH, if and to the extent necessary, shall seek such orders, judgments, injunctions, and rulings as may be required to carry out further the intentions and purposes, and to give full effect to the provisions of the Joint Plan. Reorganized ICH shall indemnify the Trust against any Claim asserted against the Trust which is an obligation of Reorganized ICH, and the Trust shall indemnify Reorganized ICH against any Claim asserted against Reorganized ICH which is an obligation of the Trust.

       8.  RIGHT TO RESOLVE CLAIMS

    The Trust and Reorganized ICH shall each have the right to resolve in their sole and absolute discretion each of the parties' respective claims against third parties.

       9.  RIGHTS REGARDING BOOKS AND RECORDS

    In the event Reorganized ICH wishes to dispose of any of the Debtors' books and records that are Retained Assets, it shall first give reasonable notice to the Trust, which may elect to take such books and records at its own expense; and if the Trust does not so elect within a reasonable period of time, Reorganized ICH shall be free to dispose of any such documents. Subject to the foregoing, the Trust shall have reasonable access to and use of the books and records of the Debtors for the purpose of administering the Trust Assets and otherwise discharging its duties under the Joint Plan and the Trust Agreement.

       10.  TERMINATION OF THE COMMITTEES

    On the Initial Distribution Date, the Creditors Committee and the Equity Committee shall cease to exist and have no further status as parties in interest except for purposes of prosecuting any applications for Fee Claims and of participating in any appeal of the Confirmation Order, in which events such committees will cease to exist immediately after the resolution of such matters.

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XV.  SECURITIES LAW CONSIDERATIONS

    A.  GENERAL

    The Reorganized ICH Common Stock to be issued pursuant to the Joint Plan and any rights of ICH Class 5 Claimants to receive cash distributions from the Trust pursuant to the Joint Plan (defined in the Joint Plan as "Trust Interests") will be issued without registration under the Securities Act of 1933, as amended ("1933 Act"), or under any state securities laws, in reliance upon the exemption from registration afforded by Sections 1125 and 1145 of the Bankruptcy Code. The order of the Bankruptcy Court confirming the Joint Plan will include provisions to the effect that such exemption is available for the issuance of the Reorganized ICH Common Stock and any Trust Interests and that each of Reorganized ICH and the Trust is a "successor" to ICH within the meaning of Sections 1125 and 1145 of the Bankruptcy Code. No indenture will be qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"), with respect to the Trust Interests in reliance on the exemption provided by Section 304(a)(9) of the 1939 Act.

    ICH also intends to request from the Staff of the Division of Corporation Finance (the "Staff") of the SEC a no-action letter to the effect that the Staff will not recommend enforcement action if the issuance and distribution of Reorganized ICH Common Stock are effected without 1933 Act registration in reliance on the exemptions referred to above; if Trust Interests are issued and distributed without registration of such interests under the 1933 Act or qualification of an indenture under the 1939 Act; if Trust Interests are issued and distributed, and the Trust is operated, without registration of the Trust under the Investment Company Act of 1940, as amended; if the Trust does not comply with the registration and reporting requirements of the 1934 Act; or if recipients of Reorganized ICH Common Stock and Trust Interests (other than persons who are underwriters of any of such securities within the meaning of
Section 1145(b) of the Bankruptcy Code and other than (i) with respect to the Reorganized ICH Common Stock, affiliates of ICH, and (ii) with respect to the Trust Interests, affiliates of the Trust) resell such securities without registration under the 1933 Act. If the Staff does not concur with the positions referred to above, Reorganized ICH and/or the Trust may be required to comply with the applicable provisions of such laws and the rules promulgated thereunder or impose certain restrictions on the transferability of the Reorganized ICH Common stock and/or the Trust Interests (in addition to those described below) or implement changes to the operation and/or governance of Reorganized ICH and/or the Trust in order to obtain the Staff's concurrence with the positions referred to above.

    B.  LIMITED RESTRICTIONS ON TRANSFERABILITY

    In general, Reorganized ICH Common Stock and Trust Interests may be resold by persons receiving such securities under the Joint Plan without registration under the 1933 Act or other laws, unless such party is an "underwriter" with respect to such securities, as that term is defined in the Bankruptcy Code. Under Section 1145(b) of the Bankruptcy Code, an underwriter is a person or entity who (i) purchases a claim against or equity interest in a debtor with a view to the distribution of the securities received on account of such claim or equity interest; (ii) offers to sell such securities on behalf of the holders thereof (except offers to sell fractional interests); (iii) offers to buy such securities from the holders if such offer to buy is with a view to the distribution thereof pursuant to an agreement made in connection with a plan, the consummation of a plan or the offer or sale of securities under a plan; or
(iv) is an "issuer" with respect to the securities received, as the term "issuer" is defined in Section 2(11) of the 1933 Act.

    In this context, an "issuer" of Reorganized ICH Common Stock or Trust Interest under Section 2(11) of the 1933 Act includes any person directly or indirectly controlling, controlled by, or under direct or indirect common control with Reorganized ICH or the Trust, respectively. Whether a person is an "issuer" and, therefore, an "underwriter" for purposes of Section 1145(b) depends upon a number of factors, including: the relative size of the person's interests in Reorganized ICH or the Trust; the distribution and concentration of other interests in Reorganized ICH or the Trust; the contractual or other relationships giving that person power over management policies and decisions; and whether the person actually has such power notwithstanding the absence of formal indicia of control. An officer or director of Reorganized ICH may be deemed to be a controlling person, particularly if his position is coupled with ownership of a relatively significant percentage of voting stock. A Trustee may be deemed a controlling person of the Trust.

    Based on the published views of the Commission, the Debtors believe that a person who receives less than 1% of a class of securities generally would not be deemed to be an underwriter. This does not mean that persons receiving more than 1% would be deemed to be underwriters. Persons who may be underwriters, including "issuers" as described above, must either have their securities registered for resale or use an available exemption from registration.

    Because Reorganized ICH and the Trust do not propose to register under the 1933 Act any of the Reorganized ICH Common Stock or Trust Interests, respectively, to be distributed under the Joint Plan, persons who are underwriters, including "issuers" as described above, will be able to resell such securities only in limited circumstances in reliance upon an exemption from 1933 Act registration requirements. Persons who are underwriters by virtue of being in a control relationship with Reorganized ICH or the Trust ("affiliates") may resell such securities with respect to which they are deemed an underwriter in accordance with Rule 144 under the 1933 Act, to the extent available, or other applicable rules and regulations of the SEC and in compliance with applicable state and foreign securities laws. In addition, persons who are "underwriters" as described above may freely engage in "ordinary trading transactions" in securities received under the Joint Plan with respect to which they are deemed an underwriter. What constitutes "ordinary trading transactions" within the meaning of Section 1145 of the Bankruptcy Code is the subject of interpretive letters of the Staff. Generally, ordinary trading transactions are those which do not involve (i) concerted activity by recipients of securities under a plan of reorganization, or by distributors acting on their behalf, in connection with the sale of such securities; or (ii) use of informational documents in connection with the sale other than the disclosure statement relating to the plan, any amendments thereto, and reports filed by the issuer with the Commission under the 1934 Act; or (iii) payment of special compensation to brokers or dealers in connection with the sale.

    Broker-dealers effecting sales of Reorganized ICH Common Stock or Trust Interests distributed under the Joint Plan will have an obligation under Section 1145(a)(4) of the Bankruptcy Code for a period of 40 days after the Effective Date to provide the purchaser of any such securities with a copy of this Disclosure Statement (and any supplements thereto, if ordered by the Bankruptcy Court) at or before the time of delivery of such securities.

    C.  EFFECTS ON THE TRUST

    As stated above, the Debtors intend to seek a "no-action" letter from the Staff that the provisions of the 1934 Act, the 1939 Act and the 1940 Act do not apply to the issuance and distribution of the Trust Interests or the operation of the Trust. In the event that the Staff does not concur with the position of the Debtors and the Trust Agreement is not modified in a manner satisfactory to the Staff or to otherwise make an exemption available or render such laws inapplicable to the Trust, the Trust would be required to comply with such laws.

    In the event the Staff requires the Trust to comply with the registration and reporting requirements of the 1934 Act, the Trust would be required to register the Trust Interests under Section 12(g) of the 1934 Act within 120 days after the last day of its first fiscal year if the Trust had total assets exceeding $1,000,000 and Trust Interests were held by more than 500 persons. If registered under Section 12(g) of the 1934 Act, and absent an available exemption, the Trust would be subject to a continuing reporting process, requiring annual reports including audited financial statements prepared in accordance with generally accepted accounting principals, quarterly reports and other periodic reports to be filed with the Commission. Solicitations of consents of holders of Trust Interests may be subject to the proxy requirements under Section 14 of the 1934 Act. Additionally, the "short-swing" profits provisions of Section 16 and the beneficial ownership reporting provisions of
Section 13(d) may be applicable to certain holders of the Trust Interests. In addition, in the absence of action by the Staff or an available exemption, the Trust would become subject to the reporting requirements of the 1934 Act if a registration statement has become effective with respect to the Trust Interests under the 1933 Act.

    The 1939 Act generally requires that notes, bonds, debentures or other evidences of indebtedness, or a certificate of interest or participation therein, only be issued pursuant to a qualified indenture. The 1939 Act requires qualified indentures to include certain provisions governing the eligibility of persons appointed as trustees to ensure their independence and imposes certain procedures designed to assure compliance with the terms of the indenture. In the event that the issuance and distribution of Trust Interests were not exempt from the 1939 Act, the Trust Agreement would be required to be qualified under the 1939 Act and amended to conform to the requirements of the 1939 Act.

    The 1940 Act generally requires the companies engaged in the business of investing and reinvesting in securities to register with the Staff and imposes certain operating standards including the preparation and distribution of financial reports, procedures with respect to the solicitation of votes and restrictions on compensation and affiliate transactions. In the event that the Trust were not exempt from the 1940 Act, the Trust would be required to register as an investment company and would be subject to the provisions governing the operation of investment companies.

    If the Staff does not concur with the Debtors' position that recipients of Trust Interests under the Joint Plan (other than affiliates and underwriters) may resell such securities without registration under the 1933 Act, such recipients (including affiliates and underwriters) may be required to hold such securities for up to two years or until a registration statement regarding the resale of securities is filed with and declared effective by the SEC, and underwriters would not be entitled to engage in ordinary trading transactions without registration of such transactions. The Trust currently does not intend to register the resale of Trust Interests issued pursuant to the Joint Plan. See also "The Trust--Trust Interests."

    D.  EFFECTS ON REORGANIZED ICH

    As stated above, the Debtors intend to seek a "no-action" letter from the Staff that certain provisions of the 1933 Act do not apply to the issuance and distribution of the Reorganized ICH Common Stock, and with respect to the ability of non-affiliates of Reorganized ICH (other than underwriters) who have received shares of Reorganized ICH Common Stock pursuant to the Joint Plan to resell such securities without registration under the 1933 Act. In the event that the Staff does not concur with the positions of the Debtors, Reorganized ICH would be required to comply with such laws.

    In the event the Staff does not concur that the issuance and distribution under the Joint Plan of the Reorganized ICH Common Stock may be effected without registration under the 1933 Act, Reorganized ICH will be required to register the issuance of such securities. The registration of the issuance of the Reorganized ICH Common Stock could delay the initial issuance and distribution of Reorganized ICH Common Stock under the Joint Plan.

    If the Staff does not concur with the Debtors' position that recipients of Reorganized ICH Common Stock under the Joint Plan (other than affiliates and underwriters) may resell such securities without registration under the 1933 Act, such recipients (including affiliates and underwriters) may be required to hold such securities for up to two years or until a registration statement regarding the resale of securities is filed with and declared effective by the Commission, and underwriters would not be entitled to engage in ordinary trading transactions without registration of such transactions. Reorganized ICH currently does not intend to register the resale of shares of Reorganized ICH Common Stock issued pursuant to the Joint Plan.

    It is contemplated that Reorganized ICH will be required to register the ICH Common Stock under Section 12(g) of the 1934 Act. If registered under Section 12(g) of the 1934 Act, and absent an available exemption, Reorganized ICH would be subject to a continuing reporting process, requiring annual reports including audited financial statements prepared in accordance with generally accepted accounting principals, quarterly reports and other periodic reports to be filed with the Commission. Solicitations of consents of holders of Reorganized ICH Common Stock also would be subject to the proxy requirements under Section 14 of the 1934 Act. Additionally, the "short-swing" profits provisions of Section 16 and the beneficial ownership reporting provisions of Section 13(d) would be applicable to certain holders of Reorganized ICH Common Stock. Reorganized ICH also would become subject to the reporting requirements of the 1934 Act if a registration statement has become effective with respect to the Reorganized ICH Common Stock under the 1933 Act.

    THE DISCUSSION ABOVE IS A SUMMARY OF THE GENERAL EFFECT OF THE REGISTRATION PROVISIONS OF THE SECURITIES LAWS UPON ISSUANCE AND RESALE OF SECURITIES TO BE RECEIVED UNDER THE JOINT PLAN. THE EFFECTS MAY VARY BASED ON THE INDIVIDUAL CIRCUMSTANCES OF EACH HOLDER OF A CLAIM OR INTEREST RECEIVING SECURITIES. EACH RECIPIENT OF SECURITIES UNDER THE JOINT PLAN IS URGED TO CONSULT WITH ITS OWN COUNSEL WITH RESPECT TO THE EFFECT OF FEDERAL, STATE AND FOREIGN SECURITIES LAWS INCLUDING BUT NOT LIMITED TO WHETHER OR NOT IT IS AN UNDERWRITER AS DEFINED IN
SECTION 1145(b) OF THE BANKRUPTCY CODE (WHETHER BY VIRTUE OF BEING AN AFFILIATE OF REORGANIZED ICH OR OTHERWISE) AND THE EFFECT OF ANY APPLICABLE FOREIGN OR STATE LAW RESTRICTIONS ON RESALES OF ANY SUCH SECURITIES.

XVI.  CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    A.  GENERALLY

    The following discussion summarizes certain of the significant federal income tax consequences of the transactions that are described herein and in the Plan to the Debtors and to taxpayers that own Claims or Interests as capital assets and not for sale to customers in the ordinary course of business. This discussion is for informational purposes only and is based on the Tax Code, the Treasury Regulations promulgated thereunder, judicial authority interpreting the Tax Code, and current administrative rulings and pronouncements of the IRS, any of which may be altered with retroactive effect, thereby changing the federal income tax consequences discussed below. The following discussion does not address foreign, state or local tax consequences of the Joint Plan, nor does it purport to address special classes of taxpayers (such as S corporations, mutual funds, insurance companies, financial institutions, small business investment companies, foreign companies, nonresident alien individuals, regulated investment companies, broker-dealers, and tax-exempt organizations). Furthermore, estate and gift tax issues are not addressed herein. Due to the lack of applicable legal precedent, the possibility of changes in law, the difference in the creditors' and interest holders' status and methods of accounting and the potential for disputes as to legal and factual matters, the tax consequences described herein are subject to significant uncertainties. No ruling will be sought from the IRS prior to the Confirmation Date with respect to any of the tax aspects of the Joint Plan, and it is not likely that a ruling could be obtained on all issues if one were sought. An opinion of counsel has neither been sought nor obtained with respect to the tax aspects of the Joint Plan. EACH HOLDER OF A CLAIM OR INTEREST IS STRONGLY URGED TO CONSULT WITH ITS OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE JOINT PLAN.

    For purposes of the following discussion, all capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Joint Plan, the Trust or in other parts of this Disclosure Statement.

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    B.  FEDERAL INCOME TAX CONSEQUENCES TO THE DEBTORS

       1.  DISCHARGE OF INDEBTEDNESS INCOME OF THE DEBTORS

    Subject to several exceptions, a taxpayer generally recognizes taxable income upon a satisfaction of its indebtedness for less than the amount that the taxpayer received on issuance of the debt. Accordingly, if the amount "paid" in cancellation of the debt is less than the adjusted issue price of the debt (I.E., the amount paid for the debt when originally issued plus accruals of original issue discount, if any, on the debt to the date of discharge, minus payments other than payments of qualified periodic interest), the taxpayer generally is required to include the difference in gross income for the taxable year of the discharge. One of the exceptions to this rule provides that gross income does not include amounts attributable to a discharge of indebtedness pursuant to a plan of reorganization that is approved by a bankruptcy court in a chapter 11 case (the "Bankruptcy Discharge Exception").

    For federal income tax purposes, actions which occur on the Effective Date to establish the Trust and discharge Claims should be treated as if the holders of Claims against the Debtors on the Effective Date surrendered their Claims to the Debtors in exchange for their pro rata portion of the Trust Assets.

    For federal income tax purposes, the Debtors intend to treat the discharge of each Claim in the following manner. To the extent that the adjusted issue price of Claims, plus the amount of any interest accrued thereon that has been previously deducted but not paid by the Debtors, exceeds the sum of the cash and the fair market value of Trust Assets allocable to such Claim, the Debtors intend to take the position that such excess will constitute discharge of indebtedness income. Such discharge of indebtedness income realized by the Debtors as a result of the exchanges will be excluded from their taxable income under the Bankruptcy Discharge Exception.

    Although the discharge of indebtedness income realized by the Debtors as a result of the exchanges will be excluded from their taxable income under the Bankruptcy Discharge Exception, the amount of discharged indebtedness will be applied to reduce certain tax attributes of the Debtors, in the following order:
(i) net operating loss carryovers, (ii) tax credit carryovers, (iii) capital loss carryovers, (iv) the basis of the Debtor's property, and (v) foreign tax credit carryovers. Pursuant to the Tax Settlement, the Debtors have waived all such tax attributes arising in taxable years prior to the taxable year beginning January 1, 1996, other than the basis in the Debtors' property. As a result, the Debtors expect that any discharged indebtedness will have the effect of reducing, as of the beginning of the taxable year following the taxable year of the discharge, the Debtors' basis in their property.

       2.  GAIN OR LOSS ON TRANSFER OF ASSETS TO THE TRUST

    Although not free from doubt, the Debtors intend to take the position that they will recognize gain or loss upon the transfer of the Trust Assets to the Trust to the extent that the fair market value of the Trust Assets is greater or less than the Debtors' adjusted basis in such Trust Assets. The Debtors do not anticipate that any tax liability will be incurred by the Trust on such transfer. However, if the Debtors are not able to offset losses against gains recognized on the transfer of the Trust Assets to the Trust or, alternatively, are not able to establish a tax basis in the CFSB Interest (See "Certain Risk Factors to be Considered--Factors Relating to the Liquidating Trust--Profits Interest in CFSB Corporation"), the Debtors could incur tax liability on the transfer. Any such tax liabilities would be administrative priority claims payable by the Trust out of Trust Assets, thereby reducing the Trust Assets available for distribution to ICH Class 5 Claims. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences of the Trust."

       3.  LIQUIDATIONS AND MERGERS

    It is anticipated that on or before the Effective Date, some of the Debtors and their subsidiaries will liquidate and/or merge into each other. Although not free from doubt, the Debtors do not anticipate a material adverse tax consequence as a result of these liquidations and/or mergers.

    C. FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF ADMINISTRATIVE CLAIMS, PRIORITY CLAIMS, ICH SECURED CLAIMS, SWL SECURED CLAIMS AND CARE SECURED CLAIMS

    Holders of Administrative Claims, Priority Claims, ICH Secured Claims, SWL Secured Claims and Care Secured Claims will generally be paid the full amount of their Claims pursuant to the Joint Plan. As a result, generally, such holders should recognize neither gain nor loss with respect to such Claims. A holder of any such Claim may, however, recognize gain or loss if its tax basis in such Claim is more or less than the amount of such Claim.

    D.  FEDERAL INCOME TAX CONSEQUENCES OF THE TRUST

       1.  CHARACTERIZATION OF THE TRUST

    Although not free from doubt, the Debtors believe that the Trust generally should be treated as a "grantor" trust under Section 671 of the Tax Code and the regulations issued thereunder by the United States Department of the Treasury. Assuming this treatment is correct, the Trust will not be treated as a separate taxable entity. Rather, the holders of an Allowed Class 5 ICH Claims and other entities, if any, that own or acquire beneficial interests in the Trust will be treated as the grantors and thus the owners of the Trust's assets for federal income tax purposes.

    The remainder of this discussion assumes that the foregoing treatment will be respected. It is possible, however, that the IRS could succeed in requiring a different characterization of the Trust, which could result in a different and possibly greater tax liability to the Trust, the holders of Allowed Class 5 ICH Claims and/or the Debtors.

       2.  ESTABLISHMENT OF THE TRUST

    The transfer on the Effective Date of the Trust Assets (subject to certain liabilities) to the Trust should be treated for federal income tax purposes as a transfer of those assets to the holders of Allowed Class 5 ICH Claims, followed by the contribution of such assets to the Trust in exchange for the Trust Interests. The deemed contribution should not be a taxable event. As a result of such deemed contribution, each holder of an Allowed Class 5 ICH Claim will be deemed to own his pro rata share of the Trust Assets.

       3.  TAXATION OF THE TRUST AND INTEREST HOLDERS

    Each holder of Trust Interests will be required to report on his federal income tax return his allocable share of any income loss, deduction or credit recognized or incurred by the Trust, including, but not limited to, interest or dividend income earned on bank accounts and other investments of the Trust.

    If a Trust Asset is sold or otherwise disposed of by the Trust in a transaction in which gain or loss is recognized for federal income tax purposes, each holder of a Trust Interest will be required to report on his tax return gain or loss equal to the difference between (i) his pro rata share of the amount of cash and/or fair market value of any property received in exchange for the asset so sold or otherwise disposed of, minus (ii) his adjusted basis in his pro rata share of such asset on the date it was transferred by Debtor to the Trust (which should equal the asset's fair market value on that date), as subsequently adjusted. The character and amount of any such gain or loss will be determined by reference to the character of the asset sold or otherwise disposed of and by reference to whether the transaction in which such asset was disposed of constitutes a sale or exchange for federal income tax purposes.

    Each holder's obligation to report his share of any Trust income or gain upon an asset disposition is not dependent on the Trust distributing any cash or other proceeds. Accordingly, the holder of a Trust Interest may incur a tax liability as a result of owning a Trust Interest regardless of whether the Trust makes a current distribution.

       4.  TAX REPORTING

    The Trust will file an annual information tax return with the IRS which will include information concerning the allocation of income, gain, loss, deductions and credits to holders of Trust Interests. Each holder of a Trust Interest will receive annually a tax information return reflecting income or loss, and will be required to report on his federal income tax return, his allocable shares of such items.

    The Trust will determine its income or loss based on the assumption that each holder of a Trust Interest has a taxable year that is a calendar year, and accordingly, shall compute its income or loss on a calendar year basis. The Trustee will issue quarterly information statements with regard to the Trust Interests.

    E. FEDERAL INCOME TAX CONSEQUENCES TO THE HOLDERS OF ALLOWED ICH CLASS 5 CLAIMS

    The federal income tax consequences of the implementation of the Plan to the holders of Allowed Class 5 ICH Claims will depend, among other things, on the consideration to be received by holders of Allowed Class 5 ICH Claims, whether the holder of Allowed Class 5 ICH Claims reports income using the accrual or cash method, and on whether the holder of Allowed Class 5 ICH Claims has taken a bad debt deduction or worthless security deduction with respect to its claim.

       1. TAX CHARACTERIZATION OF EXCHANGES TO CREDITORS HOLDING ALLOWED CLASS 5 ICH CLAIMS ON THE EFFECTIVE DATE

    The Debtors believe that each creditor holding an Allowed Class 5 ICH Claim on the Effective Date should be treated for federal income tax purposes as transferring his claim to the Debtors in exchange for (A) cash, if any, received by such creditor and (B) the Trust Assets, if any, in the Trust deemed received by such holder of Allowed Class 5 ICH Claims.

    Subject to the discussion with respect to the transfer of Allowed Class 5 ICH Claims to the Debtors for cash and/or Trust Assets in the Trust, holders of such Claims should recognize gain or loss to the extent of the difference between (i) the sum of (a) the amount of cash, if any, received and (b) the ascertainable fair market value of Trust Assets, if any, allocable to such holder (other than amounts deemed to have been used to discharge accrued interest on the Allowed Class 5 ICH Claims), and (ii) the adjusted tax basis of the Allowed Class 5 ICH Claims deemed to have been transferred by the holders to the Debtors in exchange therefor.

       2.  CHARACTER AND TIMING OF GAIN OR LOSS

    The character of any gain or loss as capital or ordinary gain or loss and, in the case of capital gain or loss, as short-term or long-term, will depend on a number of factors, including (i) the nature and origin of the Allowed Class 5 ICH Claim; (ii) the tax status of the holder of Allowed Class 5 ICH Claim; (iii) whether the Allowed Class 5 ICH Claim has been held for more than one year; (iv) the extent to which the holder previously claimed a loss, bad debt deduction or charge to a reserve for bad debts with respect to the Allowed Class 5 ICH Claims; (v) whether, in the case of a holder of an Allowed Class 5 ICH Claim arising from certain indebtedness issued after July 18, 1984, with a term of more than one year for which no election was made to currently include market discount in income, the difference between the holder's basis in the indebtedness immediately after it was acquired and the amount by which the indebtedness exceeded any then accrued original issue discount (by more than the "de minimis" amount); and (vi) whether, in the case of an Allowed Class 5 ICH Claim arising from certain indebtedness with a term of not more than one year held by certain accrual method holders, the amount by which the face amount of the indebtedness exceeded the holder's basis in the indebtedness. Each holder of Allowed Class 5 ICH Claims is urged to consult his own personal tax advisor as to the applicability of these factors to such holder.

    Holders of Allowed Class 5 ICH Claims should consult with their own tax advisors as to the matters discussed in this section concerning character and timing of recognition of gain or loss. Because a loss will be allowed as a deduction only for the taxable year in which the loss was sustained, a holder of an Allowed Class 5 ICH Claim that claims a loss in the wrong taxable year risks denial of such loss altogether. In the case of certain claims, consideration should be given to the possible availability of a bad debt deduction under
Section 166 of the Tax Code for a period prior to the Effective Date. Also, in the case of any holder that may recognize gain, consideration should be given to the possible applicability of the installment method rules under Section 453 of the Tax Code.

       3.  BASIS AND HOLDING PERIOD OF PROPERTY

    The tax basis of property received in exchange for Allowed Class 5 ICH Claims will be the amount that is included in the holder's amount realized on the exchange, which, as set forth above, in the case of Trust Assets, should be the ascertainable fair market value of such Trust Assets allocable to a holder of an Allowed Class 5 ICH Claim, as of the date of the exchange. The holding period for such property will begin on the day following the exchange.

       4.  RECEIPT OF INTEREST

    Creditors will recognize ordinary income to the extent that they receive any cash or property that is allocable to accrued but unpaid interest that has not already been included for federal income tax purposes in such creditor's taxable income. A holder of an Allowed Class 5 ICH Claim which includes accrued interest who receives consideration which is less than the amount of the Allowed Class 5 ICH Claim must allocate such consideration between principal and interest for federal income tax purposes. Such holder may take the position that the amounts distributed to holders of Allowed Class 5 ICH Claims on the effective Date are allocable first to principal, up to the full amount of such principal, with only the excess, if any, being allocated to interest. However, the proper allocation between principal and interest of amounts received in exchange for the discharge of a claim at a discount is unclear and may be affected by, among other things, the rules in the Tax Code related to imputed interest, original issue discount and accrued market discount. In connection with the allocation of consideration between principal and interest, holders should consult their own tax advisors to determine the amount of consideration received under the Joint Plan that is allocable to interest.

    In the event that the amount of cash and other property allocable to interest on a holder's Allowed Class 5 ICH Claim is less than the amount previously included as interest on the Allowed Class 5 ICH Claim in the holder's federal taxable income, the previously included but unpaid interest may be deducted, generally as a loss or as an adjustment to a reserve for bad debts.

       5.  MISCELLANEOUS

    The Debtors will withhold all amounts required by law to be withheld from payments to holders of claims and interests. In addition, such holders may be required to provide certain tax information to the Debtors or to the Trust as a condition of receiving distributions under the Joint Plan.

    F.  TAX CONSEQUENCES TO HOLDERS OF INTERESTS IN ICH

       1.  GENERAL RULE

    Sections 1036 and 368(a)(1)(E) of the Tax Code generally allow tax free treatment for exchanges of a corporation's stock for new stock of the same class. However, Section 305(c) of the Tax Code provides that an exchange of stock or distribution with respect to stock that has the economic effect of a dividend will be treated as a dividend for tax purposes. An exchange or distribution that results in an increase in a shareholder's proportionate interest in the exchanging or distributing corporation's earnings and profits ("Tax Basis Retained Earnings") will be treated as a dividend under this Tax Code Section.

    ICH may not have current or accumulated Tax Basis Retained Earnings as of the Effective Date of the Joint Plan. ICH may not have current or accumulated Tax Basis Retained Earnings in the future. This means that the tax status of all dividends on common stock issued under the plan will not be determinable until dividends are paid. For corporate holders of stock, this means that dividend payments on their shares may be treated as tax-free returns of capital and reduce their tax basis in their shares. While this treatment defers payment of tax on a dividend distribution, it may ultimately cause the income to be converted to capital gain income rather than dividend income. The current federal income tax rate on dividends received by corporate taxpayers approximates 10 percent, while the current federal income tax rate on capital gains of corporate taxpayers approximates 35 percent. Individual holders of preferred or common stock may benefit if Reorganized ICH does not have accumulated Tax Basis Retained Earnings since the current tax rate on dividends received by individuals will generally exceed the rate applied to capital gains.

       2.  TAX CONSEQUENCES TO HOLDERS OF EXISTING PREFERRED STOCK

    Holders of Preferred Stock who receive shares of Reorganized ICH Common Stock in exchange for their Preferred Stock should not recognize gain or loss on the exchange. However, if Section 305 of the Tax Code applies to the exchange, an exchanging holder may recognize income on the exchange.

    Pursuant to Section 305 of the Code and the regulations promulgated thereunder, if the fair market value of the Reorganized ICH Common Stock received exceeds the "issue price" of the Preferred Stock surrendered, the receipt of such Reorganized ICH Common Stock would be treated as a taxable distribution attributable to the dividend arrearages on the Preferred Stock. The amount so treated as a taxable distribution equals the lesser of (i) the excess of the fair market value of the Reorganized ICH Common Stock received over the issue price of the Preferred Stock surrendered or (ii) the amount of the dividends in arrears.

    The aggregate tax basis of the Reorganized ICH Common Stock received in the exchange will equal (i) the adjusted basis of the Preferred Stock exchanged therefor plus (ii) the amount of income, if any, taxed as a dividend pursuant to
Section 305 of the Code. The holding period for the portion of any Reorganized ICH Common Stock treated as a dividend distribution under Section 305 of the Code will begin the day after receipt. The holding period for the balance of the Reorganized ICH Common Stock will include the holding period for the Preferred Stock exchanged therefor. The subsequent sale or exchange of the Reorganized ICH Common Stock will, if the stock is held as a capital asset, result in capital gain or loss equal to the difference between the amount realized and the Holder's adjusted tax basis in the Reorganized ICH Common Stock immediately before such sale or exchange.

       3.  TAX CONSEQUENCES TO HOLDERS OF EXISTING COMMON STOCK

    Holders of existing Common Stock who receive shares of Reorganized ICH Common Stock in exchange for their Common Stock will not recognize gain or loss on the exchange. Their tax basis in the Reorganized ICH Common Stock will equal their tax basis in the Common Stock of ICH and the holding period of the Reorganized ICH Common Stock will include the time period during which the Common Stock of ICH was held.

    G.  IMPORTANCE OF OBTAINING PROFESSIONAL ASSISTANCE

    AS INDICATED ABOVE, THE FOREGOING IS INTENDED TO BE A SUMMARY ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL. THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE JOINT PLAN ARE COMPLEX, AND, IN MANY AREAS, UNCERTAIN. ACCORDINGLY, EACH HOLDER OF A CLAIM OR INTEREST IS STRONGLY URGED TO CONSULT WITH ITS OWN TAX ADVISOR REGARDING SUCH TAX CONSEQUENCES.

XVII.  OTHER EFFECTIVE DATE TRANSACTIONS

    A.  TERMINATION OF INDENTURES

    On the Effective Date, the Indentures will, except as provided in the Joint Plan, be deemed cancelled, except that the Indentures shall continue in effect for the sole purpose of allowing the Indenture Trustee to facilitate and assist in making distributions to Record Holders of Notes as of the Effective Date under the Joint Plan and to maintain records as required under the Indentures. Upon the completion of distributions required to be made under the Joint Plan to Record Holders of Notes as of the Effective Date, the Debtors may terminate the Indenture Trustee's authority to act thereunder by giving notice of termination to the Indenture Trustee. Termination of the Indenture will be without prejudice to the rights of the Indenture Trustee (i) to seek or enforce the allowance and payment of its reasonable and necessary costs and fees under the Indenture, or
(ii) to intervene or appear in the Chapter 11 Case as a party in interest and to be heard concerning any post-confirmation matter affecting the interests of the Record Holders of Notes represented by such Indenture Trustee. Notwithstanding the foregoing, such cancellation of the Indentures shall not impair the rights of holders of the Notes to receive distributions on account of such Notes pursuant to the Joint Plan.

    B.  PAYMENT OF INDENTURE TRUSTEES' FEES AND EXPENSES

    The Indenture Trustee may apply to the Bankruptcy Court, pursuant to Section 503(b) of the Bankruptcy Code, for reimbursement from the Debtors' estates of the Indenture Trustee's reasonable fees and expenses incurred in performing its duties under the Indenture (including those called for by the Joint Plan), including those of its attorneys, PROVIDED, HOWEVER, that all fees and expenses, regardless of the source of payment and regardless of whether paid pursuant to the Indenture Trustee's lien or the Indenture, are subject to a determination of reasonableness by the Bankruptcy Court pursuant to section 1129(a)(4) of the Bankruptcy Code. Provided further, that any fees paid to the Indenture or otherwise as compensation for services rendered in this Chapter 11 Case shall be subject to and approved as reasonable by the Bankruptcy Court prior to payment.

XVIII.  SOURCES OF INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT

    The information contained in this Disclosure Statement has been compiled from various sources including: (1) the management of the Debtors; (2) the books and records of the Debtors; (3) the financial statements for the fiscal year ending 1995 which were prepared by Southwestern Financial Services Corporation based on information provided by ICH; and (4) the Creditors Committee, the Equity Committee and their respective legal and financial advisors.

XIX.  RECOMMENDATION OF THE PLAN PROPONENTS AND SOLICITATION OF ACCEPTANCES

    The Plan Proponents believe that the Joint Plan is feasible, and in the best interests of the Debtors' creditors and shareholders. Accordingly, the Plan Proponents unanimously recommend that you vote for acceptance of the Joint Plan and hereby solicit your acceptance of the Joint Plan.

    DATED: November 15, 1996.

I.C.H. CORPORATION,
CARE FINANCIAL CORPORATION, AND
SWL HOLDING CORPORATION

OFFICIAL COMMITTEE OF
UNSECURED CREDITORS OF
I.C.H. CORPORATION

OFFICIAL COMMITTEE OF EQUITY
SECURITY HOLDERS OF
I.C.H. CORPORATION

                                   EXHIBIT A

                       IN THE UNITED STATES BANKRUPTCY COURT
                       FOR THE NORTHERN DISTRICT OF TEXAS
                                DALLAS DIVISION

IN RE:
I.C.H. CORPORATION,                               CASE NO. 395-36351
  A DELAWARE CORPORATION, F/K/A SOUTH-               (CHAPTER 11)
  WESTERN LIFE CORPORATION, F/K/A I.C.H.
  CORPORATION, FED. TAX NO. 43-6069928,
SWL HOLDING CORPORATION,                          CASE NO. 395-36352
  A DELAWARE CORPORATION, F/K/A                      (CHAPTER 11)
  LIFE INTERESTS CORPORATION,
  FED. TAX NO. 51-0343581, AND
CARE FINANCIAL CORPORATION,                       CASE NO. 395-36354
  A DELAWARE CORPORATION, F/K/A                      (CHAPTER 11)
  HEALTH INTERESTS CORPORATION,
  FED. TAX NO. 51-0343580,
                                                 JOINTLY ADMINISTERED
      DEBTORS.                                CASE NO. 395-36351-RCM-11

                 ORDER (I) APPROVING THE DISCLOSURE STATEMENT,
                  (II) SETTING HEARING ON CONFIRMATION OF THE
                        JOINT PLAN OF REORGANIZATION AND
                 (III) GRANTING OTHER RELIEF RELATING TO JOINT
                 PLAN SOLICITATION AND THE CONFIRMATION HEARING

    CAME ON FOR HEARING on November 14, 1996 the First Amended Disclosure Statement (the "Disclosure Statement") for the First Amended Joint Plan of Reorganization Under Chapter 11 (the "Joint Plan") filed and proposed by the above-captioned Debtors, the Official Committee of Unsecured Creditors (the "Creditors Committee"), and the Official Committee of Equity Security Holders (the "Equity Committee" and together with the Debtors and the Creditors Committee, the "Plan Proponents") together with the Debtors' Motion for Order Approving Ballots and Solicitation Procedures (the "Motion"); and the Court having determined that the notice given by the Debtors of this hearing complies with the Federal Rules of Bankruptcy Procedure and having considered the Disclosure Statement and the Motion, the evidence regarding the Disclosure Statement and the statements made by counsel for the proponents of the Joint Plan and various parties in interest, and the Plan Proponents having refiled the Disclosure Statement and the Joint Plan on November 15, 1996, in order to incorporate certain changes announced in open court on November 14, 1996, the Court is of the opinion that the Disclosure Statement should be approved and that the Disclosure Statement and Joint Plan should be submitted to the creditors and equity security holders for consideration and balloting. Accordingly, it is hereby ORDERED that:

                        APPROVAL OF DISCLOSURE STATEMENT

    1. The Disclosure Statement is in all things approved as containing adequate information of a kind and in sufficient detail, as far as reasonably practicable in light of the nature and history of the Debtors, that would enable a hypothetical reasonable investor typical of the holders of claims and interests of the relevant impaired classes to make an informed judgment regarding the Joint Plan pursuant to 11 U.S.C. Section 1125(a)(1).

    2. The form and manner of notice approved in this Order is adequate, appropriate, and satisfies the requirements of the Bankruptcy Code and the Bankruptcy Rules to the extent applicable to persons and entities affected thereby.

    3. Capitalized terms used in this Order and not defined herein shall have their respective meanings set forth in the Joint Plan and the Disclosure Statement as defined in the Bankruptcy Code.

                      CONFIRMATION HEARING AND OBJECTIONS

    4. The hearing on the confirmation of the Joint Plan (the "Confirmation Hearing") shall be held in the courtroom of this Court, 1100 Commerce Street, 14th Floor, Dallas, Texas 75242, commencing on January 31, 1997, at 9:00 a.m. Central Standard Time.

    5. Pursuant to Bankruptcy Rule 3020(b), January 17, 1996 is fixed as the last day for filing and serving written objections to confirmation of the Joint Plan (a "Confirmation Objection"). Any Confirmation Objection must be in writing and (a) state the name and address of the objecting party and the amount of its claim or the nature of its interest in the Debtors' Chapter 11 cases, (b) state with particularity the basis and nature of the objection, and (c) be filed with the Clerk of the Bankruptcy Court, together with a certificate of service, and served on the parties listed below (the "Notice Parties"), so as to be actually received by each of them on or before 4:00 p.m. Central Standard Time on January 17, 1997.

       ATTORNEYS FOR THE DEBTORS:
       Daniel C. Stewart, Esq.
       Winstead Sechrest & Minick P.C.
       5400 Renaissance Tower
       1201 Elm Street
       Dallas, Texas 75270-2199

       ATTORNEYS FOR THE CREDITORS COMMITTEE:
       Michael A. Rosenthal, Esq.
       Gibson, Dunn & Crutcher
       1717 Main Street, Suite 5400
       Dallas, Texas 75201

       ATTORNEYS FOR THE EQUITY COMMITTEE:
       Peter D. Wolfson, Esq.
       Pryor, Cashman, Sherman, & Flynn
       410 Park Avenue
       New York, New York 10022

       U.S. TRUSTEE:
       George W. McElreath, Esq.
       Office of the U. S. Trustee
       U.S. Courthouse, Room 9C60
       1100 Commerce Street
       Dallas, Texas 75242

Any Confirmation Objection not filed and served as set forth above shall be deemed waived and shall not be considered by the Bankruptcy Court at the Confirmation Hearing.

                 BALLOT SOLICITATION AND TABULATION PROCEDURES

    6. The following procedures are approved with respect to (a) the distribution to the United States Trustee and all holders of claims or equity security interests whose claims or interests are impaired under the Joint Plan of ballot solicitation materials for the Joint Plan, which will consist of the following documents (collectively, the "Solicitation Packages"): (i) this Order approving the Disclosure Statement; (ii) the Disclosure Statement; (iii) the Joint Plan; (iv) a ballot in substantially the form of Official Form 14 or a master ballot and voting instructions; (v) pre-addressed, postage-paid, return envelopes; (vi) (A) with respect to solicitation of ballots from the holders of claims, the recommendation letter from the Creditors Committee, and (B) with respect to solicitation of ballots from the holders of equity security interests, the recommendation letter from the Equity Committee; and (b) the return and tabulation of ballots and master ballots.

A.  DISTRIBUTION OF SOLICITATION PACKAGES

    7. Pursuant to Federal Rules of Bankruptcy Procedure 3017(c) & (d), those entities who are holders of claims and equity security interests on the date this Order is entered by the Bankruptcy Court (the "Voting Record Date") shall be the entities entitled to receive the Solicitation Package and entitled to vote on the Joint Plan.

    8. On or before 10 days after the date of this Order, the Debtors and/or Hill and Knowlton, Inc., the ballot solicitation and tabulation agent, will cause a Solicitation Package to be served upon each entity listed in the Debtors' schedules and statement of financial affairs (the "Schedules"), as amended, and to each entity having filed a proof of claim or proof of interest against the Debtors as to which an objection has not been filed.

    9. In addition to the service described in the preceding paragraph, on or before 10 days after the date of this Order, the Debtors and/or Hill and Knowlton, Inc., will cause a Solicitation Package to be served upon each holder of record, as of the Voting Record Date, of the debt securities and the common and preferred stock of ICH (the "Securities"). To facilitate the transmittal of Solicitation Packages to record holders and beneficial holders of the Securities, and pursuant to Bankruptcy Rules 1007(i) and 3017(e), Bank of Louisville, which serves as the stock transfer agent and as registrar for ICH's common stock and as the indenture trustee of the 11 1/4% Senior Subordinated Notes due in 1996 and 2003 (the "Notes") (the "Bank of Louisville" or the "Indenture Trustee") and KeyCorp Shareholders Services Inc., which serves as the transfer agent and registrar for ICH's preferred stock ("KeyCorp") (collectively, the "Transfer Agents"), will provide the Debtors with lists of and mailing labels for the names, addresses, and holdings of the respective holders of record as of the Voting Record Date; to the extent permitted by law, and such additional information as may be required by the Debtors evidencing such holder's securities.

    10. On or before 10 days after the date of this Order, Hill and Knowlton, Inc., will cause Solicitation Packages to be provided to brokers or other nominee holders through which beneficial holders hold Securities ("Street Name Holders"). The Street Name Holders will promptly (within 5 business days from their receipt) distribute Solicitation Packages to the beneficial holders for which they serve. Such Street Name Holders will have two options for obtaining the votes of beneficial holders of Securities, consistent with customary practices for obtaining the votes of beneficial holders of Securities held in street name: (i) the Street Name Holders may "pre-validate" the individual ballot contained in the Solicitation Package (by indicating the record holder of the Securities voted and the appropriate account numbers through which the beneficial holder's holdings are derived) and then forward the Solicitation Package to the beneficial holder of the Securities for voting, with the beneficial holder then returning the individual ballot directly to Hill and Knowlton, Inc., in the return envelope to be provided in the Solicitation Package, or (ii) the Street Name Holders may forward the Solicitation Package to the beneficial holder of the Securities for voting along with a return envelope provided by and addressed to the Street Name Holder with the beneficial holder then returning the individual ballot to that entity. In the latter case, the Street Name Holder will summarize the votes of its respective beneficial holders on a master ballot that will be provided separately by Hill and Knowlton, Inc., in accordance with the Joint Plan, the instructions set forth in the Disclosure Statement and the instructions to the master ballot, and then return the master ballot to Hill and Knowlton, Inc.

    11. Hill and Knowlton, Inc. will cause a copy of the procedures regarding ballot solicitation and tabulation in accordance with this Order to be served on
(i) KeyCorp; (ii) Bank of Louisville; and (iii) each known Street Name Holder through which beneficial holders hold Securities.

B.  RETURN OF BALLOTS

    12. All ballots (except those beneficial holder ballots that are to be returned to the Street Name Holders), including master ballots and pre-validated beneficial holder ballots, will be accompanied by return envelopes addressed to the ICH Ballot Tabulation Center c/o Hill and Knowlton, Inc., P.O. Box 5508, Grand Central Station, New York, New York 10164-0825. As discussed above, Street Name Holders may make arrangements to have beneficial holders return individual ballots directly to the Street Name Holders with that entity summarizing the votes of the beneficial holders for which it serves on a master ballot and then returning the master ballot to the ICH Ballot Tabulation Center c/o Hill and Knowlton, Inc.

    13. All ballots, including master ballots and pre-validated beneficial holder ballots, for accepting or rejecting the Joint Plan must be received by Hill and Knowlton, Inc., by 4:00 p.m. Eastern Standard Time, on January 24, 1997 (the "Voting Deadline"). Ballots may be received by Hill and Knowlton, Inc., at the address set forth on the return envelope, or at the following address: Hill and Knowlton, Inc., 466 Lexington Avenue, 3rd Floor, New York, New York 10017,
Attention: ICH Ballot Tabulation Group, by hand, overnight courier or similar delivery. Hill and Knowlton, Inc., will NOT accept ballots submitted by facsimile transmission. Hill and Knowlton, Inc., will date and time-stamp all ballots and master ballots when it receives them. In addition, Hill and Knowlton, Inc., will make a photocopy of all ballots and master ballots it receives and will retain copies of such ballots for a period of one (1) year, unless otherwise instructed by ICH in writing.

    14. Any ballot either not properly completed or not actually received by the Voting Deadline, except as otherwise provided herein or by subsequent order of the Court, shall be considered an untimely ballot and shall not be counted as a vote to accept or reject the Joint Plan.

C.  TABULATION OF BALLOTS

    15. In order for a ballot to be counted, the original must be timely received by Hill and Knowlton, Inc., at the address set forth on the return envelope or at Hill and Knowlton, Inc., 466 Lexington Avenue, 3rd Floor, New York, New York 10017.

    16. With respect to the tabulation of ballots cast by record holders and beneficial holders of Securities, for purposes of voting, the amount used to tabulate acceptance or rejection of the Joint Plan will be the amount or number of Securities shown on the records of the Transfer Agents, the Indenture Trustee, or the broker or other nominee holder through which beneficial holders hold Securities (as confirmed by record and depository listings), as of the Voting Record Date ("Record Amount"); provided, however, that the final tablulation of acceptances and rejections from the Ballots of holders of Notes will be calculated to include accrued interest to the Petition Date as set forth in the Proofs of Claim of Bank of Louisville, as Indenture Trustee on behalf of the Notes. In addition, with respect to the tabulation of ballots cast by record holders and beneficial holders of Securities:

    (a) All Street Name Holders shall either arrange to receive and summarize on a master ballot all individual ballots cast by their respective beneficial holders and return a master ballot to Hill and Knowlton, Inc., or send pre-validated individual ballots to the beneficial holders for which they serve, for direct return to Hill and Knowlton, Inc. Such Street Name Holders electing to use the master ballot voting process are required to retain the ballots cast by their respective beneficial holders for inspection for one (1) year following the submission of a corresponding master ballot, unless otherwise instructed by the Debtors in writing. Street Name Holders electing to pre-validate ballots also are required to maintain lists of those beneficial holders as of the Voting Record Date to whom ballots were sent for one (1) year, unless otherwise instructed by the Debtors in writing.

    (b) Votes cast by beneficial holders holding Securities through a Street Name Holder and transmitted by means of a master ballot or a pre-validated ballot will be applied against the positions held by such Street Name Holders in the applicable Securities, as evidenced by the record list of holders or through participation in a securities depository. Votes submitted by Street Name Holders on a master ballot or a pre-validated ballot will not be counted in excess of the position maintained by a Street Name Holder in the applicable Security.

    (c) To the extent that conflicting votes or "overvotes" are submitted by a Street Name Holder summarizing votes of beneficial holders of Securities on a master ballot or pre-validated ballots, Hill and Knowlton, Inc., will attempt to resolve the conflict or overvote prior to the Voting Deadline.

    (d) To the extent that overvotes on a master ballot or pre-validated ballots are not reconcilable prior to the Voting Deadline, the ballot tabulation agent will apply the votes to accept and to reject the Joint Plan in the same proportion as the votes to accept and reject the Joint Plan submitted on the master ballot or pre-validated ballot that contained the overvote, but only to the extent of the broker's or other nominee holder's position in the applicable Security.

    (e) Multiple master ballots may be completed by a single Street Name Holder summarizing votes of beneficial holders of Securities and delivered to Hill and Knowlton, Inc. Votes reflected by multiple master ballots will be counted, except to the extent that they are duplicative of other master ballots. If two or more master ballots submitted by a single Street Name Holder are inconsistent, the latest master ballot received prior to the Voting Deadline will, to the extent of such inconsistency, supersede and revoke any prior master ballot.

    17. With respect to the tabulation of ballots not based on Securities, for purposes of voting, the amount to be used to tabulate acceptance or rejection of the Joint Plan will be one of the following: (i) the amount shown on a proof of claim filed by the holder of a claim on or before the Bar Date (the "Claimed Amount"); or (ii) the amount appearing on the Debtors' Schedules as amended (the "Scheduled Amount").

    18. For determining which of the above three amounts (the Record Amount, the Claimed Amount, or the Scheduled Amount) will be counted with respect to each ballot, Hill and Knowlton, Inc., will use the following guidelines:

    (a) USE OF RECORD AMOUNT. Notwithstanding any of the following, when a ballot is filed that pertains to a claim or interest based on a Security, the Record Amount, if any, will be used for voting purposes.

    (b) USE OF CLAIMED AMOUNT. Notwithstanding any of the following, when a ballot is filed that pertains to a proof of claim that was filed on or before the Bar Date (or otherwise deemed timely filed by the Bankruptcy Court under applicable law), the Claimed Amount will be used for voting purposes unless an objection to the proof of claim has been filed before the commencement of the Confirmation Hearing, in which case the ballot will be allowed or disallowed for voting purposes in accordance with the following:

         i) if the proof of claim is subject to a pending full or partial objection to claim, the non-disputed amount, if any, will be counted for voting purposes;

         ii) if the Court enters an order fully or partially disallowing the proof of claim, the amount allowed by the Court, if any, will be counted for voting purposes;

        iii) if the Court approves a stipulation partially allowing the proof of claim, the stipulated amount will be counted for voting purposes;

        iv) if the Court approves a stipulation fixing the Claimed Amount for voting purposes, the stipulated amount will be counted for voting purposes; and

         v) if the Court enters an order fixing the Claimed Amount for voting purposes prior to the Voting Deadline, the ordered amount will be counted for voting purposes.

    (c) USE OF UNLIQUIDATED CLAIMED AMOUNT. When a ballot is filed that pertains to a proof of claim for an unliquidated or unknown amount that was filed by the Bar Date (or otherwise deemed timely filed by the Bankruptcy Court under applicable law), but the claim does not appear on the Schedules and if the proof of claim is not the subject of an objection filed before the commencement of the Confirmation Hearing, then the ballot will be counted for satisfying the numerosity requirement of Section 1126(c) of the Bankruptcy Code but will not be counted towards satisfying the aggregate amount provision of that section.

    (d) USE OF SCHEDULED AMOUNT. When a ballot is filed that pertains to a claim listed on the Schedules and a Record Amount and Claimed Amount do not exist for voting purposes, the Scheduled Amount will be used for voting purposes, unless such claim is scheduled as disputed, contingent or unliquidated, in which case, the ballot will not be counted.

    (e) USE OF OTHER AMOUNTS. If the amount shown on the ballot conflicts with the Record Amount, Scheduled Amount, or Claimed Amount, the Record Amount, Scheduled Amount, or Claimed Amount, as appropriate, will be used for voting purposes, unless the Bankruptcy Court determines otherwise, in which case the amount determined by the Bankruptcy Court will be used.

    (f) NO RECORD AMOUNT, CLAIMED AMOUNT, OR SCHEDULED AMOUNT. If the ballot is filed with respect to a claim or interest and no related Record Amount, Scheduled Amount, or Claimed Amount exists that can be used for voting purposes, the ballot will not be counted.

    19. In addition, the following voting procedures and standard assumptions will be used in tabulating ballots:

    (a) If a ballot is NOT received at the ICH Ballot Tabulation Center by the Voting Deadline, the ballot will not be counted except to the extent allowed by the Bankruptcy Court.

    (b) Each Claimant will be deemed to have voted the full amount of its claim in each class in which it submits a ballot. Each record holder (other than a Street Name Holder) or beneficial holder of a Security who votes any amount or number of any Security will be deemed to have voted the full amount or number of such Security held by such record holder or beneficial holder.

    (c) Whenever the holder of a claim or interest casts more than one ballot voting the same claim or interest prior to the Voting Deadline, the later dated ballot will be deemed to reflect the holder's intent and thus supersede any prior ballots.

    (d) The holder of a claim or interest, other than Street Name Holders, must vote its entire claim or interest either to accept or reject the Joint Plan and may not split its vote. Accordingly, a ballot (other than a master ballot submitted by a Street Name Holder) that partially rejects and partially accepts the Joint Plan will not be counted, but multiple Ballots with respect to a claim or interest that vote such claim or interest in an inconsistent manner will be governed (with respect to the entire interest or claim interests such Ballot relates) by the latest dated Ballot.

    (e) Each ballot (except master ballots) received will be deemed to have been voted by one and only one holder of a claim or interest in the full amount of its claim or interest.

    (f) If the Debtors fail to receive any votes either accepting or rejecting the plan from any holders of a claimed interest in a particular class, such Class will be deemed to have accepted the Plan.

    20. Ballots in the following categories shall not be counted as an acceptance or rejection, unless otherwise ordered by the Bankruptcy Court:

    (a) The holder of a claim or interest, or his representative, did not use the authorized ballot form, or a form of ballot substantially similar to such authorized form.

    (b) The ballot was not received on or before the Voting Deadline.

    (c) The ballot was not signed by the holder of a claim or interest, or his authorized representative.

    21. The Plan Proponents may seek further clarification from the Bankruptcy Court on vote tabulation and the solicitation process, and retain the right to object or raise any issue with respect to any ballot.

    22. Ballots submitted by the holder of a claim or interest, or his authorized representative, that did not check one of the boxes indicating acceptance or rejection of the Joint Plan will be counted as votes for acceptance of the Joint Plan.

    23. If the Debtors file an objection to a proof of claim or proof of interest on or before the Voting Record Date, and the holder of the claim desires to have such claim or interest allowed for voting purposes, then the holder of the claim or interest must file and serve on interested parties a motion to temporarily allow such claim or interest for voting purposes pursuant to Bankruptcy Rule 3018 (a) (an "Allowance Motion") and schedule a hearing for such Allowance Motion prior to the Confirmation Hearing. Any Allowance Motion which is not so filed and served shall be deemed barred. Holders of objected-to Claims or interests who do not obtain temporary allowance for voting purposes by order of the Bankruptcy Court shall not be allowed to vote on the Joint Plan.

    24. Any objection or challenge to the vote cast by any holder of a claim or interest on the Joint Plan (a "Voting Objection") must be in writing and (a) state the name and address of the objecting party and the amount of its claim or the nature of its interest in the Debtors' Chapter 11 cases, (b) state with particularity the basis and nature of the objection or challenge and (c) be filed with the Clerk of the Bankruptcy Court, 12th Floor, U.S. Courthouse, 1100 Commerce St., Dallas, Texas 75242, together with a certificate of service, and served on (i) the person to whose ballot the objection is addressed; and (ii) the Notice Parties, so as to be actually received by each of them on or before 4:00 p.m. Central Standard Time on January 28, 1997 (the "Voting Objection Deadline"). Any Voting Objection not filed and served as set forth above shall be deemed waived and shall not be considered by the Bankruptcy Court.

    25. The Confirmation Hearing may be adjourned or continued from time to time without further notice other than an announcement made in open court at the Confirmation Hearing or at any adjourned hearing thereon.

    SIGNED this 15th day of November, 1996.

                                         By: _______/s/_ROBERT C. MCGUIRE_______
                                            Robert C. McGuire
                                            CHIEF U.S. BANKRUPTCY JUDGE

APPROVED AS TO FORM AND SUBSTANCE:
WINSTEAD SECHREST & MINICK P.C.
5400 Renaissance Tower
1201 Elm Street
Dallas, Texas 75270-2199
(214) 745-5400

By: ___/s/_JOSIAH M. DANIEL, III___
   Daniel C. Stewart  SBT #19206500
   Josiah M. Daniel III         SBT
#05358500

ATTORNEYS FOR DEBTORS

GIBSON, DUNN & CRUTCHER
1717 Main Street, Suite 5400
Dallas, Texas 75201
(214) 698-3100

By: ______/s/_I. RICHARD LEVY______
   Michael A. Rosenthal         SBT
#17281490
   I. Richard Levy    SBT #12265020

ATTORNEYS FOR THE OFFICIAL COMMITTEE
OF UNSECURED CREDITORS

PRYOR, CASHMAN, SHERMAN & FLYNN
410 Park Avenue
New York, New York 10022
(212) 326-0806

By: _______/s/_JOHN A. BICKS_______
   Peter D. Wolfson
   John A. Bicks

ATTORNEYS FOR THE OFFICIAL COMMITTEE
OF EQUITY SECURITY HOLDERS

                                   EXHIBIT B

Daniel C. Stewart, SBT #19206500
Josiah M. Daniel, III, SBT #05358500
WINSTEAD SECHREST & MINICK P.C.
5400 Renaissance Tower, 1201 Elm Street
Dallas, Texas 75270
(214) 745-5400
ATTORNEYS FOR THE DEBTORS

Michael A. Rosenthal, SBT #17281490
I. Richard Levy, SBT #12265020
GIBSON, DUNN & CRUTCHER
1717 Main Street, Suite 5400
Dallas, Texas 75201
(214) 698-3100
ATTORNEYS FOR THE OFFICIAL COMMITTEE
OF UNSECURED CREDITORS

Peter D. Wolfson
John A. Bicks
PRYOR, CASHMAN, SHERMAN & FLYNN
410 Park Avenue
New York, New York 10022
(212) 421-4100
ATTORNEYS FOR THE OFFICIAL COMMITTEE
OF EQUITY SECURITY HOLDERS

                                     IN THE
                         UNITED STATES BANKRUPTCY COURT
                                    FOR THE
                           NORTHERN DISTRICT OF TEXAS
                                DALLAS DIVISION

IN RE:

I.C.H. CORPORATION,                  CASE NO. 395-36351-RCM-11
  A DELAWARE CORPORATION, F/K/A            (CHAPTER 11)
  SOUTHWESTERN LIFE CORPORATION,
  F/K/A I.C.H. CORPORATION,

SWL HOLDING CORPORATION,             CASE NO. 395-36352-RCM-11
  A DELAWARE CORPORATION,                  (CHAPTER 11)
  F/K/A LIFE INTERESTS
  CORPORATION, AND

CARE FINANCIAL CORPORATION,          CASE NO. 395-36354-RCM-11
  A DELAWARE CORPORATION,                  (CHAPTER 11)
  F/K/A HEALTH INTERESTS
  CORPORATION,

    DEBTORS.                           JOINTLY ADMINISTERED
                                     CASE NO. 395-36351-RCM-11

          FIRST AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11
                           (DATED: NOVEMBER 15, 1996)

                               TABLE OF CONTENTS

                                                                                                                          PAGE
                                                                                                                          ----
ARTICLES I
DEFINITIONS.............................................................................................................    2
       1.1   Administrative Expense or Administrative Claim.............................................................    2
       1.2   Allowed Amount.............................................................................................    2
       1.3   Allowed Claim and Allowed Interest.........................................................................    2
       1.4   Available Cash.............................................................................................    2
       1.5   Bankruptcy Code............................................................................................    2
       1.6   Bankruptcy Court...........................................................................................    2
       1.7   Bar Date...................................................................................................    2
       1.8   Beneficial Holder..........................................................................................    2
       1.9   BML........................................................................................................    2
       1.10  BML Certificates...........................................................................................    2
       1.11  BML Final Reconciliation Date..............................................................................    3
       1.12  BML Holding Period.........................................................................................    3
       1.13  BML Initial Reconciliation Date............................................................................    3
       1.14  BML Stock Power............................................................................................    3
       1.15  BML Licenses...............................................................................................    3
       1.16  Board of Directors.........................................................................................    3
       1.17  Business Day...............................................................................................    3
       1.18  Capital and Surplus Retention Assets.......................................................................    3
       1.19  Care.......................................................................................................    3
       1.20  Carlisle...................................................................................................    3
       1.21  CFSB Interest..............................................................................................    3
       1.22  Chapter 11 Case............................................................................................    3
       1.23  Charter Amendments.........................................................................................    3
       1.24  Claim......................................................................................................    3
       1.25  Claimant...................................................................................................    3
       1.26  Class......................................................................................................    3
       1.27  CNC........................................................................................................    3
       1.28  Common Stock...............................................................................................    3
       1.29  Confirmation...............................................................................................    3
       1.30  Confirmation Date..........................................................................................    3
       1.31  Confirmation Hearing.......................................................................................    3
       1.32  Confirmation Order.........................................................................................    3
       1.33  Contested..................................................................................................    3
       1.34  Creditors Committee........................................................................................    4
       1.35  Debtors....................................................................................................    4
       1.36  Disallowed Claim or Disallowed Interest....................................................................    4
       1.37  Disclosure Statement.......................................................................................    4
       1.38  Distribution Agent.........................................................................................    4
       1.39  Distribution Date..........................................................................................    4
       1.40  Distribution Record Date...................................................................................    4
       1.41  Effective Date.............................................................................................    4
       1.42  Entity.....................................................................................................    4
       1.43  Equity Committee...........................................................................................    4
       1.44  Estates....................................................................................................    4
       1.45  Fee Claim..................................................................................................    4
       1.46  Filed......................................................................................................    4
       1.47  Final Order................................................................................................    4
       1.48  ICH........................................................................................................    4
       1.49  Impaired...................................................................................................    4
       1.50  Indenture..................................................................................................    5
       1.51  Indenture Trustee..........................................................................................    5
       1.52  Interest...................................................................................................    5
       1.53  Initial Distribution Date..................................................................................    5
       1.54  Joint Plan.................................................................................................    5

                                                                                                                          PAGE
                                                                                                                          ----
       1.55  Legal Rate.................................................................................................    5
       1.56  Letters of Transmittal.....................................................................................    5
       1.57  Modern/Western Agreement...................................................................................    5
       1.58  Notes......................................................................................................    5
       1.59  Order......................................................................................................    5
       1.60  Ozark......................................................................................................    5
       1.61  PennCorp...................................................................................................    5
       1.62  PennCorp Escrow............................................................................................    5
       1.63  PennCorp Escrow Agreement..................................................................................    5
       1.64  Perry Park.................................................................................................    6
       1.65  Petition Date..............................................................................................    6
       1.66  Philadelphia American Agreement............................................................................    6
       1.67  Plan Documents.............................................................................................    6
       1.68  Post-Petition Interest.....................................................................................    6
       1.69  Preferred Stock............................................................................................    6
       1.70  Priority Claim.............................................................................................    6
       1.71  Priority Tax Claim.........................................................................................    6
       1.72  Pro Rata...................................................................................................    6
       1.73  Record Holder..............................................................................................    6
       1.74  Released Entities..........................................................................................    6
       1.75  Released Officers..........................................................................................    6
       1.76  Reorganized ICH............................................................................................    6
       1.77  Reorganized ICH Common Stock...............................................................................    6
       1.78  Reserved Distribution Assets...............................................................................    6
       1.79  Retained Assets............................................................................................    6
       1.80  Retained Causes of Action..................................................................................    6
       1.81  Rice.......................................................................................................    6
       1.82  Sayyah.....................................................................................................    7
       1.83  Schedules..................................................................................................    7
       1.84  Secured....................................................................................................    7
       1.85  Securities.................................................................................................    7
       1.86  Securities-Related Claims..................................................................................    7
       1.87  Shaw.......................................................................................................    7
       1.88  Shaw Group.................................................................................................    7
       1.89  Stock Certificates.........................................................................................    7
       1.90  Substantial Consummation...................................................................................    7
       1.91  SWL Holding................................................................................................    7
       1.92  Tax Settlement.............................................................................................    7
       1.93  Tenneco....................................................................................................    7
       1.94  Tenneco Equity Settlement Proceeds.........................................................................    7
       1.95  Tenneco Settlement.........................................................................................    7
       1.96  Tenneco Settlement Motion..................................................................................    7
       1.97  Transfer Agent.............................................................................................    7
       1.98  Trust......................................................................................................    7
       1.99  Trust Agreement............................................................................................    7
       1.100 Trust Assets...............................................................................................    7
       1.101 Trust Interest.............................................................................................    7
       1.102 Trustee....................................................................................................    8
       1.103 Unsecured Claim............................................................................................    8
ARTICLE II
TREATMENT OF NON-CLASSIFIED CLAIMS......................................................................................    8
       2.1   General Administrative Claims..............................................................................    8
             (a)  In General............................................................................................    8
             (b)  Fee Claims............................................................................................    8
             (c)  Employment Agreements.................................................................................    8
             (d)  Other Administrative Claims...........................................................................    8
             (e)  Regarding Certain Indemnifications....................................................................    8
       2.2   Administrative and Priority Tax Claims.....................................................................    8
             (a)  Tax Settlement........................................................................................    9

                                                                                                                          PAGE
                                                                                                                          ----
             (b)  Administrative Tax Claims.............................................................................    9
             (c)  Priority Tax Claims...................................................................................    9
       2.3   Other Priority Claims......................................................................................    9
       2.4   Preservation of Retiree Benefits...........................................................................    9
       2.5   U.S. Trustee Fees..........................................................................................    9
ARTICLE III
DESIGNATION OF CLASSES OF CLAIMS AND INTERESTS..........................................................................    9
       3.1   Classification of Claims Against and Interests In ICH......................................................    9
             (a)  Secured Claims........................................................................................    9
                  (i)    ICH Class 1--Secured Claim of Ozark............................................................    9
                  (ii)   ICH Class 2--Secured Claim of Sayyah...........................................................    9
                  (iii)  ICH Class 3--Tenneco...........................................................................    9
                  (iv)   ICH Class 4--Other Secured Claims..............................................................    9
             (b)  Unsecured Claims......................................................................................    9
                  (i)    ICH Class 5--General Unsecured Claims..........................................................   10
             (c)  Interests.............................................................................................   10
                  (i)    ICH Class 6--Preferred Stock...................................................................   10
                  (ii)   ICH Class 7--Common Stock......................................................................   10
       3.2   Classification of Claims Against and Interests In SWL Holding..............................................   10
             (a)  SWL Holding Class 1--Secured Claims...................................................................   10
             (b)  SWL Holding Class 2--General Unsecured Claims.........................................................   10
             (c)  SWL Holding Class 3--Common Stock.....................................................................   10
       3.3   Classification of Claims Against and Interests In Care.....................................................   10
             (a)  Care Class 1--Secured Claims..........................................................................   10
             (b)  Care Class 2 - General Unsecured Claims...............................................................   10
             (c)  Care Class 3 - Common Stock...........................................................................   10
ARTICLE IV
PROVISIONS FOR SATISFACTION OF CLAIMS AND INTERESTS.....................................................................   10
       4.1   Treatment of Classified Claims Against and Interests In ICH................................................   10
             (a)  Secured Claims........................................................................................   10
                  (i)    ICH Class 1--Secured Claim of Ozark............................................................   10
                  (ii)   ICH Class 2--Secured Claim of Sayyah...........................................................   10
                  (iii)  ICH Class 3--Tenneco...........................................................................   10
                  (iv)   ICH Class 4--Other Secured Claims..............................................................   11
             (b)  Unsecured Claims......................................................................................   11
                  (i)    ICH Class 5--General Unsecured Claims..........................................................   11
             (c)  ICH Interests.........................................................................................   11
                  (i)    ICH Class 6--Preferred Stock...................................................................   11
                  (ii)   ICH Class 7--Common Stock......................................................................   11
       4.2   Treatment of Classified Claims Against and Interests In SWL Holding........................................   12
             (a)  SWL Holding Class 1--Secured Claims...................................................................   12
             (b)  SWL Holding Class 2--General Unsecured Claims.........................................................   12
             (c)  SWL Holding Class 3--Common Stock.....................................................................   12
       4.3   Treatment of Classified Claims Against and Interests In Care...............................................   12
             (a)  Care Class 1--Secured Claims..........................................................................   12
             (b)  Care Class 2--General Unsecured Claims................................................................   12
             (c)  Care Class 3--Common Stock............................................................................   12
ARTICLE V
DESIGNATION OF THE CLASSES OF CLAIMS IMPAIRED UNDER THIS JOINT PLAN.....................................................   12
ARTICLE VI
SETTLEMENTS.............................................................................................................   12
       6.1   Tenneco Settlement.........................................................................................   12
       6.2   Shaw Group Settlement......................................................................................   12
             (a)  Cash Contribution.....................................................................................   12
             (b)  Withdrawal of Proofs of Claims........................................................................   12
             (c)  Transferability of CFSB Interest......................................................................   13
             (d)  Performance of the Tax Settlement.....................................................................   13
             (e)  Release of Shaw Group.................................................................................   13
       6.3   Stipulation and Agreement with the Indenture Trustee.......................................................   13

                                                                                                                          PAGE
                                                                                                                          ----
ARTICLE VII
MEANS FOR EXECUTION OF JOINT PLAN.......................................................................................   13
       7.1        Effective Date Entities...............................................................................   13
       7.2   Property of Estates........................................................................................   13
             (a)  SWL Holding and Care..................................................................................   13
             (b)  Retention of the Retained Assets by Reorganized ICH...................................................   13
             (c)  Transfer of the Trust Assets by ICH to the Trust......................................................   13
       7.3   Provisions Relating to the Trust...........................................................................   14
             (a)  Creation of the Trust.................................................................................   14
             (b)  Term..................................................................................................   14
             (c)  Liquidation of the Trust Assets.......................................................................   14
             (d)  Reports...............................................................................................   14
             (g)  Provisions Regarding Trust Interests..................................................................   14
                  (i)    Allocation of Trust Interests; Issuance of Trust Certificates..................................   14
                  (ii)   Legended Certificates..........................................................................   14
                  (iii)  Trust Interest Register; Ownership of Interests................................................   14
                  (iv)   Transfer of Trust Interests....................................................................   14
       7.4   Reorganized ICH............................................................................................   14
             (a)  Charter Amendments....................................................................................   14
             (b)  Board of Directors....................................................................................   15
             (c)  Officers..............................................................................................   15
       7.5   Other Business Transactions to Occur on the Effective Date.................................................   15
             (a)  Provisions Regarding the Modern/Western Agreement and the Philadelphia American Agreement.............
                                                                                                                           15
             (b)  Provision Regarding Perry Park........................................................................   15
             (c)  Provisions Regarding BML..............................................................................   15
             (d)  Sale Prior to Effective Date..........................................................................   16
             (e)  Confirmation Order Provisions.........................................................................   16
             (f)  Additional Provisions.................................................................................   16
       7.6   Provisions Relating to Indentures..........................................................................   16
             (a)  Termination of Indentures.............................................................................   16
             (b)  Payment of Indenture Trustee's Fees and Expenses......................................................   17
       7.7   Termination of the Committees..............................................................................   17
       7.8   Closing of Effective Date Transactions.....................................................................   17
ARTICLE VIII
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES...................................................................   17
       8.1   Executory Contracts and Unexpired Leases...................................................................   17
       8.2   Claims for Rejected Executory Contracts and Unexpired Leases...............................................   17
ARTICLE IX
PROVISIONS REGARDING TENDER OF SECURITIES, DISTRIBUTIONS, DISTRIBUTION AGENT, AND OBJECTIONS TO CLAIMS..................
                                                                                                                           17
       9.1   Provisions Relating to Securities..........................................................................   17
             (a)  Initial Distribution of Available Cash................................................................   17
             (b)  Distribution Record Date..............................................................................   17
             (c)  Cancellation of Securities............................................................................   17
             (d)  Tender of Securities..................................................................................   17
             (e)  Unsurrendered Outstanding Securities..................................................................   18
             (f)  Treasury Securities...................................................................................   18
       9.2   Delivery of Distributions..................................................................................   18
       9.3   Distribution Agent.........................................................................................   18
       9.4   No Distributions Pending Allowance.........................................................................   18
       9.5   Reserve for Certain Distributions..........................................................................   19
       9.6   Distributions After Disallowance...........................................................................   19
       9.7   Unclaimed Property.........................................................................................   19
       9.8   Treatment of Contingent or Unliquidated Claims.............................................................   19
       9.9   Form of Payments...........................................................................................   19
ARTICLE X
PROVISIONS FOR THE DISCHARGE, SETTLEMENT, AND ADJUSTMENT OF CLAIMS......................................................   19
      10.1   Legal Binding Effect; Discharge of Claims and Interests....................................................   19

                                                                                                                          PAGE
                                                                                                                          ----
      10.2   Retention and Enforcement of the Debtors' Causes of Action.................................................   19
             (a)  Retention of Causes of Action.........................................................................   20
             (b)  Judgment Reduction and Hold Harmless..................................................................   20
             (c)  Right of Trust to Assert Offset Claims................................................................   20
      10.3   Releases...................................................................................................   21
      10.4   Provisions Regarding the Released Officers.................................................................   21
      10.5   Futher Releases and Settlements............................................................................   21
      10.6   Permanent Injunction.......................................................................................   21
      10.7   Survival of the Debtors' Corporate Indemnities.............................................................   21
ARTICLE XI
MISCELLANEOUS PROVISIONS................................................................................................   21
      11.1   Request for Relief under Section 1129(b)...................................................................   21
      11.2   Modification...............................................................................................   22
      11.3   Headings...................................................................................................   22
      11.4   Subordination..............................................................................................   22
      11.5   Securities-Related Claims Based on Common Stock............................................................   22
      11.6   Due Authorization..........................................................................................   22
      11.7   De Minimis Distributions and Fractional Shares.............................................................   22
      11.8   Authorization of Corporate Action..........................................................................   22
      11.9   Further Assurances and Authorizations......................................................................   23
      11.10  Right to Resolve Claims....................................................................................   23
      11.11  Rights Regarding Books.....................................................................................   23
ARTICLE XII
RETENTION OF JURISDICTION...............................................................................................   23
      12.1   ...........................................................................................................   23

    I.C.H. Corporation, Care Financial Corporation, and SWL Holding Corporation, together with the Official Committee of Unsecured Creditors of I.C.H. Corporation and the Official Committee of Equity Security Holders of I.C.H. Corporation (collectively, the "Plan Proponents"), jointly propose the following First Amended Joint Plan of Reorganization pursuant to the provisions of Chapter 11 of the Bankruptcy Code.

                                   ARTICLE I
                                  DEFINITIONS

    Unless the context otherwise requires, the following terms shall have the following meanings when used in initially capitalized form in this Joint Plan. Such meanings shall be equally applicable to both the singular and plural forms of such terms. Any term used in initially capitalized form in this Joint Plan that is not defined herein, but that is defined in the Bankruptcy Code, shall have the meaning assigned to such term in the Bankruptcy Code.

    1.1 ADMINISTRATIVE EXPENSE OR ADMINISTRATIVE CLAIM means an administrative expense Claim under Section 503 of the Bankruptcy Code and the fees payable to the United States Trustee under 28 U.S.C. Section 1930.

    1.2 ALLOWED AMOUNT means the amount in lawful currency of the United States of any Allowed Claim, or the number of shares representing any Allowed Interest.

    1.3 ALLOWED CLAIM AND ALLOWED INTEREST shall mean, with reference to any Claim or Interest (i) a Claim against or Interest in the Debtor, proof of which, if required, was Filed on or before the Bar Date, which is not a Contested Claim or Contested Interest, (ii) if no proof of claim or interest was so Filed, a Claim against or Interest in the Debtor which has been or hereafter is listed by the Debtor in its Schedules as liquidated in amount and not disputed or contingent, or (iii) a Claim or Interest allowed hereunder or by Final Order. An Allowed Claim or Allowed Interest does not include any Claim or Interest or portion thereof which is a Disallowed Claim or Disallowed Interest or which has been subsequently withdrawn, disallowed, released or waived by the holder thereof or pursuant to a Final Order. Unless otherwise specifically provided in this Joint Plan, an Allowed Claim or Allowed Interest shall not include any amount for punitive damages or penalties.

    1.4 AVAILABLE CASH means, as of any date of calculation, the aggregate of all cash or cash equivalents available for immediate distribution held by the Trust, as reflected on the books and records of the Trust less (i) cash required to be placed in reserve or paid on the Effective Date as provided in Article II of this Joint Plan, (ii) cash required to fund distributions with respect to Secured Claims as provided in section 4.1(a)(i) of this Joint Plan, (iii) cash required to fund reserves for Contested Claims as provided in section 9.5 of this Joint Plan, (iv) an amount, not to exceed $2 million, reasonably determined by the Trustee to be necessary to fund the expenses of the Trust including costs of the Distribution Agent for distributions made pursuant to this Joint Plan,
(v) any such cash or cash equivalents deriving from SWL Holding or Care, or their respective assets, and necessary to make the payments, if any, to the Classes of Claimants in such Estates, and (vi) if, at such calculation date, the capital stock of BML is owned by the Trust and the BML Licenses have not been sold to Reorganized ICH, $5 million pursuant to section 7.5(c).

    1.5 BANKRUPTCY CODE means Title 11 of the United States Code, as amended, to the extent applicable to the Chapter 11 Case.

    1.6 BANKRUPTCY COURT means the United States Bankruptcy Court for the Northern District of Texas, Dallas Division.

    1.7 BAR DATE means the deadline by which a Claim must have been Filed. The Bar Date was February 7, 1996, as to all prepetition Claims, excluding Claims of governmental units for which the Bar Date was April 9, 1996, and further excluding the Internal Revenue Service for which the Bar Date is October 31, 1996.

    1.8 BENEFICIAL HOLDER means, with respect to any Interest or the Notes, as of any particular date (i) a Record Holder to the extent that it is the Entity ultimately entitled to the benefits of ownership of such Securities registered in its name in the records of the appropriate Transfer Agent or the Indenture Trustee, as applicable, regardless of whether such Record Holder has delegated investment and/or voting power with respect to any such Securities to any other Entity, or (ii) to the extent a Record Holder holds Securities of which an Entity other than that Record Holder ultimately is entitled to the benefits of ownership, the Entity listed in the transfer or other records of that Record Holder as being the Entity ultimately entitled to the benefits of ownership of those Securities.

    1.9 BML means Bankers Multiple Line Insurance Company, an Illinois corporation.

    1.10 BML CERTIFICATES has the meaning ascribed to such term in Section 7.5(c)(iii) of this Joint Plan.

FIRST AMENDED JOINT PLAN OF REORGANIZATION

    1.11  BML FINAL RECONCILIATION DATE has the meaning ascribed to such term in
Section 7.5(c)(iii) of this Joint Plan.

    1.12 BML HOLDING PERIOD has the meaning ascribed to such term in Section 7.5(c)(iii) of this Joint Plan.

    1.13 BML INITIAL RECONCILIATION DATE has the meaning ascribed to such term in Section 7.5(c)(iii) of this Joint Plan.

    1.14 BML STOCK POWER has the meaning ascribed to such term in Section 7.5(c)(iii) of this Joint Plan.

    1.15 BML LICENSES means the insurance licenses owned by BML which are in effect on the Effective Date.

    1.16 BOARD OF DIRECTORS means the board of directors of the applicable Debtor as it exists immediately prior to the Effective Date.

    1.17 BUSINESS DAY means any day, other than a Saturday, Sunday, or legal holiday (as that term is defined in Bankruptcy Rule 9006(a)).

    1.18 CAPITAL AND SURPLUS RETENTION ASSETS has the meaning ascribed to such term in Section 7.5(c)(i) of this Joint Plan.

    1.19 CARE means Care Financial Corporation, a Delaware corporation, f/k/a Health Interests Corporation.

    1.20  CARLISLE means Edward J. Carlisle.

    1.21 CFSB INTEREST means those certain rights of ICH to participate in certain economic benefits derived from the ownership of Bluebonnet Savings Bank FSB by CFSB Corporation which were assigned to ICH by CNC in that certain letter agreement dated March 29, 1993 and as such economic benefits have been described and memorialized by the following agreements: the written agreement entered into by CNC, James M. Fail, and CFSB on January 25, 1993; the Amended and Restated Agreement dated as of January 31, 1995, by and between CNC, James M. Fail; and CFSB Corporation, and the Amended and Restated Distribution Account Agreement dated as of January 31, 1995, by and between CNC, James M. Fail, CFSB Corporation, and Bank of Louisville and Trust Company.

    1.22 CHAPTER 11 CASE means the above entitled and numbered jointly administered cases Filed by the Debtors pursuant to the provisions of Chapter 11 of the Bankruptcy Code or any single case of a Debtor.

    1.23 CHARTER AMENDMENTS means the amendments to the Certificate of Incorporation and By-laws of ICH to be effected under this Joint Plan.

    1.24 CLAIM means (i) right of payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (ii) a right to an equitable remedy for breach of performance if such breach gives rise to a right of payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

    1.25  CLAIMANT means a holder of a Claim.

    1.26 CLASS means all of the holders of Claims against or Interests with respect to the Debtors which have been designated as a class in Article III hereof.

    1.27  CNC means Consolidated National Corporation.

    1.28 COMMON STOCK means the 48,644,112 outstanding shares of common stock, $1.00 par value per share, of ICH.

    1.29 CONFIRMATION means the entry by the Bankruptcy Court of the Confirmation Order.

    1.30 CONFIRMATION DATE means the date on which the Confirmation Order has been entered on the docket maintained by the Clerk of the Bankruptcy Court.

    1.31 CONFIRMATION HEARING means the hearing or hearings to be held before the Bankruptcy Court in which the Joint Plan Proponents shall seek Confirmation of this Joint Plan.

    1.32  CONFIRMATION ORDER means the Order confirming this Joint Plan.

    1.33 CONTESTED when used with respect to a Claim or Interest, means a Claim against or Interest in the Debtors that is (i) listed in the Debtors' Schedules as disputed, contingent, or unliquidated and as to which a proof of claim has been timely

FIRST AMENDED JOINT PLAN OF REORGANIZATION

Filed; (ii) listed in the Debtors' Schedules as undisputed, liquidated, and not contingent and as to which a proof of Claim or Interest has been Filed with the Bankruptcy Court, to the extent the proof of Claim or Interest amount exceeds the amount provided for in the Debtors' Schedules; or (iii) the subject of an objection which has been or may be timely Filed and which claim has not been disallowed by Final Order. To the extent an objection relates to the allowance of only a part of a Claim or Interest, such a Claim or Interest shall be a Contested Claim or Contested Interest only to the extent of the objection.

    1.34 CREDITORS COMMITTEE means the Official Committee of Unsecured Creditors of I.C.H. Corporation.

    1.35 DEBTORS means ICH, Care, and SWL Holding as debtors and as debtors in possession of their respective Estates, or any single Debtor.

    1.36 DISALLOWED CLAIM OR DISALLOWED INTEREST means a Claim against, or Interest in, the Debtor, or any portion thereof, (i) that has been disallowed by Final Order, (ii) proof of which has been untimely Filed and as to which no order of allowance has been entered by the Court, or (iii) listed as disputed, contingent, or unliquidated and as to which no proof of claim or proof of interest has been timely Filed.

    1.37 DISCLOSURE STATEMENT means the Disclosure Statement for this Joint Plan of Reorganization under Chapter 11, together with any supplements, amendments, or modifications thereto.

    1.38 DISTRIBUTION AGENT means Bank of Louisville and Trust Company or such other Entity as may be designated by the Joint Plan Proponents prior to the Disclosure Statement hearing and approved by the Bankruptcy Court, which shall be responsible for making payments or distributions to Record Holders of the Notes, the Preferred Stock, and the Common Stock pursuant to this Joint Plan.

    1.39 DISTRIBUTION DATE means a date set forth in this Joint Plan or the Trust Agreement upon which distributions to Allowed Claims or Allowed Interests shall be made.

    1.40 DISTRIBUTION RECORD DATE means the close of business in New York, New York on the Effective Date which shall be the date for determining the Record Holders of Securities who are entitled to receive distributions pursuant to
Article IV of this Joint Plan.

    1.41 EFFECTIVE DATE means the eleventh day following the Confirmation Date or, if the Confirmation Order is stayed pending appeal, the Effective Date shall be the eleventh day after such stay is dissolved by a Final Order.

    1.42 ENTITY includes any individual, partnership, corporation, estate, trust, governmental unit, and the United States Trustee.

    1.43 EQUITY COMMITTEE means the Official Committee of Equity Security Holders of I.C.H. Corporation.

    1.44 ESTATES mean the respective bankruptcy estates created by Section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Case.

    1.45 FEE CLAIM means a Claim under Sections 330 or 503(b)(2)-(5) of the Bankruptcy Code.

    1.46  FILED means filed with the Bankruptcy Court.

    1.47 FINAL ORDER means (i) an order of the Bankruptcy Court as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing, shall then be pending or, (ii) in the event that an appeal, writ of certiorari, reargument or rehearing thereof has been sought, such order of the Bankruptcy Court shall have been affirmed by the highest court to which such order may be appealed, or certiorari has been denied, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; PROVIDED, HOWEVER, that no order shall fail to be a Final Order solely because of the possibility that a motion pursuant to Rule 60 of the Federal Rules of Civil Procedure may be filed with respect to the order.

    1.48 ICH means I.C.H. Corporation, a Delaware corporation, whose principal address is 500 North Akard Street, Dallas, Texas 75201.

    1.49 IMPAIRED means the treatment of an Allowed Claim or Allowed Interest under this Joint Plan UNLESS, with respect to such Claim or Interest, either (i) this Joint Plan leaves unaltered the legal, equitable, and contractual rights to which such Claim or Interest entitles the holder of such Claim or Interest, or
(ii) notwithstanding any contractual provision

FIRST AMENDED JOINT PLAN OF REORGANIZATION or applicable law that entitles the holder of such Claim or Interest to demand or receive accelerated payment of such Claim or Interest after occurrence of a default, the Debtors (A) cure any default that occurred before or after the commencement of the Chapter 11 Case other than default of the kind specified in
Section 365(b)(2) of the Bankruptcy Code; (B) reinstate the maturity of such Claim or Interest as such maturity existed before such default; (C) compensate the holder of such Claim or Interest for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and (D) do not otherwise alter the legal, equitable or contractual rights to which such Claim or Interest entitles the holder of such Claim or Interest.

    1.50 INDENTURE means any one or more of the trust indentures pursuant to which the Notes were issued.

    1.51 INDENTURE TRUSTEE means Bank of Louisville and Trust Company, and any successor thereto.

    1.52 INTEREST means the equity interests in ICH represented by duly authorized, validly issued, and outstanding shares of the Preferred Stock and Common Stock of ICH.

    1.53 INITIAL DISTRIBUTION DATE means the first Distribution Date upon which a distribution to a holder of an Allowed Claim or Allowed Interest shall be made, which by reference to the respective distribution shall mean (i) for any Claim or Interest that is an Allowed Claim or Allowed Interest on the Effective Date, the first Business Day that is ten (10) days after the Effective Date or as soon thereafter as practicable, but in no event later than twenty (20) days after the Effective Date, and (ii) for any Clam or Interest that is a Contested Claim or Contested interest on the Effective Date, the date as soon as practicable, but in no event more than thirty (30) days, after the date on which such Claim or Interest becomes an Allowed Claim or Allowed Interest, PROVIDED, HOWEVER, that the Initial Distribution date with respect to an Allowed Claim or an Allowed Interest arising from a Security shall occur no earlier than such date that is as soon as practicable after tender of such Security in compliance with Article IX of this Joint Plan.

    1.54 JOINT PLAN means this Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, as it may be amended or modified from time to time as permitted herein or in accordance with Section 1127 of the Bankruptcy Code.

    1.55 LEGAL RATE means (a) with respect to a Claim arising from a written document or instrument which expressly sets forth an interest rate, the rate of interest set forth therein, or (b) with respect to any other Claim, the interest rate accruing upon judgments as set forth in 28 U.S.C. Section 1961.

    1.56 LETTERS OF TRANSMITTAL means such letters of transmittal as may be distributed by the Trust or the Distribution Agent after the Effective Date to Record Holders of Securities as of the Distribution Record Date for the purpose of enabling such Entities to transmit Securities held of record by them as of the Distribution Record Date to the Distribution Agent as contemplated by
Section 9.1(d) of this Joint Plan, which letters of transmittal shall be in form and substance acceptable to Reorganized ICH in the case of letters of transmittal from Record Holders of Interests or the Trust in the case of transmittal letters from Record Holders of Notes.

    1.57 MODERN/WESTERN AGREEMENT means that certain Stock Purchase Agreement dated as of April 2, 1996, between BML, as seller, and Reassure America Life Insurance Company, as purchaser, which was consummated on June 28, 1996.

    1.58 NOTES means the 11 1/4% Senior Subordinated Notes due 1996 and the 11 1/4% Senior Subordinated Notes due 2003 issued by ICH.

    1.59  ORDER means an order of the Bankruptcy Court.

    1.60  OZARK means Ozark National Life Insurance Company.

    1.61  PENNCORP means PennCorp Financial Group, Inc.

    1.62 PENNCORP ESCROW means that certain escrow established under and pursuant to the PennCorp Escrow Agreement. The funds deposited under the terms and provisions of the PennCorp Escrow Agreement shall not be considered Available Cash until released to the Trust in accordance with the terms and provisions of the PennCorp Escrow Agreement or other agreements entered into by the Debtors with respect thereto or as authorized by Final Order of the Bankruptcy Court.

    1.63 PENNCORP ESCROW AGREEMENT means the escrow agreement entered into pursuant to Section 8.2(a) of the Purchase Agreement dated December 1, 1995, among ICH, SWL Holding, Care, Facilities Management Installation, Inc., Southwestern Financial Corporation, Southwestern Financial Services Corporation, and PennCorp.

FIRST AMENDED JOINT PLAN OF REORGANIZATION

    1.64 PERRY PARK means all real property of the Estates of ICH and Care situated in and around the Glenwood Hall Resort and Country Club in Owen County, Kentucky, and all improvements, fixtures, and personal property of the Estates of ICH and Care situated in or on such real property, or related to such real property, wherever located, together with all appurtenances thereto.

    1.65  PETITION DATE means October 10, 1995.

    1.66 PHILADELPHIA AMERICAN AGREEMENT means that certain Stock Purchase Agreement dated as of April 2, 1996, between BML, as seller, and New Era Enterprises, Inc., as purchaser, which was consummated on June 28, 1996.

    1.67 PLAN DOCUMENTS means this Joint Plan, the Disclosure Statement, the Trust Agreement and all exhibits and attachments to any of the foregoing.

    1.68 POST-PETITION INTEREST means interest at the Legal Rate from the Petition Date through the date of calculation.

    1.69 PREFERRED STOCK means the 8,000,000 outstanding shares of $1.75 Convertible Exchangeable Preferred Stock, Series 1986-A, $25.00 stated value, issued by ICH.

    1.70 PRIORITY CLAIM means all Claims entitled to priority under section 507(a)(2)-(a)(7) and (a)(9) of the Bankruptcy Code.

    1.71 PRIORITY TAX CLAIM means all Claims entitled to priority under section 507(a)(8) of the Bankruptcy Code.

    1.72 PRO RATA means, with reference to any distribution on account of an Allowed Claim or Allowed Interest, the proportion that an Allowed Claim or Allowed Interest in a particular Class bears, respectively, to the aggregate amount of all Claims or Interests in such Class, including Contested Claims or Contested Interests which are not Disallowed Claims or Disallowed Interests as of the date of such calculation, but excluding such Claims or Interests that are subordinated pursuant to Bankruptcy Code Section 510, except that the Pro Rata share of Allowed Securities-Related Claims based on Common Stock, if any, shall be calculated as set forth in Section 11.5 of this Joint Plan.

    1.73 RECORD HOLDER means, as of any specified date, the holder of a Note, Preferred Stock, or Common Stock, as applicable, who is registered as holding such Securities in the transfer or other such records of the appropriate Transfer Agent or Indenture Trustee, as applicable.

    1.74 RELEASED ENTITIES means the Trust, the Trustee, the Creditors Committee, the Equity Committee, the Shaw Group and their respective present and former officers, directors, members, employees, agents, attorneys, and such other persons as the Equity Committee may designate prior to the conclusion of the Confirmation Hearing.

    1.75  RELEASED OFFICERS means W. Hubert Mathis, Steven R. Cartwright, Robert
J. Bruce, H. Don Rutherford, John T. Hull, Robert C. Greving, and Daniel B. Gail, and such other persons as the Equity Committee may designate prior to the conclusion of the Confirmation Hearing.

    1.76 REORGANIZED ICH means ICH as of the completion of the transactions contemplated in this Joint Plan to occur on the Effective Date.

    1.77 REORGANIZED ICH COMMON STOCK means the shares of new common stock to be issued by Reorganized ICH as provided in Article IX of this Joint Plan.

    1.78  RESERVED DISTRIBUTION ASSETS has the meaning ascribed to such term in
Section 9.5 of this Joint Plan.

    1.79 RETAINED ASSETS shall mean (i) the capital stock of BML (after the Trust has assumed BML's non-reinsured liabilities, including indemnification obligations to Reassure America Life Insurance Co. and to New Era Enterprises, Inc. in exchange for, subject to Section 7.5(c), all of BML's capital and surplus and other tangible property), together with all BML Licenses and all books and records of BML, (ii) Perry Park, together with all books and records of Perry Park, (iii) $2.5 million cash, (iv) the Retained Causes of Action, (v) the Tenneco Equity Settlement Proceeds of $500,000, (vi) any tax attributes remaining after the determination of the Debtors' tax liability through the Effective Date, (vii) the common stock of SWL Holding and Care, and (viii) all books and records of ICH.

    1.80  RETAINED CAUSES OF ACTION means the causes of action as defined in
Section 10.2 of this Joint Plan.

    1.81  RICE means C. Fred Rice.

FIRST AMENDED JOINT PLAN OF REORGANIZATION

    1.82  SAYYAH means Victor L. Sayyah.

    1.83 SCHEDULES means those schedules and statements of financial affairs Filed by the applicable Debtor under Federal Rule of Bankruptcy Procedure 1007, as same may be amended from time to time.

    1.84 SECURED means an Allowed Claim that is secured by a lien on property in which an Estate has an interest, or that is subject to setoff under Section 553 of the Bankruptcy Code, to the extent of the value of Claimant's interest in such Estate's interest in such property, or to the extent of the amount subject to setoff, as the case may be.

    1.85  SECURITIES means the Common Stock, the Preferred Stock and the Notes.

    1.86 SECURITIES-RELATED CLAIMS means the Claims, if any, arising from rescission of a purchase or sale of Securities of ICH or of any of its affiliates, for damages arising from the purchase or sale of Securities, or for reimbursement or contribution allowed under Section 502 of the Bankruptcy Code on account of such a Claim, including but not limited to the Claims of the plaintiffs in the suit styled IN RE SOUTHWESTERN LIFE CORPORATION SECURITIES LITIGATION, Adversary Proceeding No. 395-3589, pending in the Bankruptcy Court.

    1.87  SHAW means Robert T. Shaw.

    1.88  SHAW GROUP means Shaw, Rice, and CNC.

    1.89 STOCK CERTIFICATES means the certificates representing and evidencing ownership of the Common Stock and the Preferred Stock.

    1.90 SUBSTANTIAL CONSUMMATION means the accomplishment of the transactions required under Sections 7.1 through 7.8 of this Joint Plan.

    1.91 SWL HOLDING means SWL Holding Corporation, a Delaware corporation, f/k/a Life Interests Corporation.

    1.92 TAX SETTLEMENT means that certain settlement set forth in the Joint Motion for Approval of Agreement for Compromise and Settlement of Tax Claims and Certain Tax Related Liabilities of the Debtors' Filed on August 23, 1996 by the Debtors, PennCorp and certain of its affiliates and the IRS, and joined in by the Shaw Group, as approved by the Bankruptcy Court by order entered September 13, 1996.

    1.93  TENNECO means Tenneco, Inc., a Delaware corporation.

    1.94 TENNECO EQUITY SETTLEMENT PROCEEDS means the first $250,000 of proceeds from the Tenneco Settlement in excess of $17,500,000, and fifty percent (50%) of the proceeds from the Tenneco Settlement in excess of $17,750,000; PROVIDED, HOWEVER, that in no event shall the aggregate amount of Tenneco Equity Settlement Proceeds exceed the sum of $500,000.

    1.95 TENNECO SETTLEMENT means that certain Settlement Agreement by and between ICH and Tenneco, which shall be the subject of the Tenneco Settlement Motion.

    1.96 TENNECO SETTLEMENT MOTION means any Motion for Approval of Compromise and Settlement with Tenneco Filed in the Chapter 11 Case by ICH.

    1.97 TRANSFER AGENT means, with respect to the Common Stock, Bank of Louisville and Trust Company and, with respect to the Preferred Stock, KeyCorp Shareholders Services Inc.

    1.98 TRUST means the Lone Star Asset Liquidating Trust, to be created on the Effective Date pursuant to the Trust Agreement.

    1.99 TRUST AGREEMENT means the agreement governing the Trust and any exhibits, supplements or amendments thereto, the form of which shall be acceptable to the Creditors' Committee, in its sole discretion, and Filed no later than ten (10) Business Days prior to the Confirmation Hearing and which shall become an exhibit to this Joint Plan.

    1.100 TRUST ASSETS means all property of the Estate of the Debtors except the Retained Assets.

    1.101 TRUST INTEREST means a beneficial ownership interest in the Trust, which represents the right to receive distributions from the Trust in accordance with section 4.1(b) of this Joint Plan.

FIRST AMENDED JOINT PLAN OF REORGANIZATION

    1.102 TRUSTEE means Susan A. Brown and any other person(s) designated by the Creditors' Committee prior to the Confirmation Hearing to serve as trustees of the Trust pursuant to the Trust Agreement, and appointed in the Confirmation Order to serve as Trustee(s) of the Trust, or any successor selected pursuant to the terms of the Trust Agreement.

    1.103 UNSECURED CLAIM means a Claim that is not an Administrative Claim, a Priority Claim, a Priority Tax Claim, or a Secured Claim.

                                   ARTICLE II
                       TREATMENT OF NON-CLASSIFIED CLAIMS

    This Joint Plan does not classify Claims against the Debtors having priority as specified in Section 507 of the Bankruptcy Code, which Claims shall be treated as follows:

    2.1  GENERAL ADMINISTRATIVE CLAIMS

    (A) IN GENERAL. Each holder of an Administrative Claim except as otherwise set forth in this Article II (and specifically excluding Administrative Tax Claims as set forth in Section 2.2 below) shall receive from the Trust either
(i) with respect to Administrative Claims which are Allowed Claims on the Effective Date, the amount of such holder's Allowed Claim in one cash payment on the Initial Distribution Date, (ii) with respect to Administrative Claims which become Allowed Claims after the Effective Date, the amount of such holder's Allowed Claim in one cash payment on the applicable Distribution Date; or (iii) such other treatment agreed upon in writing by the Debtors and such holder; PROVIDED, HOWEVER, that any such Administrative Claim representing a liability incurred in the ordinary course of business by any of the Debtors shall be paid by the Trust in accordance with the terms and conditions of the particular transaction giving rise to such liability and any agreements relating thereto. In connection herewith, the estimated amounts of such Administrative Claims shall on the Effective Date be reserved by the Trust with respect to payment of such Allowed Administrative Claims and shall not be treated as Available Cash.

    (B) FEE CLAIMS. Each professional person whose retention with respect to the Debtors' cases has been approved by the Bankruptcy Court and who holds, or asserts, an Administrative Claim that is a Fee Claim shall be required to file with the Bankruptcy Court a final fee application within sixty days after the Effective Date and to serve notice thereof on all parties entitled to such notice pursuant to the Order Establishing Interim Procedures and Guidelines for Compensation of Professional Persons. The failure to file timely the fee application as required under this Section 2.1(b) of this Joint Plan shall result in the Fee Claim being forever barred and discharged. A Fee Claim, with respect to which a Fee Application has been properly Filed pursuant to this
Section 2.1(b) of this Joint Plan, shall become an Administrative Claim only to the extent allowed by Final Order. Not later than five days prior to the Effective Date, each such professional person shall file an estimate of such final Fee Claim on all parties entitled to such notice pursuant to the Order Establishing Interim Procedures and Guidelines for Compensation of Professional Persons. The estimated amounts of such Fee Claims shall on the Effective Date be reserved by the Trust for payment of such Fee Claims and shall not be treated as Available Cash.

    (C) EMPLOYMENT AGREEMENTS. All amounts due to Susan A. Brown and Rodney D. Moore pursuant to their respective Employment Agreements entered into with ICH as of January 1, 1996, shall be paid in cash in full by the Trust on the Initial Distribution Date to the extent then due. Any additional amounts that become payable under such Employment Agreements shall be paid in cash in full by the Trust within thirty days after such amounts are determined.

    (D) OTHER ADMINISTRATIVE CLAIMS. Any other person or Entity who claims to hold any other Administrative Claim shall be required to file with the Court an application within sixty days after the Effective Date and to serve notice thereof on all parties entitled to such notice. The failure to file timely the application as required under this Section 2.1(d) of this Joint Plan shall result in the Claim being forever barred and discharged. An Administrative Claim with respect to which an application has been properly Filed pursuant to this
Section 2.1(d) of this Joint Plan, shall become an Allowed Administrative Claim to the extent such claim is allowed by Final Order.

    (E) REGARDING CERTAIN INDEMNIFICATIONS The provisions of the Order Regarding Indemnification of Officers and Directors of the Debtors entered on February 14, 1996 are hereby ratified and confirmed as obligations of the Trust, subject to any and all defenses thereto of the Debtors, the Estates or the Trust, including that such claims are subordinated pursuant to the provisions of the Bankruptcy Code PROVIDED, HOWEVER, that such obligations shall not be obligations of Reorganized ICH. The balance of the $500,000 fund provided for in such order (the "Indemnification Fund") shall be utilized as provided in such order. Upon resolution of claims against the Indemnification Fund, any remaining funds in the Indemnification Fund shall become Available Cash.

    2.2  ADMINISTRATIVE AND PRIORITY TAX CLAIMS

FIRST AMENDED JOINT PLAN OF REORGANIZATION

    (A) TAX SETTLEMENT The Tax Settlement resolves and satisfies all Administrative Claims and Priority Claims for federal income taxes for which the Debtors are responsible for tax years 1990 through 1995.

    (B) ADMINISTRATIVE TAX CLAIMS Each holder of an Allowed Administrative Claim for (a) taxes shown on the Federal income tax returns in which the Debtors are includible for the period from and after January 1, 1996, and ending on the Effective Date, and (b) State income tax returns in which the Debtors are includible for the period during which the Debtors' Chapter 11 cases are being administered and any other taxes of the Debtors payable pursuant to Section 507(a)(1) of the Bankruptcy Code (collectively, the "Allowed Administrative Tax Claims"), if any, shall be paid in cash in full from the Trust on the latest of
(i) the Initial Distribution Date, or (ii) the date such payment is due under applicable law. Payment of Allowed Administrative Tax Claims shall be the responsibility of the Trust, and the estimated amounts of such tax liabilities as of the Effective Date shall be reserved and shall not be treated as Available Cash. The amount of Allowed Administrative Tax Claims shall be determined after giving effect to the terms of the Tax Settlement by a deemed closing of the books of the Debtors as of the close of the Effective Date, and shall be determined where appropriate on a consolidated or combined basis consistent with the manner in which the Debtors have previously filed tax returns. If the Effective Date occurs in a taxable year subsequent to the taxable year including January 1, 1996, the amount of Allowed Administrative Tax Claims shall be determined by carrying forward all available net operating losses, capital losses, alternative minimum tax net operating losses, and other tax attributes of the Debtors and members of their consolidated or combined groups, where applicable, for full use in the period of such subsequent taxable year deemed for these purposes to end on the Effective Date.

    (C) PRIORITY TAX CLAIMS Each Allowed Claim for State taxes entitled to priority in accordance with Section 507(a)(8) of the Bankruptcy Code, shall be paid in cash in full by the Trust on the later of (i) the Initial Distribution Date, or (ii) the date such payment is due under applicable law.

    2.3 OTHER PRIORITY CLAIMS Each Priority Claim, if any, shall be paid in cash in full by the Trust on the Initial Distribution Date, or such later date as provided in any agreement or employment policy governing such Claims.

    2.4 PRESERVATION OF RETIREE BENEFITS On the Effective Date, the Trust shall provide for the continuation of the payment of any applicable retiree benefits, as that term is defined in Section 1114 of the Bankruptcy Code, at the level established by the Debtors prior to Confirmation pursuant to the terms of the applicable retiree benefit documents in accordance with Section 1114 of the Bankruptcy Code for the duration of the period the Debtors have obligated themselves to provide such benefits.

    2.5 U.S. TRUSTEE FEES All fees payable under 28 U.S.C. Section 1930 shall be paid in cash in full by the Trust on the Effective Date and thereafter by the Trust in accordance with such statute.

                                  ARTICLE III
                 DESIGNATION OF CLASSES OF CLAIMS AND INTERESTS

    Pursuant to Section 1123 of the Bankruptcy Code, the Debtors designate the following Classes of Claims and Interests.

    3.1 CLASSIFICATION OF CLAIMS AGAINST AND INTERESTS IN ICH All Claims against and Interests in ICH, except Administrative and Priority Claims, are classified as follows:

    (A)  SECURED CLAIMS

        (I) ICH CLASS 1--SECURED CLAIM OF OZARK ICH designates as a Class the Claim of Ozark against ICH secured by its lien on unplatted property of ICH situated in Perry Park.

        (II) ICH CLASS 2--SECURED CLAIM OF SAYYAH ICH designates as a Class the Claim of Sayyah against ICH to the extent such Claim is subject, pursuant to Sections 506(a) and 553 of the Bankruptcy Code, to offset against the debt owed to ICH by Sayyah. The remaining balance of such Claim, if any, to the extent such Claim is an Allowed Claim, is and shall be treated as an ICH Class 5 Claim.

        (III) ICH CLASS 3--TENNECO ICH designates as a Class the Claims of Tenneco against ICH, including its Claim represented by the 9% unsecured note due 1996 issued by ICH which is subject, pursuant to Sections 506(a) and 553 of the Bankruptcy Code, to offset against the debt owed to ICH by Tenneco.

        (IV) ICH CLASS 4--OTHER SECURED CLAIMS ICH designates as a Class all other Secured Claims against ICH, if any.

    (B)  UNSECURED CLAIMS

FIRST AMENDED JOINT PLAN OF REORGANIZATION

        (I) ICH CLASS 5--GENERAL UNSECURED CLAIMS ICH designates as a Class the Unsecured Claims including, but not limited to, any Claims of the Record and Beneficial Holders of Notes as of the Distribution Record Date and the Securities-Related Claims, if any, to the extent related to the Notes.

    (C)  INTERESTS

        (I) ICH CLASS 6--PREFERRED STOCK ICH designates a Class consisting of the Interests of the Record and Beneficial Holders of Preferred Stock as of the Distribution Record Date and the Securities-Related Claims against ICH, if any, to the extent related to the Preferred Stock.

        (II) ICH CLASS 7--COMMON STOCK ICH designates a Class consisting of the Interests of the Record and Beneficial Holders of Common Stock as of the Distribution Record Date and the Securities-Related Claims against ICH, if any, to the extent related to the Common Stock.

    3.2 CLASSIFICATION OF CLAIMS AGAINST AND INTERESTS IN SWL HOLDING All Claims against and Interests in SWL Holding, except Administrative and Priority Claims, are classified as follows:

    (A) SWL HOLDING CLASS 1--SECURED CLAIMS SWL Holding designates as a Class all Secured Claims against SWL Holding, if any.

    (B) SWL HOLDING CLASS 2--GENERAL UNSECURED CLAIMS SWL Holding designates as a Class all Unsecured Claims against SWL Holding, if any.

    (C) SWL HOLDING CLASS 3--COMMON STOCK SWL Holding designates a Class consisting of all Interests in SWL Holding arising from outstanding common stock of SWL Holding as of the Effective Date.

    3.3 CLASSIFICATION OF CLAIMS AGAINST AND INTERESTS IN CARE All Claims against and Interests in Care, except Administrative and Priority Claims, are classified as follows:

    (A) CARE CLASS 1--SECURED CLAIMS Care designates as a Class all Secured Claims against Care, if any.

    (B) CARE CLASS 2--GENERAL UNSECURED CLAIMS Care designates as a Class all Unsecured Claims against Care, if any.

    (C) CARE CLASS 3--COMMON STOCK Care designates a Class consisting of all Interests in Care arising from outstanding common stock of Care as of the Effective Date.

                                   ARTICLE IV
              PROVISIONS FOR SATISFACTION OF CLAIMS AND INTERESTS

    The Claims and Interests as classified in Article III hereof shall be satisfied in the manner set forth in this Article IV. The treatment of, and the consideration to be received by, Entities holding Allowed Claims against and/or Allowed Interests in the Debtors pursuant to this Joint Plan shall be in full settlement, release, and discharge of their respective Allowed Claims against and Allowed Interests in the Debtors.

    4.1 TREATMENT OF CLASSIFIED CLAIMS AGAINST AND INTERESTS IN ICH All classified Claims against and Interests in ICH, except Administrative and Priority Claims, shall be treated as follows:

    (A)  SECURED CLAIMS

        (I) ICH CLASS 1--SECURED CLAIM OF OZARK The Allowed Amount of the Secured Claim of Ozark shall be paid in cash in full by the Trust. The Allowed Amount of such Claim is the sum of (a) the outstanding balance of the promissory note from ICH to Ozark, which is $323,863.19, (b) accrued but unpaid prepetition interest of $9,804.62, (c) postpetition interest from the Petition Date until such Claim is paid in full, calculated at the contract rate set forth in such promissory note, and (d) reasonable fees and expenses, if any, incurred by Ozark as provided in Section 506(b) of the Bankruptcy Code. Ozark shall retain its lien on the collateral securing such Claim until such Claim has been paid in full hereunder, at which time Ozark shall deliver a release of its lien in recordable form in accordance with the terms of its mortgage.

        (II) ICH CLASS 2--SECURED CLAIM OF SAYYAH The Allowed Secured Claim of Sayyah shall be satisfied by an offset of the Allowed Amount of Sayyah's Claim against the amount of Sayyah's obligation to ICH.

        (III) ICH CLASS 3--TENNECO The Tenneco Claims are the subject of the Tenneco Settlement anticipated by the Debtors to be presented to the Bankruptcy Court in the Tenneco Settlement Motion prior to the Confirmation Hearing. If the Tenneco Settlement Motion has been granted by Order of the Bankruptcy Court on or before the Confirmation Date, then this Class shall be moot and the Tenneco Settlement shall be in exchange for and in full satisfaction of all Claims of Tenneco. If the Tenneco Settlement has not been approved prior to Confirmation, Confirmation of the Plan shall constitute

FIRST AMENDED JOINT PLAN OF REORGANIZATION the Bankruptcy Court's approval of the Tenneco Settlement, and the Confirmation Order shall contain provisions to such effect. If the Tenneco Settlement has been disapproved by the Bankruptcy Court prior to Confirmation, the Allowed Secured Claim of Tenneco shall be satisfied by an offset of the Allowed Amount of Tenneco's Claim against the amount of Tenneco's obligation to ICH, and the Confirmation Order shall contain provisions to such effect.

        (IV) ICH CLASS 4--OTHER SECURED CLAIMS Each ICH Class 4 Claim shall be satisfied by payment in full in cash from the Trust in the Allowed Amount of such Secured Claim or by delivery to the holder of an Allowed ICH Class 4 Claim of the property securing such Claim, at the election of the Trustee, on the later of (i) the Distribution Date or (ii) the date such payment is due under applicable law.

    (B)  UNSECURED CLAIMS

        (I) ICH CLASS 5--GENERAL UNSECURED CLAIMS In exchange for and in full settlement of all ICH Class 5 Claims, the holders of Allowed ICH Class 5 Claims shall receive all beneficial interest in and the proceeds of all Trust Assets, which, following payment of or provision for all other Claims as provided in
Article II and Section 4.1(a) of this Joint Plan, shall be distributed to the ICH Class 5 Claimants according to the following procedures:

        (a) on the Initial Distribution Date, a Pro Rata distribution of Available Cash determined as of the Effective Date;

        (b) subsequent to the Initial Distribution Date, Pro Rata distributions of Available Cash as and when from time to time determined and declared by the Trustee in accordance with the provisions of the Trust Agreement.

    (C)  ICH INTERESTS

        (I) ICH CLASS 6--PREFERRED STOCK In exchange for and in full satisfaction of all Interests related to Preferred Stock, Record Holders of Allowed ICH Class 6 Interests shall be entitled to receive, on the Effective Date, for each share of Preferred Stock held, 0.2 shares of Reorganized ICH Common Stock, rounded to the nearest whole number of shares; PROVIDED, HOWEVER, that: (a) no distribution of Reorganized ICH Common Stock shall be made with respect to any shares of Preferred Stock held by any Beneficial Holder who holds less than 14 shares of Preferred Stock and the ICH Class 6 Interest of such Beneficial Holders shall be reduced to zero (and Record Holders who are nominee holders for more than one Beneficial Holder shall not aggregate holdings of such Beneficial Holders for purposes of determining the distribution to which such Record Holder may be entitled pursuant to this Section 4.1(c)(i)); (b) any Beneficial Holder of an Allowed ICH Class 6 Interest that holds, in the aggregate, between 14 and 650 shares of Preferred Stock (or that agrees to voluntarily reduce its Class 6 Interest to 650 shares of Preferred Stock), or any Record Holder specifically authorized by that Beneficial Holder, may elect at the time it tenders its Securities pursuant to a Letter of Transmittal to receive a single cash payment of $.36 per share of Preferred Stock in lieu of receiving shares of Reorganized ICH Common Stock; and (c) any Beneficial Holder of a Allowed ICH Class 6 Interest, or any Record Holder specifically authorized by that Beneficial Holder, may agree in writing with the Equity Committee prior to the Effective Date, or with Reorganized ICH on or after the Effective Date, to accept any lesser amounts of cash or Reorganized ICH Common Stock in full satisfaction of its ICH Class 6 Interest.

    Holders of Allowed Securities-Related Claims related to Preferred Stock, if any, shall receive no distributions except as provided in Section 11.4 of this Joint Plan.

        (II) ICH CLASS 7--COMMON STOCK In exchange for and in full satisfaction of all Interests related to Common Stock, Record Holders of Allowed ICH Class 7 Interests shall be entitled to receive, on the Effective Date, for each share of Common Stock held, 0.0269 shares of Reorganized ICH Common Stock, rounded to the nearest whole number of shares; PROVIDED, HOWEVER, that: (a) no distribution of Reorganized ICH Common Stock shall be made with respect to any shares of Common Stock held by any Beneficial Holder who holds less than 101 shares of Common Stock and the ICH Class 7 Interest of such Beneficial Holders shall be reduced to zero (and Record Holders who are nominee holders for more than one Beneficial Holder shall not aggregate holdings of such Beneficial Holders for purposes of determining the distribution to which such Record Holder may be entitled pursuant to this Section 4.1(c)(ii)); (b) any Beneficial Holder of an Allowed ICH Class 7 Interest that holds, in the aggregate, between 101 and 5,000 shares of Common Stock (or that agrees to voluntarily reduce its ICH Class 7 Interest to 5,000 shares of Common Stock), or any Record Holder specifically authorized by that Beneficial Holder, may elect at the time it tenders its Securities pursuant to a Letter of Transmittal to receive a single cash payment of $.05 per share of Common Stock in lieu of receiving shares of Reorganized ICH Common Stock; and (c) any Beneficial Holder of an Allowed ICH Class 7 Interest, or any Record Holder specifically authorized by that Beneficial Holder, may agree in writing with the Equity Committee prior to the Effective Date, or with Reorganized ICH on or after the Effective Date, to accept any lesser amounts of cash or Reorganized ICH Common Stock in full satisfaction of its Class 7 Interest.

FIRST AMENDED JOINT PLAN OF REORGANIZATION

    Holders of Allowed Securities-Related Claims related to Common Stock, if any, shall receive shares of Reorganized ICH Common Stock calculated in accordance with Section 11.5 of this Joint Plan.

    4.2 TREATMENT OF CLASSIFIED CLAIMS AGAINST AND INTERESTS IN SWL HOLDING All classified Claims against and Interests in SWL Holding, except Administrative and Priority Claims, shall be treated as follows:

    (A) SWL HOLDING CLASS 1--SECURED CLAIMS Each SWL Holding Class 1 Claim shall be satisfied by payment in full in cash by the Trust in the Allowed Amount of such Secured Claim or by delivery to the holder of an Allowed SWL Holding Class 1 Claim of the property securing such Claim, at the election of the Trustee on the later of (i) the Initial Distribution Date or (ii) the date such payment is due under applicable law.

    (B) SWL HOLDING CLASS 2--GENERAL UNSECURED CLAIMS In exchange for and in full settlement of all SWL Holding Class 2 Claims, the holders of SWL Holding Class 2 Claims shall be paid in cash by the Trust from assets originating in the Estate of SWL Holding the Allowed Amount of such Claim on the later of (i) the Initial Distribution Date or (ii) the date such payment is due under applicable law. If the Allowed Amount of such Claims cannot be paid in full from such assets, then the Trust shall pay all such Claims Pro Rata among such Allowed SWL Holding Class 2 Claims.

    (C) SWL HOLDING CLASS 3--COMMON STOCK On the Effective Date, Reorganized ICH shall retain the common stock of SWL Holding after the transfer of all SWL Holding's assets to the Trust.

    4.3 TREATMENT OF CLASSIFIED CLAIMS AGAINST AND INTERESTS IN CARE All classified Claims against and Interests in Care, except Administrative and Priority Claims, shall be treated as follows:

    (A) CARE CLASS 1--SECURED CLAIMS Each Care Class 1 Claim shall be satisfied by payment in full in cash by the Trust in the Allowed Amount of such Secured Claim or by delivery to the holder of an Allowed Care Class 1 Claim of the property securing such Claim, at the election of the Trustee on the later of
(i) the Initial Distribution Date or (ii) the date such payment is due under applicable law.

    (B) CARE CLASS 2--GENERAL UNSECURED CLAIMS In exchange for and in full settlement of all Care Class 2 Claims, the holders of Care Class 2 Claims shall be paid in cash by the Trust from assets originating in the Estate of Care the Allowed Amount of such Claim on the later of (i) the Initial Distribution Date or (ii) the date such payment is due under applicable law. If the Allowed Amount of such Claims cannot be paid in full from such assets, then the Trust shall pay all such Claims Pro Rata among such Allowed Care Class 2 Claims.

    (C) CARE CLASS 3--COMMON STOCK On the Effective Date, Reorganized ICH shall retain the common stock of Care, after the transfer of Care's non-Retained Assets to the Trust.

                                   ARTICLE V
                      DESIGNATION OF THE CLASSES OF CLAIMS
                         IMPAIRED UNDER THIS JOINT PLAN

    5.1 For purposes of Joint Plan solicitation, all ICH Classes are deemed to be Impaired and are, therefore, entitled to cast ballots on this Joint Plan; PROVIDED, HOWEVER, that if the Bankruptcy Court has entered a Final Order approving the Tenneco Settlement Motion prior to the balloting deadline, then Tenneco shall not be entitled to cast a ballot on this Joint Plan. All SWL Holding Classes of Claims and Care Classes of Claims are NOT Impaired and are, therefore, NOT entitled to cast ballots on this Joint Plan.

                                   ARTICLE VI
                                  SETTLEMENTS

    6.1 TENNECO SETTLEMENT Pursuant to the Tenneco Settlement, upon the earlier of the granting by the Bankruptcy Court of the Tenneco Settlement Motion by Final Order or the Effective Date of this Joint Plan, ICH and Tenneco shall mutually release all Claims against each other as more fully set forth in the Tenneco Settlement, and Tenneco shall pay to ICH or the Trust, as applicable, the sum of $18.5 million and deliver to ICH the 9 1/2% unsecured note due 1996 of ICH marked "cancelled," and Proof of Claim No. 226 Filed by Tenneco shall be deemed disallowed with prejudice to refiling.

    6.2  SHAW GROUP SETTLEMENT

    (A) CASH CONTRIBUTION On the Effective Date, the Shaw Group shall pay $500,000 in cash to Reorganized ICH.

    (B) WITHDRAWAL OF PROOFS OF CLAIMS On the Effective Date, the Shaw Group shall withdraw the Claims that the Shaw Group, and the members thereof, Filed.

FIRST AMENDED JOINT PLAN OF REORGANIZATION

    (C) TRANSFERABILITY OF CFSB INTEREST Notwithstanding any provisions related to the CFSB Interest to the contrary, the CFSB Interest shall not be subject to any transferability or ownership restrictions; PROVIDED, HOWEVER, the following conditions shall apply:

        (i) The CFSB interest may not be transferred, sold, or assigned by the Trust or any subsequent purchaser except in its entirety. In other words, the CFSB Interest may not be subdivided and sold in parcels to multiple entities and this restriction shall apply to subsequent purchasers. Notwithstanding the foregoing, a transferee of the CFSB Interest may itself be composed of, or owned by, any number of entities.

        (ii) Pursuant to this Joint Plan, the CFSB Interest shall be transferred to the Trust. Thereafter, the Trust shall conduct an initial sale of the CFSB interest. In connection with such sale, CNC and Fail shall be entitled to receive bidding materials and to participate in the bidding process. The terms of the bidding process shall be determined in the sole discretion of the Trust, after consultation with such advisors as it deems appropriate.

       (iii) Attendant to the sale of the CFSB Interest, the Shaw Group shall prepare an index of prior written contracts and amendments related to the CFSB Interest which, together with copies of the documents listed on the index and such additional materials which the Trust may include (collectively the "CFSB Documents"), shall be made available for review by prospective purchasers. Prior to the conclusion of any sale of the CFSB Interest by the Trust, the Entity to whom the CFSB Interest is to be transferred must acknowledge in writing that it has had access to and an opportunity it deems adequate to review the CFSB Documents and an opportunity it deems adequate to consult with counsel of its choice concerning the CFSB Documents.

    (D) PERFORMANCE OF THE TAX SETTLEMENT The members of the Shaw Group and Carlisle shall perform their respective obligations under the Tax Settlement.

    (E) RELEASE OF SHAW GROUP On the Effective Date, the Debtors shall execute a release in favor of the Shaw Group pursuant to Section 10.3 of this Joint Plan.

    6.3  STIPULATION AND AGREEMENT WITH THE INDENTURE TRUSTEE

    The Debtors and the Indenture Trustee agree and stipulate that the Indenture Trustee shall hold an Allowed Claim on behalf of holders of the 1996 Notes in the Amount of $266,425,072 and on behalf of the holders of 2003 Notes in the amount of $94,835,928.

                                  ARTICLE VII
                       MEANS FOR EXECUTION OF JOINT PLAN

    7.1 EFFECTIVE DATE ENTITIES On the Effective Date, the Debtors shall cause the execution and delivery of the Trust Agreement in order to create the Trust and shall file the Charter Amendments for Reorganized ICH.

    7.2  PROPERTY OF ESTATES

    (A)  SWL HOLDING AND CARE  On the Effective Date:

        (i) SWL Holding and Care shall distribute to Reorganized ICH, all of their respective assets that constitute Retained Assets, free and clear of all liens, claims and encumbrances;

        (ii) Either SWL Holding and Care, or if distributed to ICH, ICH, shall distribute to the Trust all assets of, or originating in the estate of, SWL Holding and Care other than Retained Assets, free and clear of all liens, claims and encumbrances; and

       (iii) Reorganized ICH shall retain the common stock of SWL Holding and Care free and clear of all liens, claims, and encumbrances.

    (B) RETENTION OF THE RETAINED ASSETS BY REORGANIZED ICH On the Effective Date, the Retained Assets shall revest in Reorganized ICH, together with their respective bases for federal income tax purposes, free and clear of all liens, claims, and encumbrances.

    (C) TRANSFER OF THE TRUST ASSETS BY ICH TO THE TRUST On the Effective Date, the Trust Assets owned by ICH shall be conveyed to the Trust by ICH, free and clear of all liens, claims, and encumbrances except as provided in this Joint Plan.

FIRST AMENDED JOINT PLAN OF REORGANIZATION

    7.3  PROVISIONS RELATING TO THE TRUST

    (A) CREATION OF THE TRUST On the Effective Date, the Debtors shall establish the Trust. The specific terms, conditions, and rules governing the Trust are contained in the Trust Agreement. The Trustee shall, in accordance with such Trust Agreement, pay or provide for the payments required by this Joint Plan to be made to the Claimants in ICH Classes 1, 2, 3, and 4, SWL Holding Classes 1 and 2, and Care Classes 1 and 2; thereafter the Trustee shall distribute Available Cash from time to time, in such amounts as the Trustee shall determine, to the ICH Class 5 Claimants.

    (B) TERM The Trust shall have a term of three (3) years from the Effective Date. The Trustee may apply to the Bankruptcy Court to terminate the Trust prior to the expiration of the three (3) year term in the event all activities of the Trust are completed or if all of the Trust Assets have been liquidated and the proceeds therefrom have been distributed in accordance with this Joint Plan. The Trustee may apply to the Bankruptcy Court to extend the term of the Trust if the liquidation of the Trust Assets and distribution of proceeds therefrom has not been completed, or if other circumstances require such extension.

    (C) LIQUIDATION OF THE TRUST ASSETS The Trustee shall collect and reduce to cash the Trust Assets as expeditiously as is compatible with the best interests of the beneficiaries of the Trust in accordance with the Trust Agreement.

    (D) REPORTS The Trustee shall prepare and file with the Bankruptcy Court such reports as the Trust Agreement provides.

    (G)  PROVISIONS REGARDING TRUST INTERESTS

        (I) ALLOCATION OF TRUST INTERESTS; ISSUANCE OF TRUST CERTIFICATES Each holder of an Allowed ICH Class 5 Claim shall have a percentage of Trust Interests equal to (A) the Allowed Amount of such Claimant's ICH Class 5 Claim divided by (B) the sum of the total of the Allowed Amounts of all Allowed Class 5 Claims as of the Effective Date and the total amount of all Contested Claims as of the Effective Date; PROVIDED THAT such percentage shall automatically be adjusted in accordance with the above formula upon and as of the date of the disallowance of any such Contested Claims or the allowance of any such Contested Claim in an amount other than the amount of such Contested Claim as of the Effective Date. Trust Certificates (or any other security or instrument evidencing any Trust Interest) may be distributed only in accordance with the Trust Agreement.

        (II) LEGENDED CERTIFICATES The Trust Certificates, if distributed, shall contain (i) such legend or legends as may be required under applicable federal and state securities laws, (ii) such legend or legends as may be determined by the Trustee, and (iii) the following legend:

       The exercise of voting rights with respect to the interests represented by the Trust Certificates and the transfer of the Trust Certificates are subject to restrictions set forth in the Trust Agreement.

        (III) TRUST INTEREST REGISTER; OWNERSHIP OF INTERESTS The Trustee or the Registered Agent thereof shall keep for such purpose at its principal office a register (the "Trust Interest Register") in which the Trustee shall provide for the registration of Trust Interests and registration of transfer of Trust Interests. The Trustee may treat the person or entity in whose name any Trust Interest is registered on such register as the owner thereof for the purposes of receiving distributions from Trust Assets and for all other reasons.

        (IV) TRANSFER OF TRUST INTERESTS Prior to the distribution, if any, of Trust Certificates, Trust Interests may not be transferred and no purported transfer of any Trust Interest shall be registered on the Trust Interest Register. After any such distribution of Trust Certificates, any Trust Interest may be transferred upon the Trust Interest Register, upon presentation of the Trust Certificate evidencing such Trust Interest at the designated office of the Trustee and evidence satisfactory to the Trustee that such transfer is in accordance with all applicable federal and state securities laws.

    Notwithstanding the above, no Trust Interest may be transferred unless such transfer is made (i) pursuant to a registration statement effective under the Securities Act of 1933, as amended ("Securities Act"), or pursuant to an available exemption from the registration requirements of the Securities Act and
(ii) in accordance with all applicable state securities laws.

    7.4  REORGANIZED ICH

    (A) CHARTER AMENDMENTS The Restated Certificate of Incorporation and the By-laws of Reorganized ICH shall be adopted substantially in the form filed with the Bankruptcy Court not less than ten (10) Business Days prior to Confirmation and may be amended as necessary to satisfy any provisions of this Joint Plan and
Section 1123(a)(6) of the Bankruptcy Code. All amendments to the Certificate of Incorporation of Reorganized ICH contemplated by this

FIRST AMENDED JOINT PLAN OF REORGANIZATION

Section 7.4(a) shall be filed with the Delaware Secretary of State on the Effective Date or as soon thereafter as is reasonably practicable and shall become effective on the date so filed.

    (B) BOARD OF DIRECTORS Upon the Effective Date, the By-laws of Reorganized ICH shall provide that Reorganized ICH shall have a board of directors consisting of between four (4) and nine (9) members. The initial board of directors (the "Initial Board") shall be selected by the Equity Committee, and shall consist of James R. Arabia, Michael D. Dunn, Kenneth P. Giddens and Carl
D. Robinson. The Equity Committee may identify additional directors to serve on the Initial Board at least ten (10) days prior to the Confirmation Hearing. From and after the Effective Date, Directors shall be selected in accordance with the By-laws of Reorganized ICH.

    (C) OFFICERS On the Effective Date, James R. Arabia shall serve as president and Chief Executive Officer of Reorganized ICH, pursuant to the terms of a two-year employment agreement, at the pleasure of the board of directors. Pursuant to the terms of his anticipated employment agreement, Mr. Arabia shall receive a salary of $90,000 per year, a bonus in an amount to be determined by the board, reimbursement of his reasonable out-of-pocket expenses, and certain benefits including health insurance and other typical employee benefits. Mr. Arabia shall also receive options, priced at fair market value, for the purchase of up to 176,000 shares of Reorganized ICH Common Stock. To the extent then known, the Equity Committee may identify further officers of Reorganized ICH not less than ten (10) days prior to the Confirmation Hearing.

    7.5  OTHER BUSINESS TRANSACTIONS TO OCCUR ON THE EFFECTIVE DATE

    (A) PROVISIONS REGARDING THE MODERN/WESTERN AGREEMENT AND THE PHILADELPHIA AMERICAN AGREEMENT On or before the Effective Date, the Debtors shall execute such documents as may be necessary or appropriate to effectuate the assumptions by ICH, and ultimately the Trust, of the obligations of BML under the Modern/Western Agreement as contemplated by Section 12.15 thereof and under the Philadelphia American Agreement as contemplated by Section 12.18 thereof; provided, however, that following the Effective Date, such obligations shall be obligations of the Trust and shall not be obligations of Reorganized ICH.

    (B) PROVISION REGARDING PERRY PARK On the Effective Date, BML shall transfer to Reorganized ICH all of its right, title and interest in and to Perry Park, free and clear of all liens, claims and encumbrances. As a portion of Perry Park is currently owned solely by BML, with the other portion being owned by ICH, this conveyance shall have the effect of consolidating the ownership of Perry Park entirely within Reorganized ICH.

    (C)  PROVISIONS REGARDING BML

        (I) TRANSFER OF ASSETS OF BML. On the Effective Date, and following the transfer described Section in 7.5(b) above, (A) Care and/or ICH shall take such action as may be necessary or appropriate to cause BML to transfer to the Trust all assets of BML other than (1) the BML Licenses, (2) assets representing capital and surplus as may be required by the Illinois Department of Insurance and other insurance regulatory authorities in those jurisdictions in which BML holds a BML License to maintain such insurance licenses (the "Capital and Surplus Retention Assets"), which Capital and Surplus Retention Assets shall consist of particular BML assets determined by the Trustee, and (3) the books and records of BML and (B) the Trust shall assume all non-reinsured liabilities of BML as of the Effective Date. The transfer of BML's assets to the Trust may take the form of a distribution of such assets to ICH, followed by a transfer from ICH to the Trust; a purchase by the Trust from BML; or an acquisition by the Trust in exchange for the assumption by the Trust of certain BML liabilities that the Trust is required to assume under this Section 7.5.

        (II) BML STOCK. Reorganized ICH shall retain the capital stock of BML on the Effective Date.

        (III) BML RECONCILIATION. On the second Business Day after the earlier of (A) 90 days after the Effective Date or (B) the date Reorganized ICH notifies the Trust in writing that Reorganized ICH desires to accelerate such 90-day period (the "BML Initial Reconciliation Date"), Reorganized ICH shall either (1) cause BML to transfer to the Trust (or to Reorganized ICH, which shall then transfer to the Trust) all of the Capital and Surplus Retention Assets (adjusted to reflect any gains or losses incurred thereon) and retain the capital stock of BML with no further obligation by Reorganized ICH or the Trust under this
Section 7.5(c)(iii) OR (2) transfer to the Trust (or a third party designated by the Trust) all of the outstanding capital stock of BML (together with the Capital and Surplus Retention Assets) in return for a payment by the Trust to Reorganized ICH of $5 million; PROVIDED, HOWEVER, that in the event Reorganized ICH elects to transfer to the Trust the stock of BML and any regulatory approval required to be obtained by the Trust (or any third party designated by the Trust) with respect to the transfer of the BML stock shall not have been obtained as of the BML Initial Reconciliation Date, then (X) the Trust shall pay to Reorganized ICH the $5 million purchase price set forth above and (Y) Reorganized ICH shall deliver to the Bankruptcy Court, or such escrow agent as the Trust may reasonably direct, the certificates representing all of the outstanding capital stock of BML (the "BML Certificates") together with a stock power duly executed in blank

FIRST AMENDED JOINT PLAN OF REORGANIZATION

(the "BML Stock Power"), and the Bankruptcy Court, or such escrow agent as the Trust may reasonably direct, shall hold the BML Certificates and the BML Stock Power until directed by the Trust to deliver the BML Certificates to the Trust or to a third party designated by the Trust, at which time the Bankruptcy Court, or such escrow agent as the Trust may reasonably direct, shall deliver the BML Certificates and the BML Stock Power to the Trust or its designee. The date such transactions described herein (other than the delivery of the BML Certificates and the BML Stock Power out of the Bankruptcy Court or an escrow agent, if applicable) are consummated herein shall be referred to as the "BML Final Reconciliation Date," and the period from the Effective Date until the BML Final Reconciliation Date herein shall be referred to as the "BML Holding Period."

        (IV)  ACTIONS PENDING RECONCILIATION.  During the BML Holding Period,
(A) Reorganized ICH shall use all commercially reasonable efforts to preserve and protect the value of the BML corporate shell (which holds the BML Licenses), including cooperating with the Trust in connection with any regulatory inquiries or approvals but excluding any obligation to contribute assets to BML, and the Trust shall reimburse Reorganized ICH for all reasonable out-of-pocket expenses incurred in performing its obligations under this clause (A); (B) the Trust shall maintain in BML additional assets necessary to maintain minimum capital and surplus plus any other amounts as may be required by the Illinois Department of Insurance, and all such additional assets shall constitute Capital and Surplus Retention Assets; (C) Reorganized ICH shall not conduct any operations of BML or otherwise cause BML to distribute or dispose of any assets; (D) no change shall be made in the officers or directors of BML; and (E) the Trust shall provide written instructions to direct the management and investment of the Capital and Surplus Retention Assets and Reorganized ICH shall have no liability for any investment loss incurred with respect to the Capital and Surplus Retention Assets except to the extent arising as a result of Reorganized ICH violating the provisions of this clause (E).

    (D) SALE PRIOR TO EFFECTIVE DATE. BML may be sold prior to the Effective Date only with the consent of the Equity Committee. If the capital stock of BML is sold prior to the Effective Date, (A) the actions referred to in Section 7.5(a) and (b) shall occur prior to any such sale; (B) the proceeds of such sale in excess of the fair market value of the capital and surplus of BML as assigned for purposes of determining the sales price shall constitute Retained Assets and shall become the property of Reorganized ICH and all other proceeds shall be delivered to the Trust; and (C) the foregoing provisions of Section 7.5(c) shall not apply and the actions referred to in Section 7.5(a) and (b) shall occur prior to any such sale.

    (E) CONFIRMATION ORDER PROVISIONS. The Confirmation Order shall contain such additional or clarifying provisions as may be reasonably requested by the Creditors Committee to implement the transaction considered by this Section 7.5.

    (F) ADDITIONAL PROVISIONS. The retention of the capital stock of BML by Reorganized ICH, the delivery of the BML Certificates to the Bankruptcy Court and the treatment of BML otherwise provided for in this Section 7.5 that may occur prior to the transfer of the BML Certificates to the Trust or to any third-party designated by the Trust shall not constitute a change in control of BML for the purpose of any applicable law governing or otherwise restricting the ownership or change of control of BML as a property and casualty insurance company. The foregoing shall not apply to any transfer of the BML Certificates to the Trust or to any third party designated by the Trust.

    7.6  PROVISIONS RELATING TO INDENTURES

    (A) TERMINATION OF INDENTURES On the Effective Date, the Indentures shall, except as provided in this Joint Plan, be deemed cancelled, terminated, and of no further force or effect and this Joint Plan shall operate to cancel all obligations of the Debtors, the Trust or Reorganized ICH under the Indentures; PROVIDED, HOWEVER, that the Indentures shall continue in effect for the sole purpose of allowing the Indenture Trustee to facilitate and assist in making distributions to be made to Record Holders of Notes as of the Effective Date under this Joint Plan and to maintain records as required under the Indentures. Any actions taken by the Indenture Trustee that are not for the purposes authorized herein shall be null and void, and the Debtors, the Trust, and Reorganized ICH shall not have any obligation to the Indenture Trustee for any fees, costs or expenses incurred in connection with such unauthorized actions. Upon the completion of distributions required to be made under this Joint Plan to Record Holders of Notes as of the Effective Date, the Debtors may terminate the Indentures and the Indenture Trustee's authority to act thereunder by giving ten (10) days written notice of termination to the Indenture Trustee identifying the Indenture to be so terminated. Termination of the Indenture shall be without prejudice to the rights of the Indenture Trustee effected by such termination
(i) to seek or enforce the allowance and payment of its reasonable and necessary costs and fees under the Indenture, or (ii) to intervene or appear in this Chapter 11 Case as a party in interest and to be heard concerning any post-confirmation matter affecting the interests of the Record Holders of Notes represented by such Indenture Trustee. Notwithstanding the foregoing, such cancellation of the Indentures shall not impair the rights of holders of the Notes to receive distributions on account of such Notes pursuant to this Joint Plan, nor shall it impair the rights of the Indenture Trustee to enforce its liens, if any, under the Indentures.

FIRST AMENDED JOINT PLAN OF REORGANIZATION

    (B) PAYMENT OF INDENTURE TRUSTEE'S FEES AND EXPENSES The Indenture Trustee may apply to the Bankruptcy Court, pursuant to Section 503(b) of the Bankruptcy Code, for reimbursement from the Debtors' estates of the Indenture Trustee's reasonable fees and expenses incurred in performing its duties under the Indenture (including those called for by the Joint Plan), including those of its attorneys, PROVIDED, HOWEVER, that all fees and expenses, regardless of the source of payment and regardless of whether paid pursuant to the Indenture Trustee's charging lien or the Indenture, are subject to a determination of reasonableness by the Bankruptcy Court pursuant to Section 1129(a)(4) of the Bankruptcy Code.

    7.7 TERMINATION OF THE COMMITTEES On the Initial Distribution Date, the Creditors Committee and the Equity Committee shall cease to exist and have no further status as parties in interest except for purposes of prosecuting any applications for Fee Claims and of participating in any appeal of the Confirmation Order, in which events such committees shall cease to exist immediately after the resolution of such matters. Following the termination of the Committees, any professional that was employed by the Creditors Committee may be employed by the Trust and any professional that was employed by the Equity Committee may be employed by Reorganized ICH.

    7.8 CLOSING OF EFFECTIVE DATE TRANSACTIONS The proponents of this Joint Plan shall File, on or before ten (10) Business Days prior to the Confirmation Hearing, the agenda and order in which the transactions contemplated in this Joint Plan shall be closed.

                                  ARTICLE VIII
                             TREATMENT OF EXECUTORY
                         CONTRACTS AND UNEXPIRED LEASES

    8.1 EXECUTORY CONTRACTS AND UNEXPIRED LEASES Unless the Debtors expressly assume, as provided by Section 365(a) of the Bankruptcy Code, an executory contract or an unexpired lease on or before the Confirmation Date, each executory contract and unexpired lease shall be deemed rejected.

    8.2 CLAIMS FOR REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES Any Claims made on account of executory contracts or unexpired leases that are deemed rejected pursuant to Section 8.1 must be Filed within 30 days after the Confirmation Date or such Claim shall be forever barred and discharged. To the extent all or a part of the damages asserted in such a rejection claim are Allowed by Final Order, such Claim shall be treated as an ICH Class 5 Claim.

                                   ARTICLE IX
           PROVISIONS REGARDING TENDER OF SECURITIES, DISTRIBUTIONS,
                  DISTRIBUTION AGENT, AND OBJECTIONS TO CLAIMS

    9.1  PROVISIONS RELATING TO SECURITIES

    (A) INITIAL DISTRIBUTION OF AVAILABLE CASH As provided in Section 4.1(b) of this Joint Plan, on the Initial Distribution Date, the Trustee shall make her initial distribution of Available Cash to holders of Allowed ICH Class 5 Claims.

    (B) DISTRIBUTION RECORD DATE The Effective Date shall be the date for determining the Entities holding Securities who are entitled to receive distributions pursuant to Article IV of this Joint Plan. As of the close of business on the Effective Date, the transfer ledgers in respect of the Securities shall be closed, and no transfer of Securities occurring after the Effective Date shall be recognized. Reorganized ICH, the Trustee, the Transfer Agent, the Distribution Agent, the Indenture Trustee and their respective agents shall be entitled instead to recognize and deal for all purposes herein with only those holders of record stated on the respective transfer ledgers for the Securities as of the close of business on the Effective Date.

    (C) CANCELLATION OF SECURITIES On the Effective Date, all outstanding Securities (and the rights of the Claimants and Interest Holders therein) together with any options, rights or warrants to purchase Securities from the Debtors, shall be terminated, cancelled, and extinguished. Notwithstanding the foregoing, cancellation of the Securities shall not impair the rights of Record Holders of the Securities as of the Effective Date to receive distributions on account of such Securities pursuant to this Joint Plan.

    (D)  TENDER OF SECURITIES

        (i) Letters of Transmittal shall be required to be completed and duly executed in accordance with the instructions accompanying such Letters of Transmittal.

        (ii) As a condition to the receipt by any holder of Securities of any distribution under the Joint Plan to be made on account of such Securities, such holder of the Securities must deliver to the Distribution Agent the Securities giving rise to such holder's Allowed Claim or Interest, together with the Letter of Transmittal, properly completed and

FIRST AMENDED JOINT PLAN OF REORGANIZATION executed by such holder of the Securities, and any documents required by the Letter of Transmittal, on or before the second anniversary of the Effective Date. The method of delivery of the Securities to the Distribution Agent is at the election and risk of the holder of the Securities, but if such delivery is by mail, it is recommended that the holder use properly insured, registered mail, return receipt requested. The Letter of Transmittal and the Securities shall be sent to the Distribution Agent and shall not be sent to the Trustee or to Reorganized ICH. Upon receipt of Securities, the Distribution Agent shall mark the Securities as "cancelled" or "paid." In the event of any lost or destroyed Securities, the holder thereof must deliver an affidavit of loss or destruction to the Distribution Agent (and, if required, the Transfer Agent or Indenture Trustee, as applicable), as well as an agreement to indemnify Reorganized ICH, the Distribution Agent, and the Trust (and, if required, the Transfer Agent or Indenture Trustee, as applicable), in form and substance reasonably acceptable to Reorganized ICH, the Distribution Agent, the Trust and, if required, the Transfer Agent or Indenture Trustee, as applicable, including, if requested, an appropriate bond, in order to receive any distribution under the Joint Plan on account of such Securities.

       (iii) All questions as to the validity, form, or eligibility of the tendered Securities shall be resolved by the Bankruptcy Court. The Distribution Agent shall be under no duty to give notification of defects in such tenders, and shall not incur liabilities for failure to give notification of such defects. Any Securities received by the Distribution Agent that are not properly tendered and as to which the irregularities have not been cured or waived, shall be returned by the Distribution Agent to the appropriate tendering holder as soon as practicable.

    (E) UNSURRENDERED OUTSTANDING SECURITIES Two (2) years after the Effective Date, any holder of an Allowed Claim or Allowed Interest arising on account of outstanding Securities who has not surrendered such holder's Securities as set forth in Section 9.1(d) of this Joint Plan shall forfeit, to the extent permitted by law, such holder's right to receive any distribution under this Joint Plan with respect to such Allowed Claim or Allowed Interest, provided that this Section 9.1(e) shall not apply to Securities-Related Claims.

    (F) TREASURY SECURITIES All Securities held in treasury by ICH immediately before the Effective Date shall be cancelled and extinguished as of the Effective Date without any action on the part of ICH and no payment or distribution shall be made with respect thereto.

    9.2 DELIVERY OF DISTRIBUTIONS Distributions and deliveries called for by this Joint Plan, other than distributions with respect to non-Classified Claims, shall be made (i) to the holders of Allowed Claims in ICH Classes 1, 2, 3, 4 and 5 (except as provided in clause (ii) below), ICH Classes 6 and 7 (to the extent, if any, related to Securities-Related Claims within those Classes), SWL Holding Classes 1 and 2, and Care Classes 1 and 2, at the addresses set forth on the proofs of claim Filed by such holders (or at the last known addresses of such holders if no proof of claim is Filed or if the Debtors have been notified of a change of address), (ii) to Record Holders of Notes on account of their Class 5 Claims, at the addresses contained in the records of the Indenture Trustee as of the Effective Date and (iii) to the Record Holders of Preferred Stock and Common Stock, at the addresses contained in the records of the appropriate Transfer Agent as of the Effective Date. No distribution shall be mailed to any holder of an Allowed Claim or Allowed Interest if any mailing to such holder's last known address has been returned as undeliverable, unless and until the Debtors or the Distribution Agent are notified of such holder's then-current address, at which time all returned distributions then due shall be made to such holder without interest. All claims for undeliverable distributions shall be made on or before the later of (a) two years after the Effective Date or (b) 120 calendar days after an order of the Bankruptcy Court allowing such holder's Claim or Interest becomes a Final Order, after which period the Claim or Interest of any holder with respect to such property or with respect to any undeliverable distribution shall be deemed abandoned, discharged, and forever barred as of the second anniversary of the Effective Date. Notwithstanding the above, if any Trust Interest is transferred after the Effective Date, distributions to be made with respect to any such Trust Interest shall be made to the record holder of such Trust Interest on the applicable Distribution Date.

    9.3 DISTRIBUTION AGENT The Distribution Agent shall make distributions of Reorganized ICH Common Stock and cash as required in this Joint Plan to be distributed to holders of Allowed ICH Class 6 and 7 Interests except for distributions, if any, made pursuant to Section 11.1(b) of this Joint Plan, which distributions shall be made by the Trust or such agent as the Trust may employ, as provided in Section 11.1(b). The Trustee or such agent as the Trust may employ in its sole discretion shall make all other distributions of cash as are required to be made under this Joint Plan; provided that distributions to be made to Record Holders of the Notes as of the Effective Date may be made by the Trust, such other agent as the Trust may employ in its sole discretion, the Distribution Agent, or the Indenture Trustee.

    9.4 NO DISTRIBUTIONS PENDING ALLOWANCE No payments or distributions shall be made with respect to all or any portion of a Contested Claim or Contested Interest unless and until such Claim or Interest becomes an Allowed Claim or Allowed Interest as determined by Final Order.

FIRST AMENDED JOINT PLAN OF REORGANIZATION

    9.5 RESERVE FOR CERTAIN DISTRIBUTIONS On and after the Effective Date, the Trust shall withhold from the property to be distributed under this Joint Plan, and shall reserve, an amount sufficient to be distributed on account of Contested Claims as of the Initial Distribution Date. As to any Contested Claim, upon a request for estimation by the party in interest, the Bankruptcy Court shall determine what amount is sufficient to withhold as the reserved distribution amount. In the event that no party in interest elects to request such an estimation from the Bankruptcy Court with respect to a Contested Claim, the Debtors or, after the Effective Date, the Trust shall withhold as the reserved distribution amount (the "Reserved Distribution Amount") the amount which, in the discretion of the Trustee, such Claimant would have received under this Joint Plan, if any, if the proof of claim Filed by or on behalf of Claimant were Allowed. Reorganized ICH shall reserve sufficient authorized but unissued shares of Reorganized ICH Common Stock to allow for distributions to holders of Allowed Securities-Related Claims, if any, related to the Common Stock or Preferred Stock.

    Payments and distributions to each holder of a Contested Claim or Contested Interest to the extent that it ultimately becomes an Allowed Claim or Allowed Interest, shall be made in accordance with the provisions of this Joint Plan governing the respective Class of Claims or Interests of which such Contested Claim or Contested Interest belongs. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing such Claim or Interest becomes a Final Order, any Reserved Distribution Amount that would have been distributed to the holder of such Claim or Interest had such Claim or Interest been an Allowed Claim or Allowed Interest on the Effective Date, to the extent of the Allowed Amount of such Claim or Interest, shall be distributed to the holder of such Claim or Interest.

    9.6 DISTRIBUTIONS AFTER DISALLOWANCE In the event that any Reserved Distribution Amount remains after all objections to Contested Claims of a particular Class have been resolved, such remaining property attributable to such Contested Claims of that particular Class shall be returned to the Trust for distribution pursuant to this Joint Plan.

    9.7 UNCLAIMED PROPERTY Any assets and property to be distributed by the Trust under this Joint Plan which remain unclaimed or otherwise not deliverable to the person entitled thereto on the later of (a) two years after the Effective Date or (b) 120 calendar days after an Order allowing such person's Claim or Interest becomes a Final Order, shall become vested in, and shall be transferred and delivered to, the Trust for distribution pursuant to this Joint Plan. In such event, such person's Claim or Interest shall no longer be deemed to be Allowed and such person shall be deemed to have no further Claim or Interest in respect of such distribution and shall not participate in any further distributions under this Joint Plan.

    9.8 TREATMENT OF CONTINGENT OR UNLIQUIDATED CLAIMS Until such time as a contingent Claim becomes fixed and Allowed, such Claim shall be treated as a Contested Claim for purposes related to voting, allowance, and distributions under this Joint Plan. The Bankruptcy Court upon request by the Debtors or, after the Effective Date, by the Trust or Reorganized ICH, shall in a summary proceeding on each such contingent Claim or unliquidated Claim, by estimation determine the allowability of each such contingent or unliquidated Claim.

    9.9 FORM OF PAYMENTS Payment to be made by the Trust pursuant to this Joint Plan shall be made by check drawn on a domestic bank or by wire transfer from a domestic bank.

                                   ARTICLE X
                         PROVISIONS FOR THE DISCHARGE,
                      SETTLEMENT, AND ADJUSTMENT OF CLAIMS

    10.1 LEGAL BINDING EFFECT; DISCHARGE OF CLAIMS AND INTERESTS The provisions of this Joint Plan shall (i) bind all Claimants and Interest holders, whether or not they accept this Joint Plan, and (ii) discharge the Debtors, jointly and severally, from all debts that arose before the Petition Date, and from any liability, including, without limitation, any liability of a kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, that arose, or has been asserted against, the Debtors, jointly or severally, at any time before the entry of the Confirmation Order or that arises from any pre-Confirmation conduct of the Debtors, jointly or severally, whether or not the Claim is known or knowable by the Claimant or Interest holder. In addition, the distributions provided for under this Joint Plan shall be in exchange for and in complete satisfaction, discharge, and release of all Claims against and Interests in the Debtors or any of its assets or properties, including any Claim or Interest accruing after the Petition Date and prior to the Effective Date. Without limiting the generality of the foregoing, Confirmation discharges all Unsecured Claims, all Securities-Related Claims, all Claims, if any, relating to ICH's 1986 retirement of its Class B preferred stock, and all Claims relating to the escheat of Securities or funds attributable to Securities of ICH. On and after the Effective Date, all holders of Claims or Interests shall be precluded from asserting any Claim or Interest against the Trust or Reorganized ICH or their assets or properties based on any transaction or other activity of any kind that occurred prior to the Confirmation Date except as expressly provided in this Joint Plan.

    10.2  RETENTION AND ENFORCEMENT OF THE DEBTORS' CAUSES OF ACTION

FIRST AMENDED JOINT PLAN OF REORGANIZATION

    (A)  RETENTION OF CAUSES OF ACTION

        (i) All claims recoverable against third parties on account of an indebtedness, and all other claims held by or in favor of the Debtors or their Estates pursuant to any federal or state statute, common law, or any theory of action whatsoever including without limitation claims for preferences and fraudulent transfers, to the extent not specifically compromised and released pursuant to this Joint Plan or an agreement referred to and incorporated herein, are hereby preserved and retained for enforcement by Reorganized ICH (the "Retained Causes of Action");

        (ii) Subject to the provisions of section 10.2(c) hereof, and except as provided in sections 10.2(a)(i) and (iii), Reorganized ICH is the successor and designated representative of the Debtors and their Estates appointed for the purpose of retention and enforcement of all claims owned or held by the Debtors or their Estates against third parties;

       (iii) Subject to the provisions of section 10.2(c) hereof, and except as provided in sections 10.2(a)(i) and (ii), the Trust is the appointed successor and designated representative of the Debtors and their Estates appointed for the purpose of retention and enforcement of claims specifically relating to or arising from Trust Assets, but specifically excluding all claims related to any asset which has been fully and finally converted into cash which has been transferred to the Trust as of the Effective Date;

        (iv) Reorganized ICH or the Trust, as applicable, shall be the only party authorized to pursue actions to recover such claims, and shall have the sole right to waive or assert any attorney-client or other privilege of the Debtors; and no other party shall have the right or obligation to pursue any such actions or to waive, raise, or assert any claim or privilege related thereto.

    (B) JUDGMENT REDUCTION AND HOLD HARMLESS To the extent a claim, cause of action, right or remedy, whether legal or equitable, including, but not limited to, any claim, cause of action, right or remedy of apportionment, reimbursement, contribution, indemnification or offset, is asserted or commenced against the Trust that results directly from Reorganized ICH's pursuit of a Retained Cause of Action or any other right or remedy against an Entity, (a "Contribution Claim"), the following conditions shall apply:

        (i) with respect to any judgment, settlement, payment or compromise in favor of Reorganized ICH (an "Underlying Judgment") against an Entity which gives rise to a Contribution Claim by that Entity, Reorganized ICH shall reduce the amount of its Underlying Judgment against that Entity by the full amount of that Entity's Contribution Claim, and Reorganized ICH shall indemnify and hold the Trust harmless from any and all Contribution Claims arising from the Underlying Judgment; PROVIDED, HOWEVER, that Reorganized ICH shall have the right to contest the claim of entitlement of any Entity to a Contribution Claim in which case: a) Reorganized ICH shall have no obligations to reduce the amount of the Underlying Judgment unless and until the entitlement of that Entity to the Contribution Claim has been determined, either judicially or otherwise with the consent of Reorganized ICH; and b) Reorganized ICH's obligation to hold harmless and indemnify the Trust against such Contribution Claim shall be unaffected;

        (ii) with respect to any present or former officer, director, employee, agent or representative of the Debtors or the Estate who is named as a defendant by Reorganized ICH in its pursuit of any Retained Cause of Action, and who is entitled to a right of payment from the Trust for an ongoing defense prior to any final judgment in that action, Reorganized ICH shall, at its option, either (a) assume the obligation to pay for such ongoing costs of defense or (b) discontinue the action against that defendant, in which case Reorganized ICH shall have no further obligation with respect to defense costs for that defendant; PROVIDED, HOWEVER, that Reorganized ICH shall have the right to contest the claimed entitlement of any Entity to receive ongoing costs of defense from the Trust, and PROVIDED FURTHER that Reorganized ICH shall have no obligation to fund any such defense costs or to discontinue such an action unless and until the Indemnification Fund, as set forth in Section 2.1(e) of this Joint Plan, if available therefore, has first been applied to such obligations.

    (C) RIGHT OF TRUST TO ASSERT OFFSET CLAIMS Notwithstanding any other provision in this Joint Plan regarding the Retained Causes of Action, the Trust shall be entitled to assert as an offset, objection, or defense with respect to any Claim Filed or asserted against the Estate, or against the Trust as successor to the Estate, any Retained Cause of Action conveyed to Reorganized ICH under this Joint Plan, PROVIDED, HOWEVER, that the obligations of Reorganized ICH as set out in section 10.2(b) above shall not apply to any such Retained Cause of Action so asserted by the Trust. This provision shall be deemed to be an assignment of such Retained Cause of Action to the Trust solely for the limited purpose, and only to the extent necessary, to permit the Trust to fully assert such offset, objection or defense. Any recovery obtained through such assertion of a Retained Cause of Action in excess of the amount of the Claim asserted against the Estate or the Trust, as the case may be, shall be the property of Reorganized ICH.

FIRST AMENDED JOINT PLAN OF REORGANIZATION

    10.3 RELEASES Except with respect to claims, if any, pursuant to Chapter 5 of the Bankruptcy Code, this Joint Plan resolves all disputes between and among the Debtors and the Released Entities. With respect to all claims that the Debtors ever had, now have, or may claim to have or hereafter have, or which the Debtors could have asserted or could assert, jointly or severally, including without limitation claims held in its corporate capacity and claims that third parties may assert derivatively on behalf of the Debtors absent bankruptcy, but excluding claims, if any, arising in or under Chapter 5 of the Bankruptcy Code, Confirmation of this Joint Plan releases each Released Entity from all such claims, counterclaims, demands, controversies, costs, contracts, debts, sums of money, accounts, reckonings, bonds, bills, damages, obligations, liabilities, objections, actions and causes of action of any nature, type or description, whether in law or in equity, in contract, tort, or otherwise, known or unknown, suspected or unsuspected, including claims for negligence, gross negligence, or otherwise. On the Effective Date, the Debtors shall be authorized to execute a general release in favor of the Released Entities consistent with this Section 10.3.

    10.4 PROVISIONS REGARDING THE RELEASED OFFICERS On the Effective Date, the Debtors shall execute a release of the claims described in Section 10.3 of this Joint Plan against the Released Officers.

    10.5 FURTHER RELEASES AND SETTLEMENTS After the Effective Date, the compromise and settlement by Reorganized ICH of any Retained Cause of Action may be effected without necessity of Bankruptcy Court proceedings under Bankruptcy Rule 9019 or otherwise. To the extent the Trust is entitled to assert a Retained Cause of Action pursuant to Section 10.2(c) of this Joint Plan, the Trust may compromise and settle any such Retained Cause of Action with the consent of Reorganized ICH.

    10.6 PERMANENT INJUNCTION Confirmation of this Joint Plan shall result in the issuance of a permanent injunction against the: (i) commencement or continuation of any judicial, administrative, or other action or proceeding against the Debtors, the Trust, or Reorganized ICH on account of Claims against or Interests in the Debtors, or on account of claims released pursuant to Sections 10.3 and 10.4 of the Joint Plan against the Released Entities and Released Officers; (ii) enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree, or order against the Debtors, the Trust or Reorganized ICH; or (iii) creation, perfection or enforcement of any encumbrance of any kind against the Debtors, the Trust or Reorganized ICH arising from a Claim.

    10.7 SURVIVAL OF THE DEBTORS' CORPORATE INDEMNITIES Any obligations of the Debtors, pursuant to the Order Regarding Indemnification of Officers and Directors of Debtors entered February 14, 1996 shall not be discharged or impaired by Confirmation or Consummation of this Joint Plan; accordingly, such indemnification obligations shall survive unaffected by the reorganization contemplated by this Joint Plan and shall be performed and honored by the Trust regardless of the Confirmation of this Joint Plan PROVIDED, HOWEVER, that such obligations shall not be obligations of Reorganized ICH. All other obligations of the Debtors with respect to indemnification of officers and directors, or agents, representatives, successors or assigns thereof, shall be treated as executory contracts rejected under Section 8.1 of this Joint Plan, and all Claims arising from or related thereto shall be treated and classified as provided by Section 8.2 of this Joint Plan, subject to any and all defenses thereto and subordination of such Claims under applicable provisions of the Bankruptcy Code.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

    11.1  REQUEST FOR RELIEF UNDER SECTION 1129(B)

    (a) In the event any Impaired Class of Interests shall fail to accept this Joint Plan in accordance with Section 1129(a) of the Bankruptcy Code, the Proponents request the Bankruptcy Court to confirm this Joint Plan in accordance with the provisions of Section 1129(b) of the Bankruptcy Code so that and provided that the treatment afforded to ICH Classes 6 and 7, collectively, is not adversely affected. By accepting this Joint Plan, ICH Class 5 relinquishes, to any extent necessary, its entitlement to receive distributions in order to assure that ICH Classes 6 and 7, collectively, receive the treatment provided in
Article IV of this Joint Plan.

    (b) In the event that ICH Class 6 does not vote to accept this Joint Plan, and this Joint Plan is confirmed pursuant to the cram-down provisions of Bankruptcy Code Section 1129(b), the portion of Reorganized ICH Common Stock allocated to ICH Class 7 in this Joint Plan, together with cash sufficient to fund payments to Holders of Allowed ICH Class 7 Interests who elect the cash payment option, shall be distributed to the Trust on the Effective Date, and the Trust shall, in that event, distribute as soon as practicable after the Effective Date, through the Distribution Agent, such Reorganized ICH Common Stock and cash to the Holders of Allowed ICH Class 7 Interests in accordance with the terms of this Joint Plan, with any such distribution to Holders of Allowed ICH Class 7 Interests being made in exchange for the release by Holders of such Allowed Class 7 Interests of any and all claims, if any, against the Trust PROVIDED, HOWEVER, the Trust shall have no

FIRST AMENDED JOINT PLAN OF REORGANIZATION obligations to distribute cash or stock to such holders of Allowed Class 7 Interests other than that which is received from the Estate and/or Reorganized ICH expressly for that purpose.

    11.2  MODIFICATION

    (a) This Joint Plan shall not be modified except upon the agreement of all Proponents, which consent shall not be unreasonably withheld, except that the consent and agreement of the Debtors and Creditors Committee shall not be required for any reallocation of the distribution of Reorganized ICH Common Stock as between ICH Classes 6 and 7.

    (b) Subject to Subsection 11.2(a) of this Joint Plan, the Proponents may jointly propose amendments to or modifications of this Joint Plan as permitted by Section 1127 of the Bankruptcy Code at any time prior to the Confirmation Date. After substantial consummation, the Trust or Reorganized ICH may remedy any defects or omissions or reconcile any inconsistencies in this Joint Plan or in the Confirmation Order in such manner as may be necessary to carry out the purposes and intent of this Joint Plan so long as the interests of Claimants and Interest holders are not materially and adversely affected.

    11.3 HEADINGS are utilized in this Joint Plan for convenience and reference only, and shall not constitute a part of this Joint Plan for any other purpose.

    11.4 SUBORDINATION Notwithstanding the provisions of Article IV of this Joint Plan; (a) Allowed Claims, if any, of a particular class that are subordinated to other Allowed Claims of such class pursuant to Section 510 of the Bankruptcy Code shall be paid only after payment in full of all such non-subordinated Claims of such class; and (b) Allowed Class 6 Interests, if any, that are subordinated to other Allowed Class 6 Interests, pursuant to
Section 510 of the Bankruptcy Code shall not be entitled to receive any distributions until after the distribution to holders of Allowed non-subordinated Class 6 Interests equals the full amount of their liquidation preference of $25.00 per share of Preferred Stock.

    11.5 SECURITIES-RELATED CLAIMS BASED ON COMMON STOCK For purposes of calculating the distribution of Reorganized ICH Common Stock to holders of Allowed Securities-Related Claims based on Common Stock, if any, pursuant to the provisions of Article IV of this Joint Plan, holders of Allowed Securities-Related Claims, if any, based on Common Stock shall be entitled to receive their Pro Rata portion of shares of Reorganized ICH Common Stock in an amount equal to: (i) the total amount of all Allowed Securities-Related Claims within ICH Class 7, DIVIDED BY (ii) $254 million, MULTIPLIED BY (iii) 1,309,524, MULTIPLIED BY (iv) a fraction, the numerator of which is the Allowed Amount of such holder's Allowed Securities-Related Claim within ICH Class 7, and the denominator of which is the total amount of all Allowed Securities-Related Claims within ICH Class 7.

    11.6 DUE AUTHORIZATION Each and every Claimant and Interest holder who elects to participate in the distributions provided for herein warrants that such Claimant or Interest holder is authorized to accept in consideration of such Claim against or Interest in the Debtors the distributions provided for in this Joint Plan and that there are not outstanding commitments, agreements, or understandings, expressed or implied, that may or can in any way defeat or modify the rights conveyed or obligations undertaken by such Claimant or Interest holder under this Joint Plan.

    11.7  DE MINIMIS DISTRIBUTIONS AND FRACTIONAL SHARES

    (a) The Trust shall disregard, and shall not make distributions in respect of, Allowed Claims whose Pro Rata share of a proposed distribution would be less than $5.00. In such case, the Allowed Amount of such Claims for purposes of such distribution shall be reduced to zero.

    (b) Distributions of Reorganized ICH Common Stock shall be made only in whole share amounts, and no fractional shares of Reorganized ICH Common Stock shall be distributed pursuant to this Joint Plan. Fractional shares of Reorganized ICH Common Stock to which any Beneficial or Record Holder of Preferred Stock or Common Stock as of the Effective Date may be entitled pursuant to the provisions of Section 4.1(c) or to which any holder of an Allowed Securities-Related Claim related to Common Stock or Preferred Stock may be entitled pursuant to this Joint Plan, shall be rounded to the nearest whole share. Beneficial holders of fewer than 14 shares of Preferred Stock and Beneficial holders of fewer than 101 shares of Common Stock shall not be entitled to any distribution of Reorganized ICH Common Stock on account of their respective Interests, and in each such case, the Allowed Amount of such Interests for purposes of such distribution shall be reduced to zero.

    11.8 AUTHORIZATION OF CORPORATE ACTION All matters and actions provided for under this Joint Plan involving the corporate structure of the Debtors or corporate action to be taken by or required of the Debtors or Reorganized ICH shall be deemed to have occurred and be effective as provided herein, and shall be deemed to be authorized and approved in all respects without any requirement for further action by the stockholders or directors of the Debtors. Specifically, all amendments to the certificate of incorporation and By-laws of ICH pursuant to Section 7.4(a) of this Joint Plan and all

FIRST AMENDED JOINT PLAN OF REORGANIZATION other corporate action on behalf of ICH, any other Debtor or Reorganized ICH as may be necessary to put into effect or carry out the terms and intent of this Joint Plan and the orders and decrees of the Bankruptcy Court entered in the Chapter 11 Case may be effected, exercised and taken without further action by the directors or stockholders of ICH, any other Debtor or Reorganized ICH, as applicable, with like effect as if effected, exercised and taken by unanimous action of the directors and stockholders of ICH, any other Debtor or Reorganized ICH, as applicable, as contemplated by Section 303 of the Delaware General Corporation Law.

    11.9 FURTHER ASSURANCES AND AUTHORIZATIONS The Trust or Reorganized ICH, if and to the extent necessary, shall seek such orders, judgments, injunctions, and rulings that may be required to carry out further the intentions and purposes, and to give full effect to the provisions, of this Joint Plan. Reorganized ICH shall indemnify the Trust against any Claim asserted against the Trust which is the obligation of Reorganized ICH, and the Trust shall indemnify Reorganized ICH against any Claim asserted against Reorganized ICH which is an obligation of the Trust.

    11.10 RIGHT TO RESOLVE CLAIMS The Trust and Reorganized ICH shall each have the right to resolve in their sole and absolute discretion each of the parties' respective claims against third parties.

    11.11 RIGHTS REGARDING BOOKS AND RECORDS In the event Reorganized ICH wishes to dispose of any of the Debtors' books and records that are Retained Assets, it shall first give reasonable notice to the Trust, which may elect to take such books and records at its own expense; and if the Trust does not so elect within a reasonable period of time, Reorganized ICH shall be free to dispose of any such documents. Subject to the foregoing, the Trust shall have reasonable access to and use of the books and records of the Debtors for the purpose of administering the Trust Assets and otherwise discharging its duties under this Joint Plan.

                                  ARTICLE XII
                           RETENTION OF JURISDICTION

    12.1 The Bankruptcy Court shall retain exclusive jurisdiction over these Chapter 11 Cases after Confirmation, notwithstanding Consummation or substantial consummation, for the following purposes:

        (a) to consider and effect any modification of this Joint Plan under
    Section 1127 of the Bankruptcy Code;

        (b) to hear and determine all controversies, suits and disputes that arise in connection with the interpretation or enforcement of this Joint Plan;

        (c) to hear and determine all requests for compensation and/or reimbursement of expenses for the period commencing on the Petition Date through the Confirmation Date;

        (d) to hear and determine all objections to Claims and Interests, and to determine the appropriate classification of any Claim or Interest, and other controversies, suits and disputes that may be pending at or initiated after the Confirmation Date, except as provided in the Confirmation Order;

        (e) to hear and determine all claims that the Debtors, as debtors in possession QUA trustee, or Reorganized ICH as the successor and designated representative of the Debtors and the Estates could assert under the Bankruptcy Code;

        (f) to consider and act on such other matters consistent with this Joint Plan as may be provided in the Confirmation Order;

        (g) to make such orders as are necessary and appropriate to carry out and implement the provisions of this Joint Plan; including to effect the further assurances provided in Section 11.9;

        (h) to approve the reasonableness of any payments made or to be made, within the meaning of Section 1129(a)(4) of the Bankruptcy Code;

        (i) to exercise the jurisdiction granted pursuant to Section 505(a) and
    (b) of the Bankruptcy Code to determine any and all federal, state, Commonwealth, local and foreign tax liabilities of, and any and all refunds of such taxes paid by the Debtors; and

        (j) to hear and determine any issues or matters in connection with any property not timely claimed as provided in this Joint Plan.

Nothing contained in this Article XII shall be construed so as to limit the rights of Reorganized ICH or the Trust to commence or prosecute any claim in any court of competent jurisdiction.

FIRST AMENDED JOINT PLAN OF REORGANIZATION

                                         Respectfully Submitted,

                                         WINSTEAD SECHREST & MINICK P.C.
                                         5400 Renaissance Tower
                                         1201 Elm Street
                                         Dallas, Texas 75270
                                         Tel. (214) 745-5400

                                         By: _____/s/_JOSIAH M. DANIEL, III_____
                                            Daniel C. Stewart      SBT #19206500
                                            Josiah M. Daniel, III  SBT #05358500

                                         ATTORNEYS FOR THE DEBTORS

                                         GIBSON DUNN & CRUTCHER

                                         1717 Main St., Suite 5400
                                         Dallas, Texas 75201
                                         Tel. (214) 698-3100

                                         By: ________/s/_I. RICHARD LEVY________
                                            Michael A. Rosenthal   SBT #17281490
                                            I. Richard Levy        SBT #12265020

                                         ATTORNEYS FOR THE OFFICIAL COMMITTEE OF
                                         UNSECURED CREDITORS OF I.C.H.
                                         CORPORATION

                                         PRYOR, CASHMAN, SHERMAN & FLYNN
                                         410 Park Avenue
                                         New York, New York 10022
                                         Tel. (212) 421-4100

                                         By: _________/s/_JOHN A. BICKS_________
                                            Peter D. Wolfson

                                         John A. Bicks

                                         ATTORNEYS FOR THE OFFICIAL COMMITTEE
                                         OF EQUITY SECURITY HOLDERS OF I.C.H.
                                         CORPORATION

FIRST AMENDED JOINT PLAN OF REORGANIZATION

            EXHIBIT A TO FIRST AMENDED JOINT PLAN OF REORGANIZATION
                  LONE STAR ASSET LIQUIDATING TRUST AGREEMENT
    This Lone Star Asset Liquidating Trust Agreement (the "Agreement"), dated as of ____________, 1996, is established by I.C.H. Corporation (the "Debtor") pursuant to the Debtors' First Amended Joint Amended Plan of Reorganization (the "Joint Plan") in the Chapter 11 case styled IN RE I.C.H. CORPORATION ET AL, Case No. 395-36351-RCM-11 (the "Case"), in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the "Court"), and is accepted by the Managing Trustee (as defined in Section 1.2 of the Agreement) for the benefit of the Trust Beneficiaries (as defined in Section 1.2 of the Agreement).

    WHEREAS, on October 10, 1995, the Debtor filed its voluntary petition pursuant to Chapter 11 of the Bankruptcy Code with the Court;
    WHEREAS, the Court confirmed the Joint Plan by entering the Order Confirming Joint Plan on December __, 1996;

    WHEREAS, the Joint Plan provides for the creation of a trust to be composed of all assets of the Debtors and of their Estates (except the Retained Assets) to be administered and liquidated for the benefit of the holders of Allowed Claims in ICH Class 5 as provided in the Joint Plan and is further to provide for distributions of certain property or cash to other classes under the Joint Plan;

    WHEREAS, the Trust is intended to be treated as a liquidating trust pursuant to Treasury Regulations Section 301.7701-4(d), and as a grantor trust subject to the provisions of Subchapter J, Subpart E of the Internal Revenue Code of 1986, as amended (the "Tax Code"), owned by the Trust Beneficiaries as grantors.

    WHEREAS, the Joint Plan provides for the orderly disposition and liquidation of the Trust Assets during a period not to exceed three (3) years from the formation of this Trust (unless extended as provided in Section 2.7 of the Agreement), and further provides that the Trustee shall (a) deliver Available Cash (as defined in Section 1.2 of the Agreement) in compliance with the terms of the Joint Plan;

    WHEREAS, this Trust shall be managed by the Managing Trustee, and supervised by the Supervisory Trustees appointed in the Joint Plan and approved by the Court, all pursuant to the terms of the Joint Plan;

    WHEREAS, the Joint Plan provides for and requires the appointment of the Managing Trustee for the purposes outlined herein and the Trustees have been appointed and approved and have agreed to serve in such capacity under the terms and conditions hereinafter set forth;

    NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

I.  DEFINITIONS

    1.1 GENERAL. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Joint Plan, or, if not defined in the Joint Plan and defined in the Bankruptcy Code shall have the meanings assigned thereto in the Bankruptcy Code unless the context clearly requires otherwise.

    1.2 CERTAIN DEFINITIONS. For all purposes of the Agreement, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Section 1.2 shall have the meaning assigned to them in this
Section 1.2, and shall include the plural as well as the singular.
    "AGREEMENT" shall mean this Lone Star Asset Liquidating Trust Agreement dated as of ___________, 1996.

    "AVAILABLE CASH" has the meaning set forth in the Joint Plan.

    "CASE" shall have the meaning given to such term in the introductory paragraph of the Agreement.

    "CONTESTED CLAIMS RESERVE" shall have the meaning given to such term in
    Section 3.8.1 hereof.

    "COURT" shall have the meaning given to such term in the introductory paragraph of the Agreement.

    "DEBTORS" shall have the meaning given to such term in the introductory paragraph of the Agreement.

LONE STAR ASSET LIQUIDATING TRUST AGREEMENT
EXHIBIT A TO FIRST AMENDED JOINT PLAN OF REORGANIZATION

                                     B-a-1

    "DISTRIBUTION DATE" means the Initial Distribution Date, and thereafter the first business day after a day set forth in the Agreement upon which a distribution of Trust Assets, Reserves or Available Cash is to be made, or if no other date is set forth in the Agreement, the first business day of the calendar quarter immediately following the date upon which an action is to occur or be taken, commencing with the first full calendar quarter following the Initial Distribution Date.

    "INITIAL DISTRIBUTION DATE" has the meaning set forth in the Joint Plan.

    "MANAGING TRUSTEE" means Susan A. Brown, or any successor thereto appointed pursuant to the terms of the Agreement.
    "OPERATING RESERVE" means ____________________________________.

    "PERMITTED INVESTMENTS" means those investments in which the Trust may place Available and other cash and reserves listed on the attached Exhibit "E".

    "JOINT PLAN" shall have the meaning given to such term in the introductory paragraph of the Agreement.
    "SUPERVISORY TRUSTEES" means ________________, ________________ and
    ________________ and any successors thereto appointed pursuant to the terms of the Agreement.

    "TAX CODE" shall mean the Internal Revenue Code of 1986, as amended.

    "TERMINATION DATE" shall have the meaning given to such term in Section 2.7 hereof.

    "TRUST" shall have the meaning given to such term in Section 2.1 hereof.

    "TRUST ASSETS" shall have the meaning given to such term in Section 2.1 hereof.

    "TRUST BENEFICIARIES" shall have the meaning given to such term in Section
    2.1 hereof.
    "TRUST BENEFICIARY" shall have the meaning given to such term in Section __ of the Agreement.

    "TRUSTEES" means the Managing Trustee and the Supervisory Trustees, and their respective successors appointed pursuant to the terms of the Agreement.

II.  CREATION OF THE TRUST

    2.1 PURPOSE OF TRUST. The Debtor and the Managing Trustee, in compliance with the Joint Plan, hereby constitute and create this Lone Star Asset Liquidating Trust (the "Trust") for the primary purpose of effecting an orderly disposition, liquidation and distribution of the assets transferred to it (the "Trust Assets") and distributing the Available Cash of the Trust Assets to the holders of Allowed Claims in ICH Class 5 in accordance with the Joint Plan (collectively, the "Trust Beneficiaries") and to make the other distributions and payments called for in the Joint Plan to be made by the Trust, and with no objective to continue or engage in the conduct of a trade or business. The activities of this Trust shall all be reasonably necessary to and consistent with no objective to continue or engage in the conduct of a trade or business with the accomplishment of that purpose, but shall not include the conduct of a trade or business.

    2.2 APPOINTMENT AND ACCEPTANCE OF MANAGING TRUSTEE. In accordance with the provisions of the Joint Plan, the undersigned, Susan A. Brown, is hereby named, constituted, and appointed as Managing Trustee, to act and serve as Managing Trustee of the Trust and to hold, manage, liquidate, and distribute the Trust Assets and Available Cash subject to the conditions set forth herein and in the Joint Plan. The Managing Trustee is willing, and does hereby accept the appointment, to act and serve as Managing Trustee of the Trust and to hold and administer the Trust Assets and Available Cash pursuant to the terms of this Trust and the Joint Plan.

    2.3 APPOINTMENT AND ACCEPTANCE OF SUPERVISORY TRUSTEES. In accordance with the provisions of the Joint Plan, the undersigned, ________________, ________________ and ________________ are hereby named, constituted, and appointed as Supervisory Trustees, to act and serve as Supervisory Trustees of the Trust and to supervise the management, liquidation and distribution of the Trust Assets and Available Cash subject to the conditions set forth herein and in the Joint Plan. The Supervisory Trustees are willing, and do hereby accept the appointment, to act and serve as a Supervisory Trustee of the Trust and to supervise the administration of the Trust Assets pursuant to the terms of this Trust and the Joint Plan.

    2.4 NAME OF TRUST. The Trust established hereby shall bear the name "Lone Star Asset Liquidating Trust." In connection with the exercise of their powers as Trustees hereunder, a Trustee may use this name or such variation thereon as such Trustee sees fit, or may use her or his own name, as Trustee.

LONE STAR ASSET LIQUIDATING TRUST AGREEMENT
EXHIBIT A TO FIRST AMENDED JOINT PLAN OF REORGANIZATION

                                     B-a-2

    2.5 TRANSFER OF TRUST ASSETS TO TRUST. In accordance with the provisions of the Joint Plan, all right, title, and interests of the Debtors and their Estates in and to all of the funds, assets and properties of the Debtors and their Estates of any kind and character except the Retained Assets, as the same exist as of the date hereof, are hereby vested in the Trust and preserved for the benefit of the Trust Beneficiaries. From and after the Effective Date, all of such funds, assets and properties, together with the Available Cash, shall be administered by the Managing Trustee, subject to the supervision of the Supervisory Trustees, on behalf of the Trust Beneficiaries. Prior to the creation of the Trust, the Debtors shall have executed and delivered or caused to be executed and delivered to, or upon the order of, the Trustee, any and all documents and other instruments as may be necessary or useful to convey and to confirm title to the Trust Assets to the Trust including those listed or described on EXHIBIT A hereto. After the Effective Date, the Managing Trustee, acting on behalf of the Debtors, shall execute all other documents necessary or useful to convey and to confirm title to the Trust Assets to the Trust or, to the extent requiring the action of Reorganized ICH, shall obtain Reorganized ICH's execution on such documents pursuant to Section 11.9 of the Joint Plan.

    2.6 CAUSES OF ACTION. As provided in the Joint Plan in Sections 10.2(a) and 10.2(c), all claims and causes of action against third parties on account of an indebtedness or liability to the Debtors or to their Estates, and all other claims owed to and all other causes of action in favor of the Debtors and the Estate, which are not Retained Assets and to the extent not specifically compromised or released pursuant to the Joint Plan or an agreement referred to and incorporated in the Joint Plan, are hereby vested in the Trust and preserved for enforcement by the Trustee for the benefit of the Trust Beneficiaries. To the extent permitted by law, all rights under Section 363 (h) of the Bankruptcy Code are also preserved for the benefit of the Debtors' estate, and the Trustee shall have the right to exercise same subject to Court approval.

    2.7 TERMINATION OF THE TRUST. The Trust shall terminate upon the earlier to occur (the "Termination Date") of: (A) the fulfillment of the Trust's purpose by the liquidation of all of the Trust Assets and the distribution of the Available Cash thereof or (B) three (3) years after the Effective Date. In order to terminate the Trust prior to three (3) years after the Effective Date, the Managing Trustee, after receiving the approval of the Supervisory Trustees, shall deliver a notice to all Trust Beneficiaries setting forth the date on which the Trust will terminate, and if no Trust Beneficiary files an objection with the Bankruptcy Court within forty-five (45) days after the date of such notice the Trust shall terminate on the date set forth in the notice. Notwithstanding the foregoing, in the event the Managing Trustee, after receiving the approval of the Supervisory Trustees, shall have been unable after continuing reasonable efforts to sell or otherwise dispose of and realize upon the Trust Assets in the initial three (3) year term of the Trust or if other circumstances require such extension, the Managing Trustee shall have the right to apply to the Bankruptcy Court to extend the term of the Trust for additional periods of time, provided that each such extension must be approved by the Bankruptcy Court within six (6) months of the beginning of the extended term. Upon such application the Trust shall continue until the date approved by the Bankruptcy Court, provided that in no event shall the Termination Date occur later than the tenth anniversary of the Effective Date.

III.  RIGHTS, POWERS AND DUTIES OF MANAGING TRUSTEE

    3.1 DECLARATION ACKNOWLEDGED IN BENEFICIAL INTEREST. The Managing Trustee hereby acknowledges that, on and after the Effective Date, the Trust Beneficiaries and their successors and assigns as permitted in Section 6 hereof, as their interests may appear, will have a beneficial interest in all Trust Assets. The Trustees will retain only such powers as are necessary to collect, liquidate, or otherwise convert the Trust Assets into cash and to pay all expenses, taxes, and other payments referred to in this Trust.

    3.2 MANAGEMENT OF TRUST. Subject to the terms hereof and the Joint Plan, including, without limitation, Section 5.5 hereof, the Managing Trustee shall take charge of the Trust Assets and shall endeavor to collect, conserve, protect, and liquidate, or otherwise convert into cash, all claims, causes of action, and assets which constitute the Trust Assets and all such other property incidental thereto as may hereafter be acquired from time to time under this Trust. To this end and subject to the supervision of the Supervisory Trustees and the provisions of Section 5.5, the Managing Trustee shall manage the affairs of the Trust, negotiate and consummate sales of the Trust Assets, enter into agreements binding the Trust, and execute, acknowledge, and deliver any and all instruments which are necessary, required, or deemed by the Managing Trustee to be advisable in connection with the performance of the Managing Trustee's duties hereunder. Except as otherwise provided in this Agreement, and without prior or further authorization of the Bankruptcy Court, but subject to Section 5.5 hereof and the supervision of the Supervisory Trustees, the Managing Trustee may control and exercise authority over the Trust Assets, the acquisition, management, and disposition thereof; and the management and conduct of the business of the Trust to the same extent as if the Managing Trustee were the sole legal and beneficial owner thereof in her own right. No person dealing with the Trust shall be obligated to inquire into the authority of the Managing Trustee in

LONE STAR ASSET LIQUIDATING TRUST AGREEMENT
EXHIBIT A TO FIRST AMENDED JOINT PLAN OF REORGANIZATION

                                     B-a-3
connection with the acquisition, management, or disposition of Trust Assets. In connection with the management and use of the Trust Assets, the Managing Trustee, without limitation of her power and authority, may do the following:

        (i) accept the assets transferred and provided to the Trust pursuant to this Agreement and the Joint Plan;

        (ii) distribute Available Cash to the Trust Beneficiaries in accordance with the terms of this Trust and the Joint Plan;

       (iii) endorse the payment of notes or other obligations of any person or make contracts with respect thereto;

        (iv) engage in all acts that would constitute ordinary course of business in performing the obligations of a trustee under a trust of this type;

        (v) cause Trust Certificates to be issued to be issued to Trust Beneficiaries in the number and manner provided in the Joint Plan.

    3.3 MAY INCUR DEBT. The Trust may borrow such sums of money at any time and from time to time for such periods of time upon such terms and conditions from such persons or corporations for such purposes as the Trustees may deem advisable, and secure such loans with any of the Trust Assets, provided that no recourse shall be had to the Trustees or any Trust Beneficiary on any such debt.

    3.4 RECOVERY ON CAUSES OF ACTION. The Managing Trustee shall investigate, sue upon, mediate, arbitrate, and/or to compromise and settle all claims and causes of action that are Trust Assets.

    3.5 DISTRIBUTION OF AVAILABLE CASH. Pursuant to the terms of the Joint Plan, on the dates provided for in the Joint Plan the Managing Trustee shall distribute from the Trust Assets the amounts required in Articles II and IV of the Joint Plan. The Managing Trustee shall distribute at least annually the net income of the Trust and all Available Cash from the sale of Trust Assets during such year to the Trust Beneficiaries and to other Claimants in accordance with the treatment of Claims provided in the Joint Plan. In determining whether there are any Available Cash available for distribution, the Managing Trustee may, in her discretion, give due consideration to the possibility that there may exist unasserted Claims against the Trust or asserted Claims which are not yet allowed by the Bankruptcy Court or otherwise not yet due and payable. The Managing Trustee shall make vigorous and continuing efforts to dispose of the Trust Assets, to make prompt and timely distributions, and to avoid undue prolongation of the duration of the Trust. The Trust shall not receive or retain cash or cash equivalents in excess of a reasonable amount to meet claims and contingent liabilities or to maintain the value of the Trust Assets.

    3.6 ASSETS DISTRIBUTABLE TO UNLOCATED BENEFICIARIES. The Trustee shall hold any unclaimed liquidating distributions or other payments to any Trust Beneficiaries who cannot be located. The Trustee shall make disposition of any such distributions or payments distributable to any such Trust Beneficiaries in accordance with applicable law and Section of the Joint Plan.

    3.7 INVESTMENTS. The Managing Trustee shall invest the Trust Assets in Permitted Investments.

    3.8  RESERVES.

    3.8.1 DISPUTED CLAIMS RESERVES. On or as soon as practicable following the Effective Date, the Managing Trustee shall establish a reserve for distributions on account of Contested Claims as of the Initial Distribution Date (the "Contested Claims Reserve"). Upon any distribution to holders of Allowed Claims in Classes in which Contested Claims still exists, the Managing Trustee shall withhold from such distributions and set aside in the Contested Claims Reserve an amount of cash as provided in Section 9.5 of the Joint Plan, which amount may be based on the amount of a claim, estimation by the Bankruptcy Court or any other order (or as provided for by subsequent order of the Bankruptcy Court concerning Contested Claims). At such time thereafter that any Contested Claim, or portion thereof; becomes an Allowed Claim, the Managing Trustee shall distribute to the holders such Allowed Claim from the Contested Claims Reserve, cash in an amount equal to the amount such holder would have received through such date had such holder's claim been Allowed as of the Effective Date. The Contested Claims Reserve shall be terminated when all Contested Claims are resolved; provided however, as a Contested Claim may be resolved, to the extent that the amount reserved for the Contested Claim exceeds the amount due, if any, under a distribution as such Contested Claim becomes an Allowed Claim, such funds shall be transferred to the Trust and become Available Cash. Any funds remaining in the Contested Claims Reserve upon its termination and after any distributions pursuant to this section shall no longer be restricted and shall be Available Cash.

    3.8.2 OPERATING RESERVE. On or as soon as practicable following the Effective Date, the Managing Trustee shall establish an operating reserve with cash included in the initial amount not to exceed $2,000,000 as approved by the

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Supervisory Trustees reasonably determined to be necessary to fund the expenses of the Trust, including costs of the Distribution Agent for distributions made pursuant to the Joint Plan. The amount of the operating reserve may be increased or decreased by the Managing Trustee with the consent of the Supervisory Trustees if the Managing Trustee determines that a greater or lesser amount is prudent and reasonably sufficient to satisfy the obligations and liabilities, including tax liabilities (whether absolute, contingent, asserted, unasserted, payable, not yet payable or otherwise) of, or assumed by, the Trust.

    3.9  LIABILITY OF MANAGING TRUSTEE.

    3.9.1 STANDARD OF CARE. Except in the case of willful misconduct or gross negligence, the Managing Trustee shall not be liable for any loss or damage by reason of any action taken or omitted by her pursuant to the discretion, power, and authority conferred on her by this Trust.

    3.9.2 NO LIABILITY FOR ACTS OF PREDECESSORS. No successor Managing Trustee shall be in any way responsible for the acts or omissions of the Debtors, or officers, directors, agents, predecessors or successors thereof; or of any Trustee in office prior to the date on which such person becomes Managing Trustee, unless a successor Managing Trustee expressly assumes such responsibility.

    3.9.3 NO IMPLIED OBLIGATIONS. The Managing Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth herein, and no implied covenants or obligations shall be read into this Trust.

    3.9.4 NO LIABILITY FOR GOOD FAITH ERROR OF JUDGMENT. The Managing Trustee shall not be liable for any error of judgment made in good faith, unless it shall be proved that she was grossly negligent in ascertaining the pertinent facts.

    3.9.5 RELIANCE BY TRUSTEE ON DOCUMENTS OR ADVICE OF COUNSEL OR OTHER PERSONS. Except as otherwise provided herein, the Managing Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, or other paper or document believed by the Managing Trustee to be genuine and to have been signed or presented by the proper party or parties. The Managing Trustee may also engage and consult with legal counsel and shall not be liable for any action taken or suffered by the Managing Trustee in reliance upon the advice of such counsel.

    3.10 SELECTION OF AGENTS. The Managing Trustee may select and employ brokers, banks, custodians, investment advisors, attorneys, accountants, auditors, and other agents on behalf of the Trust. Except as otherwise required to fulfill the terms hereof, such agents may be so employed without regard to prior employment of such agents by any Trust Beneficiary or by the Creditors' Committee. The Trust may employ as a consultant of the Trust any person or persons having particular knowledge of the Debtors' affairs (including, without limitation, any officer or director or former officer or director of any Debtor or any entity owned by a Debtor), and may place reliance upon the advice of any such person. The Trust may pay the salaries, fees, and expenses of such agents or consultants out of the Trust Assets. No Trustee shall be liable for any loss to the Trust or any person interested therein by reason of any mistake or default of any such agent or consultant as shall be selected and retained by the Trustees in good faith and without gross negligence.

    3.11  RECORDS AND REPORTING.

    3.11.1 RECORDS. The Managing Trustee shall maintain good and sufficient books and records of account relating to the Trust Assets, the Available Cash, the management thereof, all transactions undertaken by the Managing Trustee, all expenses incurred by or on behalf of the Trust, all distributions either contemplated or effectuated under the Joint Plan or this Agreement. The Managing Trustee shall also maintain such books and records as shall from time to time be directed by the Supervisory Trustees.

    3.11.2 PERIODIC REPORTS. The Managing Trustee shall prepare the following reports under the supervision of the Supervisory Trustees and shall distribute such reports to each Supervisory Trustee and any Trust Beneficiary who requests a copy:

        (A) on a monthly basis, within two (2) weeks after the end of each month, a report of the receipts and disbursements of the Trust and the Cash position of the Trust; and

        (B) on a quarterly basis commencing with the first full calendar quarter ending after the Effective Date, within forty-five (45) days after the end of such calendar quarter, a report of the activities of the Trust detailing for the preceding quarterly period the activities of the Trust including:

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            (i) an operating statement (prepared on a cash basis) showing all revenues received by the Trust and all expenses of operations of the Trust (including all expenses associated with the sale of any Trust Assets paid by the Trust);

            (ii) an unaudited written report and accounting showing (a) the assets and liabilities of the Trust at the end of such period, (b) any changes in the Trust Assets, (c) the amount of any reserves or escrows of the Trust, (d) any material action taken by the Managing Trustee or the Supervisory Trustees in the performance of their duties under the Joint Plan and this Agreement; and

           (iii) an overall status report of the Trust for the next quarterly period.

    Quarterly reports for the fourth quarter of each calendar year may be included within the annual reports described below, if such annual reports are prepared.

        (C) to the extent required by the Bankruptcy Court or by applicable law (or to gain an exemption from applicable law), within 90 days after the end of each calendar year, beginning with the first year end occurring after the Effective Date, the Trust will prepare reports for the prior year as described in clause (i) and (ii) above, except that such reports shall be for a full year (or portion thereof in which the Trust has been in existence) and shall be audited.

    The Managing Trustee shall prepare and furnish to the Trust such additional reports and accounts as the Supervisory Trustees may from time to time request.

    All quarterly and, if prepared, annual reports shall be filed with the Bankruptcy Court on the date of distribution to the Supervisory Trustees after the approval of the Supervisory Trustees. In addition, all quarterly and, if prepared, annual reports may be filed with the Securities and Exchange Commission to the extent the Managing Trustee deems such action to be in the best interest of the Trust or to the extent required by applicable law or in order to gain an exemption from compliance with applicable law.

    3.11.3 TAX INFORMATION. The Managing Trustee shall furnish to the Trust Beneficiaries such information and returns with respect to any federal or state tax as shall be required by law.

    3.11.4 ADDITIONAL REPORTS AND FILINGS. The Managing Trustee shall, under the supervision of the Supervisory Trustees, (i) prepare, file and distribute such additional reports as may be necessary to cause the Trustee and the Trustees to be in compliance with applicable law and (ii) prepare and file with the Court such reports as are required by the Joint Plan. Copies of any such reports shall be distributed to the Supervisory Trustees.

    3.11.5 The Managing Trustee shall provide to a Trust Beneficiary such additional information concerning the Trust and the Trust Assets as may be reasonably requested in writing and for a proper purpose by a Trust Beneficiary and is in the possession of the Managing Trustee, at the expense of the requesting Trust Beneficiary.

    3.12  MANAGING TRUSTEE'S COMPENSATION, INDEMNIFICATION, AND
REIMBURSEMENT. As compensation for services rendered in the administration of this Trust, the Managing Trustee shall be compensated in an amount and upon terms which are mutually acceptable to the proposed Managing Trustee and the Supervisory Trustees. The Managing Trustee shall further be reimbursed for all reasonable out-of-pocket expenses incurred in the performance of her duties hereunder. In addition, the Managing Trustee and the Supervisory Trustees shall be indemnified by and receive reimbursement from the Trust Assets against and from any and all loss, liability, expense, or damage which any of them may incur or sustain, in good faith and without gross negligence, in the exercise and performance of any of their powers and duties under this Trust. The amounts necessary for all such compensation, indemnification and reimbursement and for all expenses of administration, including counsel fees, shall be withdrawn by the Trustees out of the Trust Assets. Notwithstanding the foregoing, the obligation of the Trust to indemnify as set forth in this section shall either be limited until the termination of the Trust, or shall be fulfilled by the purchase an insurance policy which, in the judgment of the Trustees is sufficient in the size and coverage to perform the Trust obligations undertaken in this section.

    3.13 DISPOSITION OF ASSETS TO DEBTOR AND OTHER INTERESTED PARTIES. Subject to Section 5.5, the Managing Trustee is specifically authorized and empowered to negotiate at arms' length and enter into agreements with the Debtor's affiliates, the Trust Beneficiaries and other interested parties for the sale of any portion of the Trust Assets.

    3.14 INDEPENDENT MANAGING TRUSTEE. The Managing Trustee may not be a Trust Beneficiary except that Susan A. Brown, a former director and officer of the Debtors and an administrative creditor of the Trust under a contract of employment with the Debtors may serve notwithstanding.

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    3.15  RESIGNATION.  The Managing Trustee may resign as such by executing and delivering an instrument in writing to the Supervisory Trustees; PROVIDED, HOWEVER, that the Managing Trustee shall continue to serve as Managing Trustee after resignation until the time when appointment of a successor Trustee shall become effective in accordance with Section 3.17 hereof.

    3.16 REMOVAL. The Managing Trustee may be removed from office (a) for fraud or willful misconduct in connection with the affairs of the Trust upon the motion of the Supervisory Trustees, and upon a finding by the Bankruptcy Court of fraud or willful misconduct by such Managing Trustee after a hearing before the Bankruptcy Court upon not less than 30 days' Notice, (b) for such physical or mental disability as substantially prevents the Managing Trustee from performing her duties as Managing Trustee hereunder upon the motion of the Supervisory Trustees and upon a finding by the Bankruptcy Court of such physical or mental disability after a hearing before the Bankruptcy Court on not less than 30 days' Notice or (c) for cause, which shall include a breach of fiduciary duty or an unresolved conflict of interest, (other than as specified in the foregoing clauses (a) and (b)) upon the motion of the Supervisory Trustees, and upon finding by the Bankruptcy Court that cause for such removal has been shown after a hearing before the Bankruptcy Court on not less than 30 days' Notice.

    3.17 APPOINTMENT OF SUCCESSOR MANAGING TRUSTEE. In the event of the death or incompetency, resignation, or removal of the Managing Trustees, the Supervisory Trustees shall appoint a successor Managing Trustee. Such appointment shall specify the date on which such appointment shall be effective. Every successor Managing Trustee appointed hereunder shall execute, acknowledge, and deliver to the Supervisory Trustees and to the retiring Managing Trustee an instrument accepting such appointment, and thereupon such successor Managing Trustee, without any further act, deed, or conveyance, shall become vested with all the rights, powers, trusts, and duties of the retiring Managing Trustee.

IV.  SUPERVISORY TRUSTEES

    4.1 RESIGNATION. A Supervisory Trustee may resign as such by executing an and delivering an instrument in writing to the Managing Trustee and remaining Supervisory Trustees.

    4.2 REMOVAL. A Supervisory Trustee may be removed in the event of the physical or mental disability as prevents a Supervisory Trustee from substantially performing his duties hereunder upon the unanimous consent of the other Supervisory Trustees. A majority of the Trust Beneficiaries voting pursuant to this Agreement may at any time remove any Supervisory Trustee with or without cause.

    4.3 APPOINTMENT OF SUCCESSOR SUPERVISORY TRUSTEE. Upon the death, resignation or removal of a Supervisory Trustee, the remaining Supervisory Trustees shall appoint a Trust Beneficiary (or employee or member thereof) as a successor Supervisory Trustee. In the event that the remaining Supervisory Trustees are unable to reach agreement, such successor shall be appointed by a vote of the Trust Beneficiaries. Such appointment shall specify the date on which such appointment shall be effective. In no event shall any insider or affiliate of the Debtor serve as a Supervisory Trustee.

    4.4 COMPENSATION AND EXPENSES. A Supervisory Trustee shall serve in such capacity with compensation, if any, as may be set in the Confirmation Order. The Trust shall reimburse the reasonable expenses of the Supervisory Trustees (including, but not limited to, attorneys fees) incurred in connection with their service as Supervisory Trustees.

    4.5 STANDARD OF CARE, EXCULPATION. No Supervisory Trustee, and no officer, employee, agent or representative of such member, shall be personally liable to any other Trustee, any other Trust Beneficiary, or the Trust, or any one of them except for such of its own acts as shall constitute willful misconduct or gross negligence. Except as aforesaid, a Supervisory Trustee shall be defended, held harmless and indemnified from time to time from the Trust Assets against any and all losses, claims, costs, expenses and liabilities (including legal fees and expenses) and any costs of defending any action to which they may be subject by reason of their execution in good faith of their duties under this Trust or by reason of their reliance upon the matters addressed in Section 4.7 hereof. If the Supervisory Trustees so desires, the Managing Trustee shall endeavor to obtain for the benefit of the Supervisory Trustees at the expense of the Trust insurance against claims of liability, damage awards, and settlement.

    4.6 RELIANCE BY SUPERVISORY TRUSTEES. The Supervisory Trustees may rely, and shall be fully protected personally in acting upon, any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, or other instrument or document which such members have no reason to believe to be other than genuine and to have been signed or presented other than by the proper party or parties or, in the case of facsimile transmissions, to have been sent other than by the proper party or parties, in each case without obligation to satisfy itself that the same was given in good faith and without responsibility for errors in delivery, transmission, or receipt. In the absence
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negligence, the Supervisory Trustees may rely as to the truth of statements and correctness of the facts and opinions expressed therein and shall be fully protected personally in acting thereon. The Supervisory Trustees may consult with and rely on the advice of legal counsel and such other experts, advisors, consultants or other professionals as shall have been retained pursuant to this Agreement and shall be fully protected in respect of any action taken or suffered by it in accordance with the written opinion of legal counsel.

V.  PROVISIONS RELATING TO TRUSTEES GENERALLY

    5.1 NO PERSONAL OBLIGATION FOR TRUST LIABILITIES. Persons dealing with the Trustees, or seeking to assert claims against the Debtor, shall look only to the Trust Assets to satisfy any liability incurred by the Trustees to such person in carrying out the terms of this Trust, and the Trustees shall have no personal, individual obligation to satisfy any such liability.

    5.2 BOND REQUIREMENT; EXERCISE OF POWERS. The Trustees shall not be required to furnish a bond to secure the proper performance of their respective duties hereunder. Except as other expressly provided in the Agreement, the Trustees shall not be required to procure authorization by any court in the exercise of any power conferred upon the Trustees by this Trust.

    5.3 TRUST CONTINUANCE. The death or incompetency, resignation, or removal of a Trustee shall not operate to terminate the Trust created by this Agreement or to revoke any existing agency created pursuant to the terms of this Agreement or invalidate any action previously taken by the Trustee. In the event of the resignation or removal of the Trustee, such Trustee shall promptly (a) execute and deliver such documents, instruments, and other writings as may be requested by the remaining Trustees or reasonably requested by the successor Trustee to effect the termination of the retiring Trustee's capacity under the Trust and the conveyance of the Trust Assets then held by the retiring Trustee to her successor Trustee; (b) deliver to the Supervisory Trustees or the successor Trustee all documents, instruments, records, and other writings related to the Trust as may be in the possession of the retiring Trustee; and (c) otherwise assist and cooperate in effecting the assumption of its obligations and functions by such successor Trustee.

    5.4 EFFECT OF TRUST ON THIRD PARTIES. There is no obligation on the part of any purchaser or purchasers from the Trustee or any agent of the Trustees, or on the part of any other persons dealing with the Trustees or any agent of the Trustees, to see to the application of the purchase money or other consideration passing to the Trustees or any agent of the Trustees, or to inquire into the validity, expediency, or propriety of any such transaction by the Trustees or any agent of the Trustees.

    5.5 ACTIONS REQUIRING THE CONSENT OF MANAGING TRUSTEE AND SUPERVISORY TRUSTEES. The following actions may be taken by the Managing Trustee on behalf of the Trust only with the consent of at least two Supervisory Trustees (or, if only one Supervisory Trustee is appointed hereunder at any time, with the consent of such Supervisory Trustee):

    5.5.1 TERMINATION OF TRUST. The delivery of a notice seeking to terminate the Trust prior to three years after the Effective Date or application to the Bankruptcy Court to extend the Trust term as provided in Section 2.7;

    5.5.2 AGREEMENTS, DOCUMENTS, INSTRUMENTS. The execution by the Managing Trustee of any agreement, document or instrument binding the Trust, including without limitation any agreements with any affiliate or former affiliate of any Debtor or any or former employee thereof but excluding contracts or documents related to sales of assets, or any Trust Beneficiary, provided however that the Managing Trustee may enter into a contract obligating the Trust to expend funds in an amount less than of $50,000 without further approval;

    5.5.3  BORROWING.  The borrowing of any sums of money;

    5.5.4 INVESTMENT. The investment of Trust Assets and Available Cash in any manner other than in Permitted Investments.

    5.5.5 RESERVES. The establishment, maintenance, increase or decrease, or disbursement of reserves, including without limitation the Contested Claims Reserve and the Operating Reserve.;

    5.5.6 AGENTS AND CONSULTANTS. The selection, retention and/or employment of financial or investment advisors, attorneys, auditors, or the employment of any consultants;

    5.5.7 DISTRIBUTIONS FROM TRUST. The distribution of any amounts from the Trust, provided that the Managing Trustee without further approval may make the distributions as set forth in the Joint Plan and on Schedule 5.5.7 hereof;

    5.5.8 ACTION AND PROCEEDINGS. The commencement or bringing of any proceeding permitted hereunder, the defense of any action or proceeding against the Trust and the expenditure by the Trust of amounts in respect thereof; including legal fees;

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    5.5.9  TRANSFERS OF TRUST CERTIFICATES.  Any change to the form of Trust
Certificate or placement of a legend on a Trust Certificate as contemplated by
Section 6.1, appointment of a Registrar other than the Trust, or the establishment of any additional requirements for transfer of Trust Certificates; and

    5.5.10 COMPLIANCE WITH APPLICABLE LAW. The filing of any registration statement or report relating to the Trust, the Trust Assets or the Trust Certificates with any governmental agency.

    5.5.11 SALES OR TRANSFERS OF ASSETS. The sale, assignment or transfer of any Trust Asset, except as otherwise set forth herein, in an amount exceeding $500,000.

    5.6 METHOD OF OBTAINING APPROVAL OF SUPERVISORY TRUSTEES. With respect to any action requiring the approval of the Supervisory Trustees, approval (i) shall be had by written confirmation upon the written request of the Managing Trustee (ii) shall be implied if the Managing Trustee receives no response from a Supervisory Trustee after four (4) business days from the date the written request for approval by the Supervisory Trustee is delivered to the Supervisory Trustee as set forth for delivery of notices in this Agreement.

VI.  RIGHTS, POWERS AND DUTIES OF BENEFICIARIES

    6.1 NATURE OF CERTIFICATES. Beneficial interests in the Trust ("Trust Interests") shall be allocated in accordance with Section 7.3(e) of the Plan. The Trust Interests may be represented by certificates substantially in the form attached hereto as EXHIBIT B, with such changes as the Managing Trustee may from time to time find necessary or desirable to conform to the provisions of this Trust Agreement, the Joint Plan and any applicable laws or regulations. The Managing Trustee may cause to be placed on any Trust Certificate such legends as she deems are required or appropriate under tax laws or regulations in connection with tax withholding pursuant to Section 6.9.3 or otherwise. Any person to whom a Trust Certificate is issued or transferred, by virtue of the acceptance thereof, shall assent to and be bound by the terms and conditions of this Agreement and the Joint Plan. The principal amount of Trust Interests represented by any single certificate shall be designated on the face of such certificate. All certificates shall be executed by the manual or facsimile signatures of the Managing Trustee. In case any Managing Trustee who has signed or whose facsimile signatures have been placed upon a certificate shall have ceased to be Managing Trustee before such certificate is issued by the Trust it may be issued with the same effect as if any such Managing Trustee had not ceased to be Managing Trustee. All Trust Certificates shall be legended as provided in the forms for such certificates attached hereto as EXHIBIT B.

    6.2  SECURITIES REGISTRATION.  [RESERVED]

    6.3  TRANSFER AND EXCHANGE.

        6.3.1 APPOINTMENT OF REGISTRAR AND TRANSFER AGENT. The Managing Trustee shall appoint a Registrar and Transfer Agent for the purpose of registering and transferring Trust Interests as herein provided. The Registrar and Transfer Agent may be a duly qualified institution or the Trust itself. For its services hereunder, the Registrar and Transfer Agent, unless it is the Trust, shall be entitled to receive reasonable compensation from the Trust.

        6.3.2 REGISTRATION AND TRANSFER OF TRUST INTERESTS. The Managing Trustee shall cause to be kept at the office of the Registrar and Transfer Agent, or at such other place or places as shall be designated by her from time to time, the Trust Register. Prior to the distribution, if any, of Trust Certificates, Trust Interests may not be transferred and no purported transfer of any Trust Interest will be registered on the Trust Register. After any such distribution of Trust Certificates, any Trust Interest may be transferred by the registered holder of any Trust Certificate or in or by the duly authorized attorney of the registered holder of any Trust Certificate, upon presentation of the Trust Certificate to the Registrar and Transfer Agent for cancellation, accompanied by delivery of a duly executed written instrument of transfer in the form approved by the Registrar and Transfer Agent and such other documents as may be reasonably required by the Managing Trustee as well as evidence satisfactory to the Managing Trustee that such transfer is in accordance with all applicable federal and state securities laws. Any such transfer shall be registered in the Trust Register. Such Person shall pay reasonable transfer charges established by the Registrar and Transfer Agent for the purpose of reimbursing the Trust and the Registrar and Transfer Agent for the expenses incident thereto, including any tax or other governmental charge.

        Notwithstanding the above, no Trust Interest may be transferred unless such transfer is made (i) pursuant to a registration statement effective under the Securities Act of 1933, as amended ("Securities Act"), or pursuant to an available exemption from the registration requirements of the Securities Act and (ii) in accordance with all applicable state securities laws. See "Securities Law Considerations--Limited Restrictions on Transferability."

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        6.3.3  ACCESS TO REGISTER BY TRUST BENEFICIARIES.  Trust Beneficiaries
    and their duly authorized representatives shall have the right, upon reasonable prior written notice to the Registrar and Transfer Agent and the Managing Trustee, and in accordance with reasonable regulations prescribed by the Registrar and Transfer Agent and the Managing Trustee, to inspect and, at the expense of the Trust Beneficiary, make copies of the Trust Register, in each case for a purpose reasonably related to such Trust Beneficiary's beneficial interest in the Trust.

    6.4 ABSOLUTE OWNERS. The Trustees may deem and treat the Trust Beneficiary of record as the absolute owner of such Trust Interests for the purpose of receiving distributions and payment thereon or on account thereof and for all other purposes whatsoever.

    6.5 ISSUANCE OF CERTIFICATES UPON TRANSFER. Whenever any Trust Certificate shall be presented for transfer or exchange as permitted by the provisions of
Section 6.1 and 6.3, the Managing Trustee shall cause the Registrar and Transfer Agent to issue, authenticate and deliver in exchange therefor, the new Trust Certificate(s) in respect to the Trust Interests which the transferee, and if any Trust Interest is retained, the transferor, will be entitled to receive.

    6.6 MUTILATED, LOST, STOLEN OR DESTROYED CERTIFICATES. If a Trust Beneficiary claims that his Trust Certificate has been mutilated, defaced, lost, stolen or destroyed, the Trust shall issue and the Registrar and Transfer Agent shall authenticate a replacement Trust Certificate if the Managing Trustee's requirements are met. Such Trust Beneficiary shall pay reasonable charges established by the Trustee and the Registrar and Transfer Agent for the purpose of reimbursing the Trust and the Registrar and Transfer Agent for the expenses incident thereto, including any tax or other governmental charges. In the case of lost, stolen or destroyed certificates, such Trust Beneficiary will indemnify, and if required by the Managing Trustee or the Registrar and Transfer Agent, provide a bond or other security sufficient in the judgment of the Managing Trustee to protect the Trust, the Trustees, the Registrar and Transfer Agent or any authenticating agent from any loss which any of them may suffer if a Trust Certificate is replaced. The Trustees shall incur no liability to anyone by reason of anything done or omitted to be done by them in good faith under the provisions of this Section 6.6. All Trust Certificates shall be held and owned upon the express condition that the provisions of this Section 6.6 are exclusive in respect of the replacement or payment of mutilated, defaced, lost, stolen, or destroyed certificates and shall, to the extent permitted by law, preclude any and all other rights or remedies respecting such replacement or the payment in respect thereto. Any duplicate certificate issued pursuant to this Section 6.6 shall constitute original interests in the Trust and shall be entitled in the manner provided herein to equal and proportionate benefits with all other Trust Interests issued hereunder in any moneys or property at any time held by the Trustees for the benefit of the Trust Beneficiaries. The Trustees and the Registrar and Transfer Agent shall not treat the original certificate as outstanding.

    6.7 RECORD DATE. The date of record for determining (a) entitlement to any payments to holders of Trust Certificates, (b) entitlement of any holder of a Trust Certificate to notice or (c) entitlement to vote shall be 15 Business Days prior to a distribution date in the case of (a) above and, in all other cases, may be fixed by the Managing Trustee but shall not be more than 30 days nor less than 10 days before the date upon which any vote is to be taken or the date upon which notice is to be given, as applicable, subject, in any such case, to any terms of the Plan that provide otherwise.

    6.8 INTEREST BENEFICIAL ONLY. The ownership of a beneficial interest hereunder shall not entitle any beneficiary to any title in or to the Trust Assets as such, or to any right to call for a partition or division of the same, or to require an accounting except as specifically required by the terms hereof.

    6.9 EXEMPTION FROM REGISTRATION. The parties hereto intend that the rights of the Trust Beneficiaries arising under this Trust shall not be "securities" under applicable laws, but none of the parties hereto represent or warrant that such rights shall not be securities or shall be entitled to exemption from registration under applicable securities laws. If such rights constitute securities, the parties hereto intend for the exemption from registration provided by Section 1145 of the Bankruptcy Code to apply to their issuance under the Joint Plan.

    6.10 VOTES BY BENEFICIARIES. In the event any vote of or consent from holders of Trust Certificates is required to be taken under this Trust, the Managing Trustee shall solicit the same by first class mail from registered holders of Trust Certificates. The outcome of such vote shall be determined in favor of the majority of holders of Trust Certificates actually voting, [based upon the face amount of their Trust Certificates].

    6.11 EFFECT OF DEATH, INCAPACITY, OR BANKRUPTCY OF BENEFICIARY. The death, incapacity, bankruptcy or dissolution of a holder of a Trust Certificate during the terms of this Trust shall not operate to terminate the Trust, nor shall it entitle the representatives or creditors of a holder of a Trust Certificate to an accounting, or to take any action in the courts or elsewhere for the distribution of the Trust Assets or for a partition thereof; nor shall it otherwise affect the rights and obligations of any holder of a Trust Certificate.

LONE STAR ASSET LIQUIDATING TRUST AGREEMENT
EXHIBIT A TO FIRST AMENDED JOINT PLAN OF REORGANIZATION

                                     B-a-10

    6.12 CONFLICTING CLAIMS. In the event the Managing Trustee becomes aware of any disagreement or conflicting claims with respect to the Trust Assets, or if the Trustee in good faith is in doubt as to any action which should be taken under this Trust after consultation with the Supervisory Trustees, who, after a vote are deadlocked, the Managing Trustee shall have the absolute right at her election to do any or all of the following:

        (i) To the extent of such disagreement or conflict, or to the extent deemed by her necessary or appropriate in light of such disagreement or conflict, withhold or stop all further performance under this Trust (save and except the safekeeping of the Trust Assets) until the Managing Trustee is satisfied that such disagreement or conflicting claims have been fully and finally resolved; or

        (ii) File a suit in interpleader or in the nature of interpleader in the Bankruptcy Court and obtain an order requiring all persons and parties involved to litigate in the Bankruptcy Court their respective claims arising out of or in connection with this Trust; or

       (iii) File any other appropriate motion for relief in the Bankruptcy
    Court.

VII.  MISCELLANEOUS

    7.1 APPLICABLE LAW. The Trust created herein shall be construed, regulated, and administered under the laws of the State of Texas and the United States of America; provided that the Trust and any interpretation or enforcement of the provisions of this Agreement shall be subject to the jurisdiction of the Bankruptcy Court as contemplated by Section 8.1 hereof.

    7.2 RELATIONSHIP CREATED. The only relationship created by this Trust is the trustee-beneficiary relationship between the Trustee and the Trust Beneficiaries. No other relationship or liability is created. Nothing contained herein shall be construed so as to constitute the Trustees and the Trust Beneficiaries or their successors in interest as creating any association, partnership, or joint venture of any kind.

    7.3 INTERPRETATION. The enumeration and headings contained in this Trust are for convenience of reference only and are not intended to have any substantive significance in interpreting the same. Unless the context otherwise requires, whenever used in this Trust the singular shall include the plural and the plural shall include the singular.

    7.4 PARTIAL INVALIDITY. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

    7.5 ENTIRE AGREEMENT. This Agreement (including the recitals hereof) and the Joint Plan constitute the entire agreement by and among the parties, and there are no representations, warranties, covenants, or obligations except as set forth herein and in the Joint Plan. This Agreement and the Joint Plan supersede all prior and contemporaneous agreements, understandings negotiations, and discussions, written or oral, if any, of the parties hereto relating to any transaction contemplated hereunder. Except as otherwise specifically provided herein or in the Joint Plan, nothing in this Agreement is intended or shall be construed to confer upon or to give any person other than the parties hereto and the Trust Beneficiaries any rights or remedies under or by reason of this Agreement.

    7.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original document, but all of which counterparts shall together constitute one and the same instrument.

    7.7 NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and delivered in person or by first class mail, postage and fees prepaid and shall be addressed (i) if to the Managing Trustee,
to Susan A. Brown, Trustee, [address]                , or such other address as
such Managing Trustee will have furnished to the Trust Beneficiaries in writing in accordance with Sections 3.3 and 5.7, (ii) if to any Trust Beneficiary, to such address as such Trust Beneficiary will have furnished to the Trustee, in writing in accordance with this Section 5.7, (iii) if to the Supervisory
Trustees, to                 ,                 , and                 , or such
other respective addresses as the Supervisory Trustees will have furnished to the Trustee in writing in accordance with this Section 5.7, or (iv) if to the
Debtor, to                         , or such other address as the Debtor will
have furnished to the Trustee in writing in

LONE STAR ASSET LIQUIDATING TRUST AGREEMENT
EXHIBIT A TO FIRST AMENDED JOINT PLAN OF REORGANIZATION

                                     B-a-11
accordance with this Section 5.7. All such notices or communications will be deemed given when actually delivered or, if mailed, three (3) business days after deposit in the U.S. Mail.

    7.8 EFFECTIVE DATE. This Trust, and the transfer of Trust Assets to the Trustee, shall become effective on the Effective Date of the Joint Plan.

    7.9  TAX PROVISIONS.

        7.9.1 INCOME TAX STATUS. For all purposes of the Tax Code, the Debtor shall be deemed to have transferred the Trust Assets to the Trust Beneficiaries and thereupon the Trust Beneficiaries shall be deemed to have transferred the Trust Assets to the Trust. The Trustee shall ensure that, for all federal income tax purposes, consistent valuations are used by the Trustee and the creditors for the transferred Trust Assets. The Trust is intended to be treated as a liquidating trust pursuant to Treasury Regulations Section 301.7701-4(d), and as a grantor trust subject to the provisions of Subchapter J, Subpart E of the Tax Code, owned by the Trust Beneficiaries as grantors. Any items of income, deduction, credit, or loss of the Trust shall be allocated for federal income tax purposes among the Trust Beneficiaries Pro-Rata on the basis of their beneficial interests. The Trustee is authorized to take any action that may be necessary or appropriate to minimize any potential tax liability of the Trust Beneficiaries arising out of the operations of the Trust.

        7.9.2  TAX RETURNS AND REPORTS.  In accordance with Treasury Regulation
    Section 1.671-4(a), the Trustee shall cause to be prepared and filed, at the cost and expense of the Trust, an annual information tax return (Form 1041) with the IRS, with a schedule attached showing the item of income, deduction, and credit attributable to the Trust and detailing the allocation of such items of income, deduction, and credit among the Trust Beneficiaries as required pursuant to the Form 1041 instructions for grantor trusts. Copies of such Form 1041 and attached schedules will be mailed promptly to each Trust Beneficiary. In addition, the Trustee shall cause to be prepared and filed in a timely manner, such other state or local tax returns as are required by applicable law by virtue of the existence and operation of the Trust and shall pay any taxes shown as due thereon. Within thirty (30) days after the end of each calendar year, the Trustee shall cause to be prepared and mailed to a Trust Beneficiary such other information as may be requested by such Trust Beneficiary in writing to enable such Trust Beneficiary to complete and file his, her, or its federal, state and local income and other tax returns.

        7.9.3 WITHHOLDING. The Trustee may withhold from the amount distributable from the Trust at any time to any Trust Beneficiary such sum or sums as may be sufficient to pay any tax or taxes or other charge or charges which have been or may be imposed on such Trust Beneficiary or upon the Trust with respect to the amount distributable or to be distributed under the income tax laws of the United States or of any state or political subdivision or entity by reason of any distribution provided for any law, regulation, rule, ruling, directive, or other governmental requirement.

        7.9.4 TAX IDENTIFICATION NUMBERS. The Trustee may require any Trust Beneficiary to furnish to the Trustee its Employer or Taxpayer Identification Number as assigned by the Internal Revenue Service and the Trustee may condition any distribution to any Trust Beneficiary upon receipt of such identification number.

        7.9.5 TAX YEAR. The taxable year of the Trust shall, unless otherwise required by the Internal Revenue Code, be the calendar year.

    7.10 AMENDMENT OF TRUST. This Trust may be amended, modified, terminated, revoked, or altered only upon (i) the approval of the Supervisory Trustees and
(ii) Order of the Bankruptcy Court.

VIII.  RETENTION OF JURISDICTION

    8.1 As provided in the Joint Plan, the Bankruptcy Court has retained jurisdiction over the Trust, the Trustee, and the Trust Assets, including, without limitation, the determination of all controversies and disputes arising under or in connection with this Trust. This provision shall not operate to exclude other courts of competent jurisdiction from exercising jurisdiction over the Trust, the Trust Assets, and the Trustee, to the extent not in conflict with the jurisdiction of the Bankruptcy Court.

    IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed as of the day and year first above written.

                                         I.C.H. CORPORATION, a Delaware
                                         corporation

LONE STAR ASSET LIQUIDATING TRUST AGREEMENT
EXHIBIT A TO FIRST AMENDED JOINT PLAN OF REORGANIZATION

                                     B-a-12

                                         By: ___________________________________
                                         Susan A Brown, Co-Chief Executive
                                         Officer

                                         and

                                         By: ___________________________________
                                            Rodney D. Moore, Co-Chief Executive
                                         Officer

                                         MANAGING TRUSTEE

                                         _______________________________________

                                         Susan A. Brown, Trustee

                                         SUPERVISORY TRUSTEES

                                         _______________________________________
                                         _______________________________________
                                         _______________________________________

LONE STAR ASSET LIQUIDATING TRUST AGREEMENT
EXHIBIT A TO FIRST AMENDED JOINT PLAN OF REORGANIZATION

                                     B-a-13

                                                                       EXHIBIT C

    1. UNAUDITED CONSOLIDATED BALANCE SHEETS OF THE DEBTORS AS OF DECEMBER 31, 1995 AND 1994

                                 (In Thousands)

                                                                                                        1995       1994
                                                                                                      ---------  ---------

                                               ASSETS

Cash and short-term investments.....................................................................  $  79,460  $  16,733
Restricted cash and short-term investments..........................................................    100,811
Net assets of discontinued operations:
  Investments in and advances to subsidiaries held for sale.........................................    100,172    406,140
  Investments in Facilities Management Installation, Inc., debtor in possession.....................     10,124      5,018
Additional consideration from sale of subsidiaries:
  Debt securities of purchaser, at amortized cost...................................................     40,000
  Other receivable..................................................................................     10,000
Recoverable for intercompany tax settlements from subsidiaries sold.................................      7,849
Real estate, at lower of cost or fair value.........................................................      4,400      6,041
Fixed maturities, at fair value.....................................................................                42,501
Notes and accounts receivable.......................................................................      2,734      7,956
Recoverable on tax indemnification..................................................................     24,600     24,600
Other assets........................................................................................      1,884      2,163
                                                                                                      ---------  ---------
                                                                                                      $ 382,034  $ 511,152
                                                                                                      ---------  ---------
                                                                                                      ---------  ---------

                           LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Post petition liabilities not subject to compromise:
  Accrued expenses and other liabilities............................................................  $   2,741
  Due to subsidiaries...............................................................................      1,245
                                                                                                      ---------
                                                                                                          3,986

Liabilities subject to compromise:
Notes payable:
  Unsecured, unaffiliated...........................................................................    375,162  $ 369,162
  Unsecured, held by subsidiary.....................................................................                21,500
  Secured, unaffiliated.............................................................................        181        232
  Secured, held by subsidiary.......................................................................        143        183
Advances from Facilities Management Installation, Inc...............................................      6,305      6,305
Federal income taxes currently payable..............................................................     14,334     59,279
Accrued expenses and other liabilities..............................................................     30,723     19,153
                                                                                                      ---------  ---------
                                                                                                        430,834    475,814
                                                                                                      ---------  ---------
Stockholders' equity (Deficit):
  Preferred stock...................................................................................    199,997    199,997
  Common stock......................................................................................     48,755     48,983
  Additional paid-in capital........................................................................    125,872    126,583
  Net unrealized investment gains (losses)..........................................................      2,897    (55,359)
  Retained deficit..................................................................................   (422,001)  (279,265)
                                                                                                      ---------  ---------
                                                                                                        (44,480)    40,939
  Notes receivable collateralized by common stock...................................................                (1,795)
  Treasury stock, at cost...........................................................................     (4,320)    (3,806)
                                                                                                      ---------  ---------
                                                                                                        (48,800)    35,338
                                                                                                      ---------  ---------
                                                                                                      $ 382,034  $ 511,152
                                                                                                      ---------  ---------
                                                                                                      ---------  ---------

    2. UNAUDITED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS) FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                 (In Thousands)

                                                                                              1995       1994       1993
                                                                                            ---------  ---------  ---------
Income:
  Investment income.......................................................................  $   4,045  $  10,873  $   4,096
  Income from subsidiaries:
    Interest income.......................................................................                   491      7,347
    Administrative services...............................................................                39,964    106,589
  Realized investment gains (losses)......................................................       (339)    (6,829)    (6,024)
  Gain on sale of investment in Bankers Life Holding Corporation..........................                          297,041
  Equity in earnings on investment in Bankers Life Holding Corporation....................                           29,117
  Other income (expense)..................................................................      1,145     (4,350)     2,722
                                                                                            ---------  ---------  ---------
                                                                                                4,851     40,149    440,888
                                                                                            ---------  ---------  ---------
Expenses:
  Administrative and general expenses:
    Subsidiaries and related parties......................................................                39,964    106,589
    Other.................................................................................     13,019     10,582     20,385
  Interest:
    Subsidiaries..........................................................................      1,019      3,409      4,554
    Other.................................................................................     35,602     48,251     66,153
                                                                                            ---------  ---------  ---------
                                                                                               49,640    102,206    197,681
                                                                                            ---------  ---------  ---------
Operating earnings (loss) of parent only before reorganization items and provision
 (credit) for federal income taxes........................................................    (44,789)   (62,057)   243,207
                                                                                            ---------  ---------  ---------
Reorganization items:
  Elimination of original issue discounts on notes payable and write off of deferred debt
    issuance costs........................................................................     (9,212)
  Professional fees.......................................................................     (3,080)
  Interest earned on accumulated cash during bankruptcy period............................      1,124
                                                                                            ---------
                                                                                              (11,168)
                                                                                            ---------
Operating earnings (loss) of parent only before provision (credit) for income taxes.......    (55,957)   (62,057)   243,207
Income tax expense (credit)...............................................................      4,534      3,802     78,823
                                                                                            ---------  ---------  ---------
Earnings (loss) of parent only............................................................    (60,491)   (65,859)   164,384
                                                                                            ---------  ---------  ---------
Discontinued operations:
  Equity in earnings (loss) of subsidiaries...............................................    (20,241)  (271,581)    40,806
  Loss on sales of subsidiaries...........................................................    (62,004)
                                                                                            ---------  ---------  ---------
Earnings (loss) from discontinued operations..............................................    (82,245)  (271,581)    40,806
                                                                                            ---------  ---------  ---------
Earnings (loss) before extraordinary items................................................   (142,736)  (337,440)   205,190
Extraordinary loss, net of tax effect.....................................................                           (1,919)
                                                                                            ---------  ---------  ---------
Net earnings (loss).......................................................................   (142,736)  (337,440)   203,271
Less dividends on preferred stock.........................................................               (13,658)   (28,784)
                                                                                            ---------  ---------  ---------
Net earnings (loss) applicable to common stock............................................  $(142,736) $(351,098) $ 174,487
                                                                                            ---------  ---------  ---------
                                                                                            ---------  ---------  ---------

                                                                       EXHIBIT C

    3. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    RESULTS OF OPERATIONS ICH sold Southwestern Life, Union Bankers, Constitution, and Marquette, as of December 14, 1995. ICH had previously sold its wholly-owned subsidiary, Southeastern Title and Insurance Company, on January 12, 1995, and its 98.8% ownership interest in Integrity National on September 22, 1995. ICH is presently negotiating with unaffiliated parties, and in certain cases has entered into definitive agreements, for the sale of its Remaining Insurance Subsidiaries: BML, Modern American, Western and Philadelphia American. The results of operations of ICH's insurance subsidiaries, as well as those of FMI, have been accounted for as discontinued operations in ICH's statement of earnings (loss) for the year ended December 31, 1995. ICH's statements of earnings (loss) provided herein for prior years have been restated to conform to the 1995 presentation. Subsequent to the sale of ICH's principal subsidiaries, management has sought to maximize the value of ICH's remaining assets and to pursue a course of orderly liquidation. Although ICH has not as yet filed a Plan of Reorganization pending the resolution of Internal Revenue Service ("IRS") audits of ICH's open income tax years for 1990 through 1995, it is management's intention to do so. However, ICH has not changed its basis of accounting from a going concern basis to a liquidation basis due to the considerable uncertainty surrounding the net recoverable value of certain assets and cannot determine the estimated settlement amounts of its liabilities as of December 31, 1995, as a plan of reorganization has not been filed or confirmed by the Bankruptcy Court.

    Over the last three years, ICH's revenues, other than dividends from its subsidiaries and a gain on the sale of its investment in Bankers Life and Casualty Company ("BLCC"), have consisted of unaffiliated investment income, income from subsidiaries (including interest on notes receivable and the pass-through of management fees from its insurance subsidiaries to FMI), realized investment gains (losses), and other miscellaneous income.

    ICH's revenues have declined from $440.9 million in 1993, to $40.1 million in 1994 and $4.9 million in 1995. Included in revenues in 1993 was a $297.0 million gain resulting from the sale of ICH's investment in BLCC. A substantial portion of the remaining decline was attributable to a change in an internal administrative procedure whereby beginning July 1, 1994, management fees due FMI by ICH's subsidiaries were paid directly to FMI instead of being passed through ICH. Such fees included in ICH's revenues in 1993 totaled $106.6 million and in 1994 totaled $40.0 million. Exclusive of such fees and the gain on the sale of its investment in BLCC, ICH's revenues totaled $8.1 million in 1993, $0.1 million in 1994 and $4.9 million in 1995.

    ICH's interest requirements and operating expenses over the past two years have substantially exceeded its revenues, resulting in significant operating losses on a separate company basis. Interest expense, primarily to unaffiliated debt holders, totaled $36.6 million in 1995, as compared to $51.7 million in 1994 and $70.7 million in 1993. Operating expenses, excluding expenses associated with ICH's reorganization and the expenses reflected as result of the pass-through of FMI management fees, totaled $13.0 million in 1995, as compared to $10.6 million in 1994 and $20.4 million in 1993. The excess of interest expense and operating expenses over revenues resulted in operating losses, before reorganization expenses and tax effects, totaling $44.8 million in 1995, as compared to $62.1 million in 1994. Primarily as a result of the sale of its investment in BLCC, ICH reported a pretax operating gain of $243.2 million in 1993.

    Although not reflected as a component of revenues or operating earnings
(loss), ICH also received dividends from it subsidiaries totaling $21.5 million in 1995, $47.8 million in 1994 and $43.7 million in 1993. Included in such dividends were distributions to ICH of ICH's Senior Subordinated Notes due 1996 that had been held by subsidiaries totaling $21.5 million in 1995 and $9.0 million in 1994. The remaining dividends totaling $38.8 million in 1994 and $43.7 million in 1993 were paid in cash. As a result of losses incurred by its insurance subsidiaries in 1995 and 1994 as discussed below, the ability to transfer funds to ICH in the form of dividends in 1995 was severely restricted and the prospects for such subsidiaries being able to distribute a significant amount of dividends in 1996 and in foreseeable future periods became remote.

    As reported on the basis of generally accepted accounting principles ("GAAP"), ICH's subsidiaries incurred a net operating loss of $20.2 million in 1995, as compared to a net operating loss of $271.6 million in 1994. The loss in 1995 was primarily attributable to significant charges for income taxes resulting from ICH's settlement of an IRS audit of income tax returns for the period 1986 through 1989. Included in the operating loss in 1994 was a noncash writedown of excess cost, or "goodwill," totaling $210.7 million resulting from a change in ICH's accounting policy for assessing goodwill recoverability. Primarily as a result of realized investment gains, ICH's subsidiaries reported net operating earnings of $40.8 million in 1993. However, the ability of ICH's insurance subsidiaries to pay dividends to its parent is not dependent upon such reported GAAP results, but rather on statutory accounting practices ("SAP") as prescribed or permitted by insurance regulatory authorities, which differ significantly from GAAP. On the basis of such SAP reporting, ICH's insurance subsidiaries reported net losses of $31.8 million in 1995 and $22.1 million in 1994, and net income, primarily resulting from realized capital gains, of $52.7 million in 1993.

FIRST AMENDED DISCLOSURE STATEMENT FOR THE FIRST
AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11

    LIQUIDATING ACTIVITIES As previously discussed, ICH sold four of its insurance subsidiaries on December 14, 1995, for a total sales price of $260.0 million. The consideration consisted of $210.0 million cash, $40.0 million in 7% convertible subordinated notes of the purchaser due December 15, 2007, and rights to PennCorp common stock with a value of $10.0 million (which on March 6, 1996, was collected in cash). Pursuant to the PennCorp Sales Transaction, $167.0 million of the cash proceeds were placed into interest-bearing escrow accounts to satisfy ICH's obligations, if any, relative to certain tax, environmental, legal and other indemnifications. On December 30, 1995, ICH contributed approximately $64.9 million cash to its subsidiary, Modern American, to enable Modern American to settle in full amounts due the IRS for additional taxes and interest for the tax years 1986 through 1989, and, as a result, $67.0 million of the funds held in escrow were released to ICH. At December 31, 1995, funds held in the escrow accounts totaled $100.8 million. Of the escrowed amounts, approximately $21.0 million has been identified in the Agreement as being available to satisfy ICH's obligations with respect to additional income taxes and interest which may be due for income tax years from 1990 through 1995. The Agreement generally provides that funds from the escrow accounts can be distributed to ICH upon the later of (1) August 31, 1997, (2) the disposal or settlement of all claims by the Bankruptcy Court, or (3) the first day after either the statute of limitations with respect to applicable federal income tax matters have expired or ICH makes the final settlement payments to the IRS with respect to its income tax obligations for open tax years through 1995.

    Exclusive of amounts escrowed, ICH had cash and short-term investments available to meet its continuing operational needs totaling $79.5 million at December 31, 1995. As discussed above, on March 6, 1996, the $10.0 million receivable for PennCorp common stock was collected in cash.

    SALE OF SUBSIDIARIES. Subsequent to December 31, 1995, ICH has entered into letters of intent with certain unaffiliated parties for the sale of Philadelphia American, Modern American and Western, and has received an offer for the existing insurance business of BML (see Note 3 of Notes to Financial Statements). These letters of intent provide that certain assets as set forth below will be distributed to ICH prior to their closing.

    The sales of ICH's subsidiaries are subject to a number of uncertainties which may impact the ultimate sales completion and proceeds. These uncertainties include (1) the results of the purchasers' due diligence, (2) the purchasers' ability to arrange financing and (3) receipt of regulatory approvals. The ultimate realizable value of other assets retained by ICH will be dependent upon finding qualified and capable purchasers.

    FEDERAL INCOME TAX AND INDEMNIFICATION. ICH and its subsidiaries have been under examination by the IRS for the tax years 1986 through 1992 and the IRS has recently expanded its examination to include the years 1993 through 1995. In 1994, the IRS issued Notices of Proposed Deficiencies in the amount of $127.7 million to ICH's insurance subsidiaries and $0.2 million to ICH for the tax years 1986 through 1989. In August 1995, ICH and its insurance subsidiaries agreed to settle this matter by paying $33.8 million of additional income taxes and $37.8 million of interest, which was paid by ICH's subsidiary, Modern American, in December 1995. ICH contributed $64.9 million to Modern American for payment of these taxes. ICH is indemnified by the third party seller of certain former and presently owned subsidiaries relative to a portion of the additional taxes and interest and is in the process of attempting to recover such amounts under provisions of the indemnification. At December 31, 1995, ICH had recorded a recoverable under such indemnity totaling $24.6 million; however, the actual amount which will ultimately be recovered could be more or less than such amount. ICH believes that it has a right to recover up to $37.3 million under the indemnification agreement. Although the third party indemnitor has recognized its obligation under the agreement, it has not agreed to any specific amounts at the present time. In a separate matter, the third party indemnitor has agreed to compensate ICH for certain tax loss carryback benefits which, with interest, could total up to approximately $13.1 million. In view of the uncertainties surrounding the indemnification agreement and the amounts to be ultimately recovered, these tax loss carryback benefits have not been reflected in the accompanying financial statements.

    PROFITS INTEREST IN CFSB CORPORATION. CNC has agreed to share with ICH certain economic benefits it receives in relation to CFSB, the holding company James M. Fail organized to acquire Bluebonnet Savings Bank, FSB ("Bluebonnet"). Pursuant to an agreement dated January 25, 1993, and amended and restated January 13, 1995, among CNC, Mr. Fail and CFSB, CNC has a 49% interest in (i) dividends or other distributions to or for the benefit of Fail from CFSB excluding amounts used for (a) interest and principal payments on certain debt,
(b) amounts specified for certain litigation settlements and (c) certain dividend payments from Bluebonnet, (ii) proceeds from the sale or transfer of CFSB common stock, other than to a related party or CNC, less certain amounts, and (iii) benefits from CFSB's tax attributes. In accordance with a separate agreement between CNC and ICH, ICH is entitled to receive 27.7% of the payments CNC receives under CNC's agreement with CFSB and Fail, entitling ICH to 13.57% of the benefits actually derived by CNC from CFSB.

    Fail and certain of his affiliated entities are defendants in litigation filed by the State of Arizona as receiver of Farm and Home Life Insurance Company. Fail and certain other entities and the State of Arizona have reached a settlement of this and related litigation pursuant to a settlement agreement dated January 31, 1995, to which CFSB is a party (the "Arizona Settlement Agreement"). The settlement has been approved by the Superior Court of the State of Arizona

("Arizona Court") but appealed by certain of the nonsettling respondents. The settlement will be consummated upon the satisfaction of the conditions set forth in the Arizona Settlement Agreement, including, among other things, certain settlement orders becoming final and non-appealable. If the settlement should occur, ICH expects to receive approximately $2.9 million in 1996 from its agreement with CNC. This estimate is based on the distributions CFSB has indicated it will make in accordance with the Arizona Settlement Agreement. If the settlement does not occur, the ultimate outcome of this litigation or the impact on CFSB, and on the value of ICH's indirect interest in CFSB, cannot presently be determined. During 1995 and 1994, ICH received cash payments totaling $133,000 and $277,000, respectively, from its indirect interest in CFSB.

    The value of ICH's indirect interest in CFSB is subject to considerable uncertainty and no value is reflected in the accompanying GAAP financial statements. The value is dependent upon, among other things, ICH's ability to transfer its interest, the profitability of CFSB, and the decision of CFSB's Board to declare dividends or take other actions.

    REAL ESTATE. ICH owns various parcels of real estate with a carrying value totaling $4,400,000, which consists of an office building, a 2,600 acre residential and recreational development, an inn and golf course, and undeveloped land. Management has recently begun actively marketing the properties. Proceeds ultimately recovered on completion of the sales, net of costs to sell, may be more or less than recorded in the accompanying financial statements at December 31, 1995.

                                                                       EXHIBIT D

                               I.C.H. CORPORATION
                            PROJECTED BALANCE SHEET
                                 (IN THOUSANDS)

                                                                                         BALANCE                   BALANCE
                                                                                       SHEET AS OF  ROLLFORWARD  SHEET AS OF
                                                                                        12/31/95    TO 9/30/96     9/30/96
                                                                                       -----------  -----------  -----------
ASSETS

        1  Cash & Investments........................................................      79,460        8,860       88,320
        2  Restricted Cash & Investments.............................................     100,811        3,444      104,255
        3  Investments in Subs held for Sale.........................................     100,172           98      100,270
        4  Investments in FMI........................................................      10,124         (552)       9,572
        5  Debt Securities...........................................................      40,000       --           40,000
        6  Receivable from Sale of Sub...............................................      10,000      (10,000)
        7  CFSB Interest.............................................................                   18,000       18,000
        8  Recoverable of 338H-10 from SFC...........................................       7,849       --            7,849
        9  Real Estate...............................................................       4,400       --            4,400
       10  Notes & Accounts Receivable...............................................       2,734       (1,543)       1,191
       11  Recoverable on Tax Indemnification........................................      24,600       --           24,600
       12  Federal Income Tax Refund.................................................         786       --              786
       13  Other Assets..............................................................       1,098        1,526        2,624
                                                                                       -----------  -----------  -----------
       14  Total Assets..............................................................     382,034       19,833      401,867
                                                                                       -----------  -----------  -----------
                                                                                       -----------  -----------  -----------

LIABILITIES/CLAIMS

       15  Post Petition Accrued Expense.............................................       3,986       (3,170)         816
       16  Priority Tax Claims: Federal..............................................      11,100       --           11,100
           Interco & Other...........................................................       3,234        2,281        5,515
           Kentucky..................................................................       2,310       --            2,310
       17  Retiree Benefits..........................................................       5,565       --            5,565
           Liabilities subject to compromise:
       18  Secured-Ozark (Class 1)...................................................         334           27          361
       19  Secured-Sayyah (Class2) Disputed..........................................                   --
       20  Tenneco (Class 3).........................................................      21,952       --           21,952
           Unsecured (Class 5):
       21  11 1/4 due 1996...........................................................     266,425       --          266,425
       22  11 1/4 due 2003...........................................................      94,836       --           94,836
       23  Advances from FMI.........................................................       6,305       --            6,305
       24  Shaw/Rice Contract (Disputed).............................................       5,775       --            5,775
       25  Sayyah (Disputed).........................................................       4,575       --            4,575
       26  Castle....................................................................       3,039       --            3,039
       27  Other.....................................................................       1,398         (937)         461
                                                                                       -----------  -----------  -----------
       28  Total Class 5.............................................................     382,353         (937)     381,416
                                                                                       -----------  -----------  -----------
       29  Total Liabilities/Claims..................................................     430,834       (1,799)     429,035
                                                                                       -----------  -----------  -----------
                                                                                       -----------  -----------  -----------

STOCKHOLDERS' DEFICIT................................................................      48,800      (21,632)      27,168
                                                                                       -----------  -----------  -----------
                                                                                       -----------  -----------  -----------

                                                                          PROJ.
           ADJ INVEST IN                   ADJ. FOR       OPERATING      BALANCE
              SUB TO      ADJ. FOR IRS      TENNECO     RESULTS 10/96  SHEET AS OF
             MARKET(1)    SETTLEMENT(2)  SETTLEMENT(3)   TO 12/96(4)    12/31/96
           -------------  -------------  -------------  -------------  -----------
ASSETS
        1                      73,205         18,500          6,053       186,078
        2                     (69,255)                                     35,000
        3      (10,861)                                                    89,409
        4                                                      (308)        9,264
        5                                                                  40,000
        6                                                                  --
        7                                                                  18,000
        8                                                    (7,849)       --
        9                                                    (1,815)        2,585
       10                                                    (1,191)       --
       11                                    (24,600)        --            --
       12                        (786)                       --            --
       13                                                    (2,155)          469
           -------------  -------------  -------------       ------    -----------
       14      (10,861)         3,164         (6,100)        (7,265)      380,805
           -------------  -------------  -------------       ------    -----------
           -------------  -------------  -------------       ------    -----------
LIABILITI
       15                                                     4,400         5,216
       16                     (11,100)                                     --
                                 (786)                       (4,729)       --
                                                             (2,241)           69
       17                                                    --             5,565

       18                                                         7           368
       19                                                    --            --
       20                                    (21,952)        --            --

       21                                                    --           266,425
       22                                                    --            94,836
       23                                                    --             6,305
       24                                                    --             5,775
       25                                                    (1,331)        3,244
       26                                                    --             3,039
       27                                                    --               461
           -------------  -------------  -------------       ------    -----------
       28                                                    (1,331)      380,085
           -------------  -------------  -------------       ------    -----------
       29       --            (11,886)       (21,952)        (3,894)      391,303
           -------------  -------------  -------------       ------    -----------
           -------------  -------------  -------------       ------    -----------
STOCKHOLD       10,861        (15,050)       (15,852)         3,371        10,498
           -------------  -------------  -------------       ------    -----------
           -------------  -------------  -------------       ------    -----------

                                          (FOOTNOTES CONTINUE ON FOLLOWING PAGE)

----------------------------------

Note: Projected Balance Sheet includes assets and liabilities as shown on the books of the Debtors and does not include any contingent and unliquidated liabilities.

1 Adjusts ICH investment in BML, BML Agency and SWL to estimated market value of such subsidiaries.

2 Change in Cash is $69,255 released from PennCorp Sales Transaction escrow plus receipt of $3.95 million as a result of the Tax Settlement. The Federal income tax refund of $786 and Federal tax liability of $11.1 million are cancelled as a result of the Tax Settlement.

3 Reflects receipt of $18.5 million in cash, write-off of the $24.6 million Recoverable in Tax Indemnification and elimination of Tenneco Claim of $21.9 million.

4 Includes collection of $7.8 million from former subsidiaries, payment of tax liabilities due to former subsidiaries, accrual of management bonuses, adjustment of Kentucky tax liability and other projected operating results.

                                                                       EXHIBIT E

                               I.C.H. CORPORATION
                              LIQUIDATION ANALYSIS
                                 (IN THOUSANDS)

                                                                                                       CHAPTER 7
                                                                                       ------------------------------------------
                                                                                       PROJ. BALANCE   EFFECT OF       VALUE
                                                                                        SHEET AS OF    CHAPTER 7   DISTRIBUTED IN
                                                                                         12/31/96       TRUSTEE      CHAPTER 7
                                                                                       -------------   ---------   --------------
ASSETS
  1  Cash & Investments..............................................................     186,078                     186,078
  2  Restricted Cash & Investments...................................................      35,000                      35,000
  3  Investments in Subs.............................................................      89,409                      89,409
  4  Investments in FMI..............................................................       9,264                       9,264
  5  Debt Securities.................................................................      40,000                      40,000
  6  CFSB Interest...................................................................      18,000       (9,000)         9,000
  7  Real Estate.....................................................................       2,585                       2,585
  8  Other Assets....................................................................         469                         469
                                                                                       -------------   ---------      -------
  9  Total Assets....................................................................     380,805       (9,000)       371,805
                                                                                       -------------   ---------      -------
                                                                                       -------------   ---------      -------

LIABILITIES/CLAIMS
 10  Post Petition Accrued Expense...................................................       5,216                       5,216
 11  Chapter 7 Trustee Exp & Compensation............................................                    3,318          3,318
 12  Priority Tax Claims: Kentucky...................................................          69                          69
 13  Retiree Benefits................................................................       5,565                       5,565
     Liabilities subject to compromise:
 14  Secured-Ozark (Class 1).........................................................         368                         368
     Class 5
 15  11 1/4 due 1996.................................................................     266,425                     266,425
 16  11 1/4 due 2003.................................................................      94,836                      94,836
 17  Advances from FMI...............................................................       6,305                       6,305
 18  Shaw/Rice Contract Disputed.....................................................       5,775                       5,775
 19  Sayyah Disputed.................................................................       3,244                       3,244
 21  Castle..........................................................................       3,039                       3,039
 21  Other...........................................................................         461                         461
                                                                                       -------------   ---------      -------
 22  Total Class 5...................................................................     380,085                     380,085
                                                                                       -------------   ---------      -------
 23  Total Liabilities/Claims........................................................     391,303        3,318        394,621
                                                                                       -------------   ---------      -------

STOCKHOLDERS' DEFICIT................................................................      10,498       12,318         22,816
                                                                                       -------------   ---------      -------
                                                                                       -------------   ---------      -------
     Distributions:
     Unsecured Creditors.............................................................                                   94.00
     Preferred Class.................................................................                                  --
     Common Shareholder Class........................................................                                  --

                                                                       EXHIBIT F

                         REORGANIZED I.C.H. CORPORATION

                     STATEMENTS OF FINANCIAL CONDITION (1)
                    IMMEDIATELY FOLLOWING EFFECTIVE DATE AND
                FOR THE TWO YEARS ENDED FOLLOWING EFFECTIVE DATE
                                 (IN THOUSANDS)

                                                                                             IMMEDIATELY
                                                                                              FOLLOWING
                                                                                            EFFECTIVE DATE   YEAR ONE   YEAR TWO
                                                                                            --------------   ---------  ---------
Cash (2)..................................................................................    $ 8,500.0      $ 8,595,4  $ 8,684.4
Perry Park (3)............................................................................      2,585.0        2,585.0    2,585.0
                                                                                            --------------   ---------  ---------
  Total assets............................................................................     11,085.0       11,180.4   11,269.4
                                                                                            --------------   ---------  ---------
                                                                                            --------------   ---------  ---------
Total liabilities.........................................................................      --              --         --
Stockholders' equity......................................................................     11,085.0       11,180.4   11,319.4
  Total liabilities.......................................................................
                                                                                            --------------   ---------  ---------
    Stockholders' equity..................................................................    $11,085.0      $11,180.4  $11,319.4
                                                                                            --------------   ---------  ---------
                                                                                            --------------   ---------  ---------

                          STATEMENTS OF OPERATIONS (1)
                FOR THE TWO YEAR PERIOD FOLLOWING EFFECTIVE DATE
                                 (IN THOUSANDS)

                                                                                  YEAR ONE   YEAR TWO
                                                                                  --------   --------
Investment income (4)...........................................................   $701.3     $709.1
                                                                                  --------   --------
  Total income..................................................................    701.3      709.1

Compensation and benefits.......................................................    168.0      168.0
Occupancy and equipment.........................................................     52.0       43.5
Communications..................................................................     95.5       95.5
Other...........................................................................    181.7      181.7
                                                                                  --------   --------
  Total expenses................................................................    497.2      488.7

Net gain (loss) on operations of Perry Park resort..............................    (75.0)     (20.0)
                                                                                  --------   --------
  Net income before taxes.......................................................    129.1      200.4
Income tax expense..............................................................     33.6       61.5
                                                                                  --------   --------
  Net income....................................................................   $ 95.4     $139.0
                                                                                  --------   --------
                                                                                  --------   --------

------------------------

(1) The statements of financial condition and operations assume no operations of Reorganized I.C.H. beyond the operating assets retained on the effective date.

(2) Assumes the sale of BML to the Trust.

(3) Recorded at current net book value.

(4) Average rate of return assumed to be 8.25% annually.

                                      F-1